As filed with the U.S. Securities and Exchange Commission on December 6, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-11
FOR REGISTRATION
UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

BROADMARK REALTY CAPITAL INC.
(Exact name of registrant as specified in governing instruments)

1420 Fifth Avenue, Suite 2000
Seattle, WA 98101
(206) 971-0800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey B. Pyatt
President and Chief Executive Officer
1420 Fifth Avenue, Suite 2000
Seattle, WA 98101
(206) 971-0800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eliot Robinson Andrew Rodman Bryan Cave Leighton Paisner LLP 1201 W. Peachtree St., NW Atlanta, GA 30309 (404) 572-6600	Glenn R. Pollner Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166 (212) 351-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Securities to be Registered(*)		Proposed maximum offering price per unit		Proposed maximum aggregate offering price		Amount of Registration Fee(1)
Common stock, par value $0.001 per share	11,359,802	(2)	$11.13	(3)	$126,434,597	(3)	$16,412
Warrants to purchase common stock	7,174,613		$0.235	(4)	$1,686,035	(4)	$219
Common stock, par value $0.001 per share	13,811,676	(5)	$11.50	(6)	$158,834,274		$20,617
Aggregate Fee							$37,248

(*)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of common stock issuable by reason of any stock dividend, stock split, recapitalization or other similar situation.
(1)	Calculated in accordance with Section 6(b) of the Securities Act by multiplying the applicable proposed maximum aggregate offering price of securities to be registered by 0.0001298.
(2)	Represents (i) 7,174,613 shares of common stock, (ii) 1,793,653 shares of common stock issuable upon the exercise of 7,174,613 warrants to purchase common stock (each exercisable for one fourth (1/4th) of one share of common stock) at an exercise price of $2.875 per share, and (iii) 2,391,536 shares of common stock, that may be issued pursuant to the exercise of an option, registered for resale by the Selling Stockholders named in this registration statement.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the common stock on the New York Stock Exchange (“NYSE”) on November 29, 2019.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the warrants on the NYSE American LLC (“NYSE American”) on November 29, 2019.
(5)	Represents (i) 8,625,000 shares of common stock issuable upon the exercise of 34,500,000 warrants (each exercisable for one fourth (1/4th) of one share of common stock), and (ii) 5,186,676 shares of common stock issuable upon the exercise of 5,186,676 warrants (each exercisable for one share of common stock).
(6)	The proposed maximum aggregate offering price of (i) the common stock underlying the warrants exercisable for one fourth (1/4th) of one share of common stock is calculated based on the aggregate exercise price of $11.50 per share (as each warrant enables the holder to purchase one-quarter of a share of common stock at a price of $2.875 per quarter share, with the exercise of warrants for less than a full share not permissible), and (ii) the common stock underlying the warrants exercisable for one share of common stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information set forth in this preliminary prospectus is not complete and may be changed. Neither we nor the selling stockholders identified herein may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 6, 2019.

PROSPECTUS

13,811,676 Shares of Common Stock
11,359,802 Shares of Common Stock by the Selling Stockholders
7,174,613 Warrants by the Selling Stockholders

BROADMARK REALTY CAPITAL INC.

This prospectus relates to the resale from time to time of (a) an aggregate 11,359,802 shares of common stock, par value $0.001 per share (the “Common Stock”), of Broadmark Realty Capital Inc. (“Broadmark Realty,” “we,” “us,” or “our”), consisting of (i) 7,174,613 shares of Common Stock, (ii) 1,793,653 shares of Common Stock issuable upon the exercise of 7,174,613 warrants to purchase one fourth (1/4th) of one share of Common Stock at an exercise price of $2.875 per share, and (iii) 2,391,536 shares of Common Stock that may be issued pursuant to the exercise of the option under the PIPE Investment (as defined below), and (b) 7,174,613 warrants to purchase one fourth (1/4th) of one share of Common Stock at an exercise price of $2.875 per share by the selling stockholders named in this prospectus (each a “Selling Stockholder” and collectively, the “Selling Stockholders”). This prospectus also relates to the issuance by us of up to 13,811,676 shares of Common Stock consisting of (i) 8,625,000 shares of Common Stock issuable upon the exercise of 34,500,000 warrants to purchase one fourth (1/4th) of one share of Common Stock at an exercise price of $2.875 per share, and (ii) 5,186,676 shares of Common Stock issuable upon the exercise of 5,186,676 warrants to purchase one share of Common Stock at an exercise price of $11.50 per share. The warrants to purchase one fourth (1/4th) of one share of Common Stock at an exercise price of $2.875 per share are hereafter referred to as the “Public Warrants” and the warrants to purchase one share of Common Stock at an exercise price of $11.50 per share are hereafter referred to as the “Private Warrants” and together with the Public Warrants are hereafter referred as the “Warrants.”

On November 14, 2019, we consummated the previously announced business combination (the “Business Combination”) contemplated by that certain Agreement and Plan of Merger, dated August 9, 2019, by and among us, Trinity Merger Corp., a Delaware corporation (“Trinity”), Trinity Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of ours (“Merger Sub I”), Trinity Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of ours (“Merger Sub II” and, together with us, Trinity and Merger Sub I, the “Trinity Parties”), PBRELF I, LLC, a Washington limited liability company (“PBRELF”), BRELF II, LLC, a Washington limited liability company (“BRELF II”), BRELF III, LLC, a Washington limited liability company (“BRELF III”), BRELF IV, LLC, a Washington limited liability company (“BRELF IV” and, together with PBRELF, BRELF II and BRELF III, the “Predecessor Companies” and each a “Predecessor Company”), Pyatt Broadmark Management, LLC, a Washington limited liability company (“MgCo I”), Broadmark Real Estate Management II, LLC, a Washington limited liability company (“MgCo II”), Broadmark Real Estate Management III, LLC, a Washington limited liability company (“MgCo III”), and Broadmark Real Estate Management IV, LLC, a Washington limited liability company (“MgCo IV” and, together with MgCo I, MgCo II and MgCo III, the “Predecessor Management Companies” and each a “Predecessor Management Company” and, together with the Predecessor Companies and the Predecessor Company subsidiaries, the “Predecessor Company Group”). We are registering the resale of the Common Stock and Public Warrants by the Selling Stockholders as required by certain subscription agreements we entered into with the Selling Stockholders in connection with the Business Combination. We will receive the proceeds from the exercise of the warrants, but not from the resale of the shares of Common Stock or Public Warrants by the Selling Stockholders.

The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of common stock and warrants.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “BRMK.” Our warrants are listed on the NYSE American under the symbol “BRMK WS.” On December 4, 2019, the closing sale price of our common stock was $11.46 and the closing sale price of our Public Warrants was $0.3259.

We intend to elect to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2019. To assist us in complying with the limitations on ownership of a REIT imposed by the Internal Revenue Code of 1986, as amended, our charter, among other restrictions, prohibits the beneficial or constructive ownership by any person of more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, excluding any shares that are not treated as outstanding for federal income tax purposes. Our board of directors (the “Board”), in its sole and absolute discretion, may exempt a person, prospectively or retroactively, from this ownership limit if certain conditions are satisfied. You should read the information under the section entitled “Description of Capital Stock and Securities Offered—Restrictions on Ownership and Transfer” in this prospectus for a description of these restrictions.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 3 of this prospectus to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained or incorporated by reference in this prospectus. No one has been authorized to provide you with information that is different from that contained or incorporated by reference in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference in this prospectus is accurate as of any date other than the date of such incorporated document.

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FREQUENTLY USED TERMS

Unless otherwise stated in this joint proxy statement/prospectus or the context otherwise requires, certain capitalized terms used herein are defined as follows:

“BRELF II” refers to BRELF II, LLC, a Washington limited liability company.

“BRELF II” refers to BRELF II, LLC, a Washington limited liability company.

“BRELF IV” refers to BRELF IV, LLC, a Washington limited liability company.

“Business Combination” refers to that certain business combination contemplated by the Merger Agreement.

“Common Stock” refers to our common stock, par value $0.001 per share.

“Farallon Entities” refers to Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Four Crossings Institutional Partners V, L.P., and Farallon Capital (AM) Investors, L.P., each an entity affiliated with Farallon Capital Management, L.L.C., and with each of which Broadmark Realty has entered into a subscription agreement relating to the PIPE Investment.

“Merger Agreement” refers to the certain Agreement and Plan of Merger dated as of August 9, 2019, by and among Trinity, Broadmark Realty, the Trinity Parties, PBRELF I, LLC, a Washington limited liability company, BRELF II, LLC, a Washington limited liability company, BRELF III, LLC, a Washington limited liability company, BRELF IV, LLC, a Washington limited liability company, Pyatt Broadmark Management, LLC, a Washington limited liability company, Broadmark Real Estate Management II, LLC, a Washington limited liability company, Broadmark Real Estate Management III, LLC, a Washington limited liability company, and Broadmark Real Estate Management IV, LLC, a Washington limited liability company.

“Merger Sub I” refers to Trinity Merger Sub I, Inc., a wholly owned subsidiary of Broadmark Realty organized as a corporation under the laws of Delaware.

“Merger Sub II” refers to Trinity Merger Sub II, LLC, a wholly owned subsidiary of Broadmark Realty organized as a limited liability company under the laws of Delaware.

“MgCo I” refers to Pyatt Broadmark Management, LLC, a Washington limited liability company.

“MgCo II” refers to Broadmark Real Estate Management II, LLC, a Washington limited liability company.

“MgCo III” refers to Broadmark Real Estate Management III, LLC, a Washington limited liability company.

“MgCo IV” refers to Broadmark Real Estate Management IV, LLC, a Washington limited liability company.

“PBRELF I” refers to PBRELF I, LLC, a Washington limited liability company.

“PIPE Investment” refers to those certain subscription agreements by and between Broadmark Realty and each of the Farallon Entities, whereby Broadmark Realty issued and sold to such investors an aggregate of 7,174,613 shares of Common Stock immediately prior to the consummation of the mergers that were part of the Business Combination at a price per share equal to the Reference Price, for an aggregate purchase price of approximately $75.0 million.

“Predecessor Companies” refers to PBRELF I, BRELF II, BRELF III and BRELF IV.

“Predecessor Company Group” refers to the Predecessor Management Companies and the Predecessor Companies.

“Predecessor Management Companies” refers to MgCo I, MgCo II, MgCo III and MgCo IV.

“Private Warrants” refers to warrants to purchase one share of Broadmark Realty common stock at an exercise price of $11.50 per share.

“Public Warrants” refers to warrants to purchase one fourth (1/4th) of one share of Broadmark Realty common stock at an exercise price of $2.875 per share.

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“Reference Price” refers to $10.45352229, which was the value of the funds held by Trinity Merger Corp. in the account established for the benefit of its stockholders, net of certain taxes and determined as of the close of business on the business day immediately preceding the date of closing of the Business Combination, divided by the outstanding number of shares of Trinity Class A Common Stock that were then outstanding.

“Securities” refers to our shares of Common Stock and our Warrants.

“Selling Stockholders” refers to the selling stockholders named in this prospectus.

“Warrants” refers to warrants to purchase our Common Stock, and includes both the Private Warrants and the Public Warrants.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our Securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Unless the context requires otherwise, the words “Broadmark Realty,” “we,” “Company,” “us” and “our” refer to Broadmark Realty Capital Inc. and its consolidated subsidiaries following the Business Combination and give effect to the Business Combination.

Company Overview

Broadmark Realty is a commercial real estate finance company that is internally managed and intends to elect to qualify as a REIT commencing with its taxable year ending December 31, 2019. Based in Seattle, Washington, Broadmark Realty offers short-term, first deed of trust loans secured by real estate to fund the construction and development of, or investment in, residential or commercial properties. Broadmark Realty operates in select states in which Broadmark Realty believes have favorable demographic trends and provide efficient and quick access to collateral in the event of borrower default. As of September 30, 2019, the Predecessor Company Group’s combined portfolio of active loans had approximately $1.2 billion of principal commitments outstanding across 270 loans to over 200 borrowers in twelve states plus the District of Columbia, of which approximately $0.8 billion was funded.

Historically, the Predecessor Company Group has funded the growth of its real estate loan portfolio with private capital. Since its inception, the Predecessor Company Group has consistently delivered to its investors monthly distributions ranging from 10.0% to 11.0% on an annualized basis. In the past, the Predecessor Company Group has not used debt leverage to finance its loans, and, as of September 30, 2019 on a pro forma basis, the Predecessor Company Group had no debt outstanding. Broadmark Realty believes that this has been an important element in the Predecessor Company Group’s successful track record.

Properties securing Broadmark Realty’s loans are generally classified as either residential or commercial properties, or undeveloped land, and are typically not income producing. Each loan is secured by a first mortgage lien on real estate. Broadmark Realty’s lending policy limits the amount of the loan to a maximum loan-to-value (“LTV”) ratio of up to 65.0% of the appraised value of the underlying collateral as determined by an independent appraiser at the time of the loan origination. As of September 30, 2019, the average LTV across the Predecessor Company Group’s active loan portfolio was less than 60.0% of appraised value. In addition, each loan is also personally guaranteed on a recourse basis by the principals of the borrower and/or others at the discretion of the Predecessor Company Group, and now Broadmark Realty, to further help ensure that Broadmark Realty will receive full repayment of the loan. The guaranty may be collaterally secured by a pledge of the guarantor’s interest in the borrower or other real estate or assets owned by the guarantor. Since 2010, the Predecessor Company Group realized aggregate losses on defaulted loans of approximately $441,000 through September 30, 2019, or 0.02% of the Predecessor Company Group’s total loan commitments. By contrast, the Predecessor Company Group recognized total income on defaulted loans of $11.7 million over the same period.

The amount of Broadmark Realty’s loans may range from $500,000 to $50.0 million in face amount (average of $4.4 million at September 30, 2019), bear interest at a fixed annual rate of 10.0% to 13.0% and have initial terms typically ranging from 6 to 18 months in duration (which may be renewed or extended before the expiration of the loan’s term). Broadmark Realty usually receives loan origination fees, or “points,” typically ranging from 3.0% to 5.0% of the original principal amount of the loan, along with loan renewal fees, each of which varies in amount based upon, among other things, the term of the loan and the quality of the borrower and the underlying real estate. In addition to loan origination fees, Broadmark Realty receives renewal fees and late fees paid by borrowers and/or is reimbursed by borrowers for costs associated with services provided by Broadmark Realty, such as closing costs, collection costs on defaulted loans and construction draw inspection fees.

Broadmark Realty’s typical borrowers include real estate investors, developers and other commercial borrowers. It does not lend to owner-occupants of residential real estate. Loan proceeds are generally used to fund the vertical construction, horizontal development, investment, land acquisition, refinancing and, to a lesser extent, renovation and rehabilitation of residential or commercial properties. Approximately 75.0% of Broadmark Realty’s loans are structured with partial funding at closing and additional loan installments disbursed to the borrower upon satisfactory completion of previously agreed stages of construction.

A principal source of new transactions has been repeat business from prior customers and their referral of new business. Broadmark Realty also receives leads for new business from real estate brokers and mortgage brokers, a limited amount of advertising, and through its website.

Broadmark Realty seeks to minimize risk of loss through its underwriting standards. It originates and funds loans secured by first mortgages on residential and commercial real estate located in states that it believes exhibit favorable demographic trends. Broadmark Realty also manages and services its loan portfolio. Broadmark Realty believes that current market dynamics, including the demand/supply imbalance for residential construction-related real estate loans, presents significant opportunities for it to selectively originate high-quality first mortgage loans on attractive terms.

Broadmark Realty has built its business on a foundation of intimate knowledge of the residential and commercial real estate market combined with a due diligence culture that is designed to protect and preserve capital. Broadmark Realty believes that its flexibility and ability to structure loans that address the needs of its borrowers without compromising its standards on risk, its expertise in the loan market and its focus on newly originated first mortgage loans, has been the basis for its success.

Broadmark Realty currently operates in fourteen states plus the District of Columbia. As of September 30, 2019, Broadmark Realty’s loan portfolio is spread across twelve states plus the District of Columbia, with the majority of loans located in Washington, Colorado, Utah and Texas (collectively totaling 86.5% of the total face amount as of September 30, 2019). Broadmark Realty strategically focuses on these states as they have exhibited strong population growth – between 2010 and 2018, Washington, Colorado and Texas were in the top ten in the nation for net population migration, and each of Washington, Colorado, Utah and Texas are non-judicial foreclosure states.

Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors” immediately following this prospectus summary, that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business.

Corporate Information

We were incorporated in the State of Maryland on July 26, 2019 in order to become the parent company of the Broadmark Group following the consummation of the Business Combination with Trinity Merger Corp., a blank check company incorporated in the State of Delaware on January 24, 2018. Our charter and our bylaws became operative on November 14, 2019. On November 14, 2019, we consummated the Business Combination and, in connection therewith, became a successor issuer to Trinity by operation of Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Our principal executive offices are located at 1420 Fifth Avenue, Suite 2000, Seattle, Washington 98101, and our telephone number is (206) 971-0800. Our website address is www.broadmark.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

An investment in our Securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our Securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

Risks Related our Business

Our loan origination activities, revenues and profits are limited by available funds. If we do not increase our working capital, we will not be able to grow our business.

As a real estate finance company, our revenue and net income is limited to interest and fees received or accrued on our loan portfolio. Our ability to originate real estate loans is limited by the funds at our disposal. At September 30, 2019, we had $203.1 million in cash and cash equivalents on a pro forma combined basis and $322 million of unfunded loan commitments. We intend to use the proceeds from the repayment of outstanding loans and any additional equity capital, raised publicly and privately, to originate real estate loans. We cannot assure you that such funds will be available in sufficient amounts to enable us to expand our business.

Our inability to manage future growth effectively could have an adverse impact on our financial condition and results of operations.

Our ability to implement our business strategy and grow our business depends upon our ability to identify and originate additional mortgage loans that meet our underwriting criteria, which may include making loans in additional geographic areas where we have little experience and understanding of the market. Additionally, we may not be able to hire and train sufficient personnel or develop management, information and operating systems suitable for our growth. Any failure to effectively manage our future growth could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

In the future, we may modify our underwriting standards and methods of obtaining financing to make mortgage loans without stockholder approval, which may increase the level of risk in an investment in our Securities.

While we have no current intention of modifying the historical loan initiation standards in any material manner, we may do so in the future if we believe it would be favorable to our business. For example, the criteria necessary for a borrower to qualify for a loan may be made less stringent, which could result in an increased amount of loan defaults. We may also determine in the future to issue preferred stock or incur indebtedness to fund an increase of our loan portfolio or for other working capital purposes. Any of such actions may be taken without stockholder approval. Issuing preferred stock or incurring indebtedness may reduce the amount of capital that will be available for distribution to stockholders and the amount available to make new loans if the funds are necessary to make required payments under such instruments. Any such changes could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

We depend on our senior management team based upon their long standing business relationships, the loss of any of whom could threaten our ability to operate our business successfully.

Our future success depends, to a significant extent, upon the continued services of our management team. The mortgage lending experience of our senior management team and the extent and nature of relationships they have developed with developers and owners of residential and commercial properties are critical to our success. We cannot assure their continued employment. The loss of services of one or more members of our management team could have a material adverse effect on our business, financial condition, results of operations and prospects.

We may not be able to hire and retain qualified loan originators or grow and maintain our relationships with key loan brokers, and if we are unable to do so, our ability to implement our business and growth strategies could be limited.

We depend on our loan originators to generate borrower clients by, among other things, developing relationships with commercial property owners, real estate agents and brokers, developers and others, which we believe leads to repeat and referral business. Accordingly, we must be able to attract, motivate and retain skilled loan originators. The market for loan originators is highly competitive and may lead to increased costs to hire and retain them. We cannot guarantee that we will be able to attract or retain qualified loan originators. If we cannot attract, motivate or retain a sufficient number of skilled loan originators, at a reasonable cost or at all, our business could be materially and adversely affected. We also depend on our network of loan brokers, who generate a significant portion of our loan originations. While we strive to cultivate long-standing relationships that generate repeat business for us, brokers are free to transact business with other lenders and have done so in the past and will do so in the future. Our competitors also have relationships with some of our brokers and actively compete with us in bidding on loans shopped by these brokers. We also cannot guarantee that we will be able to maintain or develop new relationships with additional brokers.

We may not be able to obtain or maintain required licenses and authorizations to conduct our business and may fail to comply with various state and federal laws and regulations applicable to our business.

In general, lending is a highly regulated industry in the United States and we are required to comply with, among other statutes and regulations, certain provisions of the Equal Credit Opportunity Act that are applicable to commercial loans, the USA Patriot Act, regulations promulgated by the Office of Foreign Asset Control, and U.S. federal and state securities laws and regulations. In addition, certain states have adopted laws or regulations that may, among other requirements, require licensing of lenders and financiers, prescribe disclosures of certain contractual terms, impose limitations on interest rates and other charges, and limit or prohibit certain collection practices and creditor remedies.

As a result of the Business Combination, we currently have license applications pending in Oregon and Idaho. There is no guarantee that we will be able to obtain, maintain or renew any required licenses or authorizations to conduct our business or that we would not experience significant delays in obtaining these licenses and authorizations. As a result, we could be delayed in conducting certain business if we were first required to obtain certain licenses or authorizations or if renewals thereof were delayed. Furthermore, once licenses are issued and authorizations are obtained, we are required to comply with various information reporting and other regulatory requirements to maintain those licenses and authorizations, and there is no assurance that we will be able to satisfy those requirements or other regulatory requirements applicable to our business on an ongoing basis, which may restrict our business and could expose us to penalties or other claims.

Any failure to obtain, maintain or renew required licenses and authorizations or failure to comply with regulatory requirements that are applicable to our business could result in material fines and disruption to our business and could have a material adverse effect on our business, financial condition, operating results and our ability to make distributions to our equity holders.

The accuracy of our financial statements may be materially affected if our estimates, including loan loss reserves, prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States, or “GAAP,” require the use of estimates, judgments and assumptions that affect the reported amounts. Different estimates, judgments and assumptions reasonably could be used that would have a material effect on the financial statements, and changes in these estimates, judgments and assumptions are likely to occur from period to period in the future. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to assessing the adequacy of the allowance for loan losses and assessing impairments on real estate held for use or held for sale. These estimates, judgments and assumptions are inherently uncertain, especially in turbulent economic times, and, if they prove to be wrong, then we face the risk that charges to income will be required, which could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

We incur increased costs as a result of operating as a public company, and our management is required to devote substantial time to compliance efforts.

As privately held companies, the Predecessor Company Group was not required to comply with certain public company obligations. As a public company, we will incur significant additional legal, accounting, insurance and other expenses. The Dodd-Frank Wall Street Report and Consumer Protection Act of 2010, as amended (the “Dodd-Frank Act”), and the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), as well as related rules implemented by the SEC, have required changes in corporate governance practices of public companies. Compliance with these and other similar laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act, will substantially increase our expenses, including our legal and accounting costs, and make some activities more time-consuming and costly. These laws, rules and regulations make it more expensive for us to obtain director and officer liability insurance. Although the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”) may, for a limited period of time, somewhat lessen the cost of complying with these additional regulatory and other requirements, the substantial increase in legal, accounting, insurance and certain other expenses negatively impact our results of operations and financial condition.

We may be subject to “lender liability” litigation.

A number of judicial decisions have upheld the right of borrowers to sue lending institutions on the basis of various legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or stockholders. We cannot assure you that such claims will not arise or that we will not be subject to significant liability if a claim of this type were to arise.

Litigation may adversely affect our business, financial condition and results of operations.

We are, from time to time, subject to legal proceedings and regulatory requirements applicable to our business and industry. Litigation can be lengthy, expensive and disruptive to our operations and results cannot be predicted with certainty. There may also be adverse publicity associated with litigation, regardless of whether the allegations are valid or whether we are ultimately found not liable. As a result, litigation could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

There can be no assurance that our corporate insurance policies will mitigate all insurable losses, costs or damages to our business.

Based on the history of the Predecessor Company Group and our type of business, we believe that we maintain adequate insurance coverage to cover probable and reasonably estimable liabilities should they arise. However, there can be no assurance that these estimates will prove to be sufficient, nor can there be any assurance that the ultimate outcome of any claim or event will not have a material adverse effect on our business, financial condition, results of operations and ability to make distributions to our equity holders.

Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

In the ordinary course of business, we may acquire and store sensitive data on our network, such as our proprietary business information and personally identifiable information of our prospective and current borrowers. The secure processing and maintenance of this information is critical to our business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, disruption to our operations and the services that we provide to customers or damage our reputation, which could adversely affect our business, financial condition and operating results and our ability to make distributions to our equity holders.

There can be no guarantee that we will make distributions or generate yields comparable to the Predecessor Company Group’s historical levels.

The past distributions and yields of the Predecessor Company Group are no guarantee of our future performance. Our distributions of fee based income are not guaranteed and will be paid only to the extent earned by us and authorized by our board of directors (the “Board”). Multiple factors could adversely impact our ability to generate income and pay dividends, such as those set forth under “—Market Risks Related to Real Estate Loans,” and “—Risks Related to Our Loan Portfolio.” The timing and amount of dividends will be determined by our Board. There is no guarantee that we will achieve results that will allow us to pay a specified level of cash dividends or to increase the level of such dividends in the future. See “Distribution Policy.”

We are a holding company and our only material asset is our interest in our subsidiaries, and we are accordingly dependent upon distributions made by our subsidiaries to pay taxes, make payments and pay dividends.

We are a holding company with no material assets other than our ownership of our subsidiaries. As a result, we have no independent means of generating revenue or cash flow. Our ability to pay taxes, make payments and pay dividends will depend on the financial results and cash flows of our subsidiaries and the distributions we receive from our subsidiaries. Deterioration in the financial condition, earnings or cash flow of our subsidiaries for any reason could limit or impair their ability to pay such distributions. Additionally, to the extent that we need funds and any of our subsidiaries are restricted from making such distributions under applicable law or regulation or under the terms of any financing arrangements, or any of our subsidiaries is otherwise unable to provide such funds, it could materially adversely affect our liquidity and financial condition.

The ability of our subsidiaries to make distributions to us may be subject to various limitations and restrictions including, but not limited to, restrictions on distributions that would either violate any contract or agreement to which such subsidiary is then a party, including debt agreements, or any applicable law, or that would have the effect of rendering such subsidiary insolvent. If our cash resources are insufficient to fund our obligations, we may be required to incur indebtedness to provide the liquidity needed to make such payments, which could materially adversely affect our liquidity and financial condition and subject us to various restrictions imposed by any such lenders.

Our business and operations could be negatively affected if we become subject to any securities litigation or stockholder activism, which could cause us to incur significant expense, hinder execution of business and growth strategy and impact our stock price.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Stockholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the price of our Securities or other reasons may in the future cause it to become the target of securities litigation or stockholder activism. Securities litigation and stockholder activism, including potential proxy contests, could result in substantial costs and divert management’s and our Board’s attention and resources from our business. Additionally, such securities litigation and stockholder activism could give rise to perceived uncertainties as to our future, adversely affect our relationships with employees and other service providers and make it more difficult to attract and retain qualified personnel. It could also negatively impact our ability to generate new loans. Also, we may be required to incur significant legal fees and other expenses related to any securities litigation and activist stockholder matters. Further, our stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and stockholder activism.

Most of our management team does not have prior experience in operating a public company.

Most of our management team does not have prior experience in managing a publicly traded company. As such, our management team may encounter difficulties in successfully or effectively complying with our reporting and other obligations under federal securities laws and other regulations and in connection with operating as a public company. Our lack of prior experience in dealing with the reporting and other obligations and laws pertaining to public companies could result in our management being required to devote significant time to these activities which may result in less time being devoted to our management and growth.

Market Risks Related to Real Estate Loans

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could impair our loans and harm our operations.

A prolonged economic slowdown, a recession or declining real estate values could impair the performance of our loans and harm our financial condition and results of operations, and limit our ability to raise capital. As a result, we believe the risks associated with our business will be more severe during periods of economic slowdown or recession because these periods are likely to be accompanied by declining real estate values and declining demand for new mortgage loan originations. Declining real estate values are likely to have one or more of the following adverse consequences:

•	reduce the level of new mortgage loan originations since borrowers often use appreciation in the value of their existing properties to support the purchase or investment in additional properties;
•	make it more difficult for existing borrowers to remain current on their payment obligations; and
•	significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of collateral may be insufficient to cover our cost on the loan.

Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our interest income from loans in our portfolio as well as our ability to originate new loans, which could adversely affect our business, financial condition and operating results and our ability to make distributions to our equity holders.

An increase in interest rates could adversely affect our ability to generate income and pay dividends.

Rising interest rates generally reduce the demand for mortgage loans due to the higher cost of borrowing. The rising cost of borrowing may cause reduced demand for real estate, possibly resulting in declining real estate values. Declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default. In addition, rising interest rates may also cause loans that we originated prior to an interest rate increase to provide yields that are below prevailing market interest rates. These factors could adversely affect our business, financial condition, results of operations and our ability to make distributions to our equity holders.

We operate in a highly competitive market and competition could have a material adverse effect on our business, financial condition and results of operations.

We operate in a highly competitive market and we believe these conditions will persist for the foreseeable future as the financial services industry continues to consolidate, producing larger, better capitalized and more geographically diverse companies with broad product and service offerings. As a result, our profitability depends, in large part, on our ability to compete effectively.

Our existing and potential future competitors include “hard money” lenders, mortgage REITs, specialty finance companies, savings and loan associations, banks, mortgage banks, credit unions, insurance companies, mutual funds, pension funds, private equity funds, hedge funds, institutional investors, investment banking firms, non-bank financial institutions, governmental bodies, family offices and high net worth individuals. We may also compete with companies that partner with and/or receive financing from the U.S. government. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. In addition, larger and more established competitors may enjoy significant competitive advantages, including enhanced operating efficiencies, more extensive referral networks, greater and more favorable access to investment capital and more desirable lending opportunities. Several of these competitors, including mortgage REITs, have recently raised or are expected to raise significant amounts of capital, which enables them to make larger loans or a greater number of loans. Some competitors may also have a lower cost of funds and access to funding sources that may not be available to us, such as funding from various governmental agencies or under various governmental programs for which we are not eligible. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of possible loan transactions or to offer more favorable financing terms than we could. For example, we may find that the pool of potential qualified borrowers available to us is limited. Finally, as a REIT and because we operate in a manner intended to be exempt from the requirements of the Investment Company Act of 1940, as amended (the “Investment Company Act”), we may face further restrictions to which some of our competitors may not be subject. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders. As a result of these competitive factors, we may not in the future be able to originate and fund mortgage loans on favorable terms, which could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

Prepayment rates are difficult to predict and may result in losses to the value of our assets.

The frequency at which prepayments (including both voluntary prepayments by the borrowers and liquidations due to defaults and foreclosures) occur on our mortgage loans is difficult to predict and is affected by a variety of factors, including the prevailing level of interest rates, economic, demographic, tax, social, legal, legislative and other factors. To the extent that faster prepayment rates occur, the principal payments received from prepayments may be reinvested in lower-yielding mortgage loans, which may reduce our income in the long run. Therefore, if actual prepayment rates differ from anticipated prepayment rates, then there could be an adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

Terrorist attacks and other acts of violence or war may affect the real estate industry generally and our business, financial condition and results of operations.

We cannot predict the severity of the effects that potential future terrorist attacks could have on us. Any future terrorist attacks, the anticipation of any such attacks, the consequences of any military or other response by the United States and its allies, and other armed conflicts could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy. We may suffer losses as a result of the adverse impact of any future attacks and these losses may adversely impact our performance. A prolonged economic slowdown, a recession or declining real estate values could impair the performance of our assets and harm our financial condition and results of operations, increase our funding costs and limit our ability to raise capital. The economic impact of such events could also adversely affect the credit quality of some of our loans and the property underlying our Securities. Losses resulting from these types of events may not be fully insurable.

Risks Related to Our Loan Portfolio

We may be adversely affected by the economies and other conditions of the markets in which we operate, and in particular, that of certain states in which we have a high concentration of loans.

The geographic distribution of our loan portfolio exposes us to risks associated with the real estate and commercial lending industry in general to a greater extent within the states and regions in which we have concentrated our loans. These risks include, without limitation:

•	declining real estate values;
•	overbuilding;
•	extended vacancies of properties;
•	increases in operating expenses such as property taxes and energy costs;
•	changes in zoning laws;
•	rising unemployment rates;
•	occurrence of environmental events;
•	rising casualty or condemnation losses; and
•	uninsured damages from floods, hurricanes, earthquakes or other natural disasters.

At September 30, 2019, our mortgage loans were most concentrated in the following five states ($ in millions):

State	Face Amount of Mortgage Loans	Percent of Total Portfolio
Washington	$395.3	33.3%
Colorado	251.4	21.2%
Utah	271.9	22.9%
Texas	109.2	9.2%
Oregon	77.6	6.5%
Total top five states	$1,105.4	93.1%

While we have recently entered into additional markets, we remain particularly subject to the general economic and market conditions in the above five states. The occurrence of any one or more of the above enumerated conditions in such states could cause a decline in the value of properties securing our loans which would reduce the value of the collateral and the potential proceeds available to borrowers to repay their loans.

In the event that we should foreclose on a property, we may be unable to sell it at a value that would allow us to recoup the proceeds of the loan. Any such events that would increase volatility of values of residential and commercial properties could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

Additionally, other neighboring states may become more attractive for investors, developers, builders and other commercial borrowers based on favorable costs and other conditions to construct or improve or renovate real estate properties. Changes in other markets may result in increased development and demand for loans in those markets and result in a corresponding decrease in development and demand for loans in the markets in which we concentrate our loan activity. Any adverse economic or real estate developments or any adverse changes in the local business climate in any such states could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

Borrowers that incur mortgage loans from us may not qualify for conventional bank financing or would be regarded as higher risk borrowers, and on such basis, may be more likely to default on repayment of their loans.

Borrowers who are obligated under the mortgage loans that we issue are sometimes persons who do not qualify for conventional bank financing or who could be regarded to be higher risk borrowers. Consequently, conventional mortgage banking philosophy dictates that these borrowers are more likely to default on the repayment of their obligations. In the event of any default under a mortgage loan issued by us, we will bear a risk of loss to the extent of any deficiency between the value of the collateral and the outstanding principal and accrued interest of the mortgage loan, and any such losses could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

In addition, we extend mortgage loans to borrowers who are not organized as single purpose entities. A single purpose entity structure can allow a lender to better isolate the borrower and its assets from consolidation into a bankruptcy case filed on behalf of its affiliates. Because we extend mortgage loans to borrowers not organized as single purpose entities, there could be an increased risk that we may not be able to maintain our security interest in the mortgage collateral, thereby decreasing recovery in the event of a default in a mortgage loan.

Short-term loans may involve a greater risk of loss than traditional mortgage loans.

Borrowers usually use the proceeds of a long-term mortgage loan or sale to repay a short-term loan. Typically, we issue initial mortgage loans with a term of 3 to 18 months, and, at September 30, 2019, our weighted average initial term for our loans was approximately 10.1 months. We may therefore depend on a borrower’s ability to obtain permanent financing or sell the property to repay our loan, which could depend on market conditions and other factors. In a period of rising interest rates, it may be more difficult for borrowers to obtain long-term financing, which increases the risk of non-payment. Short-term loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of a default, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount and unpaid interest of the interim loan. To the extent we suffer any such losses with respect to our mortgage loans, such losses could result in a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

The short duration of our loans exposes us to the risk that we may not be able to identify attractive lending opportunities as loans mature.

We typically make loans with an initial term of 3 to 18 months. While in some cases, loans may be renewed or extended for additional periods, loans in our portfolio remain subject to short terms. As loans mature, we must identify lending opportunities to redeploy our capital. The ability to identify attractive lending opportunities may be inhibited by changes in interest rates, adverse developments in the global economy and in regional markets in which we concentrate our loans, as well as other market risks related to real estate loans. Our inability to identify attractive lending opportunities as loans mature could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

We make construction loans, which are subject to additional risks as compared to loans secured by existing structures or land.

As of September 30, 2019, approximately 219 of the loans in our consolidated loan portfolio (representing approximately 88.9% of our aggregate outstanding loans) were construction loans. Construction loans are subject to additional risks that may not be applicable to loans secured by existing structures and land. Construction budgets may be unrealistic or unforeseen variables may arise, prolonging the development and increasing the costs of the construction project, which may delay the borrower’s ability to sell or rent the finished property, which would be the source of funds for repayment of the loan. While we believe we have reasonable procedures in place to manage construction funding loans, there can be no certainty that we will not suffer losses on construction loans. In addition, if a builder fails to complete a project, we may be required to complete the project. Any such default could result in a substantial increase in costs in excess of the original budget and delays in completion of the project.

Additionally, we may make construction loans without having all the funds on hand that will ultimately be required for final funding of the loan. In the event that we suffer substantial borrower defaults, overestimate the pace of repayments of loans or are unable to obtain or raise additional capital, we may be unable to fund all of our construction loan commitments. In the event that we suffer substantial borrower defaults, or are unable to raise additional capital, we may be unable to fund a performing construction loan.

Any default on a construction loan by a borrower, or our default in funding a construction loan as called for in the loan agreement, could have a material adverse effect to our business, financial condition, results of operations and our ability to make distributions to our equity holders.

Mortgage loans secured by residential real estate are subject to increased risk.

At September 30, 2019, approximately 80.0% of the loans in our consolidated loan portfolio (representing approximately 78.7% of our aggregate outstanding mortgage loans receivable) are secured by residential real property. None of these loans are guaranteed by the U.S. government or any government sponsored enterprise. Therefore, the value of the underlying property, the creditworthiness and financial position of the borrower and the enforceability of the lien will significantly impact the value of such mortgage. In the event of a foreclosure, we may assume direct ownership of the underlying real estate. The liquidation proceeds upon sale of such real estate may not be sufficient to recover our cost basis in the loan, and any costs or delays involved in the foreclosure or liquidation process may increase losses.

Further, residential mortgage loans are also subject to “special hazard” risk (property damage caused by hazards, such as earthquakes or environmental hazards, not covered by standard property insurance policies), and to bankruptcy risk (reduction in a borrower’s mortgage debt by a bankruptcy court). In addition, claims may be assessed against us on account of our position as a mortgage holder or property owner, including assignee liability, responsibility for tax payments, environmental hazards and other liabilities. In some cases, these liabilities may be “recourse liabilities” or may otherwise lead to losses in excess of the purchase price of the related mortgage or property, which could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

Most of our loans include a balloon payment at maturity, which payment commonly represents the full amount due under the loan. Failure by borrowers to make the balloon payments when due could have a material adverse impact on our financial condition.

Our loan payment terms customarily require a balloon payment at maturity. Given the fact that many of the properties securing our loans are not income producing, and most of the borrowers are entities with no assets other than the single property that is the subject of the loan, borrowers may have considerable difficulty making the balloon payment at maturity. Borrowers’ inability to repay loans at maturity, together with all the accrued interest thereon, could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

Many of the properties securing our mortgage loans are not income producing, thus increasing the risks of delinquency and foreclosure.

Most of our loans are secured by properties, whether residential or commercial, that are under development, construction or renovation and are not income producing. The risks of delinquency and foreclosure on these properties may be greater than similar risks associated with loans made on the security of income producing properties. In the case of income producing properties, the ability of a borrower to repay the loan typically depends primarily upon the successful operation of such property. If the net operating income of the subject property is reduced, the borrower’s ability to repay the loan, or our ability to receive adequate returns on its loans, may be impaired.

In the case of non-income producing properties, the expectation is that our loans will be repaid out of sale or refinancing proceeds. Thus, the borrower’s ability to repay our mortgage loans will depend, to a great extent, on the value of the property at the maturity date of the loan. In the event of any default under a mortgage loan issued by us, it will bear a risk of loss to the extent of any deficiency between the value of the collateral and the outstanding principal and accrued interest of the mortgage loan, and any such losses could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan may be an expensive and lengthy process, which could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

To the extent that our loan documentation or files contain defects, inaccuracies or inconsistencies, or our loan due diligence processes prove to be inadequate, we could experience decreased recoveries in the event of foreclosure and thereby potentially reduce the amount of distributions to our common stockholders.

While we endeavor to maintain accurate and complete loan documentation and loan files, from time to time, our loan documentation and files may contain defects, inaccuracies or inconsistencies, or information that is incorrect or out of date. To the extent this occurs, or our loan due diligence processes prove to be inadequate, there is a risk that, in the event of a default, we will not be able to enforce our rights to foreclose upon the collateral securing such defaulted loans. If this were to occur, the amount available to our common stockholders for distributions could potentially be reduced.

Liability relating to environmental matters may impact the value of properties that we may acquire or the properties underlying our loans.

Liability relating to environmental matters may decrease the value of the underlying properties securing our loans and may adversely affect the ability of a person to sell or rent such property or borrow using such property as collateral. Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on, about, under or in its property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. We do not always conduct a Phase I environmental survey as part of our underwriting process. To the extent that an owner of an underlying property becomes liable for removal costs, testing, monitoring, remediation, bodily injury or property damage, the ability of the owner to make debt payments may be reduced, which in turn may adversely affect the value of the relevant mortgage asset related to such property. If we acquire any properties by foreclosure or otherwise, the presence of hazardous substances on a property may adversely affect the property’s value and our ability to sell the property. Additionally, we may incur substantial remediation costs, thereby harming our financial condition. The discovery of environmental liabilities attached to such properties could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our equity holders. Moreover, some U.S. federal, state and local laws provide that, in certain situations, a secured lender, such as us, may be liable as an “owner” or “operator” of the real property, regardless of whether the borrower or previous owner caused the environmental damage. Therefore, the presence of hazardous substances on certain property could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

Declining real estate valuations could result in impairment charges, the determination of which involves a significant amount of judgment on our part. Any impairment charge could have a material adverse effect on us.

We review our loan portfolio for impairment on a quarterly and annual basis and whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Indicators of impairment include, but are not limited to, a sustained significant decrease in the value of the collateral securing the loan, including the value of the real estate and other assets pledged to secure the loan as well as personal guarantees by the principals of the borrower, or a borrower’s inability to stay current with respect to its obligations under the terms of the loan. A significant amount of judgment is involved in determining the presence of an indicator of impairment. If we determine that the value of the collateral is less than the amount outstanding on the loan or the amount that may become due upon the maturity of the loan, a loss must be recognized for the difference between the fair value of the property and the carrying value of the loan. The evaluation of the market value of the underlying collateral requires a significant amount of judgment on our part. Any impairment charge could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

Our due diligence may not reveal all of the risks associated with a mortgage loan or the property that will be mortgaged to secure the loan, which could lead to losses.

Despite our efforts to manage credit risk, there are many aspects of credit risk that we cannot control. Our credit policies and procedures may not be successful in limiting future delinquencies, defaults and losses, or they may not be cost effective. Our underwriting reviews and due diligence procedures may not be effective in identifying all potential credit risks. Borrower and guarantor circumstances could change during the term of the loan. The value of the properties collateralizing or underlying the loans may decline. The frequency of default and the loss severity on loans upon default may be greater than we anticipate. If properties securing our mortgage loans become real estate owned as a result of foreclosure, we bear the risk of not being able to sell the property and recover our investment and of being exposed to the risks attendant to the ownership of real property.

Before approving and funding a mortgage loan, we undertake due diligence of the borrower, its principals (if the borrower is not an individual) and the property that will be mortgaged to secure the loan. Such due diligence includes review of (i) the credit history of the borrower if an individual, and to the extent available and considered materially significant, a business entity, if applicable, (ii) the borrower and guarantor’s financial statements and tax returns, (iii) the independently appraised value of the property, (iv) legal and lien searches against the borrower, the guarantors and the property, (v) where it deems appropriate, a certificate or insurance binder of hazard insurance, (vi) a review of the documentation related to the property, including title information and (vii) other reviews and or assessments that we may deem appropriate to conduct. There can be no assurance that we will conduct any specific level of due diligence, or that, among other things, the due diligence process will uncover all relevant facts, which could result in losses on the loan in question, which, in turn, could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

Third-party diligence reports are made as of a point in time and are therefore limited in scope.

Appraisals and engineering and environmental reports, as well as a variety of other third-party reports, are generally obtained with respect to each of the mortgaged properties underlying our loans at or about the time of origination. Appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, the values of the properties may fluctuate significantly after the date that appraisals are performed. In addition, any third-party report, including any engineering report, environmental report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance, remediation and capital improvement items. Any missing or incomplete information in the appraisal and engineering and environmental reports prepared by third parties may affect our loan underwriting, and if foreclosure on the property became necessary, could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

If casualty insurance is prohibitively expensive or unavailable for certain events, or the borrower were to allow its casualty insurance to lapse, then, in the event a casualty were to occur, our loan may not be adequately secured.

Our policy is to require fire and/or casualty insurance on property improvements that would be sufficient, together with the value of the underlying land, to pay off all obligations, including the subject mortgage. There are certain disasters, however, for which no insurance is available or for which insurance may be deemed to be too expensive (examples would include flood and earthquake insurance). Furthermore, we have no control over the borrower’s actions or the state of the property that might reduce available coverage, call for economically prohibitive premiums, or otherwise render the subject real property uninsurable. In addition, should insurance coverage lapse due to premiums not paid by the borrower, or should a policy be cancelled for other reasons, we may not be protected unless substitute or new insurance is in force. In this event, we may be required to pay the premiums to maintain such insurance, to the extent available, which could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.

Risks Related to Conflicts of Interest

If members of our management engage in business activities of the types conducted by us, we may be materially adversely affected.

Certain members of our management and their affiliates have in the past provided management services to other real estate lending companies that originate and acquire mortgages. Also, such persons have invested in second deed of trust mortgages for their own accounts or for the accounts of others, where we have made a first trust deed of mortgage, or in the equity of a borrower or the developer that owns the secured property. Certain members of our management have entered into restrictive covenant agreements with non-competition provisions. If these agreements are not effective in preventing these parties from engaging in business activities that are competitive with us, it could have a material adverse effect on our business, financial condition, results of operations or prospects and our ability to make distributions to our equity holders.

Risks Related to Our REIT Qualification and Investment Company Exemption

We cannot assure you that we will be able to successfully manage our business as a REIT.

The Predecessor Company Group had limited experience operating as REITs. The REIT provisions of the Code are complex, and any failure to comply with those provisions in a timely manner could prevent us from qualifying as a REIT or could force us to pay unexpected taxes and penalties. Failure to qualify as a REIT would subject us to income taxation (including interest and possibly penalties for prior periods in which we failed to qualify as a REIT) as a regular “C” corporation, which would reduce the amount of cash that we would be able to distribute to our stockholders.

Qualifying as a REIT involves highly technical and complex provisions of the Code and therefore, in certain circumstances, may be subject to uncertainty.

In order to qualify as a REIT, we must satisfy a number of requirements, including requirements regarding the composition of our assets, the sources of our income and the diversity of our stock ownership. Also, we generally must make distributions to our stockholders aggregating annually at least 90% of our “REIT taxable income” (determined without regard to the dividends paid deduction and excluding net capital gain). Compliance with these requirements and all other requirements for qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. Even a technical or inadvertent mistake could jeopardize our REIT status. In addition, the determination of various factual matters and circumstances relevant to REIT qualification is not entirely within our control and may affect our ability to qualify as a REIT.

If we fail to qualify as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability, which would reduce the amount of cash available for distribution to our stockholders.

We believe that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code and that our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 2019 and subsequent taxable years. Our continued qualification as a REIT will depend on our ability to meet, on an ongoing basis, various complex requirements concerning, among other things, the ownership of our outstanding stock, the nature of our assets, the sources of our income, and the amount of our distributions to our stockholders. Our ability to satisfy the asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the annual REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis.

If we fail to qualify for taxation as a REIT in any taxable year, and we do not qualify for certain statutory relief provisions, we would be required to pay U.S. federal income tax on our taxable income at regular corporate rates, and distributions to our stockholders would not be deductible by us in determining our taxable income. In such a case, we might need to borrow money or sell assets in order to pay our taxes. Our payment of income tax would decrease our cash available for distribution to our stockholders. Furthermore, if we fail to maintain our qualification as a REIT, we no longer would be required to distribute substantially all of our taxable income to our stockholders. In addition, unless we were eligible for certain statutory relief provisions, we could not re-elect to qualify as a REIT until the fifth calendar year following the year in which we failed to qualify. We would also fail to qualify as a REIT in the event we were treated under applicable Treasury regulations as a successor to another REIT whose qualification as a REIT was previously terminated or revoked. If a Predecessor Company failed to qualify as a REIT prior to the Business Combination, it is possible that we would be treated as a successor REIT under the foregoing rules and thus unable to qualify as a REIT.

Our ownership of and relationship with taxable REIT subsidiaries is limited, and a failure to comply with the limits would jeopardize our REIT qualification, and our transactions with our taxable REIT subsidiaries may result in the application of a 100% excise tax if such transactions are not conducted on arm’s-length terms.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries (“TRSs”). A TRS may earn income that would not be REIT-qualifying income if earned directly by a REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock and securities of one or more TRSs. A domestic TRS will pay U.S. federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the TRS rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.

We and Trinity have jointly elected for Trinity to be treated as a TRS as Trinity will provide certain investment management services with respect to our assets as well as third parties. We may elect for certain other of our subsidiaries to be treated as TRSs. Our TRSs will pay U.S. federal, state and local income tax on their taxable income, and their after-tax income will be available for distribution to us but will not be required to be distributed to us. We will monitor the value of our investments in our TRSs to ensure compliance with the rule that no more than 20% of the value of our assets may consist of TRS stock and securities (which is applied at the end of each calendar quarter). Currently, it is likely that more than 20% of the value of our assets will consist of the stock and securities of Trinity, and as a result, we will need to reduce our investment in Trinity no later than January 30, 2020 to continue to qualify as a REIT, which reduction we expect to accomplish by causing Trinity to make a distribution to us of a portion of its assets during such period. For our taxable year ending December 31, 2019, we may need to limit distributions from Trinity in order for us to satisfy the 75% gross income test for that year. In addition, we will scrutinize all of our transactions with TRSs to ensure that they are entered into on arm’s-length terms to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the TRS limitations or to avoid application of the 100% excise tax discussed above.

Liquidation of assets may jeopardize our REIT qualification or create additional tax liability for us.

To qualify as a REIT, we must comply with requirements regarding the composition of our assets and our sources of income. If we are compelled to liquidate our investments for any reason, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Even if we qualify as a REIT, we may be subject to some taxes that will reduce our cash flow.

Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income, taxes on income from some activities conducted or sales made as a result of a foreclosure, excise taxes, and state or local income, property and transfer taxes, such as mortgage recording taxes, and other taxes. Moreover, in order to meet the REIT qualification requirements, prevent the recognition of certain types of non-cash income, or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from dealer property or inventory, we may hold some of our assets through a TRS or other subsidiary corporation that will be subject to corporate level income tax at regular corporate rates. In addition, if a TRS borrows funds either from us or a third party, such TRS may be unable to deduct all or a portion of the interest paid, resulting in a higher corporate tax liability. Furthermore, the Code imposes a 100% excise tax on certain transactions between a TRS and a REIT that are not conducted on an arm’s length basis. We intend to structure any transaction with a TRS on terms that we believes are arm’s length to avoid incurring this 100% excise tax. There can be no assurances, however, that we will be able to avoid application of the 100% excise tax. The payment of any of these taxes would reduce our cash flow.

Rapid changes in the values of our assets may make it more difficult for us to maintain our qualification as a REIT.

If the fair market value or income potential of our qualifying assets for purposes of our qualification as a REIT declines as a result of increased interest rates, changes in prepayment rates, general market conditions, government actions or other factors, or the fair market value of or income from non-qualifying assets increases, we may need to increase our qualifying real estate assets and income or liquidate our non-qualifying assets to maintain our REIT qualification. If the change in real estate asset values or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-qualifying assets we may own. We may have to sell or acquire assets or make other decisions that we otherwise would not make absent our REIT election.

The REIT distribution requirements could adversely affect our ability to execute our business plan and may force us to incur debt or sell assets during unfavorable market conditions to make such distributions.

To qualify as a REIT, we generally must distribute to our stockholders at least 90% of our “REIT taxable income” (determined without regard to the dividends paid deduction and excluding net capital gain) each year, and we will be subject to regular corporate income taxes to the extent that we distribute less than 100% of our “REIT taxable income” each year. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. We intend to make distributions to our stockholders to comply with the REIT distribution requirements.

Our taxable income may substantially differ from our net income based on U.S. GAAP, and differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may recognize interest or other income on a mortgage loan for U.S. federal income tax purposes before we receive any payments of interest on such mortgage. We may also hold or acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us at a gain in a debt-for-debt exchange with the borrower, with gain recognized by us to the extent that the principal amount of the modified debt exceeds our cost of purchasing it prior to modification. Moreover, under the Tax Cuts and Jobs Act, or the “TCJA,” we are generally required to take certain amounts into income no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income by us earlier than would be the case under the general tax rules, although the precise application of this rule is unclear at this time. To the extent that this rule requires the accrual of income earlier than under the general tax rules, it could increase our “phantom income.” We may also be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

The effect of the foregoing is that we may not have a corresponding amount of cash available for distribution to our stockholders. As a result, we may generate less cash flow than taxable income in a particular year and find it difficult or impossible in certain circumstances to make distributions sufficient to satisfy the REIT distribution requirements and to avoid corporate income tax and the 4% excise tax in a particular year. In such circumstances, we may be forced to incur debt on unfavorable terms, sell assets at disadvantageous prices, distribute amounts that would otherwise have been invested in future loans, or make a taxable distribution of shares of our Common Stock, as part of a distribution in which stockholders may elect to receive shares (subject to a limit measured as a percentage of the total distribution).

We may be required to report taxable income from certain investments in excess of the economic income we ultimately realize from them.

We may acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is generally reported as income when, and to the extent that, any payment of principal of the debt instrument is made. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions. In addition, we may hold or acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under applicable Treasury regulations, the modified debt may be considered to have been reissued to us at a gain in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds its adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed.

Moreover, debt instruments that we originate or acquire may be issued with original issue discount. We will be required to report such original issue discount based on a constant yield method and will be taxed based on the assumption that all future projected payments due on such debt instruments will be made. If any such debt instrument turns out not to be fully collectable, an offsetting loss deduction will become available only in the later year that uncollectability is provable.

Additionally, under the TCJA, we are generally required to take certain amounts into income no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income by us earlier than would be the case under the general tax rules, although the precise application of this rule is unclear at this time. To the extent that this rule requires the accrual of income earlier than under the general tax rules, it could increase our “phantom income.”

Finally, in the event that any debt instruments held or acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. In each case, while we would in general ultimately have an offsetting loss deduction available to us when such interest was determined to be uncollectable, the utility of that deduction could depend on us having taxable income in that later year or thereafter.

The tax on prohibited transactions will limit our ability to engage in certain transactions.

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business by us or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We would, for example, be subject to this tax if we were to recognize taxable gain as a result of the transfer of participation interests in, or another type of syndication of interests in, any assets in a manner that was treated as a sale or other disposition of property that is held for sale to customers in the ordinary course of a trade or business. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates.

We intend to conduct our operations at the REIT level so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. As a result, we may choose not to engage in certain transactions at the REIT level, even though the sales or structures might otherwise be beneficial to us. In addition, whether property is held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances. We intend to structure our activities to avoid prohibited transaction characterization but no assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment.

Our investments in construction loans will require us to make estimates about the fair value of land improvements that may be challenged by the IRS.

We expect to invest in construction loans, the interest from which will be qualifying income for purposes of the REIT income tests, provided that the loan value of the real property securing the construction loan is equal to or greater than the highest outstanding principal amount of the construction loan during any taxable year. For purposes of construction loans, the loan value of the real property is the fair value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) that will secure the loan and that are to be constructed from the proceeds of the loan. There can be no assurance that the IRS would not challenge our estimate of the loan value of the real property.

If any subsidiary REIT failed to qualify as a REIT, we could be directly or indirectly subject to higher taxes and could fail to remain qualified as a REIT.

We may directly or indirectly (through disregarded subsidiaries, pass-through entities or a TRS) own shares of a subsidiary that has elected to be taxed as a REIT for U.S. federal income tax purposes. Any such subsidiary REIT would be subject to the various REIT qualification requirements and other limitations described herein that are applicable to us. If any such subsidiary REIT were to fail to qualify as a REIT, then (i) such subsidiary REIT would become subject to U.S. federal income tax and applicable state and local taxes on its taxable income at regular corporate rates and (ii) our ownership of shares in such subsidiary REIT, unless held indirectly through Trinity or another TRS, would cease to be a qualifying asset for purposes of the asset tests applicable to REITs. If any such subsidiary REIT not held indirectly through Trinity or another TRS were to fail to qualify as a REIT, it is possible that we would fail certain of the asset tests applicable to REITs, in which event we would fail to qualify as a REIT unless we could avail ourselves of certain relief provisions.

We could have potential deferred and contingent tax liabilities as a result of acquiring assets in the Business Combination that were previously owned by non-REIT “C” corporations.

Even if we qualify for taxation as a REIT, we will be subject to U.S. federal corporate income tax at the highest regular rate (currently 21%) on all or a portion of the gain recognized from the disposition of any asset acquired from BRELF III in the Business Combination occurring within the five-year period following BRELF III’s REIT conversion on January 1, 2019. In other words, if during the five year period beginning on January 1, 2019, we recognize gain on the disposition of any asset BRELF III owned on January 1, 2019, then, to the extent of the excess of (i) the fair market value of such asset as of January 1, 2019, over (ii) BRELF III’s adjusted income tax basis in such asset as of January 1, 2019, we will be required to pay U.S. federal corporate income tax on this gain at the highest regular rate. The same treatment would apply, for a period of as long as five years beginning on the date of the closing of the Business Combination, to any assets acquired in the Business Combination by us from a

Predecessor Company that failed to qualify as a REIT in a taxable year ending on or prior to the Business Combination. These requirements could limit, delay or impede future sales of certain assets. We currently do not expect to sell any asset if the sale would result in the imposition of a material tax liability. We cannot, however, assure you that we will not change our plans in this regard.

We have not established a minimum distribution payment level and we cannot assure you of our ability to pay distributions in the future.

To maintain our qualification as a REIT and generally not be subject to U.S. federal income and excise tax, we would generally be required to distribute to our stockholders at least 90% of our REIT taxable income each year, which requirement we currently intend to satisfy through regular cash distributions to our stockholders out of legally available funds therefor. We have not, however, established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this prospectus. All distributions will be made at the discretion of our Board and will depend on our earnings, our financial condition, maintenance of our REIT qualification, restrictions on making distributions under state law and such other factors as our Board may deem relevant from time to time. We may not be able to make distributions in the future and our Board may change our distribution policy in the future. We believe that a change in any one of the following factors, among others, could adversely affect our results of operations and impair our ability to pay distributions to our stockholders: the profitability of the assets we hold or acquire; the allocation of assets between our REIT-qualified and non-REIT qualified subsidiaries; our ability to make profitable investments and to realize profits therefrom; and defaults in our asset portfolio or decreases in the value of our portfolio. As a result, we cannot assure you that we will achieve results that will allow us to make required cash distributions for any year.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends, which could depress the market price of our stock if it is perceived as a less attractive investment.

The maximum tax rate applicable to income from “qualified dividends” payable by non-REIT “C” corporations to U.S. stockholders that are individuals, trusts and estates generally is 20% (excluding the 3.8% net investment income tax). Dividends payable by a REIT, however, generally are not eligible for the current reduced rate, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received by such REIT from taxable corporations (such as a TRS), to income that was subject to tax at the REIT/corporate level, or to dividends properly designated by the REIT as “capital gains dividends.” Effective for taxable years beginning before January 1, 2026, non-corporate U.S. stockholders generally may deduct 20% of their dividends from REITs (excluding “qualified dividend” income and “capital gains dividends”). For those U.S. stockholders in the top marginal tax bracket of 37%, the deduction for applicable REIT dividends yields an effective income tax rate of 29.6% on such REIT dividends, which is higher than the 20% tax rate on “qualified dividend” income paid by non-REIT “C” corporations. Although the reduced rates applicable to dividend income from non-REIT “C” corporations do not adversely affect the taxation of REITs or dividends payable by REITs, it could cause investors who are non-corporate taxpayers to perceive investments in REITs to be relatively less attractive than investments in the stock of non-REIT “C” corporations that pay qualified dividends, which could depress the market price of investments in REITs, including our stock.

In the future, we may seek to pay dividends in the form of stock, in which case holders of our stock may be required to pay income taxes in excess of the cash dividends they receive.

We may seek in the future to distribute taxable dividends that are payable in cash and stock, at the election of each stockholder. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes). As a result, stockholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. Accordingly, stockholders receiving a distribution of shares of our stock may be required to sell shares received in such distribution or may be required to sell other stock or assets owned by them, at a time that may be disadvantageous, in order to satisfy any tax imposed on such distribution. If a U.S. stockholder sells the stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. In addition, in such case, a U.S. stockholder could have a capital loss with respect to the stock sold that could not be used to offset such dividend income. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. federal income tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock, in which case, we may have to withhold or dispose of part of the shares in such distribution and use such withheld shares or the proceeds of such disposition to satisfy the withholding tax imposed. In addition, such a taxable stock dividend could be viewed as equivalent to a reduction in our cash distributions, and that factor, as well as the possibility that a significant number of our stockholders could determine to sell stock in order to pay taxes owed on dividends, may put downward pressure on the market price of our stock.

The IRS has issued Revenue Procedure 2017-45 authorizing elective cash/stock dividends to be made by publicly offered REITs (i.e., REITs that are required to file annual and periodic reports with the SEC under the Exchange Act). Pursuant to Revenue Procedure 2017-45, effective for distributions declared on or after August 11, 2017, the IRS will treat the distribution of stock pursuant to an elective cash/stock dividend as a distribution of property under Section 301 of the Code (i.e., a dividend), as long as at least 20% of the total dividend is available in cash and certain other parameters detailed in the Revenue Procedure are satisfied. Although we have no current intention of paying dividends in our own stock, if in the future we choose to pay dividends in our own stock, our stockholders may be required to pay tax in excess of the cash that they receive.

Complying with the REIT requirements may cause us to liquidate or forgo otherwise attractive investment opportunities.

To qualify as a REIT, we must ensure that, at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and “real estate assets” (as defined in the Code), including certain mortgage loans and securities (the “75% asset test”). The remainder of our investments (other than securities includable in the 75% asset test) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. Additionally, in general, no more than 5% of the value of our total assets (other than securities includable in the 75% asset test) can consist of the securities of any one issuer, no more than 20% of the value of our total assets can be represented by securities of one or more TRSs, and debt instruments issued by publicly offered REITs, to the extent not secured by real property or interests in real property, cannot exceed 25% of the value of our total assets. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate or forgo otherwise attractive investment opportunities. These actions could have the effect of reducing our income and amounts available for distribution by us to our stockholders and the income and amounts available to service our indebtedness, if any.

In addition to the asset tests set forth above, to qualify as a REIT, we must continually satisfy tests concerning, among other things, the sources of our income, the amounts we distribute to our stockholders and the ownership of our stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution, and we may be unable to pursue investment opportunities that would be otherwise advantageous to us in order to satisfy the source-of-income or asset-diversification requirements for us to qualify as a REIT. In addition, in certain cases, the modification of a debt instrument could result in the conversion of the instrument from a qualifying real estate asset to a wholly or partially non-qualifying asset. Compliance with the source-of-income requirements may also limit our ability to acquire debt instruments at a discount from their face amount. Thus, compliance with the REIT requirements may hinder our ability to make, or in certain cases, maintain ownership of, certain attractive investments and, thus, reduce our income and amounts available for distribution or to service our indebtedness, if any.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our stock.

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the U.S. federal income tax treatment of an investment in us. The rules dealing with U.S. federal, state, and local taxation are constantly under review by persons involved in the legislative process and by the IRS, the U.S. Department of the Treasury, and other taxing authorities. Changes to the tax laws, with or without retroactive application, could have a material adverse effect on us and our stockholders. We cannot predict how changes in the tax laws might affect us or our stockholders. New legislation, Treasury regulations, administrative interpretations or court decisions could significantly and negatively affect our ability to remain qualified as a REIT or the tax consequences of such qualification.

Risks Related to the Investment Company Act

We could be materially and adversely affected if we are deemed to be an investment company under the Investment Company Act.

We do not intend to register as an investment company under the Investment Company Act. We intend to conduct our operations so that we are not an investment company under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis.

We do not believe we will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily, or propose to engage primarily, or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we will be primarily engaged in the non-investment company businesses of our wholly owned subsidiaries. Furthermore, we will continuously monitor our holdings to ensure that we are in compliance with Section 3(a)(1)(C) of the Investment Company Act. Consequently, we expect we will be able to conduct our operations such that we will not be deemed an investment company under the Investment Company Act.

If it were established that we were an unregistered investment company, we could be subject to monetary penalties and injunctive relief in an action brought by the SEC. We might also be unable to enforce contracts with third parties, and third parties might seek rescission of transactions undertaken during the period that it was established that we were an unregistered investment company. In the event that we were required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure, management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to conduct our business and require us to significantly restructure our business plan.

Risks Related to Taxes and the Business Combination

If the IRS were to determine that the merger of any of the Predecessor Companies in connection with the Business Combination did not qualify as a tax-free reorganization for U.S. federal income tax purposes with respect to a Predecessor Company, we may be subject to significant tax liabilities.

If the IRS were to determine that the merger of any of the Predecessor Companies in connection with the Business Combination failed to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code with respect a Predecessor Company, so long as such Predecessor Company qualified as a REIT at the time of the merger, such Predecessor Company generally would not have incurred a U.S. federal income tax liability so long as such Predecessor Company made distributions (which would have been deemed to include for this purpose the fair market value of the shares of our Common Stock issued pursuant to the applicable merger) to such Predecessor Company’s members in an amount at least equal to the net income or gain recognized on the deemed sale of such Predecessor Company’s assets to us. In the event that such distributions were not sufficient to eliminate all of such Predecessor Company’s tax liability as a result of the deemed sale of its assets to us, we would be liable for any remaining tax owed by such Predecessor Company as a result of such merger.

If the IRS were to determine that the merger of any of the Predecessor Companies in connection with the Business Combination failed to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code with respect to a Predecessor Company and such Predecessor Company did not qualify as a REIT at the time of such merger, such Predecessor Company would generally have recognized gain or loss on the deemed transfer of its assets to us, and we would be liable for any tax imposed on such Predecessor Company, which tax could be significant.

We may be subject to adverse tax consequences if the IRS were to determine that one or more Predecessor Companies failed to qualify as a REIT for U.S. federal income tax purposes.

If the IRS were to determine that any Predecessor Company failed to qualify as a REIT through the consummation of the Business Combination, we may have inherited significant tax liabilities and could fail to qualify as a REIT. Even if we retain our REIT qualification, if any Predecessor Company did not qualify as a REIT or lost its REIT qualification for a taxable year ending on or with the Business Combination, we will face serious tax consequences that could substantially reduce our cash available for distribution to our stockholders because:

•	if any Predecessor Company did not qualify as a REIT at the time of the consummation of the Business Combination, the merger of such Predecessor Company could have failed to qualify as a “reorganization” under Section 368(a) of the Code with respect to such Predecessor Company;
•	we, as the successor by merger to each Predecessor Company, would have generally inherited any corporate income, excise and other tax liabilities of the Predecessor Companies, including penalties and interest, which inherited tax liabilities could be particularly substantial if such merger of such Predecessor Company failed to qualify as a “reorganization” within the meaning of Section 368(a) of the Code with respect to such Predecessor Company;
•	we would be subject to tax on certain built-in gain on each asset of each applicable Predecessor Company; and
•	we could be required to pay a special distribution and/or employ applicable deficiency dividend procedures (including penalties and interest payments to the IRS) to eliminate any earnings and profits accumulated by each applicable Predecessor Company during taxable periods that it did not qualify as a REIT.

As a result of these factors, any failure by one or more Predecessor Companies to have qualified as a REIT for any taxable year ending on or before the consummation of the Business Combination could impair our ability to expand our business and raise capital, and could materially adversely affect the value of our Common Stock.

We may have succeeded to certain of the Predecessor Companies’ tax liabilities.

We generally will take a carryover basis and holding period in the assets transferred in connection with the mergers of the Predecessor Companies in connection with the Business Combination. As the successor by merger, we generally are responsible for all of the Predecessor Companies’ liabilities including any unpaid taxes (and penalties and interest, if any), whether as a result of a failure by any Predecessor Company to have distributed all of its taxable income in any tax period, including the short taxable period ending on the date of the Business Combination, or taxes that might otherwise have been due and payable by such Predecessor Company. In addition to us inheriting such tax liabilities, if one or more Predecessor Companies failed to qualify as a REIT for any period ending on or prior to the Business Combination, the amount of the applicable Predecessor Companies’ tax liabilities inherited by us as a result of the Business Combination could have been substantial.

The tax basis in the stock of Trinity that we use could be subject to challenge.

Since we do not have complete information regarding the tax basis at the time of the Business Combination of and the amount of gain (if any) recognized as a result of the Business Combination by each exchanging Trinity stockholder, our calculations of our tax basis in our Trinity stock could be subject to adjustment by the IRS. If any such adjustment would be significant in amount, the resulting redetermination could result in us recognizing additional gain for U.S. federal income tax purposes upon receipt of any distribution from Trinity or any sale of Trinity stock, which gain could cause us to fail to satisfy the REIT gross income tests and fail to qualify as a REIT or could cause us to pay a deficiency dividend in order to maintain our REIT qualification.

Risks Related to Ownership of Our Securities

Our Chairman of the Board and executive officers own a significant portion of our shares of Common Stock and have representation on our Board. Additionally, HN Investors, the sponsor of Trinity, continues to own a significant portion of our Common Stock and Warrants and named two of the directors on our Board in connection with the Business Combination. These parties may have interests that differ from those of other stockholders.

Approximately 4.7% of shares of Common Stock are beneficially owned by the executive officers of the Predecessor Company Group, and approximately 3.6% of our outstanding shares of Common Stock are owned by HN Investors LLC, the sponsor of Trinity Merger Corp. (“Trinity Sponsor”) (approximately 7.3% of our outstanding shares of Common Stock would be held by Trinity Sponsor if Trinity Sponsor exercised all of the Warrants it holds). In addition, two of our directors were designated by certain Predecessor Company Group executive officers to serve as executive officers, and two directors were designated by Trinity Sponsor. As a result, each of the Predecessor

Company Group’s appointed directors and Trinity Sponsor’s appointed directors may be able to influence the outcome of matters submitted for director action, subject to the obligation of each of the directors to comply with his or her statutory duties and Maryland law, and for stockholder action, including the election of our Board and approval of significant corporate transactions, including business combinations, consolidations and mergers. Additionally, the former executive officers of the Predecessor Company Group manage our day to day affairs.

So long as former Predecessor Company Group executive officers and Trinity Sponsor continue to directly or indirectly own a significant amount of shares of our outstanding Common Stock, each of their appointed directors continue to serve on our Board, and in the case of the former Predecessor Company Group executive officers, serve as our executive officers, such individuals will be able to exert influence on us and may be able to exercise their influence in a manner that is not in the interests of our other stockholders. Such influence could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which could cause the market price of our Common Stock to decline or prevent our stockholders from realizing a premium over the market price for Common Stock. Prospective investors in our Securities should consider that the interests of the former Predecessor Company Group executive officers and Trinity Sponsor may differ from their interests in material respects.

We identified certain material weaknesses in internal control over financial reporting related to each of the Predecessor Companies and the Predecessor Management Companies. We may not remediate these material weaknesses on a timely basis, or may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal control over financial reporting, which may result in material misstatements of our financial statements or cause us to fail to meet our reporting obligations. As a result, stockholders could lose confidence in our financial and other public reporting, which is likely to negatively affect our business and the market price of our Securities.

In connection with the audit of the December 31, 2018 financial statements for each of the Predecessor Companies and Predecessor Management Companies, we identified certain material weaknesses in such entities’ internal control over financial reporting relating to the financial closing and reporting process. A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses for each of the Predecessor Companies and Predecessor Management Companies related to (i) our lack of a sufficient number of personnel with an appropriate level of knowledge and experience in the application of GAAP, commensurate with our financial reporting requirements and (ii) the fact that policies and procedures with respect to the review, supervision and monitoring of our accounting and reporting functions were either not designed and in place or not operating effectively. As a result, numerous adjustments to financial statements of each of the Predecessor Companies and Predecessor Management Companies were identified and made during the course of the audit process. We are taking steps to remediate these material weaknesses, including the engagement of external advisors to provide assistance in the areas of internal controls and GAAP accounting in the short term, and we are evaluating the longer-term resource needs of our accounting staff, including GAAP expertise. These remediation measures may be time consuming and costly, and might place significant demands on our financial, accounting and operational resources. In addition, there is no assurance that we will be successful in hiring any necessary finance and accounting personnel in a timely manner, or at all.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and is important in helping to prevent mistakes in our financial statements and financial fraud. Any failure to implement required new or improved controls, or difficulties encountered in our implementation to successfully remediate our existing or any future material weaknesses in our internal control over financial reporting, or identification of any additional material weaknesses that may exist, may adversely affect the accuracy and timing of our financial reporting, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, we may be unable to prevent fraud, investors may lose confidence in our financial reporting, and the price of our Securities may decline as a result.

Any testing conducted by us, or any testing conducted by our independent registered public accounting firm, may reveal additional deficiencies in our internal control over financial reporting that are deemed to be new material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. In addition, our reporting obligations as a public company could place a significant strain on our management, operational and financial resources and systems for the foreseeable future and may cause us to fail to timely achieve and maintain the adequacy of its internal control over financial reporting.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies and procedures may deteriorate. Because of its inherent limitations, internal control over financial reporting cannot provide absolute assurance of achieving financial reporting objectives because of its inherent limitations. Internal control over financial reporting is a process that involves human diligence and compliance and is subject to lapses in judgment and breakdowns resulting from human failures. Because of such limitations, there is a risk that material misstatements may not be prevented or detected on a timely basis by internal control over financial reporting. There is no assurance that the measures we are currently undertaking or may take in the future will be sufficient to maintain effective internal controls or to avoid potential future deficiencies in internal control, including material weaknesses.

Neither the management of the Predecessor Company Group nor an independent registered public accounting firm has ever performed an evaluation of our internal control over financial reporting in accordance with the provisions of the Sarbanes-Oxley Act, because no such evaluation has been required. Had any independent registered public accounting firm performed an evaluation of our internal control over financial reporting in accordance with the provisions of the Sarbanes-Oxley Act, additional material weaknesses may have been identified. Our independent registered public accounting firm is not required to attest to and report on the effectiveness of the internal control over financial reporting of any of our entities until after we cease to be an emerging growth company. At that time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting are documented, designed, or operating. Failing to remediate existing material weaknesses and maintain effective disclosure controls and internal control over financial reporting could have a material and adverse effect on our business and operating results and could cause a decline in the price of our Securities.

Any projections, forecasts or estimates that we have issued or may issue in the future are subject to significant inherent uncertainties and may not be realized.

Any financial and other projections and forecasts or estimates that we have issued or may issue from time to time in the future are necessarily based on numerous assumptions, expectations and other inputs. As a result, they are inherently subject to significant business, economic, and competitive uncertainties and contingencies and other significant risks, many of which are beyond our control. Actual results can differ from our expectations, and those differences can be material. Any projections, forecasts or estimates should not be regarded as a representation by us as to the financial or other matters addressed by such projections, forecasts or estimates, as there can be no assurance that any of these projections, forecasts or estimates will be realized. In light of the foregoing, you should not place undue reliance on any projections, forecasts or estimates, which constitute forward-looking statements and are inherently subject to numerous significant risks and uncertainties.

The market price and trading volume of our Securities may be volatile and could decline significantly following the Business Combination.

The public trading markets have from time to time experienced significant price and volume fluctuations. Even if an active, liquid and orderly trading market develops and is sustained for our Securities following the Business Combination, the market price of our Securities may be volatile and could decline significantly. In addition, the trading volume in our Securities may fluctuate and cause significant price variations to occur. If the market price of our Securities declines significantly, you may be unable to resell your shares and warrants at or above the market price of our Securities as of the date of the consummation of the Business Combination. We cannot assure you that the market price of our Securities will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

•	the realization of any of the risk factors presented in this registration statement;
•	actual or anticipated differences in our estimates, or in the estimates of analysts, for our revenues, results of operations, level of indebtedness, liquidity or financial condition;
•	additions and departures of key personnel;
•	failure to comply with the requirements of the markets on which our Securities are listed;
•	failure to comply with the Sarbanes-Oxley Act or other laws or regulations;
•	future issuances, sales or resales, or anticipated issuances, sales or resales, of our Securities;

•	perceptions of the investment opportunity associated with our Securities relative to other investment alternatives;
•	the performance and market valuations of other similar companies;
•	future announcements concerning our business or our competitors’ businesses;
•	broad disruptions in the financial markets, including sudden disruptions in the credit markets;
•	speculation in the press or investment community;
•	actual, potential or perceived control, accounting or reporting problems; and
•	changes in accounting principles, policies and guidelines.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the market price of their securities. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on us.

If securities or industry analysts do not publish research, publish inaccurate or unfavorable research or cease publishing research about us, the trading price and trading volume of our Securities could decline significantly.

The market for our Securities will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, the market price and liquidity for our Securities could be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade their opinions about our Securities, publish inaccurate or unfavorable research about us, or cease publishing about us regularly, demand for our Securities could decrease, which might cause the trading price and trading volume to decline significantly.

Future issuances of debt securities and equity securities may adversely affect us, including the market price of our Securities and may be dilutive to existing stockholders.

While we do not currently intend to incur indebtedness to finance our business, there is no assurance that we will not incur debt or issue equity ranking senior to our Common Stock. Those securities will generally have priority upon liquidation. Such securities also may be governed by an indenture or other instrument containing covenants restricting its operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our Common Stock. Because our decision to issue debt or equity in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. As a result, future capital raising efforts may reduce the market price of our Securities and be dilutive to existing stockholders.

We may issue additional shares of Common Stock upon the exercise of Warrants, upon the Farallon Entities’ exercise of their option to purchase additional shares of Common Stock, or for other purposes, which would dilute your ownership interests and may depress the market price of our Common Stock.

We currently have warrants outstanding to purchase approximately 15.6 million shares of Common Stock in the aggregate at a price of $11.50 per share. Additionally, as part of the PIPE Investment, the Farallon Entities have an option to purchase up to $25.0 million of additional shares of Common Stock, which will be exercisable during the 365 day period following the consummation of the Business Combination at the reference price of $10.45352229 (the “Reference Price”). Further, we have the ability to issue up to 5.0 million shares of Common Stock under the Broadmark Realty 2019 Stock Incentive Plan. We may also issue additional shares of Common Stock or other equity securities in the future in connection with, among other things, in connection with future capital raising and transactions and future acquisitions, without stockholder approval in many circumstances.

Our issuance of additional shares of Common Stock or other equity securities would have the following effects:

•	our existing stockholders’ proportionate ownership interest in us may decrease;
•	the amount of cash available per share, including for payment of dividends in the future, may decrease;
•	the relative voting strength of each previously outstanding share of Common Stock may be diminished; and
•	the market price of our Securities may decline.

We are an “emerging growth company,” and we cannot be certain if the reduced SEC reporting requirements applicable to emerging growth companies will make our Securities less attractive to investors, which could have a material and adverse effect on us, including our growth prospects.

We are an “emerging growth company” as defined in the JOBS Act. We will remain an “emerging growth company” until the earliest to occur of (a) December 31, 2023, (b) the last day of the fiscal year in which we have total annual gross revenue of at least $1.0 billion or (c) when we are deemed to be a large accelerated filer, which means the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (d) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We intend to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting and reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved and the extended transition period provided in the Securities Act for complying with new or revised accounting standards. We cannot predict if investors will find our Securities less attractive because we intend to rely on exemptions and benefits under the JOBS Act. If some investors find our Securities less attractive as a result, there may be a less active, liquid and/or orderly trading market for our Securities and the market price and trading volume of our Securities may be more volatile and decline significantly.

Our stockholders have limited control over changes in our policies and operations, which increases the uncertainty and risks our stockholders will face.

Our Board determines our major policies, including our policies regarding financing, growth and debt capitalization. Our Board may amend or revise these and other policies without a vote of our stockholders. The broad discretion of our Board in setting policies and the inability of our stockholders to exert control over those policies increases the uncertainty and risks such stockholders will face. In addition, our Board may change its investment objectives without seeking stockholder approval. Although our Board has duties to us and intends only to change its investment objectives when our Board determines that a change is in our best interest, a change in our investment objectives could cause a decline in the value of the stockholders’ investment in us.

Our rights and the rights of our stockholders to recover claims against our directors and officers are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, Maryland law and our charter provide that no director or officer shall be liable to us or our stockholders for monetary damages unless the director or officer (i) actually received an improper benefit or profit in money, property or services or (ii) was actively and deliberately dishonest as established by a final judgment, which was material to the cause of action. Moreover, our charter requires us to indemnify our directors and officers to the maximum extent permitted under Maryland law. As a result, we may have more limited rights against our directors or officers than might otherwise exist under common law, which could reduce your and our recovery from these persons.

Certain provisions of Maryland law could inhibit changes of control, which may discourage third parties from conducting a tender offer or seeking other change of control transactions that could involve a premium price for our Securities or that our stockholders otherwise believe to be in their best interests.

Certain provisions of the Maryland General Corporation Law, or the MGCL, may have the effect of inhibiting a third-party from making a proposal to acquire us or of impeding a change of control under circumstances that otherwise could provide the holders of shares of our Common Stock with the opportunity to realize a premium over the then-prevailing market price of such shares, including:

•	“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our shares or an affiliate thereof or an affiliate or associate of ours who was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then outstanding voting stock at any time within the two-year period immediately prior to the date in question) for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter imposes certain fair price and/or supermajority stockholder voting requirements on these combinations; and

•	“control share” provisions that provide that holders of our “control shares” (defined as shares that, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of issued and outstanding “control shares”) have no voting rights with respect to their control shares, except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

By resolution of our Board, we have opted out of the business combination provisions of the MGCL and provided that any business combination between us and any other person is exempt from the business combination provisions of the MGCL, provided that the business combination is first approved by a majority of our directors (including a majority of directors who are not affiliates or associates of such persons). In addition, pursuant to a provision in our bylaws, we have opted out of the control share provisions of the MGCL. However, our Board may by resolution elect to opt in to the business combination provisions of the MGCL and we may, by amendment to our bylaws, opt in to the control share provisions of the MGCL in the future. Notwithstanding the foregoing, an alternation or repeal of the Board resolutions exempting such business combinations will not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.

Our charter contains certain provisions restricting the ownership and transfer of our capital stock that may delay, defer or prevent a change of control transaction that might involve a premium price for holders of our Common Stock or that our stockholders otherwise believe to be in their best interests.

Our charter contains certain ownership limits with respect to our capital stock. Our charter, among other restrictions, prohibits the beneficial or constructive ownership by any person of more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, excluding any shares that are not treated as outstanding for federal income tax purposes. Our Board, in its sole and absolute discretion, may exempt a person, prospectively or retroactively, from this ownership limit if certain conditions are satisfied. This ownership limit as well as other restrictions on ownership and transfer in our charter may:

•	discourage a tender offer or other transactions or a change in management or of control that might involve a premium price for holders of our Common Stock or that our stockholders otherwise believe to be in their best interests; and
•	result in the transfer of shares acquired in excess of the restrictions to a trust for the benefit of a charitable beneficiary and, as a result, the forfeiture by the acquirer of certain of the benefits of owning the additional shares.

We could increase or decrease the number of authorized shares of stock, classify and reclassify unissued stock and issue stock without stockholder approval.

A majority of our entire Board, without stockholder approval, has the power under our charter to amend the charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue, to authorize us to issue authorized but unissued shares of our Common Stock or preferred stock and to classify or reclassify any unissued shares of our Common Stock or preferred stock into one or more classes or series of stock and to set the terms of such newly classified or reclassified shares. As a result, we may issue one or more classes or series of Common Stock or preferred stock with preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption that are senior to, or otherwise conflict with, the rights of our Common Stockholders. Although our Board has no such intention at the present time, it could establish a class or series of Common Stock or preferred stock that could, depending on the terms of such class or series, delay, defer or prevent a transaction or a change of control that might involve a premium price for holders of our Common Stock or otherwise be in the best interest of our stockholders.

Our bylaws designate the Circuit Court for Baltimore City, Maryland as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit their ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, will be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, (b) any derivative action or proceeding brought on our behalf (other than actions arising under federal securities laws), (c) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (d) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws or (e) any other action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine. This provision does not cover claims made by stockholders pursuant to the securities laws of the United States, or any rules or regulations promulgated thereunder. We adopted this provision because we believe it makes it less likely that we will be forced to incur the expense of defending duplicative actions in multiple forums and less likely that plaintiffs’ attorneys will be able to employ such litigation to coerce us into otherwise unjustified settlements.

If our Common Stock becomes subject to the “penny stock” rules of the SEC, the trading market in our Securities may become significantly more limited, which would make transactions in our Common Stock cumbersome and may reduce the value of an investment in our Common Stock.

Our Common Stock could be considered a “penny stock” if it trades below $5.00. Under Rule 15g-9 of the Exchange Act, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. Such broker-dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of shares of our Common Stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect Broadmark Realty’s current views with respect to, among other things, capital resources, portfolio performance and results of operations. Likewise, Broadmark Realty’s consolidated financial statements and statements regarding anticipated growth in its operations, anticipated market conditions, demographics and results of operations are forward-looking statements. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases.

The forward-looking statements contained in this prospectus are based on Broadmark Realty’s current expectations and beliefs concerning future developments and their potential effects on Broadmark Realty. There can be no assurance that future developments affecting Broadmark Realty will be those that it has anticipated. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause Broadmark Realty’s actual results to differ include:

•	general economic uncertainty and the effect of general economic conditions on the real estate and real estate capital markets in particular;
•	financing risks;
•	changes in laws or regulations or interpretations of current laws and regulations that impact Broadmark Realty’s business, assets or classification as a REIT;
•	Broadmark Realty’s ability to manage future growth;
•	changes in personnel and availability of qualified personnel; and
•	other risks and uncertainties indicated in this registration statement and from time to time in filings made with the Commission.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Broadmark Realty’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the section of this prospectus entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Broadmark Realty undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

All of the shares of Common Stock and Warrants offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Stockholders will pay any fees, discounts, selling commissions, stock transfer taxes and legal expenses incurred by such Selling Stockholders in disposing of their shares of Common Stock and/or Warrants offered pursuant to this prospectus.

We will receive the proceeds from the exercises of the Warrants and the exercises of the option to purchase shares of Common Stock; provided, however, that under certain circumstances, (i) the Warrants may be exercised on a cashless basis, and/or (ii) the option may be settled by a cash payment to the Selling Stockholders, in which case, we will not receive any proceeds from exercises of the Warrants and/or the option, as applicable. For information regarding the cashless exercise of the Warrants see “Description of Capital Stock and Securities Offered – Warrants,” and for information regarding the settlement of the option by cash payment to the Selling Stockholders, see “Certain Relationships and Related Person Transactions — Broadmark Realty — Farallon Entities.”

We will not receive the proceeds from the sale of the shares of Common Stock issuable upon the exercises of the Warrants or the option. We intend to use the net proceeds received from Warrant exercises and option exercises, if any, to fund new real estate loans and for general corporate purposes.

DISTRIBUTION POLICY

To qualify as a REIT and so that we are generally not subject to U.S. federal income and excise tax, we intend to pay monthly cash dividends to our stockholders out of distributable cash, equal to substantially all of our net taxable income. We intend to declare our first dividend in December 2019. We have not, however, established a minimum dividend payment level and our ability to pay dividends may be adversely affected by a number of factors, including the risk factors described in this prospectus.

The timing and amount of dividends will be made at the discretion of our Board and may depend on (among other things) our earnings, financial condition, REIT qualification, restrictions on paying dividends under Maryland law, any contractual restrictions on dividends to which we may become subject to in the future, any changes in U.S. tax policy, and other factors that our Board may deem relevant from time to time. We may not be able to pay dividends in the future and our Board may change our dividend policy in the future. We believe that a change in any one of the following factors, among others, could adversely affect our results of operations and impair our ability to pay dividends to our stockholders:

•	any changes in federal or state regulatory policies that would limit our ability to make loans in a particular geographic area or to a particular type of customer;
•	the profitability of the loans made by us; and
•	defaults in our mortgage loans or decreases in the value of its loan portfolio.

We cannot assure you that we will achieve results that will allow it to pay a specified level of cash dividends or increase the level of such dividends in the future.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined statements of operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018 are based on the historical financial statements of Trinity and the Predecessor Company Group after eliminating any inter-company activity of the Predecessor Company Group (Pro Forma Predecessor Companies and Predecessor Management Companies) and giving pro forma effect to the transactions described in the Merger Agreement (Pro Forma Broadmark Realty) as if they had been completed on January 1, 2018. The following unaudited pro forma condensed combined balance sheets as of September 30, 2019 are based on the historical financial statements of Trinity and the Predecessor Company Group after eliminating any inter-company transactions within the Predecessor Company Group (Pro Forma Predecessor Companies and Predecessor Management Companies and giving pro forma effect to the transactions described in the Merger Agreement (Pro Forma Broadmark Realty), as if they had been completed on that date.

On November 14, 2019 (the “Closing Date”), Broadmark Realty Capital Inc., a Maryland corporation (formerly named Trinity Sub Inc.) (the “Company”), consummated the previously announced business combination (the “Business Combination”) pursuant to the Agreement and Plan of Merger, dated August 9, 2019 (the “Merger Agreement”), by and among Broadmark Realty, Trinity, Trinity Merger Sub I, Inc. (“Merger Sub I”), Trinity Merger Sub II, LLC (“Merger Sub II” and together with Trinity, Broadmark Realty and Merger Sub I, the “Trinity Parties”), PBRELF I, LLC (“PBRELF”), BRELF II, LLC (“BRELF II”), BRELF III, LLC (“BRELF III”), BRELF IV, LLC (“BRELF IV” and, together with PBRELF, BRELF II and BRELF III, the “Predecessor Companies” and each a “Predecessor Company”), Pyatt Broadmark Management, LLC (“MgCo I”), Broadmark Real Estate Management II, LLC (“MgCo II”), Broadmark Real Estate Management III, LLC (“MgCo III”), and Broadmark Real Estate Management IV, LLC (“MgCo IV” and, together with MgCo I, MgCo II and MgCo III, the “Predecessor Management Companies” and each a “Predecessor Management Company,” and the Predecessor Management Companies, together with the Predecessor Companies and their subsidiaries, the “Predecessor Company Group”).

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, (i) Merger Sub I merged with and into Trinity, with Trinity being the surviving entity of such merger (the “Trinity Merger”), (ii) immediately following the Trinity Merger, each of the Predecessor Companies merged with and into Merger Sub II, with Merger Sub II being the surviving entity of such merger (the “Company Merger”), and (iii) immediately following the Company Merger, each of the Predecessor Management Companies merged with and into Trinity, with Trinity being the surviving entity of such merger (the “Predecessor Management Company Merger” and, together with the Trinity Merger and the Company Merger, the “Mergers”), and, as a result, Merger Sub II and Trinity became wholly owned subsidiaries of Broadmark Realty. In connection with the consummation of the business combination, we were renamed Broadmark Realty Capital Inc. For a description of the Business Combination and the Merger Agreement, see the sections entitled “Summary of the Joint Proxy Statement/Prospectus — Parties to the Business Combination” beginning on page 1 of Broadmark Realty’s joint proxy statement/prospectus dated October 18, 2019 (the “Merger Prospectus”), filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 18, 2019, “Summary of the Joint Proxy Statement/Prospectus—The Business Combination” beginning on page 2 of the Merger Prospectus, “The Business Combination” beginning on page 62, and “The Merger Agreement” beginning on page 87 of the Merger Prospectus.

The following unaudited pro forma combined financial information gives effect to the Business Combination, which consists of the series of transactions pursuant to the Merger Agreement. For accounting and financial reporting purposes, the Business Combination will be accounted for in part as a recapitalization and in part as several acquisitions in accordance with FASB ASC 805 pursuant to which BRELF II will be the accounting acquirer and Trinity, MgCo I, MgCo II, MgCo III, MgCo IV, PBRELF I, BRELF III and BRELF IV will be accounting acquirees. In determining which entity would be the accounting acquirer, management concluded it is BRELF II since it is the largest entity by assets, revenue, and income, and its members will have the largest percentage of voting rights in the combined entity.

The transaction as it relates to Trinity’s interest was deemed a recapitalization primarily because Trinity does not meet the definition of a business acquirer under the accounting standards, its investors will no longer retain control of the company after the Business Combination, by ownership percentage or board control, and its stockholders will continue only as passive investors. The acquisition accounting applies to the Predecessor Companies and Predecessor Management Companies, with the assets and liabilities recorded at their current fair market values. Due to the short-term nature of the assets and liabilities of the Predecessor Companies and Trinity there are not material adjustments required to reflect fair market value. MgCo I, MgCo II, MgCo III and MgCo IV do not have significant assets and liabilities, which results in goodwill being recorded for the amount of fair value paid above the book value of these companies.

Immediately following the completion of the series of Business Combination transactions, the existing Trinity stockholders held a 20.2% equity interest and two seats on the board of directors (representing 28.6% of the board) in the newly combined company. The existing Predecessor Company Group stockholders held a 70.8% equity interest and two seats on the board of directors (representing 28.6% of the board), including the chairman of the board, in the newly combined company. Members of management of the Predecessor Company Group held all of the senior executive positions of Broadmark Realty following the completion of the transactions.

Each Company and each Predecessor Management Company is a separate legal entity that has its own equity members. Each Company is supervised by a board of directors that has the authority to remove and replace the applicable Predecessor Management Company, and each Predecessor Company Group’s members have the ability to replace directors on the Predecessor Company Group’s boards of directors. As a result, the historical financial statements of these entities are presented on a separate, not consolidated or combined basis.

The unaudited pro forma adjustments are based on information currently available. The unaudited pro forma combined statement of operations does not purport to represent, and is not necessarily indicative of, what the actual results of operations of the combined company would have been had the transactions in the Merger Agreement taken place on January 1, 2018, nor is it indicative of the consolidated results of operations of the combined company for any future period. The unaudited pro forma combined balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the combined company would have been had the transactions in the Merger Agreement taken place on September 30, 2019, nor is it indicative of the consolidated financial condition of the combined company as of any future date.

The unaudited pro forma combined financial information should be read in conjunction with the sections of the Prospectus entitled” “PBRELF I’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “MgCo I’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “BRELF II’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “MgCo II’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “BRELF III’s’ Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “MgCo III’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “BRELF IV’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “MgCo IV’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and notes thereto of Trinity and the Predecessor Company Group included therein. This information should also be read in conjunction with the “Trinity Merger Corp. Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in exhibit 99.4 of our Current Report on Form 8-K filed November 20, 2019, and “Trinity. Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Merger Prospectus.

The unaudited pro forma combined financial information has been prepared to illustrate the effect of the transactions in the Merger Agreement. It has been prepared for informational purposes only and is subject to a number of uncertainties and assumptions as described in the accompanying notes. The historical financial statements have been adjusted in the unaudited pro forma combined financial information to give effect to pro forma events that are directly attributable to the transactions in the Merger Agreement, that are factually supportable and, expected to have a continuing impact on the results of the Broadmark Realty.

The following unaudited pro forma condensed combined financial information reflects the actual redemption of 7,899,028 shares of Trinity common stock in conjunction with the stockholder vote on the Business Combination contemplated by the Merger Agreement at the special meeting of Trinity stockholders held on November 12, 2019, and the redemption of approximately $100.0 million of Predecessor Company Preferred AUM in conjunction with Predecessor Companies’ preferred unitholder’s last quarterly redemption opportunity on October 1, 2019, for the periods ending September 30, 2019 and December 31, 2018:

Unaudited Pro Forma Condensed Combined Predecessor Companies Balance Sheet
As of September 30, 2019
($ in Thousands)

	PBRELF I	BRELF II	BRELF III	BRELF IV	Combined Predecessor Companies
Assets
Mortgage notes receivable, net	$325,213	$460,300	$16,766	$2,667	$804,946
Cash and cash equivalents	131,437	60,728	6,511	937	199,613
Interest and fees receivable	1,854	773	28	3	2,658
Investment in real estate property, net	7,824	—	—	—	7,824
Other receivables	1,853	—	—	—	1,853
Total	$468,181	$521,801	$23,305	$3,607	$1,016,894
Liabilities
Accounts payable and accrued expenses	$1,527	$880	$44	18	$2,469
Dividends payable	3,470	4,618	184	30	8,302
Contributions received in advance	—	—	—	—	—
Total liabilities	$4,997	$5,498	$228	$48	$10,771
Preferred units	466,886	516,340	23,074	3,559	1,009,859
Retained earnings (accumulated deficit)	(3,702)	(37)	3	0	(3,736)
Members’ equity	$463,184	$516,303	$23,077	$3,559	$1,006,123
Total liabilities and members’ equity	$468,181	$521,801	$23,305	$3,607	$1,016,894

Unaudited Pro Forma Condensed Combined Predecessor Management Predecessor Companies
Balance Sheet
As of September 30, 2019
($ in Thousands)

	MgCo I	MgCo II	MgCo III	MgCo IV	Combined Management Companies
Assets
Cash and cash equivalents	$1,764	$1,560	$197	$5	$3,526
Due from related parties	1,654	713	42	18	2,427
Interest and fees receivable	180	2	—	12	194
Other assets	227	1	0	5	233
Total	$3,825	$2,276	$239	$40	$6,380
Liabilities
Accounts payable and accrued expenses	$156	$379	$2	$0	$537
Payroll liabilities	—	48	2	—	50
Related party payable	—	321	22	180	523
Total liabilities	$156	$748	$26	$180	$1,110
Class A units	0	1	0	0	1
Class P units	—	—	—	—	—
Retained earnings (accumulated deficit)	2,675	1,261	(210)	(433)	3,293
Additional paid in capital	994	266	423	293	1,976
Members’ equity	$3,669	$1,528	$213	$(140)	$5,270
Total liabilities and members’ equity	$3,825	$2,276	$239	$40	$6,380

Unaudited Pro Forma Condensed Combined Predecessor Companies and Predecessor Management Companies Balance Sheet
As of September 30, 2019
($ in Thousands)

	Combined Companies	Management Companies	Eliminations / Adjustments		Pro Forma Combined Company Group
Assets
Cash and cash equivalents	$199,613	$3,526	$—		$203,139
Mortgage notes receivable, net	804,946	—	—		804,946
Due from related parties	—	2,427	(2,427)	(1a)	—
Interest and fees receivable	2,658	194	—		2,852
Investment in real estate property, net	7,824	—	—		7,824
Other receivables	1,853	—	—		1,853
Other assets	—	233	—		233
Total	$1,016,894	$6,380	$(2,427)		$1,020,847
Liabilities
Accounts payable and accrued expenses	$2,469	$537	$(1,904)	(1a)	$1,102
Payroll liabilities	—	50	—		50
Dividends Payable	8,302	—	—		8,302
Contributions received in advance	—	—	—		—
Related party payable	—	523	(523)	(1a)	—
Total liabilities	$10,771	$1,110	$(2,427)		$9,454
Preferred units	$1,009,859	—	—		$1,009,859
Common units	—	—	—		—
Class A units	—	1	—		1
Retained earnings (accumulated deficit)	(3,736)	3,293	—		(443)
Additional paid in capital	—	1,976	—		1,976
Members’ equity	$1,006,123	$5,270	—		$1,011,393
Total liabilities and members’ equity	$1,016,894	$6,380	$(2,427)		$1,020,847

Unaudited Pro Forma Condensed Combined Broadmark Realty Balance Sheet
As of September 30, 2019
($ in Thousands)

			Business Combination Adjustments			Redemption Adjustments
	Pro Forma Combined Company Group	Trinity	Pro Forma Adjustments for Business Combination		Broadmark Realty as Adjusted for Business Combination	Pro Forma Adjustments for Redemptions		Broadmark Realty as Adjusted for Redemptions
Assets
Cash and cash equivalents	$203,139	$149	$360,197	(2a)	$426,485	(82,470)	(2j)	$244,039
			75,000	(2b)		(99,976)	(2k)
			(98,162)	(2c)
			(93,787)	(2d)
			(1,000)	(2e)
			(15,525)	(2f)
			(3,526)	(2i)
Mortgage notes receivable, net	804,946	—	—		804,946	—		804,946
Due from related parties	—	—	—		—	—		—
Prepaid expenses	—	74	—		74	—		74
Interest and fees receivable	2,852	—	—		2,852	—		2,852
Investment in real estate property, net	7,824	—	—		7,824	—		7,824
Cash and marketable securities held in Trust Account	—	360,197	(360,197)	(2a)	—	—		—
Other receivables	1,853	—	—		1,853	—		1,853
Other assets	233	—	—		233	—		233
Goodwill	—	—	162,500	(2c)	162,500	—		162,500
Total	$1,020,847	$360,420	$25,500		$1,406,767	$(182,446)		$1,224,321
Liabilities
Accounts payable and accrued expenses	$1,102	$3,497	—		$4,599	—		$4,599
Payroll liabilities	50	—	—		50	—		50
Income taxes payable	—	5	—		5	—		5
Dividends payable	8,302	—	—		8,302	—		8,302
Contributions received in advance	—	—	—		—	—		—
Related party payable	—	1,000	(1,000)	(2e)	—	—		—
Deferred underwriting fee payable	—	15,525	(15,525)	(2f)	—	—		—
Total liabilities	$9,454	$20,027	$(16,525)		$12,956	—		$12,956
Common stock subject to possible redemption	—	$335,393	$(335,393)	(2g)	—	—		—
Stockholders’ / members’ equity:
Preferred units	1,009,859	—	(1,009,859)	(2h)	—	—		—
Common units	—	—	—		—	—		—
Class A units	1	—	(1)	(2h)	—	—		—
Class P units	—	—	—		—	—		—
Class A common stock	—	0	(0)	(2g)	—	—		—
Class B common stock	—	1	(1)	(2g)	—	—		—
Common stock (Par value $0.01 per share)	—	—	393	(2g)	1,489	(79)	(2j)	1,314
			72	(2b)		(96)	(2k)	—
			62	(2c)	—	—		—
			962	(2h)	—	—		—
Retained earnings (accumulated deficit)	(443)	2,898	(2,898)	(2g)	(3,563)	—		(3,563)
			406	(2h)
			(3,526)	(2i)
Additional paid in capital	1,976	2,101	(93,787)	(2d)	1,395,885	(82,391)	(2j)	1,213,614
			337,899	(2g)		(99,880)	(2k)	—
			74,928	(2b)	—	—		—
			64,276	(2c)	—	—		—
			1,008,492	(2h)	—	—		—
Members’ equity	$1,011,393	$5,000	$377,418		$1,393,811	$(182,446)		$1,211,365
Total liabilities and members’ equity	$1,020,847	$360,420	$25,500		$1,406,767	$(182,446)		$1,224,321

Unaudited Pro Forma Condensed Combined Predecessor Companies Statement of Operations
For the Nine Months Ended September 30, 2019
($ in Thousands)

	PBRELF I	BRELF II	BRELF III	BRELF IV	Combined Companies
Revenue
Interest income	$31,506	$36,190	$1,565	$102	$69,363
Fee income	2,887	3,204	175	22	6,288
Total revenue	$34,393	$39,394	$1,740	$124	$75,651
Expense
Provision for loan loss / (reversal)	2,944	(168)	—	—	2,776
Real estate properties, net of gains	347	(168)	—	—	179
Legal, audit, insurance	258	216	54	—	528
Excise taxes	232	—	—	—	232
Other	15	28	25	1	69
Total expenses	$3,796	$(92)	$79	1	$3,784
Provision for income taxes	—	—	—	—	—
Net income	$30,597	$39,486	$1,661	$123	$71,867

Unaudited Pro Forma Condensed Combined Predecessor Management Companies Statement
of Operations
For the Nine Months Ended September 30, 2019
($ in Thousands)

	MgCo I	MgCo II	MgCo III	MgCo IV	Combined Management Companies
Revenue
Fee income	$11,614	$12,840	$741	90	$25,285
Distributions from Company	3,100	4,002	153	10	7,265
Total revenue	$14,714	$16,842	$894	100	$32,550
Expense
Compensation	1,436	2,445	365	400	4,646
Commissions to Broadmark Capital LLC	2,437	2,671	128	35	5,271
G&A expense	273	1,335	140	12	1,760
Legal, audit, insurance	1,716	975	96	85	2,872
Excise taxes	209	—	—	—	209
Depreciation expense	34	—	—	—	34
Inspection fees	199	78	29	1	307
Other	6	—	—	—	6
Total expenses	$6,310	$7,504	$758	$533	$15,105
Net income (loss)	$8,404	$9,338	$136	$(433)	$17,445

Unaudited Pro Forma Condensed Combined Predecessor Companies and Predecessor Management Companies Statement of Operations
For the Nine Months Ended September 30, 2019
($ in Thousands)

	Companies	Management Companies	Eliminations / Adjustments		Pro Forma Combined Company Group
Revenue
Interest income	$69,363	—	—		$69,363
Fee income	6,228	$25,285	—		31,573
Distributions from Company	—	7,265	$(7,265)	(1a)	—
Total revenue	$75,651	$32,550	$(7,265)		$100,936
Expense
Provision for loan loss / (reversal)	2,776	—	—		2,776
Real estate properties, net of gains	179	—	—		179
Compensation	—	4,646	—		4,646
Commissions to Broadmark Capital LLC	—	5,271	—		5,271
G&A Expense	—	1,760	—		1,760
Legal, audit, insurance	528	2,872	—		3,400
Excise taxes	232	209	—		441
Depreciation expense	—	34	—		34
Inspection fees	—	307	—		307
Other	69	6	—		75
Total expenses	$3,784	$15,105	—		$18,889
Net income	$71,867	$17,445	$(7,265)		$82,047

Unaudited Pro Forma Condensed Combined Broadmark Realty Statement of Operations
For the Nine Months Ended September 30, 2019
($ in Thousands)

			Business Combination Adjustments			Redemption Adjustments
	Pro Forma Combined Company Group	Trinity	Pro Forma Adjustments for Business Combination		Broadmark Realty As Adjusted for Business Combination	Pro Forma Adjustments for Redemptions		Broadmark Realty as Adjusted for Redemptions
Revenue
Interest income	$69,363	$6,120	—		$75,483	—		$75,843
Fee income	31,573	—	—		31,573	—		31,573
Total revenue	$100,936	$6,120	—		$107,056	—		$107,056
Expense
Provision for loan loss / (reversal)	2,776	—	—		2,776	—		2,776
Real estate properties, net of gains	179	—	—		179	—		179
Compensation	4,646	—	466	(3a)	5,112	—		5,112
Commissions to Broadmark Capital	5,271	—	(5,271)	(3b)	—	—		—
G&A Expense	1,760	5,051	694	(3c)	7,505	—		7,505
Legal, audit, insurance	3,400	—	—		3,400	—		3,400
Excise taxes	441	—	—		441	—		441
Depreciation expense	34	—	—		34	—		34
Inspection fees	307	—	—		307	—		307
Other	75	—	—		75	—		75
Total expenses	$18,889	$5,051	$(4,111)		$19,829	—		$19,829
Provision for income taxes	—	1,316	—		1,316	—		1,316
Net income	$82,047	$(247)	$4,111		$85,911	—		$85,911
Shares of common stock outstanding	na	43,125	90,353		133,479	(17,475)		116,004
Net income per share	na	$(0.01)	na		$0.64	na	(3d)	$0.74

Unaudited Pro Forma Condensed Combined Predecessor Companies Statement of Operations
For the Year Ended December 31, 2018
($ in Thousands)

	PBRELF I	BRELF II	BRELF III	BRELF IV*	Combined Companies
Revenue
Interest income	$31,795	$26,084	$550	—	$58,429
Fee income	3,623	3,688	104	—	7,415
Total revenue	$35,418	$29,772	$654	—	$65,844
Expense
Provision for loan loss / (reversal)	1,616	167	—	—	1,783
Real estate properties, net of gains	(398)	235	—	—	(163)
Legal, audit, insurance	273	200	—	—	473
Excise taxes	115	—	—	—	115
Other	19	41	17	—	77
Total expenses	$1,624	$643	$17	—	$2,285
Provision for income taxes	—	—	90	—	90
Net income	$33,794	$29,129	$547	—	$63,469
*	Inception date of MgCo IV is Feb 28, 2019 and therefore has no financial information for the year ended December 31, 2018.

Unaudited Pro Forma Condensed Combined Predecessor Management Companies Statement
of Operations
For the Year Ended December 31, 2018
($ in Thousands)

	MgCo I	MgCo II	MgCo III	MgCo IV*	Combined Management Companies
Revenue
Fee income	$14,719	$14,855	$428	—	$30,003
Distributions from Company	3,454	3,102	60	—	6,616
Total revenue	$18,174	$17,957	$489	—	$36,619
Expense
Compensation	1,645	1,850	450	—	3,945
Commissions to Broadmark Capital LLC	2,213	2,300	120	—	4,632
G&A expense	379	1,255	120	—	1,754
Legal, audit, insurance	504	97	66	—	668
Excise taxes	288	—	—	—	288
Depreciation expense	96	—	—	—	96
Inspection fees	206	118	15	—	339
Total expenses	$5,332	$5,620	$770	—	$11,722
Net income (loss)	$12,842	$12,337	$(281)	—	$24,897
*	Inception date of MgCo IV is February 28, 2019 and therefore has no financial information for the year ended December 31, 2018.

Unaudited Pro Forma Condensed Combined Predecessor Companies and Predecessor Management Companies Statement of Operations
For the Year Ended December 31, 2018
($ in Thousands)

	Total Companies	Total Management Companies	Eliminations / Adjustments		Pro Forma Combined Company Group
Revenue
Interest income	$58,429	—	—		$58,429
Fee income	7,415	30,003	—		37,418
Distributions from Company	—	6,616	(6,616)	(1b)	—
Total revenue	$65,844	$36,619	$(6,616)		$95,846
Expense
Provision for loan loss / (reversal)	1,783	—	—		1,783
Real estate properties, net of gains	(163)	—	—		(163)
Compensation	—	3,945	—		3,945
Commissions to Broadmark Capital LLC	—	4,632	—		4,632
G&A expense	—	1,754	—		1,754
Legal, audit, insurance	473	668	—		1,140
Excise taxes	115	288	—		403
Depreciation expense	—	96	—		96
Inspection fees	—	339	—		339
Other	77	—	—		77
Total expenses	$2,284	$11,722	—		$14,006
Provision for income taxes	90	—	—		90
Net income	$63,469	$24,897	$(6,616)		$81,750

Unaudited Pro Forma Condensed Combined Broadmark Realty Statement of Operations
For the Year Ended December 31, 2018
($ in Thousands)

			Business Combination Adjustments			Redemption Adjustments
	Pro Forma Combined Company Group	Trinity	Pro Forma Adjustments for Business Combination		Broadmark Realty as Adjusted for Business Combination	Pro Forma Adjustments for Redemptions		Broadmark Realty as Adjusted for Redemption
Revenue
Interest income	$58,429	$4,534	—		$62,963	—		$62,963
Fee income	37,418	—	—		37,418	—		37,418
Total revenue	$95,846	$4,534	—		$100,380	—		$100,380
Expense
Provision for loan loss	1,783	—	—		1,783	—		1,783
Real estate properties, net of gains	(163)	—	—		(163)	—		(163)
Compensation	3,945	—	621	(3a)	4,567	—		4,567
Commissions to Broadmark Capital	4,632	—	(4,632)	(3b)	—	—		—
G&A expense	1,754	553	926	(3c)	3,232	—		3,232
Legal, audit, insurance	1,140	—	—		1,140	—		1,140
Excise taxes	403	—	—		403	—		403
Depreciation expense	96	—	—		96	—		96
Inspection fees	339	—	—		339	—		339
Other	77	—	—		77	—		77
Total expenses	$14,006	$553	$(3,085)		$11,474	—		$11,474
Provision for income taxes	90	836	—		926	—		926
Net income	$81,750	$3,145	$3,085		$87,980	—		$87,980
Shares of common stock outstanding	na	43,125	61,007		104,132	(17,597)		86,535
Net income per share	na	$0.07	na		$0.84	na	(3d)	$1.02

Note 1. Basis of Presentation:

Overview:

The pro forma adjustments have been prepared as if the Business Combination had been consummated on September 30, 2019 in the case of the unaudited pro forma condensed combined balance sheet and on January 1, 2018, the beginning of the earliest period presented, in the case of the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2019 and the year ended December 31, 2018.

On the Closing Date, Broadmark Realty consummated the previously announced Business Combination, following the Special Meeting, where the stockholders of Trinity considered and approved, among other matters, a proposal to adopt the Merger Agreement, by and among the Trinity Parties and the Predecessor Company Group entities, and approve the transactions contemplated by the Merger Agreement. Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, (i) Merger Sub I merged with and into Trinity, with Trinity being the surviving entity of the Trinity Merger, (ii) immediately following the Trinity Merger, each of the Predecessor Companies merged with and into Merger Sub II, with Merger Sub II being the surviving entity of the Company Merger, and (iii) immediately following the Company Merger, each of the Predecessor Management Companies merged with and into Trinity, with Trinity being the surviving entity of the Predecessor Management Company Merger, and, as a result, Merger Sub II and Trinity became wholly owned subsidiaries of Broadmark Realty. In connection with the consummation of the business combination, we were renamed Broadmark Realty Capital Inc. For a description of the Business Combination and the Merger Agreement, see the sections of the Prospectus entitled “Summary of the Joint Proxy Statement/Prospectus—Parties to the Business Combination” beginning on page 1 of the Prospectus, “Summary of the Joint Proxy Statement/Prospectus—The Business Combination” beginning on page 2 of the Prospectus, “The Business Combination” beginning on page 62, and “The Merger Agreement” beginning on page 87 of the Prospectus.

The Business Combination will be accounted for in part as a recapitalization and in part as several business acquisitions in accordance with ASC 805; with BRELF II being the accounting acquirer of the remaining Predecessor Companies, the Predecessor Management Companies and Trinity. Upon closing the Business Combination preferred unit holders of the Predecessor Companies will be issued common stock of Broadmark Realty at a conversion price deemed substantially equivalent to the Predecessor Companies member’s equity, which approximates the fair market value of their interests.

Total consideration under ASC 805 was $162.5 million, consisting of $152.5 million of consideration for the Predecessor Management Companies paid $91.2 million in cash and $61.3 million of Broadmark Realty common stock, and, payment of $10 million of fees and expenses related to the termination of certain referral agreements the Predecessor Management Companies have in place with a related entity, Broadmark Capital, which is excluded from this acquisition. Broadmark Capital was paid by $7 million in cash and $3 million of Broadmark Realty common stock. For financial reporting and accounting purposes in accordance with ASC 805, MgCo I, MgCo II, MgCo III, and MgCo IV are deemed acquired entities by BRELF II, and accordingly the assets and liabilities are recorded at their fair market value. Due to the limited nature of balance sheet accounts, the majority of the fair market value adjustments relates to the recording of goodwill ($162.5 million will be paid to the owners of MgCo I, MgCo II, MgCo III, and MgCo IV).

For the pro forma condensed combined balance sheet and statements of operations for the nine months ended September 30, 2019, total shares of Broadmark Realty common stock were determined using an assumed share price of $10.44, which reflects the value of the funds held in the Trust Account per share of Trinity Class A common stock, as of September 30, 2019.

For the pro forma condensed combined statements of operations for the year ended December 31, 2018, total shares of Broadmark Realty common stock were determined using an assumed share price of $10.31, which reflects the value of the funds held in the Trust Account per share of Trinity Class A common stock, as of December 31, 2018.

Upon closing the Business Combination, and following actual redemptions of approximately 7.9 million shares, the owners of shares of Trinity Class A common stock were issued 26.6 million shares (on a one-for-one basis) of Broadmark Realty common stock valued at $277.7 million based upon the assumed share price of $10.44 at September 30, 2019, and valued at $274.2 million based upon the assumed share price of $10.31 at December 31, 2018.

Upon closing the Business Combination, the owners of shares of Trinity Class B common stock were issued 4.8 million shares of Broadmark Realty common stock valued at $50.4 million based upon the assumed share price of $10.44 at September 30, 2019, and valued at $49.7 million based upon the assumed share price of $10.31 at December 31, 2018.

For the purposes of the pro forma condensed combined financial statements, the Predecessor Companies and Predecessor Management Companies have been prepared to reflect the combined historical pro forma operations of the Predecessor Company Group. Below represents adjustments to the unaudited pro forma combined Predecessor Companies and Predecessor Management Companies balance sheet and statements of operations adjustments:

1(a) Represents elimination of related party entries.

1(b) Represents elimination of distributions paid from Predecessor Companies to Predecessor Management Companies.

Note 2. Unaudited pro forma combined balance sheet adjustments

The unaudited pro forma condensed combined balance sheet as of September 30, 2019 of Broadmark Realty reflects the following adjustments assuming the Business Combination occurred on the same date.

2(a) Represents release of cash and marketable securities held in trust account of Trinity to cash and cash equivalents, prior to redemptions.

2(b) Represents $75.0 million of proceeds raised through the Private Placement, as defined in the Merger Agreement, issuance of 7.2 million shares (based upon an assumed share price of $10.44) of Broadmark Realty common stock in connection with the Business Combination

2(c) Total consideration under ASC 805 of $162.5 million, consisting of $152.5 million in consideration paid for the Predecessor Management Companies and payment of $10 million in fees and expenses related to the termination of certain referral agreements. The consideration paid for the Predecessor Management Companies consists of cash consideration of $91.2 million and the issuance of approximately 5.9 million shares of Broadmark Realty common stock valued at $61.3 million (based upon an assumed share price of $10.44 per share) to equity owners of the Predecessor Management Companies. The consideration paid for the fees and expenses related to the termination of certain referral agreements consists of cash consideration of $7.0 million and the issuance of approximately 287 thousand shares of Broadmark Realty common stock valued at $3.0 million (based upon an assumed share price of $10.44 per share) to equity owners of the Predecessor Management Companies. At the closing of the Merger Agreement, the Predecessor Management Companies will have immaterial net book values, with no material tangible assets and the total consideration paid of $162.5 million will be recorded as goodwill.

The $64.3 million increase in additional paid in capital is comprised of the $162.5 million of goodwill less the $91.2 million of cash paid for the Predecessor Management Companies and $7.0 million of cash paid for contract termination fees and expenses, less $64.3 million of stock issued to equity owners of the Predecessor Management Companies at par value of $0.01 per share.

The following table provides an estimate of the allocation of fair market value being paid for the Predecessor Management Companies. Since BRELF II has been deemed the accounting acquirer, the equity issued in exchange for members preferred units in the Predecessor Companies will be recorded as direct reduction of additional paid in capital. As outlined in the table below, MgCo I, MgCo II, MgCo III, and MgCo IV have no tangible book value resulting in goodwill being recorded for the total consideration being paid.

Purchase Price Allocation(1)	Allocation (%)	Purchase Price	Tangible Book Value(2)	Goodwill
MgCo I	48.5%	$78,869	—	$78,869
MgCo II	49.6%	$80,552	—	$80,552
MgCo III	1.8%	$2,970	—	$2,970
MgCo IV	0.1%	$108	—	$108
Total	100.0%	$162,500	—	$162,500
(1)	The purchase price allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the pro forma purchase price allocation is subject to further adjustments as additional information becomes available and as additional analyses and final valuations are conducted following the completion of the business combination. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

(2)	After a pre-closing final liquidating distribution by the Predecessor Management Companies (see adjustment 2(i)), the Predecessor Management Companies will have immaterial net book values.

2(d) Represents the payment of estimated costs related to the transactions outlined in the Merger Agreement and the Warrant Cash Payment paid to warrant holders in connection with the Warrant Amendment. The following table provides a breakout between the transaction costs and the Warrant Cash Payment.

Transaction Costs	Amount
Transaction costs	$27,107
Warrant Cash Payment ($1.60 per public and PIPE warrant)	$66,679
Total Transaction Costs	$93,787

2(e) Represents the repayment of the $1.0 million Trinity Sponsor Loan, payable at the completion of the Business Combination.

2(f) Represents the payment of deferred underwriters’ fees of Trinity, payable at the completion of the Business Combination.

2(g) Represents the retirement of all shares of Trinity common stock, prior to redemptions, in exchange for the issuance of 39.3 million shares of Broadmark Realty common stock on a one-for-one share basis. Also represents the elimination of Trinity’s historical retained earnings in connection with the completion of the Business Combination.

BRELF II has been deemed the accounting acquirer of Trinity, and Trinity’s assets and liabilities are short-term in nature and their fair market value approximates historical cost, requiring no fair value adjustment to be recorded.

2(h) Represents the retirement of all preferred member units of the Predecessor Companies in exchange for the issuance of 96.2 million shares of Broadmark Realty common stock (based upon an assumed share price of $10.44), and the retirement of all Class A units of the Predecessor Management Companies in exchange for the consideration paid for the Predecessor Management Companies. Also represents the elimination of the Broadmark Group's historical retained earnings, with the exception of the accounting acquirer, BRELF II, in connection with the completion of the Business Combination.

BRELF II has been deemed the accounting acquirer of the Predecessor Companies. The Predecessor Companies’ assets and liabilities are short-term in nature and their fair market value approximates historical cost, requiring no fair value adjustment to be recorded.

2(i) Represents the final liquidating distribution of the Predecessor Management Companies’ pre-closing cash balance (100% of cash balance) of approximately $3.5 million.

2(j) Represents the actual redemption of 7,899,028 shares of Trinity Class A common stock by its stock holders, equating to approximately $82.5 million (based upon an assumed share price of $10.44).

2(k) Represents the approximately $100.0 million in redemptions of Company preferred AUM by the Predecessor Companies’ unitholders in conjunction with the Predecessor Companies’ preferred unitholder’s last quarterly redemption opportunity on October 1, 2019.

Note 3. Unaudited pro forma combined income statement adjustments

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018 and as of September 30, 2019 of Broadmark Realty reflects the following adjustments assuming the Business Combination occurred on January 1, 2018:

3(a) Represents additional compensation expense for Broadmark Capital employees to be hired by Broadmark Realty at the closing of the merger. The compensation amounts were previously incurred under financial advisory/investment banking agreements with Broadmark Capital as commissions to Broadmark Capital. The financial advisory/investment banking agreements with Broadmark Capital will be terminated at the closing of the Business Combination. (See adjustment 3b). The amounts are based upon actual annual historical amounts incurred by Broadmark Capital during the year end December 31, 2018.

3(b) Represents elimination of commissions to Broadmark Capital expenses incurred under four financial advisory/investment banking agreements with the Predecessor Company Group, all of which will be terminated at closing of the Business Combination.

3(c) Represents additional general and administrative expense to be incurred by Broadmark Realty at the closing of the merger. These amounts were previously incurred under a cost sharing agreement with Broadmark Capital and included in commissions to Broadmark Capital expenses of which the cost sharing agreement will be terminated at the closing of the Business Combination and contractual obligations transferred to Broadmark Realty (See adjustment 3b). The amounts are based upon actual annual historical amounts incurred by Broadmark Capital during the year end December 31, 2018.

3(d) The pro forma basic and diluted net income per share calculations are based on the historical weighted average ordinary shares of Trinity and the issuance of additional ordinary shares in connection with the Business Combination, assuming the ordinary shares were outstanding since January 1, 2018. Shares issued to the Predecessor Company Group are based on the average balance of Company Preferred AUM over the respective periods, the equity component of the Predecessor Management Company consideration and payment related to the termination of certain referral agreements. As the Business Combination, including related proposed equity purchases, is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average ordinary shares outstanding for basic and diluted net income (loss) per ordinary share assumes that the ordinary shares issuable in connection with the transactions have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the 7,899,028 shares of Trinity common stock redeemed in conjunction with the stockholder vote on the Business Combination contemplated by the Merger Agreement at the Special Meeting held on November 12, 2019, and the redemption of approximately $100.0 million of Company Preferred AUM in conjunction with Predecessor Companies’ preferred unitholder’s last quarterly redemption opportunity on October 1, 2019, for the entire periods. No additional instruments were considered to be dilutive and therefore have not been included within the weighted average ordinary share calculation.

PREDECESSOR COMPANY GROUP MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis contains forward-looking statements and involves numerous risks and uncertainties, including those described under the heading “Risk Factors.” Actual results may differ materially from those contained in any forward-looking statements. You should read this discussion and analysis together with the consolidated financial statements and related notes included elsewhere in this prospectus for each of PBRELF I, BRELF II, BRELF III, BRELF IV and MgCo I, MgCo II, MgCo III and MgCo IV. In this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” references to the “Predecessor Company Group,” refers to the Predecessor Companies and the Predecessor Management Companies and their respective subsidiaries, collectively.

Predecessor Company Group Overview

The Predecessor Company Group was a commercial real estate finance company that offered short-term, first deed of trust loans, secured by real estate to fund the construction and development of, or investment in, residential or commercial properties. The Predecessor Company Group operated in select states that it believed to have favorable demographic trends, providing more efficient and quicker access to collateral in the event of borrower default. Since its inception in 2010, the Predecessor Company Group had originated over 1,000 loans with an aggregate value of approximately $2.1 billion. As of September 30, 2019, the Predecessor Company Group’s combined portfolio of active loans had approximately $1.2 billion of principal commitments outstanding across 270 loans to over 200 borrowers in twelve states plus the District of Columbia, of which approximately $0.8 billion was funded.

Prior to the completion of the Business Combination, the Predecessor Company Group operated the Predecessor Companies separately, each with an external manager. Information regarding the four Predecessor Companies follows.

PBRELF I, LLC. PBRELF I commenced operations in 2010 with a focus on originating loans in the Pacific Northwest region of the United States. PBRELF I was managed by Pyatt Broadmark Management, LLC (“MgCo I”). At September 30, 2019, PBRELF I had 119 loans outstanding with an aggregate face value of approximately $484.8 million.

BRELF II, LLC. BRELF II commenced operations in 2014 with a focus on the Mountain West region of the United States. BRELF II was managed by Broadmark Real Estate Management II, LLC, referred to herein as “MgCo II.” At September 30, 2019, BRELF II had 108 loans outstanding with an aggregate face value of approximately $614.6 million.

BRELF III, LLC. BRELF III commenced operations in 2018 with a focus on the Southeast region of the United States. BRELF III was managed by Broadmark Real Estate Management III, LLC, referred to herein as “MgCo III.” At September 30, 2019, BRELF III had 38 loans outstanding with an aggregate face value of approximately $28.3 million.

BRELF IV, LLC. BRELF IV commenced operations in 2019 with a focus on the Mid-Atlantic region of the United States. BRELF IV was managed by Broadmark Real Estate Management IV, LLC, referred to herein as “MgCo IV.” At September 30, 2019, BRELF IV had five loans outstanding with an aggregate face value of approximately $3.9 million.

PBRELF I and BRELF II elected to be taxed as REITs in 2018, and BRELF III expects to elect to be taxed as a REIT with the filing of its tax return for 2019. BRELF IV anticipates electing to be taxed as a REIT with the filing of its tax return for 2019, assuming it is in compliance with the various tests for qualification as a REIT.

Business Combination Consolidation

As part of the Business Combination, which was completed on November 14, 2019, each of the Predecessor Companies merged with and into Merger Sub II, a wholly owned Delaware limited liability company subsidiary of Broadmark Realty, with Merger Sub II being the surviving entity in the merger. Additionally, each of the Predecessor Management Companies merged with and into Trinity, with Trinity being the surviving entity in the mergers. Trinity will elect, as of the date of the Mergers, to be a taxable REIT subsidiary, or “TRS,” and will be subject to corporate income taxation on the fee and other income earned in connection with the origination, underwriting, and servicing of the loans made by Broadmark Realty and the Predecessor Companies.

As a result of these mergers, the Predecessor Companies and Predecessor Management Companies became wholly owned subsidiaries of Broadmark Realty. Following the Business Combination, Broadmark Realty is internally managed and, as a result, fee income previously earned by the external managers of the Predecessor Companies will be retained for the benefit of Broadmark Realty’s stockholders.

Following the completion of the Business Combination, the Predecessor Company Group’s real estate lending business is Broadmark Realty’s sole business. Broadmark Realty expects to continue to originate, underwrite and fund the same types of real estate mortgages that the Predecessor Companies have in the past, except that Broadmark Realty will have the authority to make loans on a national basis, compared to each Predecessor Company, which was limited to making loans in a specific geographic region. Broadmark Realty initially intends to focus on originating new loans in the same regions where the Predecessor Companies made loans. Broadmark Realty also plans to continue the Predecessor Company Group’s disciplined loan underwriting and servicing process.

Key Indicators of Financial Condition and Operating Performance

The Predecessor Company Group’s operating performance was primarily driven by the following factors:

Interest income earned on our loans. A primary source of the Predecessor Company Group’s revenue was interest income earned on its loan portfolio. The Predecessor Company Group’s loans typically beared interest at a fixed annual rate of 10% - 13%, paid monthly through cash payments or interest reserves. As the Predecessor Company Group had no debt outstanding, it had no borrowing costs making its gross interest income earned on its loans equivalent to its net interest income.

Fees and other revenue recognized from originating and servicing the Predecessor Company Group’s loans. Fee income is comprised of loan origination fees, loan renewal fees and inspection fees. The majority of fee income is comprised of loan origination fees or “points,” which typically range from 3.0% to 5.0% of the original principal amount of the loan and is earned at closing of the loan. In addition to origination fees, the Predecessor Company Group earned loan renewal fees when maturing loans are renewed or extended. Loans are only renewed or extended if the loan is not in default and satisfied the Predecessor Company Group’s underwriting criteria, including, its maximum LTV ratio of up to 65% of the appraised value as determined by an independent appraiser at the time of loan origination, or based on an updated appraisal if required. The Predecessor Company Group also earned inspection fees when an inspection of work progress is required to fund a loan draw, although inspection fees were typically passed on to pay third party inspectors.

Loan originations. The Predecessor Company Group’s operating performance was heavily dependent upon its ability to originate new loans to invest new capital and re-invest returning capital from loans being repaid. Given the short-term nature of the Predecessor Company Group’s loans, loan principal was repaid on a faster basis than other types of lenders, making its originations function an important factor in its success.

Credit quality of the Predecessor Company Group’s loan portfolio. Maintaining the credit quality of the loans in the Predecessor Company Group’s portfolios was of critical importance as loans that do not perform in accordance with their terms may have had a negative impact on earnings and liquidity. From 2010 through September 30, 2019, a total of 32 loans out of more than 1,000 loans had been placed into default, and only 3 loans had resulted in aggregate losses of $441 thousand or 0.02% of total loan commitments during the same period.

As a successor to the business of the Predecessor Company Group, we expect the above factors to continue to drive our operating performance.

Principal Factors Affecting the Predecessor Company Group’s Results from Operations

As a commercial real estate finance company, the Predecessor Company Group’s results were affected by factors such as changes in economic climate, demand for housing, population trends, construction costs and the availability of real estate financing from other lenders. These factors are likely to have an impact on our ability to originate new loans following the Business Combination, or the performance of our existing loan portfolio.

PBRELF I

Results from Operations

Nine Months Ended September 30, 2019 as compared to the Nine Months Ended September 30, 2018

Total Revenue and Total Investment Income

PBRELF I’s total revenues and total investment income for the nine months ended September 30, 2019 and September 30, 2018, respectively, consisted of interest income on the loans that it funded and fee income which represented 20% of fee based income. PBRELF I experienced demand from qualified borrowers for its capital in excess of available lending capacity between the periods ending September 30, 2018 and September 30, 2019. During those periods, PBRELF’s Manager, MgCo I, raised new capital by issuing additional preferred units in PBRELF I, and deployed that capital in a manner that grew the total principal and face amount of mortgage notes receivable, and the interest earned thereon. The number of loans outstanding and their average face amount for PBRELF I as of September 30, 2019 was 119 and $4.4 million respectively compared with 119 and $3.4 million respectively as of September 30, 2018. The following table sets forth the components of total revenue and total investment income earned by PBRELF I in the nine months ended September 30, 2019 and September 30, 2018, respectively ($ in thousands):

	For the Nine Months Ended September 30,		Increase / (Decrease)
	2019	2018	$	%
Interest income	$31,506	$22,001	$9,505	43.2%
Fee income	2,887	2,652	235	8.9%
Total Revenue	$34,393	$24,653	$9,740	39.5%

Total revenue increased $9.7 million, or 39.5%, to $34.4 million for the nine months ended September 30, 2019 from $24.7 million for the nine months ended September 30, 2018. During the nine months ended September 30, 2019, PBRELF I originated 51 new loans representing approximately $188.0 million in total principal commitment with an average commitment per loan of approximately $3.7 million and with the largest individual loan commitment amounting to $18.8 million. During the same period, PBRELF I had 55 loans repaid representing approximately $148.2 million in total principal commitment and representing an average commitment per loan of $2.7 million. By comparison, for the nine months ended September 30, 2018, PBRELF I originated 65 new loans representing approximately $240.6 million in total principal commitment with an average commitment per loan of approximately $3.7 million and with the largest individual loan commitment amounting to $23.2 million. During the same period in 2018, PBRELF I had 57 loans repaid representing approximately $146.7 million in total principal commitment and representing an average commitment per loan of $2.6 million.

Interest income increased $9.5 million, or 43.2%, to $31.5 million for the nine months ended September 30, 2019 from $22.0 million for the nine months ended September 30, 2018. The increase is primarily attributable to a net increase in average loans outstanding during the period.

Fee income increased $235 thousand, or 8.9%, to $2.9 million for the nine months ended September 30, 2019 from $2.7 million for the nine months ended September 30, 2018. The increase is primarily attributable to an increase in the aggregate size of the outstanding principal and the extension fees assessed to maturing loans during the period ending September 30, 2019 when compared to the period ending September 30, 2018.

Total Expenses

The following table sets forth the components of total expenses for PBRELF I in the nine months ended September 30, 2019 and September 30, 2018, respectively ($ in thousands):

	For the Nine months Ended September 30,		Increase / (Decrease)
	2019	2018	$	%
Provision for loan losses	$2,944	$407	$2,537	623.3%
Real estate properties, net of gains	347	—	347	—
Professional fees	257	147	110	74.8%
Excise taxes and licenses	232	67	165	246.3%
Other	15	15	—	—
Total Expenses	$3,795	$636	$3,159	496.7%

Total expenses for PBRELF I increased $3.2 million, or 496.7%, to $3.8 million for the nine months ended September 30, 2019 from $636 thousand for the nine months ended September 30, 2018. The increase in total expenses is primarily related to the additional provision for loan losses related to defaulted mortgage loans receivables of $2.9 million compared to $407 thousand in the period ending September 30, 2018.

Net Income

For the nine months ended September 30, 2019, PBRELF I generated approximately $30.6 million in net income, representing an increase of $6.6 million, or 27.5%, as compared to the net income of $24.0 million for the nine months ended September 30, 2018. The increase is primarily attributable to an increase in average loans outstanding during the nine month period ended September 30, 2019 compared to the prior year period.

Year Ended December 31, 2018 as compared to Year Ended December 31, 2017

Total Revenue and Total Investment Income

PBRELF I’s Total revenues and Total investment income for the years ended December 31, 2018 and 2017, respectively, consisted of interest income on the loans that it funded and fee income which represented 20% of fee based income. PBRELF I was able to earn meaningfully more interest income for the year ending 2018, compared with the year ending December 31, 2017 as a result of underwriting, funding, and holding a larger principal and face amount of loans. The company was able to increase its loan portfolio by timing the issuance of additional preferred units, generally corresponding with demand for credit. The following table sets forth the components of Total revenue and Total investment income earned by PBRELF I in the years ended December 31, 2018 and December 31, 2017, respectively ($ in thousands):

	For the Years Ended December 31,		Increase / (Decrease)
	2018	2017	$	%
Interest income	$31,795	$20,731	$11,064	53.4%
Fee income	3,623	2,381	1,242	52.2%
Other	—	—
Total Revenue / Total Investment Income	$35,418	$23,112	$12,306	53.2%

Total revenue increased $12.3 million, or 53.2%, to $35.4 million for the year ended December 31, 2018 from $23.1 million for the year ended December 31, 2017. During the year ended December 31, 2018, PBRELF I originated 85 new loans representing approximately $305.7 million in total principal commitment with an average commitment per loan of approximately $3.6 million and with the largest individual loan commitment amounting to $23.2 million. During the same period, PBRELF I had 72 loans repaid representing approximately $178.4 million in total principal commitment and representing an average commitment per loan of $2.4 million. By comparison, for the year ended December 31, 2017, PBRELF I originated 91 new loans representing approximately $237.0 million in total principal commitment with an average commitment per loan of approximately $2.6 million and with the largest individual loan commitment amounting to $17.8 million. During the same period, PBRELF I had 89 loans repaid representing approximately $130.4 million in total principal commitment and representing an average commitment per loan of $1.5 million.

Interest income increased $11.1 million, or 53.4%, to $31.8 million for the year ended December 31, 2018 from $20.7 million for the year ended December 31, 2017. The increase is primarily attributable to an increase in the average loan balance outstanding during the year.

Fee income increased $1.2 million, or 52.2%, to $3.6 million for the year ended December 31, 2018 from $2.4 million for the year ended December 31, 2017. The increase is primarily attributable to an increase in the principal amount of loan originations compared to the prior year.

Total Expenses

The following table sets forth the components of Total expenses for PBRELF I in the years ended December 31, 2018 and December 31, 2017, respectively ($ in thousands):

	For the Years Ended December 31,		Increase / (Decrease)
	2018	2017	$	%
Provision for loan losses	$1,616	$—	$1,616	—
Real estate properties, net of gains	(398)	—	(398)	—
Professional fees	273	140	133	95.0%
Excise taxes and licenses	115	43	72	167.4%
Other	19	15	4	26.7%
Total Expenses	$1,625	$198	$1,426	720.2%

Total expenses paid by PBRELF I increased $1.4 million, or 720.2%, to $1.6 million for the year ended December 31, 2018, from $198 thousand for the year ended December 31, 2017. The increase is primarily comprised of provisional charges for loan losses in the amount of $1.6 million, partially offset by a $398 thousand gain booked on the disposition of a real estate asset.

The provisional charges for loan losses are primarily attributable to PBRELF I’s REIT status election on October 1, 2018, which caused it to cease to use the guidelines of the Financial Accounting Standards Board’s Accounting Standards Codification Topic 946 (“ASC 946”). As a result, the provision for loan losses is included as an expense for the year ended December 31, 2018, whereas for the year ended December 31, 2017, the provision for loan losses was included as an adjustment to Net investment income under ASC 946.

Net Income

Due to the PBRELF I’s REIT election on October 1, 2018, the financial statements as of and for the year ended December 31, 2018 reflect net income in accordance with accounting principles generally accepted under U.S. GAAP. For the years ended December 31, 2017 and 2016, PBRELF I met the ASC 946 guidelines, which caused it to report Net increase to members’ equity from operations, which is compared to 2018 net income.

For the year ended December 31, 2018, PBRELF I generated approximately $33.8 million in Net income, representing an increase of $11.3 million, or 50.6%, as compared to the Net increase in member’s equity from operations of $22.5 million for the year ended December 31, 2017. The increase is primarily attributable to an increase in the average loan balance outstanding during the period.

Year Ended December 31, 2017 as compared to Year Ended December 31, 2016

Total Investment Income

PBRELF I’s Total investment income for the years ended December 31, 2017 and 2016 consisted of interest income on the loans that it funded and fee income which represented 20% of fee based income. The following table sets forth the components of Total investment income earned by PBRELF I in the years ended December 31, 2017 and December 31, 2016 ($ in thousands):

	For the Years Ended December 31,		Increase / (Decrease)
	2017	2016	$	%
Interest income	$20,731	$17,847	$2,884	16.2%
Fee income	2,381	1,816	565	31.1%
Other	—	3	(3)	(100.0)%
Total Investment Income	$23,112	$19,666	$3,446	17.5%

Total investment income increased $3.4 million, or 17.5%, to $23.1 million for the year ended December 31, 2017 from $19.7 million for the year ended December 31, 2016. During the year ended December 31, 2017, PBRELF I originated 91 new loans representing approximately $237.0 million in total principal commitment with an average commitment per loan of approximately $2.6 million and with the largest individual loan commitment amounting to $17.8 million. During the same period, PBRELF I had 89 loans repaid representing approximately $130.4 million in total principal commitment and an average commitment per loan of $1.5 million. By comparison, for the year ended December 31, 2016, PBRELF I originated 100 new loans representing approximately $128.3 million in total principal commitment with an average commitment per loan of approximately $1.3 million and with the largest individual loan commitment amounting to $14.7 million. During the same period, PBRELF I had 122 loans repaid representing approximately $102.0 million in total principal commitment and representing an average commitment per loan of $836 thousand.

Interest income increased by $2.9 million, or 16.2%, to $20.7 million for the year ended December 31, 2017 from $17.8 million for the year ended December 31, 2016. The increase is primarily attributable to an increase in average loan balance outstanding during the year.

Fee income increased by $564 thousand, or 31.1%, to $2.4 million for the year ended December 31, 2017 from $1.8 million for the year ended December 31, 2016. The increase is primarily attributable to an increase in the volume of loans originated during the year compared to the prior comparable period.

Total Expenses

The following table sets forth the components of Total expenses for PBRELF I in the years ended December 31, 2017 and December 31, 2016, respectively ($ in thousands):

	For the Years Ended December 31,		Increase / (Decrease)
	2017	2016	$	%
Professional Fees	$140	$93	$47	50.5%
Taxes	43	103	(60)	(58.2)%
Other	15	19	(4)	(21.1)%
Total Expenses	$198	$215	$(17)	(7.9)%

Total expenses decreased by $17 thousand, or (7.9)%, to $198 thousand for the year ended December 31, 2017 from $215 thousand for the year ended December 31, 2016. The decrease resulted primarily from a reduction in the amount of tax Expenses, partially offset by an increase in Professional Fees.

Net Revenue

Net revenue increased by $3.5 million, or 17.8%, to $22.9 million for the year ended December 31, 2017 from $19.5 million for the year ended December 31, 2016. The increase is primarily attributable to an increase in average loan balance outstanding during the period.

Liquidity and Capital Resources

Overview

PBRELF I’s primary liquidity needs include ongoing commitments to fund its lending activities and future funding obligations, making distributions to its members and funding other general business needs. PBRELF I’s primary sources of liquidity and capital resources to date have been derived from $466.9 million in preferred unit issuances including reinvested distributions. Since inception on June 28, 2010, and as of September 30, 2019, PBRELF I has not utilized and does not have any borrowings. As of September 30, 2019, PBRELF I’s cash and cash equivalents was $131.4 million.

PBRELF I seeks to meet its long-term liquidity requirements, such as real estate lending needs, including future construction draw commitments and member redemptions, through its existing cash resources, equity contributions, reinvested distributions and return of capital from investments, including loan repayments. PBRELF I is not required to sell real estate mortgages in order to pay redemption proceeds. As of September 30, 2019, PBRELF I had $484.8 million of loan commitments, of which $325.2 million were funded and outstanding, net of $4.0 million allowance for loan losses.

As a REIT, PBRELF I is required to distribute at least 90% of its annual REIT taxable income to its members, including taxable income where PBRELF I does not receive corresponding cash. PBRELF I intends to distribute all or substantially all of its REIT taxable income in order to comply with the REIT distribution requirements of the Internal Revenue Code of 1986, as amended (the “Code”) and to avoid federal income tax and the non-deductible excise tax.

PBRELF I typically makes monthly distributions of distributable cash as described herein.

Sources and Uses of Cash

The following table sets forth changes in cash and cash equivalents for the nine months ended September 30, 2019 and September 30, 2018 ($ in thousands):

	For the Nine months Ended September 30,
	2019	2018
Net cash received from / (used by)
Operating activities	$32,858	$24,163
Investing activities	(21,953)	(73,543)
Financing activities	76,559	67,668
Net increase / (decrease) in cash & cash equivalents	$87,464	$18,288

Nine months Ended September 30, 2019 as compared to the Nine months Ended September 30, 2018

At September 30, 2019 and September 30, 2018, PBRELF I had $155.6 million and $148.4 million of unfunded loan commitments, respectively. This increase is primarily attributable to an increase in lending operations.

Net cash received from operating activities was $32.9 million for the nine months ended September 30, 2019 compared to net cash received in operating activities of $24.2 million for the nine months ended September 30, 2018. The increase is primarily attributable to an increase in lending operations.

Net cash used in investing activities was $22.0 million for the nine months ended September 30, 2019 compared with net cash used in investing activities of $73.5 million for the nine months ended September 30, 2018. Less cash used is due to less new loans funded, slower repayment of existing loans, and fewer construction draw disbursements.

Net cash received from financing activities was $76.6 million for the nine months ended September 30, 2019 as compared to $67.7 million for the nine months ended September 30, 2018. The primary cash flows for the nine months ended September 30, 2019 were $147.1 million of capital from the sale of preferred units to unit holders net of $8.4 million of capital received in advance, partially offset by $40.0 million of redemptions and $22.3 million of distributions to holders of preferred units. The primary cash flows for the nine months ended September 30, 2018 were $88.0 million of capital from the sale of preferred units to unit holders, $4.1 million of capital received in advance, partially offset by $8.6 million of redemptions and $16.2 million of distributions to holders of preferred units.

The following table sets forth changes in cash and cash equivalents for the years ended December 31, 2018, 2017 and 2016 ($ in thousands):

	For the Years Ended December 31,
	2018	2017	2016
Net cash received from / (used by)
Operating activities	$33,856	$(30,472)	$(8,435)
Investing activities	(112,320)	—	—
Financing activities	89,115	23,093	25,466
Net increase / (decrease) in cash & cash equivalents	$10,651	$(7,379)	$17,031

PBRELF I’s REIT status election on October 1, 2018, caused it to cease to use the guidelines of the Financial Accounting Standards Board’s Accounting Standards Codification Topic 946 (“ASC 946”). As a result, the investments in mortgage notes receivable are included in the investing activity section of the statement of cash flows for the year ended December 31, 2018, whereas for the years ended December 31, 2017, and December 31, 2016, the investment of mortgage notes receivable are included in the operating activity section of the statement of cash flows.

Year Ended December 31, 2018 as compared to Year Ended December 31, 2017

At December 31, 2018 and December 31, 2017, PBRELF I had $130.7 million and $111.8 million of unfunded loan commitments, respectively. This increase is primarily attributable to an increase in lending operations.

Net cash received from operating activities was $33.9 million for the year ended December 31, 2018 compared to net cash used in operating activities of $30.5 million for the year ended December 31, 2017. The increase was primarily due to the larger loan portfolio and higher real estate lending activity. In addition, net cash from operating activities for the year ended December 31, 2017 reflected total net investments of $54.7 million in mortgages and real estate properties, which are reflected in net cash used by investing activities for the year ended December 31, 2018.

Net cash used in investing activities was $112.3 million for the year ended December 31, 2018. As noted above, total net investments for the year ended December 31, 2017 were previously reflected in net cash used in operating activities.

Net cash received from financing activities was $89.1 million for the year ended December 31, 2018 as compared to $23.1 million for the year ended December 31, 2017. The primary cash inflows for the year ended December 31, 2018 were $120.1 million of capital and $5.7 million of capital received in advance from the sale of preferred units to unit holders, offset by $23.6 million of distributions and $14.0 million of redemptions by holders of preferred units. The primary cash inflows for the year ended December 31, 2017 were $47.4 million of contributions from the sale of preferred units to investors, both contributions and contributions received in advance, offset by $15.0 million of distributions and $9.5 million of redemptions by holders of preferred units.

Year Ended December 31, 2017 as compared to Year Ended December 31, 2016

At December 31, 2017 and December 31, 2016, PBRELF I had $111.8 million and $55.1 million of unfunded loan commitments, respectively. This increase is primarily attributable to an increase in lending operations.

Net cash used in operating activities was $30.5 million for the year ended December 31, 2017 compared to net cash used in operating activities of $8.4 million for the year ended December 31, 2016. The change primarily relates to increased real estate lending activity as well as a larger loan portfolio. In addition, net cash from operating activities for the year ended December 31, 2017 reflected total net investments of $54.7 million in mortgages and real estate properties, which are reflected in net cash used by investing activities for the year ended December 31, 2018. Net cash from operating activities for the year ended December 31, 2016 reflected total net investments of $26.2 million in mortgages and real estate properties.

Net cash received from financing activities was $23.1 million for the year ended December 31, 2017 as compared to $25.5 million for the year ended December 31, 2016. The primary cash inflows for the year ended December 31, 2017 were $45.6 million of capital from the sale of preferred units to investors, $1.5 million in capital received in advance from the sale of preferred units to unit holders, offset by $15.0 million of distributions to and $9.5 million of redemptions by holders of preferred units. The primary cash inflows for the year ended December 31, 2016 were $45.3 million of capital from the sale of preferred units to investors, reduced by a $1.6 million decrease in capital received in advance from the sale of preferred units to investors, $13.2 million of distributions and $5.5 million of redemptions by holders of preferred units.

Contractual Obligations and Commitments

The following table illustrates the contractual obligations and commercial commitments of PBRELF I by due date as of September 30, 2019 ($ in thousands):

	Payments Due by Period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Operating Lease Obligations	$—	$—	$—	$—	$—
Unfunded loan commitments	155,276	151,107	4,169	—	—
Total	$155,276	$151,107	$4,169	$—	$—

Off-Balance Sheet Arrangements

The Predecessor Company Group has not entered into any off-balance sheet transactions, arrangements or other relationships with unconsolidated entities or other persons that are likely to affect liquidity or the availability of the Predecessor Company Group’s requirements for capital resources.

MgCo I

Results From Operations

Nine months Ended September 30, 2019 as compared to the Nine months Ended September 30, 2018

Total Revenue

MgCo I revenue consisted of fee income, which represented 80% of fee based income, and distributions from PBRELF I with respect to its common interest equal to 20% of distributable cash in excess of the preferred return. The following table sets forth the total revenue earned by MgCo I in the nine months ended September 30, 2019 and September 30, 2018 ($ in thousands):

	For the Nine months Ended September 30,		Increase / (Decrease)
	2019	2018	$	%
Fee income	$11,613	$10,775	$838	7.8%
Distributions from PBRELF I	3,100	2,355	745	31.6%
Total Revenue	$14,713	$13,130	$1,583	12.1%

Total revenue increased by $1.6 million, or 12.1%, to $14.7 million for the nine months ended September 30, 2019 from $13.1 million for the nine months ended September 30, 2018. During the nine months ended September 30, 2019, MgCo I originated $188.0 million in principal amount of loans with an average commitment per loan of $3.7 million. By comparison, during the nine months ended September 30, 2018, MgCo I originated $240.6 million in principal commitment with an average commitment per loan of $3.7 million.

Fee income increased by $838 thousand, or 7.8%, to $11.6 million for the nine months ended September 30, 2019 from $10.8 million for the nine months ended September 30, 2018. The increase in Fee income is primarily attributable to an increase in extension activity during the period.

Distributions from PBRELF I increased by $745 thousand, or 31.6%, to $3.1 million for the nine months ended September 30, 2019 from $2.4 million for the nine months ended September 30, 2018. The increase is primarily attributable to an increase in the average net principal amount of loans outstanding during third quarter 2019 compared to third quarter 2018.

Total Expenses

The following table sets forth the components of Total expenses for MgCo I in the nine months ended September 30, 2019 and September 30, 2018, respectively ($ in thousands):

	For the Nine months Ended September 30,		Increase / (Decrease)
	2019	2018	$	%
Compensation	$1,436	$1,046	$390	37.3%
Commissions to Broadmark Capital LLC	2,437	1,613	824	51.1%
General and administrative expense	273	366	(93)	(25.4)%
Excise tax expense	209	186	23	12.4%
Legal, audit, insurance	1,716	386	1,330	344.6%
Depreciation expense	34	64	(30)	(46.9%)
Inspection fees	199	155	44	28.4%
Other	6	0	6	—
Total Expenses	$6,310	$3,816	$2,494	65.4%

Total expenses increased by $2.5 million, or 65.4%, to $6.3 million for the nine months ended September 30, 2019 from $3.8 million for the nine months ended September 30, 2018. The increase between reporting periods is primarily attributable to an increase of $1.3 million, or 344.6%, in legal, audit, insurance expense, some of which was related to the Business Combination, and is non-recurring in nature, as well as an increase of $824 thousand, or 51.1% in Commissions to Broadmark Capital LLC.

Net Income

Net income decreased by $0.9 million, or (9.8%), to $8.4 million for the nine months ended September 30, 2019 from $9.3 million for the nine months ended September 30, 2018. The decrease is primarily attributable to an increase in Commissions to Broadmark Capital LLC, and Legal, audit, insurance expenses partially offset by an increase in Fee income and Distributions from PBRELF I.

Year Ended December 31, 2018 as compared to Year Ended December 31, 2017

Total Revenue

MgCo I revenue consisted of fee income, which represented 80% of fee based income, and distributions from PBRELF I with respect to its common interest equal to 20% of distributable cash in excess of the preferred return. The following table sets forth the total revenue earned by MgCo I in the years ended December 31, 2018 and December 31, 2017 ($ in thousands):

	For the Years Ended December 31,		Increase / (Decrease)
	2018	2017	$	%
Fee income	$14,719	$9,680	$5,039	52.1%
Distributions from PBRELF I	3,454	2,145	1,309	61.0%
Total Revenue	$18,173	$11,825	$6,348	53.7%

Total revenue increased by $6.3 million, or 53.7%, to $18.2 million for the year ended December 31, 2018 from $11.8 million for the year ended December 31, 2017. During the year ended December 31, 2018, MgCo I originated $305.7 million in principal commitment with an average commitment per loan of $3.6 million. By comparison, during the year ended December 31, 2017, MgCo I originated $237.0 million in principal commitment with an average commitment per loan of $2.6 million.

Fee income increased by $5.0 million, or 52.1%, to $14.7 million for the year ended December 31, 2018 from $9.7 million for the year ended December 31, 2017. The increase is primarily attributable to an increase in the volume of loans originated during the year.

Distributions from PBRELF I increased by $1.3 million, or 61.0%, to $3.5 million for the year ended December 31, 2018 from $2.1 million for December 31, 2017. The increase is primarily attributable to an increase in the average net principal amount of loans outstanding during the year compared to the prior year period.

Total Expenses

The following table sets forth the components of Total Expenses for MgCo I in the years ended December 31, 2018 and December 31, 2017, respectively ($ in thousands).

	For the Years Ended December 31,		Increase / (Decrease)
	2018	2017	$	%
Compensation	$1,645	$1,101	$544	49.4%
Commissions to Broadmark Capital LLC	2,213	1,261	952	75.5%
General and administrative expense	379	732	(353)	(48.2)%
Excise tax expense	288	169	114	70.4%
Legal, audit, insurance	504	298	206	69.1%
Depreciation expense	96	48	48	100.0%
Inspection fees	206	116	90	77.6%
Total Expenses	$5,331	$3,725	$1,607	43.1%

Total expenses increased by $1.6 million, or 43.1%, to $5.3 million for the year ended December 31, 2018 from $3.7 million for the year ended December 31, 2017. The increase between reporting periods is primarily attributable to an increase of $952 thousand, or 75.5%, in placement agent fees paid by MgCo I to Broadmark Capital for referring investors in PBRELF I.

Net Income

Net income increased by $4.7 million, or 58.5%, to $12.8 million for the year ended December 31, 2018 from $8.1 million for the year ended December 31, 2017. The increase is primarily attributable to an increase in lending operations.

Year Ended December 31, 2017 as compared to Year Ended December 31, 2016

Total Revenue

MgCo I revenue consists of fee income, which represented 80% of fee based income, and distributions from PBRELF I with respect to its common interest equal to 20% of distributable cash in excess of the preferred return. The following table sets forth the total revenue earned by MgCo I in the years ended December 31, 2017 and December 31, 2016:

	For the Years Ended December 31,		Increase / (Decrease)
	2017	2016	$	%
Fee income	$9,680	$7,366	$2,314	31.4%
Distributions from PBRELF I	2,145	1,866	279	15.0%
Total Revenue/Total investment income	$11,825	$9,232	$2,593	28.1%

Total revenue increased by $2.6 million, or 28.1%, to $11.8 million for the year ended December 31, 2017 from $9.2 million for the year ended December 31, 2016. During the year ended December 31, 2017, MgCo I originated $237.0 million in principal commitment with an average commitment per loan of $2.6 million. By comparison, during the year ended December 31, 2016, MgCo I originated $128.3 million in principal commitment with an average commitment per loan of $1.3 million.

Fee income increased by $2.3 million, or 31.4%, to $9.7 million for the year ended December 31, 2017 from $7.4 million for the year ended December 31, 2016. The increase is primarily attributable to an increase in the volume of loans originated during the year.

Distributions from PBRELF I increased by $280 thousand, or 15.0%, to $2.1 million for the year ended December 31, 2017 from $1.9 million for the year ended December 31, 2016. The increase is primarily attributable to an increase the average principal amount of loans outstanding during the year compared to the prior year period.

Total Expenses

The following table sets forth the components of Total Expenses for MgCo I in the years ended December 31, 2017 and December 31, 2016, respectively ($ in thousands).

	For the Years Ended December 31,		Increase / (Decrease)
	2017	2016	$	%
Compensation	$1,101	$1,055	$46	4.4%
Commissions to Broadmark Capital LLC	1,261	1,019	242	23.7%
General and administrative expense	732	445	287	64.5%
Excise tax expense	169	131	38	29.0%
Legal, audit, insurance	298	172	126	73.3%
Depreciation expense	48	44	4	9.1%
Inspection fees	116	107	9	8.4%
Total Expenses	$3,725	$2,973	$752	25.3%

Total expenses increased by $752 thousand, or 25.3%, to $3.7 million for the year ended December 31, 2017 from $3.0 million for the year ended December 31, 2016. The increase between reporting periods is primarily attributable to additional loan origination expenses as a result of the increase in commissions paid to Broadmark Capital attributable to increased capital raising activities and higher general and administrative expense incurred to support higher loan volume activity at PBRELF I.

Net Income

Net income increased $1.8 million, or 29.4%, to $8.1 million during the year ended December 31, 2017 from $6.3 million for the year ended December 31, 2016. The increase is primarily attributable to an increase in fee income generated during 2017 resulting from increased volumes of loan originations.

Liquidity and Capital Resources

MgCo I’s capital sources include cash flow from operating activities, comprised of 80% of fee based income as well as distributions from PBRELF I equal to 20% of distributable cash in excess of the preferred return. MgCo I does not have any borrowings.

MgCo I’s primary uses of liquidity include operating expenses and distributions. On a monthly basis, MgCo I’s Board of Managers determines an appropriate distribution amount based upon numerous factors, including cash flow from operating activities, availability of existing cash balances, general economic conditions and economic conditions that more specifically impact MgCo I’s business or prospects. Future distributions are subject to adjustment based upon the evaluation of the factors described above, as well as other factors that MgCo I’s Board of Managers may, from time-to-time, deem relevant to consider when determining an appropriate distribution.

MgCo I believes that its existing sources of funds should be adequate for purposes of meeting its liquidity needs. Unrestricted cash as of September 30, 2019 was approximately $1.8 million.

Sources and Uses of Cash

The following table sets forth changes in cash and cash equivalents for the nine months ended September 30, 2019 and September 30, 2018 ($ in thousands).

	For the Nine months Ended September 30,
	2019	2018
Net cash received from / (used by)
Operating activities	$8,513	$8,814
Investing activities	(63)	(279)
Financing activities	(6,787)	(7,390)
Net increase / (decrease) in cash & cash equivalents	$1,663	$1,145

Nine months Ended September 30, 2019 as compared to the Nine months Ended September 30, 2018

Net cash received from operating activities was $8.5 million for the nine months ended September 30, 2019 compared to net cash received from in operating activities of $8.8 million for the nine months ended September 30, 2018. The decrease is primarily attributable to the decrease in net income.

Net cash used in investing activities was $63 thousand for the nine months ended September 30, 2019 as compared to $279 thousand for the nine months ended September 30, 2018. The company does not have meaningful investment requirements to operate the business.

Net cash used in financing activities was $6.8 million for the nine months ended September 30, 2019 as compared to $7.4 million for the nine months ended September 30, 2018. The decrease is a result of decreased distributions to members.

The following table sets forth changes in cash and cash equivalents for the years ended December 31, 2018, 2017 and 2016 ($ in thousands):

	For the Years Ended December 31,
	2018	2017	2016
Net cash received from / (used by)
Operating activities	$12,495	$8,025	$6,234
Investing activities	(260)	(7)	(61)
Financing activities	(12,230)	(7,945)	(6,167)
Net increase / (decrease) in cash & cash equivalents	$5	$73	$6

Year Ended December 31, 2018 Compared to Year Ended December 31, 2017

Net cash received from operating activities was $12.5 million for the year ended December 31, 2018 compared to net cash received from operating activities of $8.0 million for the year ended December 31, 2017. The increase is primarily attributable to an increase in lending operations.

Net cash used in investing activities was $260 thousand for the year ended December 31, 2018 as compared to $7 thousand for the year ended December 31, 2017.

Net cash used in financing activities was $12.2 million for the year ended December 31, 2018 as compared to $7.9 million for the year ended December 31, 2017. The increase is a result of increased distributions to members.

Year Ended December 31, 2017 Compared to Year Ended December 31, 2016

Net cash received from operating activities was $8.0 million for the year ended December 31, 2017 compared to net cash received from operating activities of $6.2 million for the year ended December 31, 2016. The increase is primarily attributable to an increase in lending operations.

Net cash used in investing activities was $7 thousand for the year ended December 31, 2017 as compared to $61 thousand for the year ended December 31, 2016.

Net cash used in financing activities was $7.9 million for the year ended December 31, 2018 as compared to $6.2 million for the year ended December 31, 2017. The increase is a result of increased distributions to members.

BRELF II

Results from Operations

Nine Months Ended September 30, 2019 as compared to the Nine Months Ended September 30, 2018

Total Revenue

BRELF II’s total revenue for the nine months ended September 30, 2019 and September 30, 2018, respectively, consisted of interest income on the loans that it funded and fee income which represented 20% of fee based income. The following table sets forth the components of Total revenue earned by BRELF II in the nine months ended September 30, 2019 and September 30, 2018, respectively ($ in thousands).

	For the Nine Months Ended September 30,		Increase / (Decrease)
	2019	2018	$	%
Interest income	$36,190	$17,265	$18,925	109.6%
Fee income	3,204	2,649	555	21.0%
Total Revenue	$39,394	$19,914	$19,480	97.8%

Total revenue increased $19.5 million, or 97.8%, to $39.4 million for the nine months ended September 30, 2019 from $19.9 million for the nine months ended September 30, 2018. During the nine months ended September 30, 2019, BRELF II originated 34 new loans representing approximately $195.6 million in total principal commitment with an average commitment per loan of approximately $5.8 million and with the largest individual loan commitment amounting to $33.5 million. During the same period, BRELF II had 36 loans repaid representing approximately $78.1 million in total principal commitment and representing an average commitment per loan of $2.2 million. By comparison, for the nine months ended September 30, 2018, BRELF II originated 67 new loans representing approximately $249.0 million in total principal commitment with an average commitment per loan of approximately $3.7 million and with the largest individual loan commitment amounting to $18.6 million. During the same period in 2018, BRELF II had 48 loans repaid representing approximately $65.5 million in total principal commitment and representing an average commitment per loan of $1.4 million.

Interest income increased $18.9 million, or 109.6%, to $36.2 million for the nine months ended September 30, 2019 from $17.3 million for the nine months ended September 30, 2018. The increase is a primarily attributable to an increase in the average principal loan balance outstanding during the period.

Fee income increased by $555 thousand, or 21.0%, to $3.2 million for the nine months ended September 30, 2019 from $2.6 million for the nine months ended September 30, 2018. The increase is primarily attributable to an increase in the volume of loans originated during the period.

Total Expenses

The following table sets forth the components of Total expenses for BRELF II in the nine months ended September 30, 2019 and September 30, 2018, respectively ($ in thousands).

	For the Nine months Ended September 30,		Increase / (Decrease)
	2019	2018	$	%
Provision for loan losses	$(167)	$354	$(521)	(147.2)%
Real estate properties, net of gains	(168)	91	(259)	(284.6)
Professional fees	216	128	88	68.8%
Other	28	22	6	27.3
Total Expenses	$(91)	$595	$(686)	(115.3)%

Total expenses for BRELF II decreased $686 thousand or (115.3)%, to $(91) thousand for the nine months ended September 30, 2019 from $595 thousand for the nine months ended September 30, 2018. The decrease is primarily attributable to a reversal of provisional charges for loan losses in the amount of $167 thousand and the reversal of real estate properties expenses in the amount of $168 thousand due to the recovery of reserves related to the sale of owned real estate property.

The provisional charges for loan losses are primarily attributable to BRELF II’s REIT status election on October 1, 2018, which caused it to cease to use the guidelines of the Financial Accounting Standards Board’s Accounting Standards Codification Topic 946 (“ASC 946”).

Net Income

Due to BRELF II’s REIT election on October 1, 2018, the financial statements as of and for the year ended December 31, 2018 reflect Net Income in accordance with accounting principles generally accepted under GAAP.

For the nine months ended September 30, 2019, BRELF II generated $39.5 million in Net income, representing an increase of $20.2 million, or 104.4%, as compared to Net income of $19.3 million for the nine months ended September 30, 2018. The increase is primarily attributable to an increase the average principal amount of loans outstanding during the period and to increase loan volume origination activity compared to the same period a year ago.

Year Ended December 31, 2018 as compared to Year Ended December 31, 2017

Total Revenue and Total Investment Income

BRELF II’s Total revenues and Total investment income for the years ended December 31, 2018 and 2017, respectively, consisted of interest income on the loans that it funded and fee income which represented 20% of fee based income. The following table sets forth the components of total revenue and total investment income earned by BRELF II in the years ended December 31, 2018 and December 31, 2017, respectively ($ in thousands).

	For the Years Ended December 31,		Increase / (Decrease)
	2018	2017	$	%
Interest income	$26,084	$11,041	$15,043	136.2%
Fee income	3,688	1,659	2,029	122.3%
Other	—	—	—	—
Total Revenue/Total investment income	$29,772	$12,700	$17,072	134.4%

Total revenue increased $17.1 million, or 134.4%, to $29.8 million for the year ended December 31, 2018 from $12.7 million for the year ended December 31, 2017. During the year ended December 31, 2018, BRELF II originated 77 new loans representing approximately $325.2 million in total principal commitment with an average commitment per loan of approximately $4.2 million and with the largest individual loan commitment amounting to $19.9 million. During the same period, BRELF II had 63 loans repaid representing approximately $97.6 million in total principal commitment and representing an average commitment per loan of $1.5 million. By comparison, for the year ended December 31, 2017, BRELF II originated 84 new loans representing approximately $160.7 million in total principal commitment with an average commitment per loan of approximately $1.9 million and with the largest individual loan commitment amounting to $14.6 million. During the same period, BRELF II had 53 loans repaid representing approximately $39.7 million in total principal commitment and representing an average commitment per loan of $750 thousand.

Interest income increased $15.0 million, or 136.2%, to $26.1 million for the year ended December 31, 2018 from $11.0 million for the year ended December 31, 2017. The increase is a primarily attributable to an increase in in the principal amount of average loans outstanding during the period.

Fee income increased by $2.0 million, or 122.3%, to $3.7 million for the year ended December 31, 2018 from $1.7 million for the year ended December 31, 2017. The increase is primarily attributable to an increase in the volume of loan originations during the period.

Total Expenses

The following table sets forth the components of Total expenses for BRELF II in the years ended December 31, 2018 and December 31, 2017, respectively ($ in thousands).

	For the Years Ended December 31,		Increase / (Decrease)
	2018	2017	$	%
Provision for loan losses	$167	$—	$167	—
Real estate properties, net of gains	235	—	235	—
Professional fees	200	92	108	117.4%
Excise taxes and licenses	—	—	—	—
Other	41	17	24	141.2%
Total Expenses	$643	$109	$534	489.9%

Total expenses paid by BRELF II increased $534 thousand, or 489.9%, to $643 thousand for the year ended December 31, 2018 from $109 thousand for the year ended December 31, 2017. The increase is primarily comprised of provisional charges for loan losses in the amount of $167 thousand, a $235 thousand loss booked on the disposition of an asset and $200 thousand in professional fees.

The provisional charges for loan losses are primarily attributable to BRELF II’s REIT status election on October 1, 2018, which caused it to cease to use the guidelines of the Financial Accounting Standards Board’s Accounting Standards Codification Topic 946 (“ASC 946”). As a result, the provision for loan losses is included as an expense for the year ended December 31, 2018, whereas for the year ended December 31, 2017, the provision for loan losses is included as an adjustment to Net investment income under ASC 946.

Net Income

Due to BRELF II’s REIT election on October 1, 2018, the financial statements as of and for the year ended December 31, 2018 reflect Net Income in accordance with accounting principles generally accepted under U.S. GAAP. For the years ended December 31, 2017 and 2016, BRELF II met the guidelines ASC 946, which caused it to report Net increase to members’ equity from operations, which is compared to 2018 net income.

For the year ended December 31, 2018, BRELF II generated $29.1 million in Net income, representing an increase of $16.5 million, or 131.0%, as compared to the Net increase in member’s equity from operations of $12.6 million for the year ended December 31, 2017. The increase in Net income is primarily attributable to an increase in interest income arising from an increase in average net loan balances outstanding during the year.

Year Ended December 31, 2017 as compared to Year Ended December 31, 2016

Total Investment Income

BRELF II’s Total investment income for the years ended December 31, 2017 and 2016 consisted of interest income on the loans that it funded and fee income which represented 20% of fee based income. The following table sets forth the components of Total investment income earned by BRELF II in the years ended December 31, 2017 and December 31, 2016 ($ in thousands).

	For the Years Ended December 31,		Increase / (Decrease)
	2017	2016	$	%
Interest income	$11,041	$5,027	$6,014	119.6%
Fee income	1,659	627	1,032	164.6%
Other	—	—	—	—
Total Investment Income	$12,700	$5,654	$7,046	124.6%

Total investment income increased $7.0 million, or 124.6%, to $12.7 million for the year ended December 31, 2017 from $5.7 million for the year ended December 31, 2016. During the year ended December 31, 2017, BRELF II originated 84 new loans representing approximately $160.7 million in total principal commitment with an average commitment per loan of approximately $1.9 million and with the largest individual loan commitment amounting to $14.6 million. During the same period, BRELF II had 53 loans repaid representing approximately $39.7 million in total principal commitment and representing an average commitment per loan of $750 thousand. By comparison, for the year ended December 31, 2016, BRELF II originated 59 new loans representing approximately $60.6 million in total principal commitment with an average commitment per loan of approximately $1.0 million and with the largest individual loan commitment amounting to $4.7 million. During the same period, BRELF II had 34 loans repaid representing approximately $17.7 million in total principal commitment and representing an average commitment per loan of $521 thousand.

Interest income increased by $6.0 million, or 119.6%, to $11.0 million for the year ended December 31, 2017 from $5.0 million for the year ended December 31, 2016. The increase is primarily attributable to an increase in the average principal amount of loans outstanding during the period.

Fee income increased by $1.0 million, or 164.6%, to $1.7 million for the year ended December 31, 2017 from $627 thousand for the year ended December 31, 2016. The increase is primarily attributable to an increase in the volume of loan originations during the period.

Total Expenses

The following table sets forth the components of Total expenses for BRELF II in the years ended December 31, 2017 and December 31, 2016, respectively ($ in thousands).

	For the Years Ended December 31,		Increase / (Decrease)
	2017	2016	$	%
Professional Fees	$92	$51	$41	80.4%
Excise taxes	—	—	—	—
Bank Charges	15	10	5	50.0%
Other	2	—	2	—
Total Expenses	$109	$61	$48	78.7%

Total expenses increased by $48 thousand, or 78.7%, to $109 thousand for the year ended December 31, 2017 from $61 thousand for the year ended December 31, 2016. The increase is primarily comprised of a $41 thousand increase in professional fees.

Net Increase in Member’s Equity from Operations

Net revenue increased by $7.0 million, or 125.0%, to $12.6 million for the year ended December 31, 2017 from $5.6 million for the year ended December 31, 2016. Net increase in member’s equity from operations is primarily attributable to an increase in interest income arising from an increase in average net loan balances outstanding during the year.

Liquidity and Capital Resources

Overview

BRELF II’s primary liquidity needs include ongoing commitments to fund its lending activities and future funding obligations, make distributions to its members and fund other general business needs. BRELF II’s primary sources of liquidity and capital resources to date have been derived from $516.3 million in preferred unit issuances as of September 30, 2019. Since inception on February 13, 2014, and as of September 30, 2019, BRELF II has not utilized and does not have any borrowings. As of September 30, 2019, BRELF II’s cash and cash equivalents was $60.7 million.

BRELF II seeks to meet its long-term liquidity requirements, including funding needs, including future construction draw commitments, and member redemptions through its existing cash resources, equity contributions, reinvested distributions and return of capital from investments, including loan repayments. BRELF II is not required to sell real estate mortgages to meet its liquidity needs. As of September 30, 2019, BRELF II’s had $614.6 million of loan commitments, of which $460.3 million were funded and outstanding.

As a REIT, BRELF II is required to distribute at least 90% of its annual REIT taxable income to its members, including taxable income where BRELF II does not receive corresponding cash. BRELF II intends to distribute all or substantially all of its REIT taxable income in order to comply with the REIT distribution requirements of the Code and to avoid federal income tax and the non-deductible excise tax.

BRELF II typically makes monthly distributions of distributable cash as described herein. Distributions of distributable cash, fee based income, and the preferred return are not guaranteed, and are only paid to the extent earned.

Sources and Uses of Cash

The following table sets forth changes in cash and cash equivalents for the nine months ended September 30, 2019 and September 30, 2018 ($ in thousands).

	For the Nine Months Ended September 30,
	2019	2018
Net cash received from / (used by)
Operating activities	$39,331	$19,878
Investing activities	(180,215)	(124,830)
Financing activities	138,760	123,032
Net increase / (decrease) in cash & cash equivalents	$(2,124)	$18,079

Nine Months Ended September 30, 2019 as compared to the Nine Months Ended September 30, 2018

At September 30, 2019 and September 30, 2018, BRELF II had $154.3 million and $167.8 million of unfunded loan commitments, respectively.

Net cash received from operating activities was $39.3 million for the nine months ended September 30, 2019 compared to net cash received from operating activities of $19.9 million for the nine months ended September 30, 2018. The increase is primarily attributable to an increase in lending operations.

Net cash used in investing activities was $180.2 million for the nine months ended September 30, 2019 compared with net cash used in investing activities of $124.8 million for the nine months ended September 30, 2018. The increase is primarily attributable to an increase in lending operations.

Net cash received from financing activities was $138.8 million for the nine months ended September 30, 2019 as compared to $123.0 million for the nine months ended September 30, 2018. The primary cash flows for the nine months ended September 30, 2019 were $194.4 million of capital from sale of preferred units to unit holders, net of 16.0 million of capital received in advance, $15.5 million of redemptions and $25.9 million of distributions to holders of preferred units. The primary cash flows for the nine months ended September 30, 2018 were $127.8 million of capital from the sale of preferred units to unit holders and $10.4 million of capital received in advance, net of $12.8 million of distributions and $3.7 million of redemptions by holders of preferred units.

The following table sets forth changes in cash and cash equivalents for the years ended December 31, 2018, 2017 and 2016 ($ in thousands).

	For the Years Ended December 31,
	2018	2017	2016
Net cash received from / (used by)
Operating activities	$29,241	$(60,439)	$(25,100)
Investing activities	(155,531)	—	—
Financing activities	157,244	78,917	34,661
Net increase / (decrease) in cash & cash equivalents	$30,954	$18,478	$9,561

BRELF II’s REIT status election on October 1, 2018, caused it to cease to use the guidelines of the Financial Accounting Standards Board’s Accounting Standards Codification Topic 946 (“ASC 946”). As a result, the investments in mortgage notes receivable are included in the investing activity section of the statement of cash flows for the year ended December 31, 2018, whereas for the years ended December 31, 2017, and December 31, 2016, the investment of mortgage notes receivable are included in the operating activity section of the statement of cash flows.

Year Ended December 31, 2018 as compared to Year Ended December 31, 2017

At December 31, 2018 and December 31, 2017, BRELF II had $167.8 million and $74.5 million of unfunded loan commitments, respectively. The increase is primarily attributable to an increase in lending operations.

Net cash received from operating activities was $29.2 million for the year ended December 31, 2018 compared to net cash used in operating activities of $60.4 million for the year ended December 31, 2017. The increase is primarily due to the larger loan portfolio and higher real estate lending activity. In addition, net cash from operating activities for the year ended December 31, 2017 reflected total net investments of $73.2 million in mortgages and real estate properties, which are reflected in net cash used by investing activities for the year ended December 31, 2018.

Net cash used in investing activities was $155.5 million for the year ended December 31, 2018. As noted above, total net investments for the year ended December 31, 2017, were previously reflected in net cash used in operating activities.

Net cash received from financing activities was $157.2 million for the year ended December 31, 2018 as compared to $78.9 million for the year ended December 31, 2017. The primary cash inflows for the year ended December 31, 2018 were $177.0 million of capital and $11.4 million of capital received in advance from the sale of preferred units to investors, offset by $19.3 million of distributions to and $13.5 million of redemptions by holders of preferred units. The primary cash inflows for the year ended December 31, 2017 were $85.0 million of capital from the sale of preferred units to unit holders and $3.5 million of capital received in advance, offset by $8.9 million of distributions and $1.5 million of redemptions by holders of preferred units.

MgCo II

Nine Months Ended September 30, 2019 as compared to the Nine Months Ended September 30, 2018

Total Revenue

MgCo II revenue consisted of fee income, which represented 80% of fee based income, and distributions from BRELF II with respect to its common interest equal to 20% of distributable cash in excess of the preferred return. The following table sets forth the total revenue earned by MgCo II for the nine months ended September 30, 2019 and September 30, 2018 ($ in thousands).

	For the Nine months Ended September 30,		Increase / (Decrease)
	2019	2018	$	%
Fee income	$12,841	$10,896	$1,945	17.9%
Distributions from BRELF II	4,002	2,087	1,915	91.8%
Total Revenue	$16,843	$12,983	$3,860	29.7%

Total revenue increased by $3.9 million, or 29.7%, to $16.8 million for the nine months ended September 30, 2019 from $12.9 million for the nine months ended September 30, 2018. During the nine months ended September 30, 2019, MgCo II originated $195.6 million in principal commitment with an average commitment per loan of $5.8 million. By comparison, during the nine months ended September 30, 2018, MgCo II originated $249.0 million in principal commitment with an average commitment per loan of $3.7 million.

Fee income increased by $1.9 million, or 17.9%, to $12.8 million for the nine months ended September 30, 2019 from $10.9 million for the nine months ended September 30, 2018. The increase is primarily attributable to an increase in the volume of loan originations during the period.

Distributions from BRELF II increased by $1.9 million, or 91.8%, to $4.0 million for the nine months ended September 30, 2019 from $2.1 million for nine months ended September 30, 2018. The increase is primarily attributable to an increase in the average net principal amount of loans outstanding during the period.

Total Expenses

The following table sets forth the components of Total expenses for MgCo II for the nine months ended September 30, 2019 and September 30, 2018, respectively ($ in thousands).

	For the Nine months Ended September 30,		Increase / (Decrease)
	2019	2018	$	%
Compensation	$2,445	$1,214	$1,231	101.4%
Commissions to Broadmark Capital LLC	2,671	1,629	1,042	64.0%
General and administrative expense	1,335	745	590	79.2%
Legal, audit, insurance	975	79	896	1,134.2%
Inspection fees	78	87	(9)	(10.3)%
Total Expenses	$7,504	$3,754	$3,750	99.9%

Total expenses increased by $3.7 million, or 99.9%, to $7.5 million for the nine months ended September 30, 2019 from $3.8 million for the nine months ended September 30, 2018. The increase is primarily attributable to an increase of $1.2 million, or 101.4%, in compensation expense, an increase of $1.0 million, or 64.0%, in placement agent fees paid to Broadmark Capital for referring investors in BRELF II and an increase of $896 thousand in legal, audit, insurance expense.

Net Income

Net income increased by $109 thousand, or 1.2%, to $9.3 million for the nine months ended September 30, 2019 from $9.2 million for the nine months ended September 30, 2018. Net Income increased primarily as a result of increased fee income resulting from increased volumes of loan originations and extension fees during the period.

Year Ended December 31, 2018 as compared to Year Ended December 31, 2017

Total Revenue

MgCo II revenue consisted of fee income, which represented 80% of fee based income, and distributions from BRELF II with respect to its common interest equal to 20% of distributable cash in excess of the preferred return. The following table sets forth the total revenue earned by MgCo II in the years ended December 31, 2018 and 2017 ($ in thousands).

	For the Years Ended December 31,		Increase / (Decrease)
	2018	2017	$	%
Fee income	$14,855	$6,727	$8,128	120.8%
Distributions from BRELF II	3,102	1,267	1,835	144.8%
Total Revenue	$17,957	$7,994	$9,963	124.6%

Total revenue increased by $10.0 million, or 124.6%, to $18.0 million for the year ended December 31, 2018 from $8.0 million for the year ended December 31, 2017. During the year ended December 31, 2018, MgCo II originated $325.2 million in principal commitment with an average commitment per loan of $4.2 million. By comparison, during the year ended December 31, 2017, MgCo II originated $160.7 million in principal commitment with an average commitment per loan of $1.9 million.

Fee income increased by $8.1 million, or 120.8%, to $14.9 million for the year ended December 31, 2018 from $6.7 million for the year ended December 31, 2017. The increase is primarily attributable to an increase in the volume of loan originations during the period.

Distributions from BRELF II increased by $1.8 million, or 144.8%, to $3.1 million for the year ended December 31, 2018 from $1.3 million for December 31, 2017. The increase is primarily attributable to an increase in the average net principal amount of loans outstanding during the period.

Total Expenses

The following table sets forth the components of Total expenses for MgCo II in the years ended December 31, 2018 and December 31, 2017, respectively ($ in thousands).

	For the Years Ended December 31,		Increase / (Decrease)
	2018	2017	$	%
Compensation	$1,850	$695	$1,155	166.2%
Commissions to Broadmark Capital LLC	2,300	1,060	1,240	117.0%
General & administrative expense	1,255	441	814	184.6%
Excise tax expense	—	—	—	—
Legal, audit, insurance	97	68	29	42.6%
Depreciation expense	—	—	—	—
Inspection fees	118	66	51	78.8%
Total Expenses	$5,620	$2,330	$3,290	141.2%

Total expenses increased by $3.3 million, or 141.1%, to $5.6 million for the year ended December 31, 2018 from $2.3 million for the year ended December 31, 2017. The increase between reporting periods is primarily attributable to an increase of $1.2 million, or 117.0%, in placement agent fees paid to Broadmark Capital for referring investors in BRELF II, an increase of $1.2 million, or 166.2%, in compensation expense. as well as an increase of $814 thousand, or 184.6%, in general & administrative expense associated with higher BRELF II loan origination activities.

Net Income

Net income increased by $6.7 million, or 117.8%, to $12.3 million for the year ended December 31, 2018 from $5.7 million for the year ended December 31, 2017. Net Income increased primarily as a result of increased fee income resulting from increased volumes of loan originations during the period.

Year Ended December 31, 2017 as compared to Year Ended December 31, 2016

Total Revenue

MgCo II revenue consists of fee income, which represented 80% of fee based income, and distributions from PBRELF I with respect to its common interest equal to 20% of distributable cash in excess of the preferred return. The following table sets forth the total revenue earned by MgCo II in the years ended December 31, 2017 and December 31, 2016.

	For the Years Ended December 31,		Increase / (Decrease)
	2017	2016	$	%
Fee income	$6,727	$2,547	$4,180	164.1%
Distributions from BRELF II	1,267	586	681	116.2%
Total Revenue	$7,994	$3,133	$4,861	155.2%

Total revenue increased by $4.9 million, or 155.2%, to $8.0 million for the year ended December 31, 2017 from $3.1 million for the year ended December 31, 2016. During the year ended December 31, 2017, MgCo II originated $160.7 million in principal commitment with an average commitment per loan of $1.9 million. By comparison, during the year ended December 31, 2016, MgCo II originated $60.6 million in principal commitment with an average commitment per loan of $1.0 million.

Fee income increased by $4.2 million, or 164.1%, to $6.7 million for the year ended December 31, 2017 from $2.5 million for the year ended December 31, 2016. The increase is primarily attributable to an increase in in the volume of loan originations during the period.

Distributions from BRELF II increased by $681 thousand, or 116.2%, to $1.3 million for the year ended December 31, 2017 from $586 thousand for the year ended December 31, 2016. The increase is primarily attributable to an increase in the average net principal amount of loans outstanding during the period.

Total Expenses

The following table sets forth the components of Total expenses for MgCo II in the years ended December 31, 2017 and December 31, 2016, respectively ($ in thousands).

	For the Years Ended December 31,		Increase / (Decrease)
	2017	2016	$	%
Compensation	$695	$336	$359	106.8%
Commissions to Broadmark Capital LLC	1,060	444	616	138.7%
General & administrative expense	441	239	202	84.5%
Excise tax expense	—	—	—	—
Legal, audit, insurance	68	27	41	151.9%
Depreciation expense	—	—	—	—
Inspection fees	66	39	27	69.2%
Total Expenses	$2,330	$1,085	$1,245	114.7%

Total expenses increased by $1.2 million, or 114.7%, to $2.3 million for the year ended December 31, 2017 from $1.1 million for the year ended December 31, 2016. The increase is primarily attributable to an increase of $616 thousand, or 138.7%, in placement agent fees paid to Broadmark Capital for referring investors in BRELF II and an increase of $359 thousand, or 106.8%, attributable to compensation expense.

Net Income

Net income increased $3.6 million, or 176.5%, to $5.7 million during the year ended December 31, 2017 from $2.1 million for the year ended December 31, 2016. Net Income increased primarily as a result of increased fee income resulting from increased volumes of loan originations during the period.

Liquidity and Capital Resources

MgCo II’s capital sources include cash flow from operating activities, comprised of 80% of fee based income as well as distributions from BRELF II equal to 20% of distributable cash in excess of the preferred return. MgCo II does not have any borrowings.

MgCo II’s primary uses of liquidity include operating expenses and distributions. On a monthly basis, MgCo II’s Board of Managers determines an appropriate distribution amount based upon numerous factors, including cash flow from operating activities, availability of existing cash balances, general economic conditions and economic conditions that more specifically impact MgCo II’s business or prospects. Future distributions are subject to adjustment based upon the evaluation of the factors described above, as well as other factors that MgCo II’s Board of Managers may, from time-to-time, deem relevant to consider when determining an appropriate distribution.

MgCo II believes that its existing sources of funds should be adequate for purposes of meeting its liquidity needs.

Sources and Uses of Cash

The following table sets forth changes in cash and cash equivalents for the nine months ended September 30, 2019 and the nine months ended September 30, 2018 ($ in thousands).

	For the Nine Months Ended September 30,
	2019	2018
Net cash received from / (used by)
Operating activities	$9,285	$7,945
Financing activities	(8,839)	(7,380)
Investing activities	—	—
Net increase / (decrease) in cash & cash equivalents	$446	$565

Nine Months Ended September 30, 2019 as compared to the Nine Months Ended September 30, 2018

Net cash received from operating activities was $9.3 million for the nine months ended September 30, 2019 compared to net cash received from operating activities of $7.9 million for the nine months ended September 30, 2018. The increase is primarily attributable to an increase in lending operations.

Net cash used in financing activities was $8.8 million for the nine months ended September 30, 2019 as compared to $7.4 million for the nine months ended September 30, 2018. The increase is a result of increased distributions to members.

The following table sets forth changes in cash and cash equivalents for the six years December 31, 2018, 2017 and 2016 ($ in thousands).

	For the Years Ended December 31,
	2018	2017	2016
Net cash received from / (used by)
Operating activities	$11,789	$6,468	$2,026
Financing activities	(11,494)	(5,944)	(1,827)
Investing activities	—	—
Net increase / (decrease) in cash & cash equivalents	$295	$524	$199

Year Ended December 31, 2018 Compared to Year Ended December 31, 2017

Net cash received from operating activities was $11.8 million for the year ended December 31, 2018 compared to net cash received from operating activities of $6.5 million for the year ended December 31, 2017. The increase is primarily attributable to an increase in lending operations.

Net cash used in financing activities was $11.5 million for the year ended December 31, 2018 as compared to $5.9 million for the year ended December 31, 2017. The increase is a result of increased distributions to members.

Year Ended December 31, 2017 Compared to Year Ended December 31, 2016

Net cash received from operating activities was $6.5 million for the year ended December 31, 2017 compared to net cash received from operating activities of $2.0 million for the year ended December 31, 2016. The increase is primarily attributable to the larger number and face value of loans that were outstanding as well as originated.

Net cash used in financing activities was $5.9 million for the year ended December 31, 2017 as compared to $1.8 million for the year ended December 31, 2016. The increase is a result of increased distributions to members.

BRELF III

Results of Operations

Nine Months Ended September 30, 2019 as compared to the period January 24, 2018 (date of inception) through September 30, 2018

Total Revenue

BRELF III’s Total revenue for the nine months ended September 30, 2019 as compared to the period from January 24, 2018 through September 30, 2018, respectively, consisted of interest income on the loans that it funded and fee income which represented 20% of fee based income. The following table sets forth the components of Total revenue earned by BRELF III in the nine months ended September 30, 2019 and January 24, 2018 (date of inception) through September 30, 2018, respectively ($ in thousands).

	For the Nine Months Ended September 30, 2019	January 24, 2018 (date of inception) through September 30, 2018	Increase / (Decrease)
			$	%
Interest income	$1,565	$276	$1,289	467.0%
Fee income	174	71	103	145.1%
Total Revenue	$1,739	$347	$1,392	401.2%

Total revenue increased $1.4 million, or 401.2%, to $1.7 million for the nine months ended September 30, 2019 from $347 thousand for the period January 24, 2018 (date of inception) through September 30, 2018. During the nine months ended September 30, 2019, BRELF III originated 17 new loans representing approximately $15.8 million in total principal commitment with an average commitment per loan of approximately $927 thousand and with the largest individual loan commitment amounting to $3.6 million. During the same period, BRELF III had 10 loans repaid representing approximately $4.8 million in total principal commitment and representing an average commitment per loan of $477 thousand. By comparison, for the period January 24, 2018 (date of inception) through September 30, 2018, BRELF III originated 24 new loans representing approximately $11.2 million in total principal commitment with an average commitment per loan of approximately $467 thousand and with the largest individual loan commitment amounting to $1.8 million. During the same period in 2018, BRELF III had one loan repaid representing $290 thousand in total principal commitment. Interest income increased $1.3 million, or 467.0%, to $1.6 million for the nine months ended September 30, 2019 from $276 thousand for the period January 24, 2018 (date of inception) through September 30, 2018. The increase is primarily attributable to an increase in the average principal amount of loans outstanding during the period.

Fee income increased by $103 thousand, or 145.1%, to $174 thousand for the nine months ended September 30, 2019 from $71 thousand for the period January 24, 2018 (date of inception) through September 30, 2018. The increase is primarily attributable to an increase in lending operations and the volume of loan originations during the period.

Total Expenses

The following table sets forth the components of total expenses for BRELF III in the nine months ended September 30, 2019 and January 24, 2018 (date of inception) through September 30, 2018, respectively ($ in thousands).

	For the Nine Months Ended September 30, 2019	January 24, 2018 (date of inception) through September 30, 2018	Increase / (Decrease)
			$	%
Provision for loan losses	$—	$—	$—	—%
Professional fees	54	9	45	500.0%
Other	25	—	25	NM
Total Expenses	$79	$9	$70	777.8%

Total expenses paid by BRELF III increased $70 thousand to $79 thousand for the nine months ended September 30, 2019 from $9 thousand for the period January 24, 2018 (date of inception) through September 30, 2018. The increase is comprised of an increase in professional fees and other expenses.

Net Revenue

For the nine months ended September 30, 2019, BRELF III generated $1.7 million in Net income, representing an increase of $1.3 million, as compared to Net income of $338 thousand for the period January 24, 2018 (date of inception) through September 30, 2018. The increase is primarily attributable to increase in net interest income attributable to an increase in the number of originated loans and related average principal amount of loans outstanding during the period.

For the period from January 24, 2018 (date of inception) through December 31, 2018

Comparative financial statements are not presented as BRELF III commenced operations on January 24, 2018.

Total Revenue

BRELF III’s Total revenue for the period January 24, 2018 (date of inception) through December 31, 2018 consisted of interest income on the loans that it funded and fee income which represented 20% of fee based income. The following table sets forth the components of Total revenue earned by BRELF III in the period January 24, 2018 (date of inception) through December 31, 2018 ($ in thousands).

January 24, 2018 (date of inception) through December 31, 2018
Interest income	$550
Fee income	104
Total Revenue	$654

There was no other income for the period January 24, 2018 (date of inception) through December 31, 2018.

Total Expenses

The following table sets forth the components of Total expenses for BRELF III in the year ended December 31, 2018 ($ in thousands).

January 24, 2018 (date of inception) through December 31, 2018
Provision for loan losses	$—
Real estate properties, net of gains	—
Professional fees	—
Excise taxes and licenses	—
Other	17
Total Expenses	$17

Net Revenue

Due to the BRELF III’s REIT election on January 1, 2019, BRELF III does not quality to use the guidelines of the Financial Accounting Standards Board’s Accounting Standards Codification Topic 946 (“ASC 946”).

For the period from January 24, 2018 (date of inception) through December 31, 2018, BRELF III generated $547 thousand in Net income.

Liquidity and Capital Resources

Overview

BRELF III’s primary liquidity needs include ongoing commitments to fund its operating expenses, lending activities and future funding obligations, make distributions to its members and fund other general business needs.

BRELF III’s primary sources of liquidity and capital resources to date have been derived from $23.1 million in cumulative preferred unit issuances as of September 30, 2019. Since inception on January 24, 2018, and as of September 30, 2019, BRELF III has not utilized and does not have any borrowings. As of September 30, 2019, BRELF III’s cash and cash equivalents was $6.5 million.

BRELF III seeks to meet its long-term liquidity requirements, including investment funding needs, including future construction draw commitments, and member redemptions through its existing cash resources, equity contributions, reinvested distributions and return of capital from investments, including loan repayments. BRELF III is not required to sell real estate mortgages in order to pay redemption proceeds. As of September 30, 2019, BRELF III had $28.3 million of loan commitments, of which $16.8 million were funded and outstanding.

As a REIT, BRELF III is required to distribute at least 90% of its annual REIT taxable income to its members, including taxable income where BRELF III does not receive corresponding cash. BRELF III intends to distribute all or substantially all of its REIT taxable income in order to comply with the REIT distribution requirements of the Code and to avoid federal income tax and the non-deductible excise tax.

BRELF III typically makes monthly distributions of distributable cash as described herein. Distributions of distributable cash, fee based income, and the preferred return are not guaranteed, and are only paid to the extent earned.

Sources and Uses of Cash

The following table sets forth changes in cash and cash equivalents for the nine months ended September 30, 2019 and the period January 24, 2018 (date of inception) through September 30, 2018 ($ in thousands).

	For the Nine Months Ended September 30, 2019	January 24, 2018 (date of inception) through September 30, 2018
Net cash received from / (used by)
Operating activities	$1,546	$356
Investing activities	(9,227)	(4,005)
Financing activities	10,068	8,467
Net increase / (decrease) in cash & cash equivalents	$2,387	$4,817

Nine Months Ended September 30, 2019 as compared to the period January 24, 2018 (date of inception) through September 30, 2018

At September 30, 2019 and September 30, 2018, BRELF III had $11.5 million and $8.4 million of unfunded loan commitments, respectively. The increase is primarily attributable to an increase in lending operations.

Net cash received from operating activities was $1.5 million for the nine months ended September 30, 2019 compared to net cash received from operating activities of $356 thousand for the period January 24, 2018 (date of inception) through September 30, 2018. The increase is primarily attributable to an increase in lending operations.

Net cash used in investing activities was $9.2 million for the nine months ended September 30, 2019 compared with net cash used in operating activities of $4.0 million for the period January 24, 2018 (date of inception) through September 30, 2018. The increase is primarily attributable to an increase in lending operations.

Net cash received from financing activities was $10.1 million for the nine months ended September 30, 2019 as compared to $8.5 million for the period January 24, 2018 (date of inception) through September 30, 2018. The primary cash flows for the nine months ended September 30, 2019 were $11.4 million of capital from the sale of preferred units to unit holders, net of $70 thousand of contributions received in advance, $981 thousand of distributions to holders of preferred units and $322 thousand of redemptions. The primary cash flows for the period January 24, 2018 (date of inception) through September 30, 2018 were $8.1 million of capital from the sale of preferred units to unit holders and $500 thousand of contributions received in advance, net of $226 thousand of distributions to holders of preferred units.

January 24, 2018 to December 31, 2018

The following table sets forth changes in cash and cash equivalents for the period from January 24, 2018 (date of inception) through December 31, 2018 ($ in thousands).

From Inception, January 24, 2018 to December 31, 2018
(in thousands)
Net cash received from / (used by)
Operating activities	$(6,887)
Investing activities	—
Financing activities	10,987
Net increase / decrease in cash & cash equivalents	$4,100

At December 31, 2018, BRELF III had $8.3 million of unfunded loan commitments. The increase is primarily attributable to an increase in lending operations.

Net cash used in operating activities was $6.9 million for the year ended December 31, 2018. Total net investments of $7.5 million in mortgages and real estate properties were reflected in net cash used in operating activities.

Net cash used in investing activities was $0 for the period from January 24, 2018 (date of inception) through December 31, 2018. As noted above, total net investments for the period January 24, 2018 (date of inception) through December 31, 2018, were reflected in net cash used in operating activities.

Net cash received from financing activities was $11.0 million for the period from January 24, 2018 (date of inception) through December 31, 2018. The primary cash inflow for the year ended December 31, 2018 was $11.3 million of contributions, offset by $439 thousand of distributions.

MgCo III

Results of Operations

Nine Months Ended September 30, 2019 as compared to the Nine Months Ended September 30, 2018

Total Revenue

MgCo III revenue consisted of fee income, which represented 80% of fee based income, and distributions from BRELF III with respect to its common interest equal to 20% of distributable cash in excess of the preferred return. The following table sets forth the total revenue earned by MgCo III for the nine months ended September 30, 2019 and September 30, 2018 ($ in thousands).

	For the Nine Months Ended September 30,		Increase / (Decrease)
	2019	2018	$	%
Fee income	$742	$290	$452	155.9%
Distributions from BRELF III	153	33	120	363.6%
Total Revenue	$895	$323	$572	177.1%

Total revenue increased by $572 thousand, or 177.1%, to $895 thousand for the nine months ended September 30, 2019 from $323 thousand for the nine months ended September 30, 2018. During the nine months ended September 30, 2019, MgCo III originated $15.8 million in principal commitment with an average commitment per loan of $927 thousand. By comparison, during the nine months ended September 30, 2018, MgCo III originated $11.2 million in principal commitment with an average commitment per loan of $467 thousand.

Fee income increased by $452 thousand, or 155.9%, to $742 thousand for the nine months ended September 30, 2019 from $290 thousand for the nine months ended September 30, 2018. The increase is primarily attributable to an increase in the volume of loan originations during the period.

Distributions from BRELF III increased by $120 thousand, or 363.6%, to $153 thousand for the nine months ended September 30, 2019 from $33 thousand for nine months ended September 30, 2018. The increase is primarily attributable to an increase in average principal amount of loans outstanding during the period.

Total Expenses

The following table sets forth the components of Total expenses for MgCo III for the nine months ended September 30, 2019 and September 30, 2018, respectively ($ in thousands).

	For the Nine Months Ended September 30,		Increase / (Decrease)
	2019	2018	$	%
Compensation	$365	$324	$41	12.7%
Commissions to Broadmark Capital LLC	128	87	41	47.1%
General & administrative expense	140	71	69	97.2%
Legal, audit, insurance	96	49	47	95.9%
Inspection fees	29	5	24	480.0%
Total Expenses	$758	$536	$222	41.4%

Total expenses increased by $222 thousand, or 41.4%, to $758 thousand for the nine months ended September 30, 2019 from $536 thousand for the nine months ended September 30, 2018. The increase is primarily attributable to an increase of $69 thousand, or 97.2%, in general & administrative expense and to an increase of $47 thousand, or 95.9%, in legal, audit, insurance expense.

Net Income

Net income increased by $351 thousand to $137 thousand for the nine months ended September 30, 2019 from $(214) thousand for the nine months ended September 30, 2018. The increase is primarily attributable to an increase in the volume of loan originations in the period.

Year Ended December 31, 2018

Comparative financial statements are not presented as BRELF III commenced operations on January 24, 2018

Total Revenue

MgCo III revenue consisted of fee income, which represented 80% of fee based income, and distributions from BRELF III with respect to its common interest equal to 20% of distributable cash in excess of the preferred return. The following table sets forth the Total revenue earned by MgCo III in the year ended December 31, 2018 ($ in thousands).

For the Year Ended December 31, 2018
Fee income	$429
Distributions from BRELF III	60
Total Revenue	$489

Total revenue for the year ended December 31, 2018 was $489 thousand.

Fee income for the year ended December 31, 2018 was $429 thousand.

Distributions from BRELF III for the year ended December 31, 2018 was $60 thousand.

Total Expenses

The following table sets forth the components of Total expenses for MgCo III in the year ended December 31, 2018 ($ in thousands).

For the Year Ended December 31, 2018
Compensation	$450
Commissions to Broadmark Capital LLC	120
General & administrative expense	120
Excise tax expense	—
Legal, audit, insurance	66
Depreciation expense	—
Inspection fees	15
Total Expenses	$771

Total expenses for the year ended December 31, 2018 were $771 thousand.

Net Income

Net income for the year ended December 31, 2018 was $(281) thousand.

Liquidity and Capital Resources

MgCo III’s capital sources include cash flow from operating activities, comprised of 80% of fee based income as well as distributions from BRELF III equal to 20% of distributable cash in excess of the preferred return. MgCo III does not have any borrowings.

MgCo III’s primary uses of liquidity include operating expenses and distributions. On a monthly basis, MgCo III’s Board of Managers determines an appropriate distribution amount based upon numerous factors, including cash flow from operating activities, availability of existing cash balances, general economic conditions and economic conditions that more specifically impact MgCo III’s business or prospects. Future distributions are subject to adjustment based upon the evaluation of the factors described above, as well as other factors that MgCo III’s Board of Managers may, from time-to-time, deem relevant to consider when determining an appropriate distribution.

MgCo III believes that its existing sources of funds should be adequate for purposes of meeting its liquidity needs.

Sources and Uses of Cash

The following table sets forth changes in cash and cash equivalents for the nine months ended September 30, 2019 and the nine months ended September 30, 2018 ($ in thousands):

	For the Nine Months Ended September 30,
	2019	2018
Net cash received from / (used by)
Operating activities	$128	$81
Financing activities	—	(1)
Investing activities	—	(1)
Net increase / (decrease) in cash & cash equivalents	$128	$79

Nine Months Ended September 30, 2019 as compared to the Nine Months Ended September 30, 2018

Net cash received from operating activities was $128 thousand for the nine months ended September 30, 2019 compared to net cash received from operating activities of $81 thousand for the nine months ended September 30, 2018. The increase is primarily attributable to a decrease in related party payables.

Net cash used in financing activities was $0 for the nine months ended September 30, 2019 as compared to $1 thousand for the nine months ended September 30, 2018.

Net cash used in investing activities was $0 for the nine months ended September 30, 2019 as compared to $1 thousand for the nine months ended September 30, 2018.

The following table sets forth changes in cash and cash equivalents for the year ended December 31, 2018 ($ in thousands):

For the Year Ended December 31, 2018
Net cash received from / (used by)
Operating activities	$62
Financing activities	(3)
Investing activities	(1)
Net increase / (decrease) in cash & cash equivalents	$58

Year Ended December 31, 2018, Comparative financial statements are not presented as BRELF III commenced operations on January 24, 2018

Net cash received from operating activities was $62 thousand for the year ended December 31, 2018.

Net cash used in financing activities was $3 thousand for the year ended December 31, 2018.

Net cash used in investing activities was $1 thousand for the year ended December 31, 2018.

BRELF IV

Results of Operations

February 28, 2019 (date of inception) through September 30, 2019

Comparative financial statements are not presented as BRELF IV commenced operations on January 1, 2019.

Total Revenue

BRELF IV’s Total revenue for the period February 28, 2019 (date of inception) through September 30, 2019 consisted of interest income on the loans that it funded and fee income which represented 20% of fee based income. The following table sets forth the components of Total revenue earned by BRELF IV for the period February 28, 2019 (date of inception) through September 30, 2019 ($ in thousands):

February 28, 2019 (date of inception) through September 30, 2019
Interest income	$102
Fee income	23
Total Revenue	$125

Total revenue for the period February 28, 2019 (date of inception) through September 30, 2019 was $125 thousand. During the period February 28, 2019 (date of inception) through September 30, 2019, BRELF IV originated 5 new loans representing approximately $3.9 million in total principal commitment with an average commitment per loan of approximately $0.8 million and with the largest individual loan commitment amounting to $1.9 million. During the same period, BRELF IV had no loans repaid. Interest income was $102 thousand and fee income was $23 thousand for the period February 28, 2019 (date of inception) through September 30, 2019.

Total Expenses

BRELF IV’s Total expense for the period February 28, 2019 (date of inception) through September 30, 2019 consisted of other expense equal to $1 thousand.

February 28, 2019 (date of inception) through September 30, 2019
Other	$1
Total Expense	$1

Net Income

Net income for the period February 28, 2019 (date of inception) through September 30, 2019 was $124 thousand.

Liquidity and Capital Resources

Overview

BRELF IV’s primary liquidity needs include ongoing commitments to fund its operating expenses, lending activities and future funding obligations, make distributions to its members and fund other general business needs. BRELF IV’s primary sources of liquidity and capital resources to date have been derived from $3.5 million in cumulative preferred unit issuances as of September 30, 2019. As of September 30, 2019, BRELF IV has not utilized and does not have any borrowings. As of September 30, 2019, BRELF IV cash and cash equivalents was $937 thousand.

BRELF IV seeks to meet its long-term liquidity requirements, including future investment funding needs, future construction draw commitments, and member redemptions through its existing cash resources, equity contributions, reinvested distributions and return of capital from investments, including loan repayments. BRELF IV is not required to sell real estate mortgages in order to pay redemption proceeds. As of September 30, 2019, BRELF IV had $3.9 million of loan commitments, of which $2.7 million was funded and outstanding.

As a REIT, BRELF IV is required to distribute at least 90% of its annual REIT taxable income to its members, including taxable income where BRELF IV does not receive corresponding cash. BRELF IV intends to distribute all or substantially all of its REIT taxable income in order to comply with the REIT distribution requirements of the Internal Revenue Code and to avoid federal income tax and the non-deductible excise tax.

BRELF IV intends to make monthly distributions of distributable cash as described herein. Distributions of distributable cash, fee based income, and the preferred return are not guaranteed, and are only paid to the extent earned.

Sources and Uses of Cash

The following table sets forth changes in cash and cash equivalents for the period February 28, 2019 (date of inception) through September 30, 2019 ($ in thousands):

February 28, 2019 (date of inception) through September 30, 2019
Net cash received from / (used by)
Operating activities	$139
Investing activities	(2,667)
Financing activities	3,465
Net increase / (decrease) in cash & cash equivalents	$937

February 28, 2019 (date of inception) through September 30, 2019

Net cash received from operating activities was $139 thousand for the period February 28, 2019 (date of inception) through September 30, 2019.

Net cash used in investing activities was $2.7 million for the period February 26, 2019 (date of inception) through September 30, 2019.

Net cash received from financing activities was $3.5 million for the period February 28, 2019 (date of inception) through September 30, 2019. The primary cash inflow for the period February 28, 2019 (date of inception) through September 30, 2019 was $3.5 million of contributions.

Contractual Obligations and Commitments

There were no contractual obligations and commercial commitments of BRELF IV as of September 30, 2019.

Off-Balance Sheet Arrangements

BRELF IV has not entered into any off-balance sheet transactions, arrangements or other relationships with unconsolidated entities or other persons that are likely to affect liquidity or the availability of the Predecessor Company Group’s requirements for capital resources.

MgCo IV

Results of Operations

Nine Months Ended September 30, 2019

Comparative financial statements are not presented as BRELF IV commenced operations on January 1, 2019.

Total Revenue

MgCo IV revenue consisted of fee income, which represented 80% of fee based income, and distributions from BRELF IV with respect to its common interest equal to 20% of distributable cash in excess of the preferred return. The following table sets forth the Total revenue earned by MgCo IV in the nine months ended September 30, 2019 ($ in thousands).

For the Nine Months Ended September 30, 2019
Fee income	$91
Distributions from BRELF IV	10
Total Revenue	$101

MgCo IV had $101 thousand in total revenue for the nine months ended September 30, 2019.

Fee income was $91 thousand for the nine months ended September 30, 2019.

Distributions from BRELF IV for the nine months ended September 30, 2019 was $10 thousand.

Total Expenses

The following table sets forth the components of Total Expenses for MgCo IV for the nine months ended September 30, 2019 ($ in thousands):

For the Nine Months Ended September 30, 2019
Compensation	$400
Commissions to Broadmark Capital LLC	35
Professional fees	85
General and administrative	12
Inspection fees	1
Total Expenses	$533

Total expenses for the nine months ended September 30, 2019 were $533 thousand.

Net Loss

Net loss for the nine months ended September 30, 2019 was $(433) thousand.

Liquidity and Capital Resources

MgCo IV’s capital sources include cash flow from operating activities, comprised of 80% of fee based income as well as distributions from BRELF IV equal to 20% of distributable cash in excess of the preferred return. MgCo IV does not have any borrowings.

MgCo IV’s primary uses of liquidity include operating expenses and distributions. On a monthly basis, MgCo IV’s Board of Managers determines an appropriate distribution amount based upon numerous factors, including cash flow from operating activities, availability of existing cash balances, general economic conditions and economic conditions that more specifically impact MgCo IV’s business or prospects. Future distributions are subject to adjustment based upon the evaluation of the factors described above, as well as other factors that MgCo IV’s Board of Managers may, from time-to-time, deem relevant to consider when determining an appropriate distribution.

MgCo IV believes that its existing sources of funds should be adequate for purposes of meeting its liquidity needs. Unrestricted cash as of September 30, 2019 was approximately $5 thousand.

Sources and Uses of Cash

Nine Months Ended September 30, 2019

The following table sets forth changes in cash and cash equivalents for the nine months ended September 30, 2019 ($ in thousands):

For the Nine Months Ended September 30, 2019
Net cash received from / (used by)
Operating activities	$5
Investing activities	—
Financing activities	—
Net increase / (decrease) in cash & cash equivalents	$5

Net cash received from operating activities was $5 thousand for the nine months ended September 30, 2019.

No net cash was used in investing activities for the nine months ended September 30, 2019.

Net cash received from financing activities was 200 dollars for the nine months ended September 30, 2019.

Contractual Obligations and Commitments

There were no contractual obligations and commercial commitments of MgCo IV as of September 30, 2019.

Off-Balance Sheet Arrangements

MgCo IV has not entered into any off-balance sheet transactions, arrangements or other relationships with unconsolidated entities or other persons that are likely to affect liquidity or the availability of the Predecessor Company Group’s requirements for capital resources.

Subsequent Developments

On November 14, 2019, subsequent to the end of the fiscal quarter ended September 30, 2019, the Predecessor Company Group consummated the Business Combination pursuant to the Merger Agreement. For a description of the Business Combination and the Merger Agreement, see the sections entitled “Summary of the Joint Proxy Statement/Prospectus—Parties to the Business Combination” beginning on page 1 of the Merger Prospectus, “Summary of the Joint Proxy Statement/Prospectus—The Business Combination” beginning on page 2 of the Merger Prospectus, “The Business Combination” beginning on page 62, and “The Merger Agreement” beginning on page 87 of the Merger Prospectus. Upon completion of the Business Combination, unrestricted cash as of November 14, 2019 was approximately $235 million, net of transaction expenses and other Business Combination related payments (including stockholder redemptions and payments to Warrant holders).

Critical Accounting Policies

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with U.S. GAAP in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Predecessor Company Group bases its use of estimates on (a) a preset number of assumptions that consider past experience, (b) future projections and (c) general financial market conditions. Actual amounts could differ from those estimates.

Because of, among other factors, the fluctuating market conditions that currently exist in the national real estate markets, and the volatility and uncertainty in the financial and credit markets, it is possible that the estimates and assumptions, most notably those related to the Predecessor Company Group’s fair value of impaired mortgage loans and real estate acquired through foreclosure (REO), could change materially due to the continued volatility of the real estate and financial markets or as a result of a significant dislocation in those markets.

The fair value of impaired mortgage loans and real estate owned (REO), is generally determined using third party appraisals, comparable sales and competitive market analyses. For valuation purposes, the Predecessor Company Group discloses the fair value of impaired loans and REO at the lower of its acquisition basis, or its net realizable value (estimated fair market value less expected selling costs). The Predecessor Company Group uses net realizable value as a proxy for fair value as it represents the liquidation proceeds to the Predecessor Company Group and is most comparable to the fair value disclosure for loans and REO.

Recognition of Interest Income

Interest income from loans is recognized, as earned, over the loan period, whereas fee income is recognized by the Predecessor Companies and the Predecessor Management Companies in the period that it has been charged to the borrower. The Predecessor Companies and Predecessor Management Companies have adopted ASC 842, Leases, as it relates to the accounting of operating leases. The Predecessor Companies and Predecessor Management Companies adoption of this standard did not materially impact the financial position or capital requirements of the company as there were no operating leases to capitalize. Effective with the REIT election on October 1, 2018, ASC 946 no longer applied to PBRELF I and BRELF II for the period ending December 31, 2018, which resulted in different presentations of the basic financial statements from the Company’s previously issued financial statements, as well as significant revisions of the financial statement disclosures in order to conform to GAAP. The critical accounting policies should be read in connection with the risk factors as disclosed in the Risk Factors section and with Notes 2 of the financial statements of each of the Predecessor Company Group entities, as well as this Predecessor Company Group Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Loan Impairment

The Predecessor Company Group evaluates each loan classified as held for investment for impairment at least quarterly. Impairment occurs when it is deemed probable that we will not be able to collect all amounts due according to the contractual terms of the loan. If a loan is considered to be impaired, record an allowance through the provision for loan losses to reduce the carrying value of the loan to the present value of expected future cash flows discounted at the loan’s contractual effective rate or the fair value of the collateral, if repayment is expected solely from the collateral.

The Predecessor Company Group regularly evaluates the extent and impact of any credit deterioration associated with the performance and/or value of the underlying collateral, as well as the financial capability of the borrower, through a personal guarantee to make this determination.

Internal Control over Financial Reporting

In connection with the audit of the December 31, 2018 financial statements for each of the Predecessor Companies and Predecessor Management Companies, the Predecessor Company Group’s auditor noted deficiencies within the financial close and reporting process due to lack of segregation of duties, including access controls of information technology over sensitive and critical financial information, lack of review procedures over financial information and inadequate documentation of policies and procedures over the identification of technical accounting matters, and related documentation addressing accounting matters. With respect to the audits of the Predecessor Companies, the lack of controls contributed to certain proposed audit adjustments related to deferred fees and missing or incomplete disclosures related to equity structure/share counts, credit quality disclosures and cash flow statements in the notes to the financial statements. As such, the Predecessor Companies’ auditor identified material weaknesses in the Predecessor Companies’ internal controls over financial close reporting process. With respect to the Predecessor Management Companies, the lack of controls contributed to the inability to record certain material adjustments to the financial statements related to cash and related party reclassifications, compensation expense and completeness and accuracy and/or missing or incomplete disclosures related to certain statements related to equity structure/share count. As such, the Predecessor Management Companies’ auditor identified material weaknesses in the Predecessor Companies’ internal controls over financial close reporting process. The Predecessor Company Group has begun to take steps to remediate these material weaknesses, including developing a comprehensive plan to remediate the identified material weaknesses, hiring additional senior resources within the Predecessor Company Group’s accounting and finance function, and engaging external advisors. These remediation measures may be time consuming and costly, and might place significant demands on its financial, accounting and operational resources.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Interest Rate Risk

The nature of Broadmark Realty’s business exposes it to market risk arising from changes in interest rates. Interest rates are highly sensitive to many factors, including governmental, monetary and tax policies, domestic and international economic and political considerations and other factors beyond the control of Broadmark Realty. An increase or decrease in interest rates would not impact the interest charged on Broadmark Realty’s then existing loan portfolio, as Broadmark Realty’s loans bear fixed rates of interest. However, a rapid significant increase in interest rates may reduce the demand for mortgage loans due to the higher cost of borrowing, potentially resulting in a reduced demand for real estate, declining real estate values and higher default rates. Alternatively, a significant rapid decline in interest rates may negatively affect the amount of interest that Broadmark Realty may charge on new loans, including those that are made with capital received as outstanding loans mature. Additionally, declining interest rates may also result in prepayments of existing loans, which may also result in the redeployment of capital in new loans bearing lower interest rates. These factors could adversely affect Broadmark Realty’s business, financial condition, results of operations and ability to make distributions to its equity holders.

Credit Risk

Broadmark Realty’s loans are subject to credit risk. Credit risk is the exposure to loss from loan defaults. Default rates are subject to a wide variety of factors, including, but not limited to, borrower financial condition, property performance, property management, supply and demand factors, construction trends, consumer behavior, regional economics, interest rates, the strength of the U.S. economy and other factors beyond Broadmark Realty’s control. All loans are subject to a certain possibility of default. Broadmark Realty seeks to mitigate credit risk by originating loans which are secured by first position liens on real estate with a maximum loan-to-value ratio of 65%. Broadmark Realty also undertakes extensive due diligence of the property that will be mortgaged to secure the loans, including review of third party appraisals on the property.

Risks Related to Real Estate

Residential and commercial property values are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, events such as natural disasters, including hurricanes and earthquakes, acts of war and terrorism, national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing, retail, industrial, office or other commercial space); changes or continued weakness in specific industry segments; construction quality, construction cost, age and design; demographic factors; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs). In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay the loans, which could also cause Broadmark Realty to suffer losses. These factors could adversely affect Broadmark Realty’s business, financial condition, results of operations and ability to make distributions to its members.

BUSINESS

Overview

Broadmark Realty is a commercial real estate finance company that is internally managed and intends to elect to qualify as a REIT commencing with its taxable year ending December 31, 2019. Based in Seattle, Washington, Broadmark Realty offers short-term, first deed of trust loans secured by real estate to fund the construction and development of, or investment in, residential or commercial properties. Broadmark Realty operates in select states in which it believes have favorable demographic trends and provide efficient and quick access to collateral in the event of borrower default. As of September 30, 2019, the Predecessor Company Group’s combined portfolio of active loans had approximately $1.2 billion of principal commitments outstanding across 270 loans to over 200 borrowers in twelve states plus the District of Columbia, of which approximately $0.8 billion was funded.

On November 14, 2019, Broadmark Realty consummated the business combination (the “Business Combination”) contemplated by that certain Agreement and Plan of Merger, dated August 9, 2019, by and among Broadmark Realty, Trinity Merger Corp., a Delaware corporation (“Trinity”), Trinity Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Broadmark Realty (“Merger Sub I”), Trinity Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Broadmark Realty (“Merger Sub II” and, together with us, Trinity and Merger Sub I, the “Trinity Parties”), PBRELF I, LLC, a Washington limited liability company (“PBRELF”), BRELF II, LLC, a Washington limited liability company (“BRELF II”), BRELF III, LLC, a Washington limited liability company (“BRELF III”), BRELF IV, LLC, a Washington limited liability company (“BRELF IV” and, together with PBRELF, BRELF II and BRELF III, the “Predecessor Companies” and each a “Predecessor Company”), Pyatt Broadmark Management, LLC, a Washington limited liability company (“MgCo I”), Broadmark Real Estate Management II, LLC, a Washington limited liability company (“MgCo II”), Broadmark Real Estate Management III, LLC, a Washington limited liability company (“MgCo III”), and Broadmark Real Estate Management IV, LLC, a Washington limited liability company (“MgCo IV” and, together with MgCo I, MgCo II and MgCo III, the “Predecessor Management Companies” and each a “Predecessor Management Company” and, together with the Predecessor Companies and their subsidiaries, the “Predecessor Company Group”). As part of the Business Combination, the Predecessor Companies were merged into a single wholly-owned subsidiary of Broadmark Realty, which subsidiary is referred to as the “Mortgage Subsidiary,” and the Predecessor Management Companies merged into a single wholly-owned subsidiary.

Historically, the Predecessor Company Group funded the growth of its real estate loan portfolio with private capital. Since its inception, the Predecessor Company Group consistently delivered to its investors monthly distributions ranging from 10.0% to 11.0% on an annualized basis. In the past, the Predecessor Company Group had not used debt leverage to finance its loans, and, as of September 30, 2019 on a pro forma basis, the Predecessor Company Group had no debt outstanding. Broadmark Realty believes that this has been an important element in the Predecessor Company Group’s successful track record.

Properties securing Broadmark Realty’s loans are generally classified as either residential or commercial properties, or undeveloped land, and are typically not income producing. Each loan is secured by a first mortgage lien on real estate. Broadmark Realty’s lending policy limits the amount of the loan to a maximum loan-to-value (“LTV”) ratio of up to 65.0% of the appraised value of the underlying collateral as determined by an independent appraiser at the time of the loan origination. As of September 30, 2019, the average LTV across the Predecessor Company Group’s active loan portfolio was less than 60.0% of appraised value. In addition, each loan is also personally guaranteed on a recourse basis by the principals of the borrower and/or others at the discretion of the Predecessor Company Group, and now Broadmark Realty, to further help ensure that Broadmark Realty will receive full repayment of the loan. The guaranty may be collaterally secured by a pledge of the guarantor’s interest in the borrower or other real estate or assets owned by the guarantor. Since 2010, the Predecessor Company Group realized aggregate losses on defaulted loans of approximately $441,000 through September 30, 2019, or 0.02% of the Predecessor Company Group’s total loan commitments. By contrast, the Predecessor Company Group recognized total income on defaulted loans of $11.7 million over the same period.

The amount of Broadmark Realty’s loans may range from $500,000 to $50.0 million in face amount (average of $4.4 million at September 30, 2019), bear interest at a fixed annual rate of 10.0% to 13.0% and have initial terms typically ranging from 6 to 18 months in duration (which may be renewed or extended before the expiration of the loan’s term). Broadmark Realty usually receives loan origination fees, or “points,” typically ranging from 3.0% to 5.0% of the original principal amount of the loan, along with loan renewal fees, each of which varies in amount based upon, among other things, the term of the loan and the quality of the borrower and the underlying real estate. In addition to loan origination fees, Broadmark Realty receives renewal fees and late fees paid by borrowers and/or is reimbursed by borrowers for costs associated with services provided by Broadmark Realty, such as closing costs, collection costs on defaulted loans and construction draw inspection fees.

Broadmark Realty’s typical borrowers include real estate investors, developers and other commercial borrowers. It does not lend to owner-occupants of residential real estate. Loan proceeds are generally used to fund the vertical construction, horizontal development, investment, land acquisition, refinancing and, to a lesser extent, renovation and rehabilitation of residential or commercial properties. Approximately 75.0% of Broadmark Realty’s loans are structured with partial funding at closing and additional loan installments disbursed to the borrower upon satisfactory completion of previously agreed stages of construction.

A principal source of new transactions has been repeat business from prior customers and their referral of new business. Broadmark Realty also receives leads for new business from real estate brokers and mortgage brokers, a limited amount of advertising, and through its website.

Broadmark Realty seeks to minimize risk of loss through its underwriting standards. It originates and funds loans secured by first mortgages on residential and commercial real estate located in states that it believes exhibit favorable demographic trends. Broadmark Realty also manages and services its loan portfolio. Broadmark Realty believes that current market dynamics, including the demand/supply imbalance for residential construction-related real estate loans, presents significant opportunities for it to selectively originate high-quality first mortgage loans on attractive terms.

Broadmark Realty has built its business on a foundation of intimate knowledge of the residential and commercial real estate market combined with a due diligence culture that is designed to protect and preserve capital. Broadmark Realty believes that its flexibility and ability to structure loans that address the needs of its borrowers without compromising its standards on risk, its expertise in the loan market and its focus on newly originated first mortgage loans, has been the basis for its success.

Markets

Broadmark Realty currently operates in fourteen states plus the District of Columbia. Broadmark Realty’s loan portfolio is spread across twelve states plus the District of Columbia, with the majority of loans located in Washington, Colorado, Utah and Texas (collectively totaling 86.5% of the total face amount as of September 30, 2019). Broadmark Realty strategically focuses on these states as they have exhibited strong population growth – between 2010 and 2018 Washington, Colorado and Texas were in the top ten in the nation for net population migration, and all four are non-judicial foreclosure states.

Broadmark Realty’s loan portfolio is also concentrated within ten counties, the largest being King County, WA which comprises the cities of Seattle and Bellevue. As of September 30, 2019, the top ten counties make up 58.6% of the total portfolio.

		Total Committed
	# Loans	$	%
County
King, WA	40	$162.6	13.7%
Denver, CO	15	83.3	7.0%
Kitsap, WA	11	79.3	6.7%
Wasatch, UT	5	74.7	6.3%
Multnomah, OR	8	66.3	5.6%
Utah, UT	7	53.1	4.5%
Arapahoe, CO	10	48.8	4.1%
Douglas, CO	8	43.8	3.7%
Tooele, UT	3	42.6	3.6%
Harris, TX	4	41.4	3.5%
Other Counties	159	491.7	41.4%
Total	270	$1,187.5	100.0%

The Industry and Market Opportunity

Real estate investment is a capital-intensive business that relies heavily on debt capital to acquire, develop, improve, construct, renovate and maintain properties. Broadmark Realty focuses on providing construction, development and investment loans, which is a vital segment of the U.S. housing and real estate industries. Due to structural changes in banking, regulation and monetary policies over the last decade, there has been a reduction in the number of lenders servicing this segment. Broadmark Realty believes there is a significant market opportunity for a well-capitalized real estate finance company to originate attractively priced real estate loans secured by the underlying real estate as collateral. Broadmark Realty further believes that the demand for relatively small real estate loans to construct, develop or invest in residential or commercial real estate held for investment located in states with favorable demographic trends presents a compelling opportunity to generate attractive risk-adjusted returns for an established, well-financed, non-bank lender such as Broadmark Realty.

Historically, regional and community banks were the primary providers of construction financing to smaller, private builders. Over the past several decades, there has been significant consolidation within the commercial banking industry, with the number of commercial and savings institutions having decreased by 59% and 71%, respectively, since 1992, as reported by the FDIC. In addition, many traditional commercial real estate lenders that have competed for loans within Broadmark Realty’s target markets are facing tighter capital constraints due to changing banking regulations following the 2008 financial crisis. The chart below illustrates the decline in number of commercial and savings banks from 1992 to 2018:

Source: FDIC

While traditional bank construction lending has been inhibited in recent years, private residential construction spending and housing starts have largely recovered from the lows following the 2008 financial crisis. However, housing starts still remain well below historical averages. In addition, housing starts remain well below the 1.62 million annual housing starts needed to meet current demand, according to Freddie Mac. The chart below illustrates historical housing starts from 1988 to 2018 versus the minimum annual need per Freddie Mac:

Source: Federal Reserve Bank of St. Louis and Freddie Mac.

Given this confluence of market dynamics, Broadmark Realty believes it is well positioned to capitalize and profit from these industry dynamics. Furthermore, the Predecessor Company Group has been able to successfully compete in the Pacific Northwest markets since 2010, in the Mountain West markets since 2014, and the Southeast markets since 2018, notwithstanding the fact that many traditional lenders, such as banks and other institutional lenders, also service these markets.

Business and Growth Strategy

Broadmark Realty’s business strategy is to directly originate, fund, manage, and service short-term loans secured by first mortgage liens on real property to enable it to generate attractive returns. Broadmark Realty believes that its ability to react quickly to the needs of borrowers, flexibility in terms of structuring loans to meet the needs of borrowers, consistency and expediency in funding future construction draws, intimate knowledge of the relevant markets in which it operates, and focus on newly originated first mortgage loans positions it to generate attractive returns.

Broadmark Realty’s strategy to achieve this objective includes the following:

•	continue to increase market share in existing states to satisfy unmet demand;
•	increase geographic footprint by focusing on non-judicial foreclosure states with favorable demographic trends;
•	capitalize on opportunities created by the long-term structural changes in the real estate lending market resulting from consolidation and increased regulatory oversight of commercial banks and savings institutions;
•	continue to develop and refine real estate loan opportunities products to attract non-traditional investors;
•	form the Private REIT, generating an additional revenue stream by way of management fees to Broadmark Realty;
•	remain flexible in order to capitalize on changing sets of investment opportunities that may be present in the various points of an economic cycle; and
•	operate so as to qualify as a REIT.

Loan Portfolio

The following table highlights certain information regarding Broadmark Realty’s real estate lending activities for the periods indicated ($ in millions).

	For the Nine Months Ended, September 30,		For the Years Ended, December 31,
	2019	2018	2018	2017
Loans originated	107	156	194	175
Loans repaid	101	106	136	142
Number of loans outstanding	270	258	265	211
Unpaid principal balance (end of period balance)	$804.9	$513.2	$589.6	$318.1
Average outstanding loan balance ($ millions)	$3.0	$2.0	$2.2	$1.5
Weighted average contractual interest rate(1)	12.02%	12.01%	12.02%	12.03%
(1)	Does not include origination fees.

The following table sets forth the number of loans and aggregate face amount of mortgage loans originated during each of the calendar years set forth below.

Year of Origination	Number of Loans	Aggregate Face Amount(2)
2019 (through September 30)	107	$403,259,691
2018	194	647,017,014
2017	175	397,740,670
2016 and prior	566	$524,391,527
(2)	Excludes subsequent loan amendments.

The following tables set forth the number of total loans and outstanding principal balance of mortgage loans based on the intended loan purpose, and the percentage of the outstanding principal balance by purpose as compared to the total portfolio, in each case at September 30, 2019 and December 31, 2018.

	At September 30, 2019			At December 31, 2018
Loan Purpose(1)	# of Loans	Face Amount	%	# of Loans	Face Amount	%
Vertical Construction	182	$838.7	70.6%	183	$665.5	71.6%
Horizontal Development	37	216.7	18.2%	26	132.4	14.2%
Investment	51	132.2	11.1%	56	132.4	14.2%
Total	270	$1,187.5	100%	265	$930.3	100%

The following table sets forth the number of total loans and face amount based on the types of properties securing Broadmark Realty’s mortgage loans, and the percentage of the face amount by property security of the loan as compared to the total portfolio at September 30, 2019 and December 31, 2018, respectively.

	At September 30, 2019			At December 31, 2018
Property Type(2)	# of Loans	Face Amount	%	# of Loans	Face Amount	%
For Sale Residential	138	$477.7	40.2%	153	$388.7	41.9%
For Rent Residential	35	$228.4	19.2%	26	$207.6	22.3%
Horizontal Development	43	$229.0	19.3%	32	$153.7	16.5%
Commercial/Other	27	$162.0	13.6%	23	$110.2	11.8%
Raw Land	27	$90.4	7.6%	31	$70.1	7.5%
Total	270	$1,187.5	100%	265	$930.3	100%
(1)	Broadmark Realty categorizes its loans into three distinct purposes:
•	Vertical Construction. Loans which utilize at least 20% of face amount to fund vertical construction of residential, commercial and mixed-use properties.
•	Horizontal Development. Loans which do not fund vertical construction and utilize at least 20% of face amount to fund horizontal improvements including: initial site preparation, ground clearing, installing utilities, and road, sidewalk and gutter paving.
•	Investment. Loans which do not fund vertical or horizontal construction including financings of built real estate properties or raw land.
(2)	Broadmark Realty categorizes its loans into five property types:
•	For Sale Residential. All for sale residential product including single family homes, townhomes, condominiums and other attached product.
•	For Rent Residential. All rental residential product including multifamily rental apartments and senior housing.
•	Commercial/Other. Non-residential real estate including retail, office, industrial and hotels.
•	Horizontal Development. Vertical construction ready sites including finished single-family lots, finished townhome lots and multifamily and commercial development sites.
•	Raw Land. Undeveloped land prior to horizontal development.

The following table highlights certain information regarding properties acquired through foreclosure and owned by Broadmark Realty as of September 30, 2019.

No.	City	State	Property Type	Carrying Value
1	Puyallup	WA	Multi-Family Building and Site	$369,845
2	Spokane	WA	Commercial Retail	3,690,647
3	Bremerton	WA	Multi-Family Land	1,717,452
4	Bellevue	WA	Single-Family Residential	2,046,200
Total				$7,824,144

The following table sets forth the number of total loans and face amount of mortgage loans by state, and the percentage of the face amount by state as compared to the total portfolio at September 30, 2019 and December 31, 2018, respectively.

	September 30, 2019			December 31, 2018
State	# of Loans	Face Amount ($ millions)%		# of Loans	Face Amount ($ millions)%
WA	94	$395.3	33.3%	101	$353.8	38.1%
CO	58	$251.4	21.2%	65	213.2	22.9%
UT	35	$271.9	22.9%	29	169.6	18.2%
TX	15	$109.2	9.2%	16	81.5	8.8%
OR	10	$77.6	6.5%	15	71.8	7.7%
Other	58	$82.1	6.9%	39	40.4	4.3%
Total	270	$1,187.5	100%	265	$930.3	100.0%

Operations Overview

Loan Origination and Servicing Process

Loan Origination and Due Diligence. Broadmark Realty is experienced in secured lending, with over 100 years of combined real estate and financial services experience of its senior management team. Broadmark Realty’s senior management team spends a significant portion of its time on borrower development as well as on underwriting, structuring and servicing the loans in Broadmark Realty’s portfolio. A principal source of new transactions for Broadmark Realty has been repeat business from existing and former customers and their referral of new business. When underwriting a loan, the primary focus of Broadmark Realty’s analysis is the value of a property. Prior to making a final decision on a loan application Broadmark Realty conducts extensive due diligence of the property as well as the borrower and its principals.

The mortgage loans originated by Broadmark Realty generally meet the following criteria:

•	Collateral. New loans are secured by a first deed of trust on real estate.
•	Amount. The amount of Broadmark Realty’s loans may range from $500,000 to $50.0 million in face amount with a current average loan size at September 30, 2019 of approximately $4.4 million across Broadmark Realty’s portfolio. New loans are subject to individual size limits and maximum exposure to a single borrower. Prior to consummation of the Business Combination, the Predecessor Company Group generally limited any new individual loan to a maximum of 10.0% of total loans outstanding per Predecessor Company and its exposure to any one single borrower or guarantor to 15.0% of total loans outstanding per Predecessor Company. Going forward, Broadmark Realty intends to reduce these thresholds as it continues to grow its loan portfolio such that the maximum amount of any loan will be no greater than 5.0% of the combined loan portfolio and the maximum exposure to any single borrower will be no greater than 10.0% of the combined loan portfolio for any one borrower.
•	Loan to Value. The maximum loan-to-value ratio for a mortgage at origination is 65.0% as confirmed by a third party appraisal at the time the loan is originated.
•	Interest rate. A fixed rate between 10.0% and 13.0% per annum with a late fee of 10.0% of the amount outstanding and a default rate of 24.0% per annum.
•	Origination fees. Typically ranges from 3.0% to 5.0%. In addition, if the term of the loan is extended, additional points are payable upon the extension.
•	Term. Typically, three to 18 months. Broadmark Realty may agree to extend the maturity date so long as the borrower complies with all loan covenants, financial and non-financial, and the loan otherwise satisfies its then existing underwriting criteria. If Broadmark Realty extends the maturity date to a date that is equal to or greater than 12 months after the initial loan origination, then the loan is registered to go through the underwriting process again, including receipt and review by Broadmark Realty of a new independent appraisal report.
•	Prepayments. A borrower may prepay the loan at any time without premium or penalty.

•	Covenants. To timely pay all taxes, insurance, assessments, and similar charges with respect to the property; to maintain hazard insurance; and to maintain and protect the property.
•	Events of default. Include: (i) failure to make payment when due; and (ii) breach of a covenant.
•	Payment terms. Interest only is payable monthly in arrears. Principal is due in a “balloon” payment at the maturity date.
•	Escrow. Generally, none required.
•	Reserves. Generally required to allow for cost overruns.
•	Holdbacks. Construction loans typically include a holdback for future construction draws which are funded in arrears following confirmation of work completion. Loans may also include a holdback for interest payments due to a lack of income generated by the real estate.
•	Security. Each loan is evidenced by a promissory note, which is secured by a first mortgage lien on real property owned by the borrower and is personally guaranteed on a recourse basis by the principals of the borrower and/or others, at the discretion of Broadmark Realty, which guaranty may be collaterally secured by a pledge of the guarantor’s interest in the borrower or other real estate owned by the guarantor.
•	Fees and Expenses. As is typical in real estate finance transactions, the borrower pays all expenses in connection with securing the loan, including the cost of a property appraisal, the cost of an environmental assessment report, if any, the cost of credit report and all title, recording fees and legal fees.

Upon receipt of a potential borrower’s executed loan application, Broadmark Realty will commence the underwriting process. Before approving and funding a mortgage, Broadmark Realty undertakes extensive due diligence of the borrower, its principals, the guarantor and the property that will be mortgaged to secure the loan. Such due diligence generally includes:

•	Borrower and Guarantor Information. Review of a borrower’s credit application, operating agreement or other organizational documents, and review of business and guarantor financial statements and tax returns.
•	Confirmatory Collateral Information. Review of an independent appraisal report (customarily including market data and analysis and information regarding comparable properties), preliminary title report, tax records, documentation evidencing proper hazard insurance for improved property, and other property information. Loans secured by existing commercial properties require a Phase I environmental site assessment.
•	Project Transaction Information. Review of the property purchase and sale agreement, title insurance, itemized construction budget, building permits, building plans, and specifications and marketing plans and materials.
•	Physical Inspection. Broadmark Realty team engages in a physical inspection of the property, which includes a check of the property’s location, characteristics, qualities, and potential value as represented by the borrower, as well as a review of the comparable properties identified in the independent appraisal report in order to confirm that the properties identified as comparable in the appraisal report are truly comparable.

Loan Servicing

Broadmark Realty services all of its loans internally, and manages loan payments, draw requests, and loan accounting histories and records. The loan draw process in particular is an important part of Broadmark Realty’s business as it provides borrowers with quick access to capital in order to keep their projects moving, and allows Broadmark Realty to inspect the quality and pace of the borrower’s work. Once a borrower has submitted a draw request, Broadmark Realty will have the project inspected to ensure that the work for which funding is being requested has been completed and in a manner satisfactory to Broadmark Realty. In addition, any required County and City inspections are completed and lien releases from all vendors and subcontractors are collected before funds are disbursed. Although the process is thorough, Broadmark Realty makes a point of responding to draw requests as quickly as possible as timing is of paramount importance to a project’s success.

In addition, Broadmark Realty will conduct periodic testing, process loan payoff requests, and collect past due and delinquent payments. In the case of a loan default, Broadmark Realty has broad authority to take such actions as it believes best in working out the defaulted loan, including selling the defaulted loan or foreclosing on the real property serving as collateral for the loan.

Loan Funding

Broadmark Realty’s ability to grow its business has been primarily constrained by its ability to raise capital to fund additional real estate loans. The Predecessor Company Group historically was unleveraged, had no lines of credit and did not otherwise borrow to finance loans. Historically, the Predecessor Company Group funded loans primarily through the use of private capital. The Predecessor Company Group contracted with an affiliated broker-dealer, Tranceka Capital, LLC (formerly, Broadmark Capital, LLC) and unaffiliated third parties, to act as marketing agents. These marketing agents received a placement fee of 1.0% of a referred member’s capital contribution and a trail fee of 0.125% per quarter (0.50% per annum) after the first anniversary as long as a referred person remained a member of the Predecessor Company Group. These fees were paid out of the compensation earned by the external managers of the Predecessor Company Group and not by members. The marketing agreements with the marketing agents were terminated by the Predecessor Company Group effective as of the completion of the Business Combination. In connection with and in consideration for the termination of these marketing agreements, Broadmark Realty has agreed to pay trail fees to a few third party marketing agents of the Predecessor Company Group. No trail fees will be paid to the affiliated broker-dealer.

Private REIT

Broadmark Realty expects to launch a management company for private funds (the “Private Fund Manager”), as an indirect subsidiary in early 2020. Initially, the Private Fund Manager expects to sponsor a private real estate finance company that will elect to be taxed as a real estate investment trust as soon as it is eligible (the “Private REIT”). The Private Fund Manager will be responsible for the day-to-day management and operations of the Private REIT in return for compensation similar to the compensation historically paid to the external managers of the Predecessor Company Group as described under “Certain Relationships and Related Party Transactions.”

The Private REIT will originate and/or participate and/or have a direct or indirect interest in short term senior loans collateralized by commercial real estate located in the United States in furtherance of its objective of providing attractive risk-adjusted returns primarily through origination fees and income generated from real estate loans. The Private REIT may elect to acquire direct or indirect interests in new or existing loans that are originated, underwritten and/or serviced or held by Broadmark Realty. To the extent that the Private REIT participates in such loans, it is expected that the allocation of income and profits therefrom will be determined by Broadmark Realty and the Private REIT’s Manager in a manner that reduces potential conflicts of interest that might otherwise occur in determining whether opportunities to originate specific new mortgages should be allocated to Broadmark Realty or to the Private REIT.

The Private Fund Manager and the Private REIT expect to rely on available exemptions from registration under the Investment Advisers Act of 1940, and the Investment Company Act of 1940, respectively. Initially, the Private Fund Manager intends to rely on the exemption from the Investment Advisers Act registration available to a private fund adviser with less than $150 million in aggregate fund assets under management, and to file SEC Form ADV as an “exempt reporting adviser,” until such time as the Private REIT’s assets exceed $150 million and registration as an investment adviser is required. The Private REIT expects to rely on exemptions from registration under the Investment Company Act available to private investment funds or certain real estate funds.

Competition

Real estate lending is a competitive business. Broadmark Realty competes for lending opportunities with a variety of institutional lenders and investors, including other “hard money” lenders, mortgage REITs, specialty finance companies, savings and loan associations, banks, mortgage banks, credit unions, insurance companies, mutual funds, pension funds, private equity real estate funds, hedge funds, institutional investors, investment banking firms, non-bank financial institutions, governmental bodies, family offices, and high net worth individuals.

Broadmark Realty competes on the basis of borrower relationships, product offerings, loan structure, terms, and service. Broadmark Realty’s success depends on its ability to maintain and capitalize on relationships with borrowers and their representatives, offer attractive loan terms and provide superior service.

Seasonality

While Broadmark Realty typically originates loans year-round, incremental loan disbursements are made with greater frequency during the spring, summer and fall, when weather is generally more favorable for construction, and borrowers complete previously agreed stages of construction, allowing developers to draw down on additional amounts of capital available under their loan agreements. As a result of these more frequent disbursements, Broadmark Realty maintains greater amounts of cash on hand to fund these disbursements during these seasons.

Intellectual Property and Proprietary Data

Broadmark Realty’s business does not depend on exploiting or leveraging any particular intellectual property rights. To the extent that Broadmark Realty owns any rights to intellectual property, it relies on a combination of registered and state, federal, and common law trademarks, service marks, trade names, copyrights, and trade secret protection. Broadmark Realty currently has an application for registration of the trademark “Broadmark” pending with the USPTO and is in the process of filing an application to register its logo with the USPTO.

Properties

Broadmark Realty leases its executive offices in Seattle, Washington. Broadmark Realty believes that these offices are adequate for its foreseeable future needs and that lease renewals and/or alternative space at comparable rental rates is available, if necessary.

Employees

As of September 30, 2019, Broadmark Realty had approximately 40 employees.

Regulation and Compliance

Broadmark Realty’s operations are subject, in certain circumstances, to supervision and regulation by state and U.S. federal government authorities, and may be subject to various laws and judicial and administrative decisions imposing various requirements and restrictions. In addition, Broadmark Realty and its subsidiaries may rely on exemptions from various requirements of the Securities Act, the Investment Company Act, and the Investment Advisers Act. These exemptions are sometimes highly complex and may, in certain circumstances, depend on compliance by third-parties who Broadmark Realty does not control.

Regulation of Commercial Real Estate Lending Activities

In general, commercial real estate lending is a highly regulated industry in the United States and Broadmark Realty is required to comply with, among other statutes and regulations, certain provisions of the Equal Credit Opportunity Act that are applicable to commercial loans, the USA Patriot Act, regulations promulgated by the Office of Foreign Asset Control, and U.S. federal and state securities laws and regulations. In addition, certain states have adopted laws or regulations that may, among other requirements, require licensing of lenders and financiers, prescribe disclosures of certain contractual terms, impose limitations on interest rates and other charges, and limit or prohibit certain collection practices and creditor remedies. Broadmark Realty is required to comply with the applicable laws and regulations in the states in which it does business.

The Dodd-Frank Act

The Dodd-Frank Act made significant structural reforms to the financial services industry. For example, pursuant to the Dodd-Frank Act, various federal agencies have promulgated, or are in the process of promulgating, regulations with respect to various issues that may affect Broadmark Realty. Certain regulations have already been adopted and others remain under consideration by various governmental agencies, in some cases past the deadlines set in the Dodd-Frank Act for adoption. Broadmark Realty does not believe any regulations adopted under the Dodd-Frank Act apply to it. However, it is possible that regulations that will be adopted in the future will apply to Broadmark Realty or that existing regulations will apply to it as its business evolves.

Investment Company Act Exemption

Although Broadmark Realty reserves the right to modify its business methods at any time, it is not currently required to register as an investment company under the Investment Company Act. However, Broadmark Realty cannot assure you that its business strategy will not evolve over time in a manner that could subject it to the registration requirements of the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40.0% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities” are, among other things, securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exclusion from the definition of “investment company” set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

Broadmark Realty conducts operations so that it will not be required to register as an investment company under the Investment Company Act. Broadmark Realty conducts business primarily through wholly-owned subsidiaries. In order for Broadmark Realty to comply with Section 3(a)(1)(C), the securities issued by any wholly-owned or majority-owned subsidiaries that are excluded from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities that it may own, may not have a value in excess of 40.0% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Broadmark Realty will monitor its holdings to ensure continuing and ongoing compliance with this test. Additionally, Broadmark Realty believes it will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because it will not engage primarily, or propose to engage primarily, or hold itself out as being engaged primarily, in the business of investing, reinvesting, or trading in securities. Rather, Broadmark Realty is primarily engaged in the non-investment company business of its wholly-owned subsidiaries.

Broadmark Realty expects the Mortgage Subsidiary, which issues and holds the mortgages, to qualify for the exclusion from the definition of “investment company” pursuant to Section 3(c)(5)(C) of the Investment Company Act, which provides an exclusion for companies engaged primarily in investments in mortgages and other liens on or interests in real estate. To qualify for the exclusion pursuant to Section 3(c)(5)(C), based on positions set forth by the staff of the SEC, the Mortgage Subsidiary will generally be required to hold at least (i) 55.0% of its assets in qualifying real estate assets and (ii) at least 80.0% of its assets in qualifying real estate assets and real estate-related assets. Provided that the Mortgage Subsidiary is able to maintain this exclusion, Broadmark Realty’s interests in Mortgage Subsidiary will not constitute “investment securities.” Broadmark Realty intends to rely on guidance published by the SEC staff or on its analyses of guidance published with respect to which assets are qualifying real estate assets and real estate-related assets for purposes of Section 3(c)(5)(C).

Legal Proceedings

Broadmark Realty is involved in legal proceedings which arise in the ordinary course of business. It believes that the outcome of such matters, individually and in the aggregate, will not have a material adverse effect on its business, financial condition and results of operations.

MANAGEMENT

Directors and Executive Officers

Directors

Our Board consists of the following seven directors:

Name	Age	Position
Joseph L. Schocken	73	Chairman and Director
Jeffrey B. Pyatt	60	President and Chief Executive Officer and Director
Stephen G. Haggerty	52	Director
Daniel J. Hirsch	45	Director
Kevin M. Luebbers	53	Director
Norma J. Lawrence	64	Director
David A. Karp	60	Director

Each of Broadmark Realty directors, other than Jeffrey Pyatt, serves as a non-executive director.

Biographies

A brief biography of our directors is set forth below.

Joseph L. Schocken has served as our Chairman of our Board since the consummation of the Business Combination. Prior to the Business Combination, Mr. Schocken served as Chief Executive Officer of the Predecessor Company Group from the time he founded the Predecessor Company Group in 1987 through the consummation of the Business Combination. He also serves as President of Broadmark Capital, LLC. In 2010, Mr. Schocken was a co-founder of MgCo I. In addition, Mr. Schocken served as a member of the board of directors of each of the Predecessor Companies from their inception and, directly or indirectly through an entity, as a member of the board of managers of each of the Predecessor Management Companies from their inception, through in each case, the date of consummation of the Business Combination. Mr. Schocken has guided Broadmark Capital, LLC’s corporate finance practice through private equity transactions and now leads the merchant banking and family office activities, where he oversees the handling of a portfolio of private and public company holdings. Prior to forming Broadmark Capital, LLC and MgCo I, Mr. Schocken helped form Broadmark Asset Management Company. He has previously advised and assisted in the development of capital formation strategy for multiple public and private companies. Mr. Schocken is interested in national economic policy, has served as an appointee of President Obama to the National Advisory Council on Innovation and Entrepreneurship, has written several white papers and articles on capital formation which have led to testimony before committees at both the U.S. House and Senate, and is recognized as one of the driving forces behind the 2011 JOBS Act. He serves on the AIPAC National Council, DNC National Finance Committee, and the Seattle Affordable Middle Income Housing Council. Mr. Schocken received a Bachelor of Arts from the University of Washington and an M.B.A. from the Harvard Business School.

Jeffrey B. Pyatt has served as our President and Chief Executive Officer and a director since the consummation of the Business Combination. Prior to that, he served as President of MgCo I from the time that he co-founded it in 2010 and served as a member of the board of directors of each of the Predecessor Companies from their inception and, directly or indirectly, as a member of the board of managers of each of the Predecessor Management Companies from their inception, in each case through the consummation of the Business Combination. Prior to founding MgCo I, Mr. Pyatt co-founded and managed a private lending fund, Private Lenders Group, from 2004 to 2009. Mr. Pyatt has served on the boards for three different Boys and Girls Clubs as well as numerous other non-profits. Mr. Pyatt received a Bachelor of Science in accounting from the University of Denver and a master’s degree in taxation from the University of Denver College of Law.

Stephen G. Haggerty has served as a director since the consummation of the Business Combination, and prior to that, as a director of our predecessor, Trinity Sub Inc. Mr. Haggerty has served as a Managing Partner of Trinity Investments. since May 18, 2018. Mr. Haggerty oversees corporate strategy, leadership and capital markets execution of Trinity Investments. Before Trinity Investments, Mr. Haggerty was the Global Head of Capital Strategy, Franchising and Select Service at Hyatt Hotels Corporation from 2014 to 2018. In that role Mr. Haggerty was responsible for implementing Hyatt’s overall capital and franchising strategy and overseeing the Select Service business. Prior to assuming that position, Mr. Haggerty was the Executive Vice President, Global Head of Real Estate

and Capital Strategy from 2012 to 2014. In that role, Mr. Haggerty was responsible for implementing Hyatt’s capital strategy, managing Hyatt’s hotel asset base and providing support to the teams of Development professionals around the world. Before joining Hyatt Hotels Corporation, Mr. Haggerty spent 13 years serving in several positions of increasing responsibility with Marriott International, Inc., including finance, asset management and development roles in various locations around the world, including Hong Kong and London. Mr. Haggerty was also a board member of Playa Hotels & Resorts from 2012 to 2018, during which Playa Hotel & Resorts became a public company. Mr. Haggerty received a Bachelor of Science from Cornell University.

Daniel J. Hirsch has served as our director since the consummation of the Business Combination. Mr. Hirsch is a consultant to Trinity Investments. In addition, Mr. Hirsch is a consultant to Farallon Capital Management, L.L.C. (“Farallon”), an investment firm that manages capital on behalf of institutions and individuals, for which he has served as a board designee with respect to Farallon’s investment in Playa Hotels & Resorts N.V. (NASDAQ: PLYA), since January 2017. Previously, from 2003 to December 2016, Mr. Hirsch held several senior positions at Farallon, including Managing Member of the Real Estate Group from 2009 to December 2016, Managing Director from 2007 to 2008 and Legal Counsel from 2003 to 2006. Mr. Hirsch also served as a director of Playa Hotel & Resorts since 2010 and is currently the chair of the Compensation Committee and a member of the Nominating and Governance Committee. In addition, Mr. Hirsch has served on the board of The Macerich Company (NYSE: MAC) since 2018 and is currently a member of the Compensation Committee and Nominating and Governance Committee. Mr. Hirsch has extensive knowledge of the capital markets and the real estate sector, drawn from several senior positions he held at Farallon between 2003 and 2016, including Managing Member of the Real Estate Group, Managing Director and Legal Counsel. Prior to joining Farallon, Mr. Hirsch worked as an associate in the San Francisco office of the law firm Covington & Burling LLP, from 2001 to 2003. Mr. Hirsch graduated from Yale Law School with a J.D. and earned a Bachelor of Arts degree, summa cum laude, in Law, Jurisprudence and Social Thought from Amherst College.

David A. Karp has served as a director since the consummation of the Business Combination. Mr. Karp is a 36-year veteran in real estate investment finance and management. He was most recently Executive Vice President and Chief Financial Officer of Empire State Realty Trust, Inc. (NYSE: ESRT), a real estate investment trust that owns and operates office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building. Mr. Karp joined ESRT’s predecessor in 2011 and was responsible for finance, capital markets, accounting, and investor relations. Prior to that, Mr. Karp served as Managing Director and Chief Financial Officer of Forum Partners Investment Management LLC from 2006 to 2011 and Chief Operating Officer from 2009 to 2011, where he was responsible for both firm-level and fund-level financial management and strategy. From 1996 to 2005, Mr. Karp served as President, Chief Operating Officer and Chief Financial Officer of Falcon Financial Investment Trust, which he co-founded. Mr. Karp has an MBA in Finance and Real Estate from the Wharton School of the University of Pennsylvania and a B.A., Summa Cum Laude, in Economics from the University of California, Berkeley.

Norma J. Lawrence has served as a director since the consummation of the Business Combination. Ms. Lawrence currently serves on the board of directors of Marcus & Millichap Inc. (NYSE: MMI), a brokerage company providing real estate investment brokerage, financing and advisory services. Previously, Ms. Lawrence was a Partner at KPMG, LLP, where she was employed from 1979 to 2012 and provided extensive accounting and auditing services to companies in the real estate and hospitality industries. Ms. Lawrence is currently a member of WomenCorporateDirectors and was a member of the National Association of Real Estate Investment Trusts, the Pension Real Estate Association, the National Council of Real Estate Investment Fiduciaries, the California Society of Certified Public Accountants, and the American Institute of Certified Public Accountants. She also was a member of the Organization of Women Executives, the Valley Development Forum, and the Los Angeles Chapter of Construction Financial Management Association. Ms. Lawrence received a B.A. in mathematics and an M.B.A. in finance and accounting from the University of California, Los Angeles.

Kevin M. Luebbers has served as a director since the consummation of the Business Combination. Mr. Luebbers has served as a consultant to Trinity Merger Corp. since May 2019. Mr. Luebbers co-founded and has served as managing partner of VIC Partners, LLC, an investment partnership focused on acquiring and repositioning hotel properties, since 2004. Prior to that, he was executive vice president and chief financial officer at RFS Hotel Investors, Inc., a publicly traded real estate investment trust from 2000 to 2003, where he was responsible for the company’s capital markets and treasury functions. Prior to that, Mr. Luebbers served as senior vice president of planning and investment analysis at Hilton Hotels Corporation from 1996 to 2000. Mr. Luebbers was a board member and audit committee chairman of Ambassadors International, Inc., a publicly traded cruise, marina and travel and event company, from 2005 to 2008. Mr. Luebbers received a B.S. from Cornell University and an M.B.A. from the University of California at Berkeley.

Director Independence

As our Common Stock is listed on the NYSE, we adhere to the rules of such exchange in determining whether a director is independent. Our Board has consulted, and will consult, with our counsel to ensure that our Board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The NYSE listing standards generally define an “independent director” as a person that has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the listed company). Our Board has determined that Messrs. Haggerty, Hirsch, Karp and Luebbers and Ms. Lawrence are independent directors under the listing standards of the NYSE. Mr. Karp has been appointed our lead independent director. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive Officers

Our executive officers are as follows:

Name	Age	Position
Jeffrey B. Pyatt	60	President and Chief Executive Officer and Director
David Schneider	38	Chief Financial Officer (scheduled to join Broadmark Realty on December 9, 2019)
Joanne Van Sickle	64	Controller
Adam J. Fountain	41	Executive Vice President

Biographies

A brief biography of our executive officers is set forth below.

Jeffrey B. Pyatt has served as our President and Chief Executive Officer and a director since the consummation of the Business Combination. Prior to that, he served as President of MgCo I from the time that he co-founded it in 2010 and served as a member of the board of directors of each of the Predecessor Companies from their inception and, directly or indirectly, as a member of the board of managers of each of the Predecessor Management Companies from their inception, in each case through the consummation of the Business Combination. Prior to founding MgCo I, Mr. Pyatt co-founded and managed a private lending fund, Private Lenders Group, from 2004 to 2009. Mr. Pyatt has served on the boards for three different Boys and Girls Clubs as well as numerous other non-profits. Mr. Pyatt received a Bachelor of Science in accounting from the University of Denver and a master’s degree in taxation from the University of Denver College of Law.

David Schneider is expected to serve as the Chief Executive Officer of Broadmark Realty commencing December 9, 2019. Prior to joining Broadmark Realty, he served as Managing Director and Chief Accounting Officer of New Residential Investment Corp. since May 2018, and has previously served as Senior Vice President and Comptroller on the same company since May 2014. Previously, Mr. Schneider served in various other senior financial and regulatory reporting roles, including Vice President of Corporate Accounting Policy at JPMorgan Chase, Director of Global Accounting Policy and Advisory at American Express, and Assistant Vice President of Internal Audit at Credit Suisse. Mr. Schneider is a licensed certified public accountant in New York, and a member of the New York State Society of Certified Public Accountants. Mr. Schneider is a graduate of Fordham University with a Bachelor of Science in Accounting.

Joanne Van Sickle serves as the Controller of Broadmark Realty. Prior to the Business Combination she served as Controller for the Predecessor Management Companies since 2010. In addition, she has served as a member of the board of directors of each of the Predecessor Companies since their inception. Prior to joining the Predecessor Company Group, Ms. Van Sickle worked from 2005 through 2010 as a controller for a Washington based private lending fund, Private Lenders Group. Prior to that, Ms. Van Sickle maintained a private accounting practice from 1991 to 2004. Ms. Van Sickle began her career in 1983 serving as a certified public accountant in the auditing department of Touche Ross. Ms. Van Sickle has served as a member of the board of directors for The Glaser Foundation since 2016, and was the organization’s administrator from 1991 to 2015. Ms. Van Sickle received a B.A. from Central Washington University.

Adam J. Fountain serves as the Executive Vice President of Broadmark Realty. Prior to the Business Combination he was a partner in each of the Predecessor Management Companies and oversees day to day management of the Predecessor Companies. In addition, he serves as a member of the loan review committee and as a member of the board of directors of each of the Predecessor Companies. He has served as Managing Director at Broadmark Capital since 2013, where he is responsible for investor and client sourcing, transaction management and all activities related to Broadmark Capital’s merchant banking function. Mr. Fountain originally joined Broadmark Capital in 2003 as an associate focused on client sourcing and transaction management in the life sciences sector and has held positions of increasing responsibilities with Broadmark Capital since then. Prior to joining Broadmark Capital, Mr. Fountain was an associate at L.E.K. Consulting, an international strategic consulting firm from 2001 to 2003. Since 2017, Mr. Fountain has served on the board of directors of the Seattle Opera and currently serves as the chair of the development committee. Mr. Fountain received a B.A. in international relations from Stanford University.

Non-Employee Director Compensation

Broadmark Realty entered into a Consulting Agreement with Mr. Schocken. Pursuant to the agreement, Mr. Schocken will serve as Broadmark Realty’s Non-Executive Chairman following the completion of the Business Combination. He will serve in such capacity until either Broadmark Realty or Mr. Schocken gives written notice of his termination as Non-Executive Chairman, provided that neither party may give notice of termination prior to the date that is one year after the date of completion of the Business Combination. As consideration for Mr. Schocken serving as the Non-Executive Chairman, he will be paid $650,000 periodically over a two year period, which amount (i) will be inclusive of any other fees that Broadmark Realty may pay to its other non-employee directors, and (ii) will be payable over the same two year period whether Mr. Schocken serves the full two year term or not. Should Mr. Schocken continue to serve as Broadmark Realty’s Non-Executive Chairman after the second anniversary of the date of completion of the Business Combination, then he will be entitled to the Board’s customary fee for service as a director and Non-Executive Chairman in an amount deemed appropriate by our Board.

Additionally, Mr. Schocken is expected to receive a restricted stock unit (“RSU”) award for 95,694 shares of our Common Stock, subject to approval by our Compensation Committee.

Broadmark Realty intends to pay an annual retainer to its other non-employee directors consisting of cash and an annual equity grant in amounts to be determined.

Compensation Committee Interlocks and Insider Participation

There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.

EXECUTIVE OFFICER COMPENSATION

2018 Predecessor Company Group Compensation

The named executive officers of the Predecessor Company Group in 2018 were (i) Joseph L. Schocken, the principal executive officer of the Predecessor Company Group, a director of each Company and a manager of each Predecessor Management Company, and, through an affiliate, an equity member in each Predecessor Management Company, (ii) Jeffrey B. Pyatt, President of MgCo I, a director of each of the Predecessor Companies and a manager of each Predecessor Management Company, and through an affiliate, an equity member in each Predecessor Management Company, and (iii) Joanne Van Sickle, the Controller of the Predecessor Management Companies, a director of each Company, and an equity member in each Predecessor Management Company. The named executive officers (or their affiliated entity) generally received compensation for their services to the Predecessor Management Companies through distributions by such entities of revenues generated from fee based income produced by mortgages originated by, and distributions of residual profits from, the Predecessor Companies.

Additional informational regarding the named executive officers’ compensation follows.

Joseph L. Schocken. Mr. Schocken was not paid any salary or benefits for the services he rendered to the Predecessor Company Group in 2018. Instead, through his indirect ownership of an equity membership interest in each of the Predecessor Management Companies, he received distributions of profit from each entity.

Jeffrey B. Pyatt. As an equity member of each of the Predecessor Management Companies, Mr. Pyatt received distributions of profit from each entity. Mr. Pyatt also received health and welfare benefits from MgCo I. The cost of the health and welfare benefits was offset against distributions that he otherwise would have received from MgCo I.

Joanne Van Sickle. As an equity member of each of the Predecessor Management Companies, Ms. Van Sickle received distributions of profit from each entity. In addition, she was paid on an hourly basis for her service as Controller of each of the Predecessor Management Companies in the aggregate amount of $139,968. Ms. Van Sickle also received health and welfare benefits from MgCo I, the cost of which was offset against distributions that she otherwise would have received MgCo I.

Summary Compensation Table

The following table provides information regarding the 2018 compensation of the principal executive officers.

Name and Principal Position	Year	Salary	Bonus	Stock awards	Option awards	Non-equity incentive plan compensation	All Other Compensation(1)		Total
Joseph L. Schocken	2018	—	—	—	—	—	$8,669,797		$8,669,797
Jeffrey B. Pyatt	2018	—	—	—	—	—	8,669,797	(2)	8,669,797
Joanne Van Sickle	2018	139,968	—	—	—	—	2,067,550	(3)	2,207,518
(1)	The amounts in the All Other Compensation column reflect the aggregate amount of distributions received by each named executive officer from the Predecessor Management Companies.
(2)	The cost of the health and welfare benefits were offset against distributions that Mr. Pyatt received, and are not included in the amount set forth above.
(3)	Ms. Van Sickle received certain benefits from MgCo I, the cost of which was deducted from distributions of profits that she otherwise would have received from MgCo I.

Outstanding Equity Awards at Fiscal Year-End

The named executive officers did not have any outstanding equity awards granted by any Predecessor Management Companies at December 31, 2018.

Payments upon Separation from the Predecessor Company Group

None of the named executive officers receives any additional compensation in the event of termination, resignation or in connection with a change of control.

Compensation Arrangements Following the Business Combination

Employment Agreements and Initial Equity Awards

We are parties to employment agreements with Messrs. Pyatt and Fountain and Ms. Van Sickle. The effective date of the employment agreements for Messrs. Pyatt and Fountain and Ms. Van Sickle was November 14, 2019. The employment agreements generally provide for an initial three year term of employment, which will automatically renew for one year terms thereafter unless either party gives written notice of non-extension to the other party. The employment agreements also provide for the payment an annual base salary to the executive officers and target bonuses equivalent to a percentage of each executive officer’s annual base salary. For 2019, Messrs. Pyatt, Schneider and Fountain and Ms. Van Sickle’s target bonus will be pro-rated to cover the period between the date of completion of the Business Combination and the end of the year.

Additionally, under the employment agreements, in the event that any such executive officer is terminated without cause, or resigns for good reason (in each case as defined in the employment agreements) then such executive officer shall be entitled to, among other benefits, 24 months’ salary in regular installments in accordance with Broadmark Realty’s general payroll practice and COBRA benefits for the same period.

The table below sets forth the annual salary and target percentage of salary for bonus, as set forth in each of Messrs. Pyatt and Fountain and Ms. Van Sickle’s employment agreements, as well as the expected initial equity award for each of these executive officers, subject to approval of our Compensation Committee.

Name	Annual Base Salary	Target Percentage of Annual Salary for Bonus	Shares of Broadmark Realty common stock subject to expected RSU Award
Jeffrey B. Pyatt	$400,000	62.5%	95,694
Adam J. Fountain	$400,000	62.5%	71,770
Joanne Van Sickle	$150,000	166.66%	—

We are also a party to an employment agreement with Mr. Schneider. The effective date of Mr. Schneider’s employment agreement is December 9, 2019. Mr. Schneider’s employment agreements generally provides for an initial three year term of employment, which will automatically renew for one year terms thereafter unless either party gives written notice of non-extension to the other party. The employment agreement also provides for the payment an annual base salary of $350,000 to Mr. Schneider and a target bonus of $250,000, which amount will be subject to an annual compensation review and increase (but not decrease) by our Board. Pursuant to the terms of Mr. Schneider’s employment agreement, he will be paid a one-timing cash signing bonus of $150,000. Pursuant to his agreement, Mr. Schneider will also be awarded RSUs with a value of $600,000 in 2020, which award will vest in one-third increments on each of the first three anniversaries of his employment start date.

Additionally, under Mr. Schneider’s employment agreement, in the event that he is terminated without cause, or resigns for good reason (in each case as defined in the employment agreement) then he shall be entitled to, among other benefits, 12 months’ salary in regular installments in accordance with Broadmark Realty’s general payroll practice and COBRA benefits under Broadmark Realty’s group health plan for the same period.

Equity Incentive Plan

In connection with the completion of the Business Combination, we adopted the Broadmark Realty 2019 Stock Incentive Plan (the “Incentive Plan”). The following is a summary of the material features of the Incentive Plan.

Purpose; Types of Awards. The purpose of the Incentive Plan is to promote and closely align the interests of our employees, officers, non-employee directors and other service providers and our stockholders by providing stock-based compensation. The objectives of the Incentive Plan are to attract and retain the best available employees for positions of substantial responsibility and to motivate participants to optimize our profitability and growth through incentives that are consistent with our goals and that link the personal interests of participants to those of our stockholders.

To accomplish this purpose, the Incentive Plan provides for the grant of options, stock appreciation rights, restricted stock units and restricted stock, any of which may be performance-based, as determined by the plan administrator (as defined below).

Common Stock Subject to the Incentive Plan. A total of 5,000,000 shares of Common Stock have been reserved and are available for issuance under the Incentive Plan. The maximum number of shares that may be issued pursuant to options intended to be incentive stock options is 2,000,000 shares of Common Stock. The Incentive Plan limits non-employee director compensation, including equity-based and cash compensation (based on their grant-date fair value), to a maximum of  $1,000,000 per calendar year in respect of their service as non-employee directors; provided, however, that in the calendar year in which a non-employee director first joins our Board or is first designated as chairman or lead director, the maximum aggregate dollar value of equity-based and cash compensation granted to the non-employee director may be up to two hundred percent (200%) of the foregoing limit. The aggregate number of shares available for issuance under the Incentive Plan at any time shall not be reduced by (i) shares subject to awards that have been terminated, expired unexercised, forfeited or settled in cash, (ii) shares subject to awards that have been retained or withheld by us in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an award, or (iii) shares subject to awards that otherwise do not result in the issuance of shares in connection with payment or settlement thereof. In addition, shares that have been delivered (either actually or by attestation) to us in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an award shall be available for issuance under the Incentive Plan.

Administration of the Incentive Plan. The Incentive Plan is administered by the compensation committee of our Board, or such other committee as designated by our Board to administer the plan, which is comprised of one or more members of our Board (the “plan administrator”). The plan administrator has the power to prescribe and amend the terms of the awards granted under the Incentive Plan, including the exercise price, the number of shares subject to each award, and the exercisability of the awards. The plan administrator also has the power to determine the persons to whom and the time or times at which awards will be granted and to make all other determinations deemed necessary or advisable for the administration of the Incentive Plan.

Participation. Participation in the Incentive Plan is open to our current or prospective employees, officers, non-employee directors or other service providers or any of our subsidiaries; provided, however, that Incentive Stock options may only be granted to employees.

Transferability Restrictions. Each award may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each option or stock appreciation right shall be exercisable only by the participant during his or her lifetime. Notwithstanding the foregoing, (i) outstanding options may be exercised following the participant’s death by the participant’s beneficiaries or as permitted by the plan administrator and (ii) a participant may transfer or assign an award as a gift to an entity wholly owned by such participant (an “Assignee Entity”), provided that such Assignee Entity shall be entitled to exercise assigned options and stock appreciation rights only during lifetime of the assigning participant (or following the assigning participant’s death, by the participant’s beneficiaries or as otherwise permitted by the plan administrator) and provided further that such Assignee Entity may not further sell, pledge, transfer, assign or otherwise alienate or hypothecate such award.

Recoupment and Clawback. Awards granted under the Incentive Plan will be subject to recoupment in accordance with any clawback policy that we adopt or are required to adopt pursuant to applicable laws and regulations. In addition, our Board may impose such other clawback, recovery or recoupment provisions in an award agreement as it determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of misconduct. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with us.

Termination of Employment. The plan administrator will specify before, at, or after the time of grant of an award the provisions governing the effect(s) upon an award of a participant’s termination of employment.

Types of Awards. The types of awards that may be made under the Incentive Plan are described below. All of the awards described below are subject to the agreements, restrictions, conditions or limitations as may be provided by the plan administrator in its discretion, subject to certain limitations provided in the Incentive Plan.

Performance-Based Awards. The plan administrator may grant awards, the vesting of which is conditioned on satisfaction of certain performance criteria. Such performance-based awards may include performance-based restricted shares, restricted stock units or any other types of awards authorized under the Incentive Plan.

Performance Criteria. The plan administrator may establish performance criteria and level of achievement versus such criteria that determine the number of shares of common stock, restricted stock units, or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award.

Restricted Stock. A restricted stock award is an award of shares of common stock that vest in accordance with the terms and conditions established by the plan administrator and set forth in the applicable award agreement. The plan administrator will determine and set forth in the award agreement whether the participant will be entitled to vote the shares of restricted stock and/or receive dividends on such shares.

Restricted Stock Units. A restricted stock unit is a right to receive shares of common stock (or their cash equivalent) at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit grant, Broadmark Realty must deliver to the holder of the restricted stock unit unrestricted shares of common stock (or their cash equivalent).

Non-Qualified Stock Options. A non-qualified stock option entitles the recipient to purchase shares of our Common Stock at a fixed exercise price, which purchase may be conditioned on vesting in accordance with terms and conditions established by the plan administrator and set forth in an applicable award agreement. The exercise price per share will be determined by the plan administrator, but such price will not be less than 100% of the fair market value of a share of our Common Stock on the date of grant. Fair market value will generally be the closing price of a share of our Common Stock on NYSE on the date of grant. Non-qualified stock options under the Incentive Plan generally must be exercised within ten years from the date of grant. A non-qualified stock option is an option that does not meet the qualifications of an incentive stock option as described below.

Incentive Stock Option. An incentive stock option is a stock option that entitles the recipient to purchase shares of our Common Stock at a fixed exercise price and further meets the requirements of Section 422 of the Code. The recipient’s purchase of shares under an incentive stock option may be conditioned on vesting in accordance with terms and conditions established by the plan administrator and set forth in an applicable award agreement. Incentive stock options may be granted only to our employees and certain of our affiliates. The exercise price per share of an incentive stock option must not be less than 100% of the fair market value of a share of our Common Stock on the date of grant, and the aggregate fair market value of shares underlying incentive stock options that are exercisable for the first time by a participant during any calendar year (based on the applicable exercise price) may not exceed $100,000. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (ii) the term of the incentive stock option does not exceed five years from the date of grant.

Stock Appreciation Rights. A Stock Appreciation Rights, or “SAR,” entitles the holder to receive an amount equal to the difference between the fair market value of a share of our Common Stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of a share of our Common Stock on the grant date), multiplied by the number of shares of common stock subject to the SAR (as determined by the plan administrator).

Equitable Adjustments. In the event there shall be any other change in the number or kind of our outstanding Common Stock, or any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, by reason of a Change in Control (as defined in the Incentive Plan), other merger, consolidation or otherwise, then the plan administrator shall determine the appropriate and equitable adjustment to be effected, which adjustments need not be uniform between different awards or different types of awards. In addition, in the event of such change described in this paragraph, the plan administrator may accelerate the time or times at which any award may be exercised, consistent with and as otherwise permitted under Section 409A of the Code, and may provide for cancellation of such accelerated awards that are not exercised within a time prescribed by the plan administrator in its sole discretion.

Change in Control. In the event of any change in control in which the acquiring or surviving company in the transaction does not assume or continue outstanding awards upon the Change in Control, immediately prior to the Change in Control, all awards that are not assumed or continued shall be treated as follows effective immediately prior to the Change in Control: (a) in the case of an Option or stock appreciation right, the participant shall have the ability to exercise such Option or stock appreciation right, including any portion of the Option or stock appreciation right not previously exercisable, (b) in the case of any award the vesting of which is in whole or in part subject to performance criteria, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such award shall immediately lapse and the participant shall have the right to receive a payment based on target level achievement or actual performance through a date determined by the plan administrator, as determined by the plan administrator, and (c) in the case of outstanding restricted stock and/or restricted stock units (other than those referenced in subsection (b)), all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such award shall immediately lapse. In no event shall any action be taken pursuant to this Section 13(c) that would change the payment or settlement date of an award in a manner that would result in the imposition of any additional taxes or penalties pursuant to Section 409A of the Code.

Amendment and Termination. Our Board may amend, alter or discontinue the Incentive Plan and the plan administrator may amend, or alter any agreement or other document evidencing an award made under the Incentive Plan but, except as provided pursuant to the provisions of Section 13 of the Incentive Plan, no such amendment shall, without the approval of our stockholders: (i) increase the maximum number of our Common Stock for which awards may be granted under the Incentive Plan; (ii) reduce the price at which options may be granted below the price provided for in Section 8(a) of the Incentive Plan; (iii) reprice outstanding options or SARs as described in Sections 8(b) and 9(b) of the Incentive Plan; (d) extend the term of the Incentive Plan; (e) change the class of persons eligible to be participants; (f) increase the individual maximum limits in Section 5(e) of the Incentive Plan; or (g) otherwise amend the Incentive Plan in any manner requiring stockholder approval by law or the rules of any stock exchange or market or quotation system on which our Common Stock is traded, listed or quoted.

No amendment or alteration to the Incentive Plan or an award or award agreement shall be made which would materially impair the rights of the holder of an award, without such holder’s consent, provided that no such consent shall be required if the plan administrator determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either (i) is required or advisable in order for us, the Incentive Plan or the award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such award, or that any such diminishment has been adequately compensated.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Management Services of the Predecessor Management Companies

Prior to the Business Combination, the Predecessor Management Companies were beneficially owned by Messrs. Schocken, Pyatt and Fountain and Ms. Van Sickle, among other officers of the Predecessor Company Group. The specific executive officers who own interests, and their percentage interests, in each Predecessor Management Company varied depending on the particular Predecessor Management Company. With limited exceptions, the Predecessor Company Group’s executive officers were compensated ultimately by their receipt of distributions from the applicable Predecessor Management Company, which distributions were contingent upon revenues generated by the Predecessor Management Company from services provided to the applicable Predecessor Company.

Pursuant to the limited liability company agreement of each Predecessor Company, the applicable Predecessor Management Company originated mortgage loans that were funded by the applicable Predecessor Company, as well as originated, managed, administered, serviced and collected payments on mortgages, processed and prepared loan documents and responded to inquiries from borrowers, among other services it rendered, for a share of fee-based income paid by borrowers to the Predecessor Management Company. In addition to the fees that were paid directly by a borrower to the Predecessor Management Company upon origination of a loan, each Predecessor Company’s limited liability company agreement also provided that the applicable Predecessor Management Company was entitled to receive or retain all or a portion of certain other amounts, such as inspection fees, renewal fees and late fees, referred to herein as the “fee based income,” and/or to be reimbursed by borrowers for costs associated with services provided by the Predecessor Management Company, such as closing costs, collection costs on defaulted loans and fees for required inspections before construction draws are funded.

In addition, each Predecessor Management Company owned all of the common units of the Predecessor Company it managed. Preferred units of each Predecessor Company, referred to herein as the “preferred units,” were held by all members other than the applicable Predecessor Management Company and were entitled to first receive a preferred return from available cash and 20% of fee based income. Any remaining “distributable cash” was allocated 80% to holders of the preferred units and 20% to the applicable Predecessor Management Company, as the sole common unitholder. Remaining distributable cash equaled cash received by a Predecessor Company from payments of interest income on its mortgage loan portfolio, 20% of fee based income, and other items of income from the operation of the Predecessor Company’s business, but excluded refinancing or sales of mortgages, sales of real property (except to the extent of any gain therefrom) or contributions of capital upon the admission of new members, less expenses, reserves for estimated accrued expenses or liabilities and write-downs of defaulted mortgages, if any.

The table below sets forth compensation earned by MgCo I, MgCo II and MgCo III in 2018 for management services with respect to the real estate lending business of the Predecessor Companies.

Predecessor Company	Predecessor Management Company	2018 Compensation
PBRELF I	MgCo I	$18,173,551
BRELF II	MgCo II	$17,956,903
BRELF III	MgCo III	$488,771

Pursuant to each Predecessor Company’s limited liability company agreement, the applicable Predecessor Management Company was entitled to receive payment for, or reimbursement of, the applicable Predecessor Company’s Direct Expenses (as defined below), loans or advances of funds by the Predecessor Management Company to the applicable Predecessor Company and certain indemnification costs and expenses. “Direct Expenses” included all expenses directly related to or imposed on the applicable Predecessor Company, including business and occupation taxes, auditing, tax advisory and tax filing preparation, and general legal, accounting, and other similar ordinary professional fees, but did not include any operating expenses related to the ordinary and necessary expenses incurred in the operation of a Predecessor Company on a day-to-day basis. Placement fees and ongoing trail fees paid to Broadmark Capital and third-party marketing agents were expenses borne by the applicable Predecessor Management Company. See “—Placement Fees” below.

The limited liability company agreement of each Predecessor Company provided for indemnification from expenses, liabilities, losses (including attorneys’ fees, judgments, fines and amounts paid in settlement) of the applicable Predecessor Management Company and its respective managers, members, principals, officers and employees, and other persons who are made a party or threatened to be made a party to any action, suit or other proceeding by reason of such relationship or proceedings arising out of actions or omissions in an official capacity.

As part of the Business Combination, we acquired the Predecessor Management Companies and each Predecessor Company, and accordingly, compensation is no longer paid to the equity holders of the Predecessor Management Companies, including our executive officers, in this manner.

Placement Fees

Prior to the consummation of the Business Combination, to fund additional real estate loans, each Predecessor Company issued preferred units to raise capital. Preferred units were issued solely to “accredited investors” (as that term is defined in Rule 501 under SEC Regulation D) on a best efforts basis. Preferred units were offered on a monthly basis at their then current unit value and were subject to restrictions on redemption, including an initial lock-up period and quarterly gate. The Predecessor Management Companies were permitted to pay a placement fee or commission to referring brokers in connection with the sale of preferred units. Referring brokers typically received a placement fee paid by the applicable Predecessor Management Company equal to 1% of the referred assets and may also have received an annual trail fee equal to 0.50% of the referred investor’s preferred units based on their then current Unit Value for so long as the Predecessor Management Company continues to manage the referred investor’s assets.

Third-party marketing agents employed by a Predecessor Management Company to refer investors to the applicable Predecessor Company for the sale of preferred units included Tranceka Capital, LLC (formerly Broadmark Capital, LLC) (“Tranceka Capital”), an SEC-registered broker-dealer and member of FINRA/SIPC. Tranceka Capital, which was paid a placement and trail fee by the Predecessor Companies for referring investors, is owned by an affiliate of Mr. Schocken. Additionally, registered representatives of Tranceka Capital, who include executive officers of the Predecessor Management Companies, also referred investors to the Predecessor Management Companies and were paid for such service by Tranceka Capital. Further, a family member of Mr. Fountain received placement and trail fees from Tranceka Capital for referring investors to the Predecessor Management Companies.

In 2018, Tranceka Capital received $4,632,340 in placement and trail fees in the aggregate from the Predecessor Management Companies as compensation for referring investors. Mr. Fountain was a managing director of Tranceka Capital and was compensated for his services by such entity, which included, without limitation, referring investors to the Predecessor Management Companies on behalf of Tranceka Capital. Additionally, Mr. Fountain’s family member received approximately $246,000 in placement and trail fees in 2018. Payment of placement and trail fees by the Predecessor Management Companies to Tranceka Capital continued until the date of consummation of the Business Combination.

Following completion of the Business Combination, the Broadmark Management Companies terminated their referral agreements with Tranceka Capital and other third party marketing agents. Tranceka Capital no longer receives placement or trail fees. However, we have agreed to continue paying trail fees to three independent, third party marketing agents.

Going forward, it is expected that Tranceka Capital will be engaged by the Private REIT to serve as placement agent. Tranceka Capital will not be entitled to receive any compensation other than reimbursement of operating, compliance and regulatory expenses and fees paid to third party marketing agents. The Private REIT’s manager expects to pay placement and referral fees to third party marketing firms for referred investors to the Private REIT.

Participation in Loans

In the past, Tranceka Capital assisted a limited number of borrowers with development transactions that required a greater amount of project financing than the applicable Predecessor Company had available to lend, or where the loan amount would have exceeded the maximum loan amount that the applicable Predecessor Company could make under its lending guidelines. Tranceka Capital’s assistance consisted of obtaining additional private debt or equity funding for the developers’ projects. While the applicable Predecessor Company received a first deed of trust secured by the underlying real estate for any loan it made, private investors sourced by Tranceka Capital (which at times included certain executives of the Predecessor Management Companies and their family members) at times received a full or partial interest in a second deed of trust on the same underlying real estate, a personal guarantee or an equity investment in the borrower or developer that owns or owned the secured property. In 2018, Tranceka Capital received $439,500 in commissions for sourcing investors who provided private debt and equity financing to these borrowers. In some cases, a party related to Tranceka Capital received indirect equity interests in the borrower as payment of some or all of the commission earned by Tranceka Capital.

As result of commissions earned by Tranceka Capital for sourcing investors, Messrs. Schocken and Fountain have equity investments of approximately $120,000 in the aggregate in an entity (“Investco”) that owns a preferred equity interest in one of Broadmark Realty’s borrowers. The borrower has an outstanding project development loan of approximately $9.2 million that is secured by a first deed of trust on the underlying development. We placed the loan in default in September 2019. Mr. Schocken, through a wholly-owned entity, is the Manager of Investco. In certain circumstances, including default of the borrower under its operating agreement, Mr. Schocken, in his capacity as Manager of Investco, has the right, among other things, to take possession of the property or appoint a receiver. Messrs. Schocken and Fountain’s personal investments in Investco could cause a conflict of interest with respect to our management of the loan.

Additionally, executive officers of the Predecessor Management Companies and their family members also made loans directly to a number of borrowers engaging in development transactions that required a greater amount of project financing than the applicable Predecessor Company had available to lend, or where the loan amount would have exceeded the maximum amount of loan that the applicable Predecessor Company could make under its lending guidelines. The affiliated lenders receive a full or partial interest in a second deed of trust on the same underlying real estate, or an equity investment in the borrower or developer that owns the secured property. In 2018 there were six loans made with an aggregate face amount of $1,105,000 by Bryan Graf, Tom Gunnison and family members, and in 2019 there was one loan made with an aggregate face amount of $170,000. As of December 5, 2019, only two loans remain outstanding, with an aggregate face amount of $648,000.

Going forward, we do not expect directors or executive officers to provide financing in connection with development transactions financed by the Company. Any such transactions would be subject to the provisions related to conflicts of interest in our Code of Business Conduct and Ethics, and to the extent applicable, the Related Party Policy described below. With respect to existing interests, we have implemented a policy restricting personnel with an interest in the loans from participating in decisions with respect to such loans.

Predecessor Management Companies’ Sublease

The Predecessor Management Companies occupy a portion of office space leased by Tranceka Capital. On a month to month basis, the Predecessor Management Companies pay 80% of the cost of the office lease. The aggregate amount paid by the Predecessor Management Companies for use of space leased by Tranceka Capital in 2018 was $274,644. Certain other office costs are also shared between Tranceka Capital and the Predecessor Management Companies.

Predecessor Management Company Executive Officer and Family Member Investments in the Predecessor Companies

Certain executive officers of the Predecessor Company Group and members of their families are investors in the Predecessor Companies. At December 31, 2018, the executive officers and their family members had total capital balances of approximately $20.4 million in the Predecessor Companies. The investments by these individuals are made on the same terms as those by non-affiliated investors.

Trinity Sponsor

Founder Shares

On January 26, 2018, Trinity issued 8,625,000 shares of Trinity Class B common stock (the “Founder Shares”) to HN Investors LLC, a Delaware limited liability company (the “Trinity Sponsor”), in exchange for an aggregate purchase price of $25,000. Pursuant to a Sponsor Agreement (“Sponsor Agreement”), dated August 9, 2019, among Trinity Sponsor, Trinity, Broadmark Realty, the Predecessor Companies and the Predecessor Management Companies Trinity Sponsor surrendered and transferred to Trinity, for no consideration, 3,801,360 shares of Trinity Class B common stock pursuant to and in accordance with the terms of the Sponsor Agreement. The remaining Founder Shares automatically converted into shares of Common Stock upon the consummation of the Business Combination on a one-for-one basis.

Trinity Private Placement Warrants

Concurrently with the closing of the Trinity’s initial public offering, the Trinity Sponsor purchased an aggregate of 12,350,000 Trinity private placement warrants at $1.00 per Trinity private placement warrant, generating gross proceeds of $12,350,000 in the aggregate. Each Trinity private placement warrant was exercisable to purchase one share of Trinity Class A common stock at $11.50 per share. Pursuant to the Sponsor Agreement, Trinity Sponsor surrendered to Trinity, for no consideration and as a contribution to the capital of Trinity, 7,163,324 private placement warrants. The remaining 5,186,676 private placement warrants converted to Private Warrants on a one-for one-basis, at the completion of the Business Combination.

The Trinity Sponsor and certain of its affiliated parties, entered into a lock-up agreement, dated May 14, 2018, with respect to the Securities owned by the Trinity Sponsor. This lock-up agreement was terminated effective upon the consummation of the Business Combination, at which time a new lock-up agreement took effect with respect to the shares of Securities owned by the Trinity Sponsor, which included substantially similar terms as the original lockup agreements. For a description of the new lock-up agreements, see “Description of Capital Stock and Securities Offered—Restrictions on Transfers of Founder Shares and Private Warrants.”

Related Party Loans

On May 17, 2018, upon completion of Trinity’s initial public offering, Trinity repaid in full an aggregate of $213,000 loaned to Trinity by the Trinity Sponsor pursuant to a promissory note to cover the payment of certain costs related to the initial public offering. The loan was non-interest bearing, unsecured and due upon the closing of the initial public offering.

In addition, on November 14, 2019, at the completion of the Business Combination, Trinity repaid in full a working capital loan in the amount of $1.0 million loaned to Trinity on August 9, 2019 by the Trinity Sponsor using proceeds of the Trust Account released to Trinity.

Administrative Support Agreement and Officer and Director Compensation

Trinity agreed to reimburse the Trinity Sponsor in an amount not to exceed $10,000 per month for office space, and secretarial and administrative services, commencing on May 14, 2018 through the consummation of an initial Business Combination or Trinity’s liquidation.

Broadmark Realty

Related Person Transactions

Mr. Haggerty is currently a director of Broadmark Realty. Mr. Haggerty is a member of Trinity Sponsor, as a result of which he has an interest in the Founder Shares and Trinity private placement warrants owned by Trinity Sponsor. Mr. Haggerty also has an ownership interest in Trinity Investments. As disclosed under “Securities Ownership of Certain Beneficial Owners and Management,” certain Founder Shares and Trinity private placement warrants held by Trinity Sponsor are expected to be transferred to Trinity Investments following the completion of the Business Combination and expiration of the lock-up agreement that Trinity Sponsor has entered into with respect to the Founder Shares and Trinity private placement warrants. As a result, Mr. Haggerty also has an indirect interest in the Founder Shares and Trinity private placement warrants owned by Trinity Sponsor. In the aggregate, taking into account his ownership interests in both Trinity Sponsor and Trinity Investments, Mr. Haggerty is expected to have a direct or indirect ownership interest in approximately 694,000 shares of Common Stock and warrants to acquire approximately an additional 211,000 shares of Common Stock, which shares and warrants would represent a less than 1% beneficial ownership interest by Mr. Haggerty in Broadmark Realty to the extent these securities were deemed to be beneficially owned by him.

Mr. Hirsch was appointed as a director of Broadmark Realty immediately following the completion of the Business Combination. Since January 2019, Mr. Hirsch has served as a consultant to Trinity Investments pursuant to a consulting agreement (the “Hirsch Consulting Agreement”). The Hirsch Consulting Agreement provides for cash compensation of $7,500 per month by Trinity Investments to Mr. Hirsch during the term of the agreement, which, as amended, runs through November 17, 2019, and a success fee payable by Trinity Investments to Mr. Hirsch in connection with the completion of the Business Combination. The success fee is equal to the greater of (i) a specified percentage of the Founder Shares and Trinity private placement warrants held by Trinity Sponsor and expected to be transferred to Trinity Investments following the completion of the Business Combination and expiration of the lock-up agreement to which Trinity Sponsor is a party or (ii) $250,000. Through September 30, 2019, Mr. Hirsch had received cash compensation aggregating approximately $67,500 under the Hirsch Consulting Agreement. As a result of his right to a success fee, Mr. Hirsch expects to receive approximately 82,000 Founder Shares and approximately 150 Trinity private placement warrants following completion of the Business Combination and distribution of these securities by Trinity Sponsor. These securities represent, in the aggregate, a less than 1% beneficial ownership interest by Mr. Hirsch in Broadmark Realty. Instead of transferring these securities to Mr. Hirsch, Trinity Investments may, at its election, pay the success fee in cash in an amount equal to the value of these securities.

Mr. Luebbers was appointed as a director of Broadmark Realty immediately following the completion of the Business Combination. Mr. Luebbers served as a consultant to Trinity between May 2019 and October 2019 pursuant to a consulting agreement with Trinity (the “Luebbers Trinity Consulting Agreement”). The Luebbers Trinity Consulting Agreement provided for cash compensation of $21,667 per month during its term. Mr. Luebbers received cash compensation aggregating approximately $113,228 from Trinity under the Luebbers Trinity Consulting Agreement. Since October 2019, Mr. Luebbers has been serving as a consultant to Trinity Investments pursuant to a consulting agreement with Trinity Investments (the “Luebbers Trinity Investments Consulting Agreement”). The Luebbers Trinity Investments Consulting Agreement provides for cash compensation of $7,500 per month payable by Trinity Investments to Mr. Luebbers during the term of the agreement, which expires November 17, 2019. In addition, the Luebbers Trinity Investments Consulting Agreement provides for a success fee payable by Trinity Investments to Mr. Luebbers in connection with the Business Combination. The success fee is equal to the greater of (i) a specified percentage of the Founder Shares and Trinity private placement warrants held by Trinity Sponsor and expected to be transferred to Trinity Investments following completion of the Business Combination and expiration of the lock-up agreement to which Trinity Sponsor is a party or (ii) $250,000. As a result of his right to a success fee, Mr. Luebbers expects to receive approximately 82,000 Founder Shares and approximately 150 Trinity private placement warrants following completion of the Business Combination and distribution of these securities by Trinity Sponsor. These shares and warrants are expected to represent a less than 1% beneficial ownership interest by Mr. Luebbers in Broadmark Realty. Instead of transferring these securities to Mr. Luebbers, Trinity Investments may, at its election, pay the success fee in cash in an amount equal to the value of these securities.

Farallon Entities

In connection with the Business Combination and concurrently with the execution of the Merger Agreement, Broadmark Realty entered into certain subscription agreements with the Selling Stockholders, for a private placement of Broadmark Realty’s Common Stock, pursuant to which Broadmark Realty issued and sold to the Selling Stockholders an aggregate of 7,174,163 shares of Common Stock for an aggregate purchase price of approximately $75.0 million immediately prior to the consummation of the Business Combination at a price per share equal to the Reference Price (the “PIPE Investment”). The PIPE Investment was conditioned on the substantially concurrent closing of the Business Combination and other customary closing conditions. In addition, pursuant to the subscription agreements, the Selling Stockholders have an option to purchase up to $25.0 million of additional shares of Common Stock, exercisable at the Reference Price during the 365 day period following the consummation of the Business Combination. In connection with the PIPE Investment, Broadmark Realty issued to the Selling Stockholders an aggregate of 7,174,163 Public Warrants. The Selling Stockholders received a fee for each warrant equal to the cash payable per each Public Warrant in connection with the warrant amendment proposal approved as part of the Business Combination, in an amount equal to $1.60. In addition, the Selling Stockholders are entitled to cash settle, in whole or in part, the exercise of their option to purchase up to $25.0 million of additional Common Stock to the extent the delivery of the additional Common Stock to the Selling Stockholders would result, together with their affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Selling Stockholders or their affiliates for purpose of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in beneficial ownership in excess of 9.9% of the shares of Common Stock outstanding immediately after giving effect to such issuance of the Common Stock. In such case, the Selling Stockholders would be entitled to receive, instead of shares of Common Stock, a cash payment equal to the “in the money” portion of the shares with respect to which the option is exercised, calculated as (A) the number of additional shares of Common Stock for which the Selling Stockholders elect to cash settle rather than physical delivery, multiplied by (B)(i) the per share volume-weighted average price of the Common Stock in regular trading hours on the national exchange on which the Common Stock is listed or admitted for trading, as reported for the period of ten consecutive trading days ending on the trading day prior to the date on which the written notice by the Selling Stockholders with respect to the election to cash settle is received by Broadmark Realty, minus (ii) the purchase price per share under the option, which is equal to the Reference Price. For example, if the Selling Stockholders exercise in full their option to purchase up to an additional $25.0 million shares of Common Stock at a time when the Selling Stockholders beneficially own 9.9% of Common Stock prior to giving effect to the exercise of the option, the Selling Stockholders would be entitled to cash settle the entire $25.0 million option exercise purchase amount. Using the Reference Price of $10.45352229 per share, the Selling Stockholders would be entitled to purchase approximately 2.39 million shares upon the exercise of the option. If the per share market value of Broadmark Realty’s common stock at the time the option is exercised is $12.00 per share (determined in accordance with the subscription agreement relating to the PIPE Investment), then Broadmark Realty would be required to make a payment of approximately $3.70 million (or $1.54647771 per share, representing the difference between $12.00 and $10.45352229) to the Selling Stockholders in connection with the option exercise, instead of issuing shares of Common Stock to the Selling Stockholders.

We also provided the Selling Stockholders with certain registration rights in connection with the PIPE Investment.

Related Party Policy

Broadmark Realty adopted a related party transaction policy that provides that all related party transactions shall be subject to review by the disinterested members of Broadmark Realty’s audit committee. The related party transaction policy applies to Broadmark Realty’s executive officers, directors, director nominees, beneficial owners of great than 5% of Broadmark Realty’s Common Stock, and immediate family members of any of the foregoing. Pursuant to the related party transaction policy, a related party transaction includes any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships in which, (1) the aggregate amount involved will or may be expected to exceed $100,000, (2) Broadmark Realty or one of its subsidiaries was or is to be a participant, and (3) any related party had or will have a direct or indirect material interest. The policy generally requires related parties to report any transactions or arrangements that could be related party transactions in advance to Broadmark Realty’s Chief Financial Officer or other designee. If it is determined that the transaction or arrangement could be a related party transaction, the transaction or arrangement shall be presented to the audit committee for review and approval, disapproval or ratification.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of our investment, financing and other policies that we have adopted. We intend to conduct our business in a manner such that we are not treated as an “investment company” under the Investment Company Act. We intend to conduct our business in a manner that is consistent with maintaining our qualification to be taxed as a REIT. These policies may be amended or revised from time to time at the discretion of our Board without a vote of our stockholders.

Investment Policies

Investment in Real Estate or Interests in Real Estate

Our business has been and continues to be one that focuses on originating, servicing and managing a portfolio of funding short-term, first deed of trust loans secured by real estate to fund the construction and development of, or investment in, residential or commercial properties. Direct investment in real estate is not our primary focus. Any decision to invest in real estate or to purchase an interest in real estate outside of our core business would only be undertaken with the approval of our Board.

Sales of Loans

We do not make loans with the intent of selling them to third-parties. However, from time to time, we may determine to do so. Since the commencement of the Predecessor Company Group’s 2016 fiscal year, we have sold eight loans with an aggregate face value of $9.1 million, and have the sale of one loan with a face value of $2.1 million pending as of December 2, 2019.

Securities of or Interests in Persons Primarily Engaged in Real Estate Activities

We have not, nor do we currently intend, to purchase securities of or interests in entities that are engaged in real estate activities. In any event, because we must comply with various requirements under the Code in order to be taxed as a REIT, including restrictions on the types of assets we may hold, the sources of our income and accumulation of earnings and profits, and because we want to avoid being characterized as an investment company under the Investment Company Act, our ability to engage in these types of transactions, such as acquisitions of C corporations, may be limited. Accordingly, any decision to purchase securities of or interests in entities that are engaged in real estate activities would require the approval of our Board.

Financing and Leverage Policy

While prior to the Business Combination, the predecessor of Broadmark Realty, the Predecessor Company Group, did not incur indebtedness to finance its business and Broadmark Realty does not currently intend to do so either, there is no assurance that Broadmark Realty will not incur debt or issue equity ranking senior to our common stock in the future. Those securities will generally have priority upon liquidation. Such securities also may be governed by an indenture or other instrument containing covenants restricting its operating flexibility. Additionally, any convertible or exchangeable securities that Broadmark Realty issues in the future may have rights, preferences and privileges more favorable than those of the shares of our common stock. Because Broadmark Realty’s decision to issue debt or equity in the future will depend on market conditions and other factors beyond Broadmark Realty’s control, it cannot predict or estimate the amount, timing, nature or success of Broadmark Realty’s future capital raising efforts. As a result, future capital raising efforts may reduce the market price of the shares of our common stock and be dilutive to existing stockholders.

Any decision to use leverage and the appropriate level of leverage would be made by our Board based on its assessment of a variety of factors, including our historical and projected financial condition, liquidity and results of operations, financing covenants, the cash flow generation capability of assets, the availability of credit on favorable terms, our outlook for borrowing costs relative to the unlevered yields on our assets, REIT qualification, applicable law and other factors. Our decision to use leverage will not be subject to the approval of our stockholders and there are no restrictions in our governing documents in the amount of leverage that we may use.

Lending Policies

Real estate lending is our business and our current intention is to continue to focus exclusively on making short-term, first deed of trust loans secured by real estate to fund the construction and development of, or investment in, residential or commercial properties. Our intent is to continue to focus primarily on Washington, Colorado, Utah,

Texas and Oregon but also to increase our geographic footprint by focusing on non-judicial foreclosure states with favorable demographic trends. We currently have a license application pending in Oregon and Idaho. Similarly, we intend to continue to focus only on lending opportunities that will be secured by first mortgage liens. We have no interest in funding mezzanine, subordinated debt or unsecured debt. Any change in our lending policy would require the approval of our Board.

Subject to the requirements that (i) each of our loans be secured by a first mortgage lien on real estate, and (ii) the maximum loan-to-value (“LTV”) ratio for a loan not exceed 65.0% of the appraised value of the underlying collateral as determined by an independent appraiser at the time of the loan origination, our executive officers have authority over all lending decisions and wide latitude to set the terms of each particular loan.

Policies with Respect to Other Activities

We have the authority to issue debt securities, including senior securities, offer shares of Common Stock, preferred shares or options to purchase shares of Common Stock in exchange for property and to repurchase or otherwise reacquire our common shares or other securities in the open market or otherwise, and we may engage in such activities in the future. Our Board has the authority, without further stockholder approval, to authorize us to issue additional common shares or preferred shares, in one or more series, including senior securities, in any manner, and on the terms and for the consideration, it deems appropriate, subject to applicable laws and regulations. See “Description of Capital Stock and Securities Offered.” We have not engaged in trading, underwriting or agency distribution or sale of securities of other issuers and do not intend to do so. Any decision to raise capital through the sale of equity or debt securities and any decision to repurchase common shares requires the approval of our Board.

Conflict of Interest Policies

We have adopted certain policies that are designed to eliminate or minimize certain potential conflicts of interest. We have also adopted a code of business conduct and ethics that is designed to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between our employees, officers and directors and our company. However, we cannot assure you that these policies, our Code of Business Conduct and Ethics, or provisions of law will always be successful in eliminating the influence of such conflicts, and, if they are not successful, decisions could be made that might fail to fully reflect the interests of all stockholders.

Policies Applicable to All Directors and Officers

Our charter and bylaws do not restrict any of our directors, officers, stockholders or affiliates from having a pecuniary interest in an investment or transaction that we have an interest in or from conducting, for their own account, business activities of the type we conduct. We have adopted policies that are designated to eliminate or minimize potential conflicts of interest, including a policy for the review, approval or ratification of any related party transactions. This policy provides that the audit committee of our Board will review the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party before approving such transaction. We have also adopted a code of business conduct and ethics, which provides that all of our directors, officers and employees are prohibited from taking for themselves opportunities that are discovered through the use of corporate property, information or position without our consent. However, we cannot assure you that these policies or provisions of law will always be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

Reporting Policies

We are subject to the information reporting requirements of the Exchange Act. Pursuant to these requirements, we are required to file, and have filed, annual and other periodic reports, current reports, proxy statements and other information, including audited financial statements, with the SEC. They are also available on our corporate web site, www.broadmark.com, as well as the SEC website, www.sec.gov.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth information known to us regarding the beneficial ownership of our Common Stock as of December 2, 2019 by:

•	each person known to us to be the beneficial owner of more than 5% of outstanding shares of our Common Stock;
•	each of our executive officers and directors; and
•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the Commission, which generally provide that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Common stock issuable upon exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.

The beneficial ownership of our Common Stock is based on 132,014,635 shares of our Common Stock issued and outstanding as of December 2, 2019. As of December 2, 2019, we had approximately 1,150 holders of record of our Common Stock.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)	Percentage of Outstanding Broadmark Realty Common Stock
Joseph L. Schocken(3)	1,987,963	1.51%
Jeffrey B. Pyatt(4)	2,500,960	1.89%
Stephen G. Haggerty(5)	—	*
Daniel J. Hirsch(6)	—	*
Kevin M. Luebbers(7)	—	*
Norma J. Lawrence	—	*
David A. Karp	—	*
David Schneider	—	*
Joanne Van Sickle	413,288	*
Adam J. Fountain(8)	607,773	*
Farallon Capital Management, L.L.C.(9)	11,359,802	8.34%
HN Investors LLC(10)	10,010,136	7.30%
Multi-Sector Credit, LLC(11)	8,090,231	6.1%
All directors and officers as a group (10 individuals)(12)	5,509,984	4.17%
*	Less than 1%
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 1420 Fifth Avenue, Suite 2000, Seattle, WA 98101.
(2)	The numbers in this column include Warrants, each of which is convertible into one share of our Common Stock.
(3)	Includes 44,664 shares held directly by Mr. Schocken, 189,039 shares held by Tranceka, LLC, 229,588 shares held by Tranceka Capital, LLC (formerly Broadmark Capital LLC), and 1,524,672 shares held by Tranceka Holdings, LLC. Mr. Schocken is the beneficial owner of the shares held by Tranceka, LLC, Tranceka Capital, LLC and Tranceka Holdings, LLC as he holds voting and dispositive power over such shares. Interest shown does not include the 95,694 RSUs anticipated to be awarded to Mr. Schocken following the closing of the Business Combination. One third of the RSUs will vest into an equal number of shares of our Common Stock on the first anniversary of the issuance of the RSUs, with the remaining two-thirds vesting equally every month for two years after the first anniversary of the issuance.
(4)	Includes 13,337 shares held by Mr. Pyatt and his wife, and 2,487,623 shares held by Pyatt Lending Company, LLC. Mr. Pyatt and his spouse are the beneficial owners of the shares held by Pyatt Lending Company, LLC, as they share voting and dispositive power over such shares. Interest shown does not include the 95,694 RSUs anticipated to be awarded to Mr. Pyatt following the closing of the Business Combination. One third of the RSUs will vest into an equal number of shares of our Common Stock on the first anniversary of the issuance of the RSUs, with the remaining two-thirds vesting equally every month for two years after the first anniversary of the issuance.
(5)	Mr. Haggerty does not beneficially own any shares of our Common Stock or Warrants. However, Mr. Haggerty has a pecuniary interest in Trinity’s shares of Broadmark Realty Common Stock and Private Warrants owned by Trinity Sponsor, including through Mr. Haggerty’s ownership of an interest in Trinity Sponsor and in Trinity Real Estate Investments LLC, a Delaware limited liability company and an entity with which Trinity Sponsor is affiliated (“Trinity Investments”). In the aggregate, taking into account his ownership interests in both the Trinity Sponsor and Trinity Investments, Mr. Haggerty is expected to have a direct or indirect ownership interest in 597,105 shares of our Common Stock and 210,558 Private Warrants to acquire additional 210,558 shares of our Common Stock, representing, in the aggregate, less than 1% beneficial ownership interest by Mr. Haggerty in us to the extent these securities are deemed to be beneficially owned by him.
(6)	Mr. Hirsch does not beneficially own any shares of our Common Stock or Warrants. However, since January 2019, Mr. Hirsch has served as a consultant to Trinity Investments pursuant to a consulting agreement, as discussed under “Certain Relationships and Related Person Transactions.” Mr. Hirsch’s consulting agreement provides for a success fee payable by Trinity Investments to Mr. Hirsch in connection with the completion of the Business Combination, pursuant to which Mr. Hirsch will receive 137,305 shares of our Common Stock and 259 of the Private Warrants held by Trinity Sponsor and expected to be transferred to Trinity Investments following the expiration of the lock-up agreement to which Trinity Sponsor is a party. These shares of our Common Stock and these Warrants are expected to represent, in the aggregate, a less than 1% beneficial ownership interest by Mr. Hirsch in us. Instead of transferring these securities to Mr. Hirsch, Trinity Investments may, at its election, pay the success fee in cash in an amount equal to the value of these securities.

(7)	Mr. Luebbers does not beneficially own any shares of our Common Stock or Warrants. However, Mr. Luebbers has served as a consultant to Trinity Investments since October 2019 pursuant to a consulting agreement. Mr. Luebbers’s consulting agreement provides for a success fee payable by Trinity Investments to Mr. Luebbers in connection with the completion of the Business Combination, pursuant to which Mr. Luebbers will receive 137,305 shares of our Common Stock and 259 of the Private Warrants held by Trinity Sponsor and expected to be transferred to Trinity Investments following the expiration of the lock-up agreement to which Trinity Sponsor is a party. These shares of our Common Stock and these Warrants are expected to represent, in the aggregate, a less than 1% beneficial ownership interest by Mr. Luebbers in us. Instead of transferring these securities to Mr. Luebbers, Trinity Investments may, at its election, pay the success fee in cash in an amount equal to the value of these securities.
(8)	Interest shown does not include the 71,770 RSUs anticipated to be awarded to Mr. Fountain following the closing of the Business Combination. One third of the RSUs will vest into an equal number of shares of our Common Stock on the first anniversary of the issuance of the RSUs, with the remaining two-thirds vesting equally every month for two years after the first anniversary of the issuance.
(9)	Includes (i) 7,174,613 shares of our Common Stock, received as part of the PIPE Investment (including 2,385,559 shares of our Common Stock directly held by Farallon Capital Partners, L.P. (“FCP”), 3,103,021 shares of our Common Stock directly held by Farallon Capital Institutional Partners, L.P. (“FCIP”), 573,969 shares of our Common Stock directly held by Farallon Capital Institutional Partners II, L.P. (“FCIP II”), 376,667 shares of our Common Stock directly held by Farallon Capital Institutional Partners III, L.P. (“FCIP III”), 538,096 shares of our Common Stock directly held by Four Crossings Institutional Partners V, L.P. (“FCIP V”), and 197,301 shares of our Common Stock directly held by Farallon Capital (AM) Investors, L.P. (“FCAMI”), (ii) 2,391,536 shares of our Common Stock, that may be issued pursuant to the option under the PIPE Investment (including 795,186 shares of our Common Stock that may be issued directly to FCP, 1,034,340 shares of our Common Stock that may be issued directly to FCIP, 191,323 shares of our Common Stock that may be issued directly to FCIP II, 125,555 shares of our Common Stock that may be issued directly to FCIP III, 179,365 shares of our Common Stock that may be issued directly to FCIP V, and 65,767 shares of our Common Stock that may be issued directly to FCAMI, and (iii) 1,793,653 shares of our Common Stock, calculated as one quarter of the 7,174,613 Public Warrants to purchase shares of our Common Stock received in connection with the PIPE Investment (including 596,390 shares of our Common Stock calculated based on 2,385,559 Public Warrants directly held by FCP, 775,755 shares of our Common Stock calculated based on 3,103,021 Public Warrants directly held by FCIP, 143,492 shares of our Common Stock calculated based on 573,969 Public Warrants directly held by FCIP II, 94,167 shares of our Common Stock calculated based on 376,667 Public Warrants directly held by FCIP III, 134,524 shares of our Common Stock calculated based on 538,096 Public Warrants directly held by FCIP V, and 49,325 shares of our Common Stock calculated based on 197,301 Public Warrants directly held by FCAMI. The following information was provided to us by Farallon Capital Management, L.L.C. Farallon Partners, L.L.C. (“FPLLC”), as the general partner of FCP, FCIP, FCIP II, FCIP III, and FCAMI (the “FPLLC Entities”), may be deemed to beneficially own such shares of our Common Stock received as part of the PIPE Investment, issued pursuant to the option under the PIPE Investment and Public Warrants received in connection with the PIPE Investment held by or issuable to each of the FPLLC Entities. Farallon Institutional (GP) V, L.L.C. (“FCIP V GP”), as the general partner of FCIP V, may be deemed to beneficially own shares of our Common Stock received as part of the PIPE Investment, issued pursuant to the option under the PIPE Investment and Public Warrants received in connection with the PIPE Investment held by or issuable to FCIP V. Each of Philip D. Dreyfuss, Michael B. Fisch, Richard B. Fried, David T. Kim, Monica R. Landry, Michael G. Linn, Rajiv A. Patel, Thomas G. Roberts, Jr., William Seybold, Andrew J. M. Spokes, John R. Warren and Mark C. Wehrly (collectively, the “Farallon Managing Members”), as a (i) managing member of FPLLC or (ii) manager or senior manager, as the case may be, of FCIP V GP, in each case with the power to exercise investment discretion with respect to the shares that may be deemed to be beneficially owned by FPLLC or FCIP V GP, may be deemed to beneficially own such shares of our Common Stock received as part of the PIPE Investment, issued pursuant to the option under the PIPE Investment and Public Warrants received in connection with the PIPE Investment held by or issuable to the FPLLC Entities or FCIP V. Each of FPLLC, FCIP V GP and the Farallon Managing Members disclaims beneficial ownership of any such shares of our Common Stock received as part of the PIPE Investment, issued pursuant to the option under the PIPE Investment and Public Warrants received in connection with the PIPE Investment, except as to securities representing its pro rata interest in, and interest in the profits of, the FPLLC Entities and FCIP V. The address for each of the entities and individuals identified in this footnote is One Maritime Plaza, Suite 2100, San Francisco, California 94111.
(10)	Includes (i) 4,823,640 shares of our Common Stock, and (ii) 5,186,676 shares of our Common Stock, calculated as one share per Private Warrant to purchase shares of our Common Stock. The securities are held directly by the Trinity Sponsor. The following information was provided to us by HN Investors LLC. Sean A. Hehir and Lee S. Neibart (together with the Trinity Sponsor, the “Reporting Persons”) are the managers of the Trinity Sponsor and share voting and investment discretion with respect to our Common Stock held of record by the Trinity Sponsor. As a result, each of the Reporting Persons may be deemed to have or share beneficial ownership of the securities held directly by the Trinity Sponsor. Each of the Reporting Persons disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein, directly or indirectly. A majority of the shares of our Common Stock and a lesser amount of Private Warrants to acquire shares of our Common Stock held by the Trinity Sponsor are expected to be transferred to Trinity Investments following expiration of the lock-up restrictions applicable to the Trinity Sponsor. The address of HN Investors LLC is 55 Merchant Street, Suite 1500, Honolulu, Hawaii 96813.
(11)	Based solely on information reported in a Schedule 13G filed with the SEC on November 22, 2019, Multi-Sector Credit, LLC and SCS Capital Management LLC share voting power and dispositive power over 8,090,231 shares of Common Stock. The address of Multi-Sector Credit, LLC and SCS Capital Management, LLC is 888 Bolston Street, Suite 1010 Boston, MA 02199.
(12)	The group comprises Joseph L. Schocken (as non-executive chairman of our Board), Jeffrey B. Pyatt (Chief Executive Officer and director), Stephen G. Haggerty (director), Daniel J. Hirsch (director), Kevin Luebbers (director), Norma Lawrence (director), David Karp (director), David Schneider (Chief Financial Officer), Joanne Van Sickle (Controller) and Adam Fountain (Executive Vice President).

SELLING STOCKHOLDERS

This prospectus relates to the resale from time to time of (a) an aggregate of 11,359,802 shares of our Common Stock, consisting of (i) 7,174,613 shares of our Common Stock, (ii) 1,793,653 shares of our Common Stock issuable upon the exercise of 7,174,613 Public Warrants held by the Selling Stockholders, and (iii) 2,391,536 shares of Common Stock issuable upon the exercise of an option under the PIPE Investment, and (b) 7,174,613 Public Warrants by the Selling Stockholders. The Selling Stockholders may from time to time offer and sell any or all of the shares of our Common Stock and Public Warrants offered pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below until such persons dispose of the Common Stock or Public Warrants identified below.

The following table sets forth, as of the date of this prospectus, the names of each Selling Stockholder, the number of shares of Common Stock beneficially owned by each Selling Stockholder and the aggregate number of shares of Common Stock and Public Warrants that the Selling Stockholders may offer pursuant to this prospectus.

The beneficial ownership of our Common Stock is based on 132,014,635 shares of our Common Stock issued and outstanding as of December 2, 2019.

	Before the Offering							After the Offering
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned		Percentage of Outstanding Shares of Common Stock	Number of Warrants	Number of Shares of Common Stock Being Offered		Number of Warrants Being Offered	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Shares of Common Stock	Number of Warrants
Farallon Capital (AM) Investors, L.P.	312,393	(1)	*	197,301	312,393	(1)	197,301	—	*	—
Farallon Capital Institutional Partners II, L.P.	908,784	(2)	*	573,969	908,784	(2)	573,969	—	*	—
Farallon Capital Institutional Partners, III, L.P.	596,389	(3)	*	376,667	596,389	(3)	376,667	—	*	—
Four Crossings Institutional Partners V, L.P.	851,985	(4)	*	538,096	851,985	(4)	538,096	—	*	—
Farallon Capital Institutional Partners, L.P.	4,913,116	(5)	3.7%	3,103,021	4,913,116	(5)	3,103,021	—	*	—
Farallon Capital Partners, L.P.	3,777,135	(6)	2.8%	2,385,559	3,777,135	(6)	2,385,559	—	*	—
*	Less than 1 percent
(1)	Number of shares of Common Stock includes (i) 197,301 shares held directly, (ii) 49,325 shares underlying 197,301 Public Warrants held by the Selling Stockholder and (iii) 65,767 shares that may be issued to the Selling Stockholder pursuant to an option.
(2)	Number of shares of Common Stock includes (i) 573,969 shares held directly, (ii) 143,492 shares underlying 573,969 Public Warrants held by the Selling Stockholder and (iii) 191,323 shares that may be issued to the Selling Stockholder pursuant to an option.
(3)	Number of shares of Common Stock includes (i) 376,667 shares held directly, (ii) 94,167 shares underlying 376,667 Public Warrants held by the Selling Stockholder and (iii) 125,555 shares that may be issued to the Selling Stockholder pursuant to an option.
(4)	Number of shares of Common Stock includes (i) 538,096 shares held directly, (ii) 134,524 shares underlying 538,096 Public Warrants held by the Selling Stockholder and (iii) 179,365 shares that may be issued to the Selling Stockholder pursuant to an option.
(5)	Number of shares of Common Stock includes (i) 3,103,021 shares held directly, (ii) 775,755 shares underlying 3,103,021 Public Warrants held by the Selling Stockholder and (iii) 1,034,340 shares that may be issued to the Selling Stockholder pursuant to an option.
(6)	Number of shares of Common Stock includes (i) 2,385,559 shares held directly, (ii) 596,390 shares underlying 2,385,559 Public Warrants held by the Selling Stockholder and (iii) 795,186 shares that may be issued to the Selling Stockholder pursuant to an option.

For additional information regarding the beneficial ownership of our securities owned by the Selling Stockholders, see “Security Ownership of Certain Beneficial Owners and Management.”

We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares of our Common Stock and/or Public Warrants.

Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares of Common Stock or Public Warrants registered on its behalf. A Selling Stockholder may sell or otherwise transfer all, some or none of such shares of Common Stock or Public Warrants in this offering. See “Plan of Distribution.”

DESCRIPTION OF CAPITAL STOCK AND SECURITIES OFFERED

In this section, references to “we,” “our,” and “us” refer only to Broadmark Realty Capital Inc., a Maryland corporation, and not our consolidated subsidiaries.

The following is a summary description of our capital stock. This description is not complete and is qualified in its entirety by reference to the provisions of our charter and bylaws and the applicable provisions of the MGCL. Our charter and bylaws are incorporated by reference, as exhibits, in the registration statement of which this prospectus forms a part (see “Where You Can Find More Information” in this prospectus).

Common Stock

General

We have authorized for issuance a total of 600,000,000 shares of stock, consisting of 500,000,000 shares of Common Stock, and 100,000,000 shares of preferred stock, par value $0.001 per share. Our charter authorizes our Board, with the approval of a majority of the entire Board and without any action by our stockholders, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series. Under Maryland law, stockholders generally are not liable for a corporation’s debts or obligations.

Common Stock

Subject to the preferential rights, if any, of holders of any other class or series of stock (including preferred stock) and to the provisions of our charter regarding restrictions on ownership and transfer of our stock, holders of our Common Stock have the right to receive ratably any distributions from funds legally available therefor, when, as and if authorized by our Board and declared by us, and are entitled to share ratably in our assets legally available for distribution to the holders of Common Stock in the event of our liquidation, dissolution or winding up of affairs.

There generally are no redemption, sinking fund, conversion, preemptive or appraisal rights with respect to the Common Stock.

Subject to the provisions of our charter regarding restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of stock, each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of our stockholders, including the election of directors and, except as may be provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power.

Power to Reclassify and Issue Stock

Our Board may classify any unissued shares of preferred stock, and reclassify any unissued shares of Common Stock or any previously classified but unissued shares of any preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority over Common Stock with respect to voting rights or distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each class or series, our Board is required by the MGCL and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law, the terms of any other class or series of our stock, or the rules of any stock exchange or automated quotation system on which our stock may be then listed or quoted.

Power to Increase or Decrease Authorized Stock and Issue Additional Shares of Common Stock and Preferred Stock

The power of our Board to increase or decrease the number of authorized shares of stock and to classify or reclassify unissued shares of Common Stock or our preferred stock and thereafter to cause us to issue such shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the additional shares of stock, will be available for future issuance without further action by our stockholders, unless such action is required by applicable law, the terms of any other class or series of stock, or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Our Board could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for shares of Common Stock owned by our stockholders or otherwise be in their best interests.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), our shares of Common Stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). Our charter contains restrictions on the ownership and transfer of our stock that are intended to assist us in complying with these requirements and qualifying as a REIT, among other reasons. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of any class or series of our capital stock, excluding any shares of stock that are not treated as outstanding for federal income tax purposes. This restriction is referred to herein as the “ownership limit.” A person or entity that would have acquired actual, beneficial or constructive ownership of our stock but for the application of the ownership limit or any of the other restrictions on ownership and transfer of our stock discussed below is referred to as a “prohibited owner.”

The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of any class or series of our capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, any class or series of our capital stock) by an individual or entity could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of such class or series of our capital stock and thereby violate the ownership limit.

Our charter provides that our Board, subject to certain limits, upon receipt of a request that complies with the requirements of our charter and any policy adopted by our Board, may retroactively or prospectively exempt a person from the ownership limit and establish a different limit on ownership for such person.

As a condition of the exception, our Board may require (i) an opinion of counsel or IRS ruling, in either case in form and substance satisfactory to it, in order to protect, determine or ensure our status as a REIT and (ii) such representations and/or undertakings as it may deem necessary or prudent. Notwithstanding the receipt of any ruling or opinion, our Board may impose such conditions or restrictions as it deems appropriate in connection with such an exception.

Our Board may increase or decrease the ownership limit of any class or series of our capital stock for one or more persons, except that a decreased ownership limit will not be effective for any person whose actual, beneficial or constructive ownership of our stock exceeds the decreased ownership limit at the time of the decrease until the person’s actual, beneficial or constructive ownership of the applicable class or series of our capital stock equals or falls below the decreased ownership limit, although any further acquisition of such class or series of our capital stock (other than by a previously exempted person) will violate the decreased ownership limit. Our Board may not increase or decrease the ownership limit if the new ownership limit would allow five or fewer persons to actually or beneficially own in the aggregate more than 49.9% in value of our outstanding stock or could cause us to be “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause it to fail to qualify as a REIT.

The charter further prohibits any person from:

•	beneficially or constructively owning shares of our capital stock to the extent that such beneficial or constructive ownership would result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year);

•	transferring shares of our capital stock to the extent that such transfer would result in shares of our capital stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code); or
•	beneficially or constructively owning or transferring shares of our capital stock if such beneficial or constructive ownership or transfer would otherwise cause us to fail to qualify as a REIT under the Code.

Any attempted transfer of shares of our capital stock or other event which, if effective, would violate any of the restrictions described above will result in the number of shares of our capital stock causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, except that any transfer that results in the violation of the restriction relating to shares of our capital stock being beneficially owned by fewer than 100 persons will be void ab initio. In either case, the prohibited owner will not acquire any rights in those shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will be issued and outstanding shares. The prohibited owner will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, effective as of the date the shares are transferred to the trust, the trustee will have the authority (at the trustee’s sole and absolute discretion) (i) to rescind as void any vote cast by the prohibited owner prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person, designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows. The prohibited owner will receive the lesser of (i) the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in the charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of dividends or other distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trustee, the shares are sold by the prohibited owner, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited owner received an amount for the shares that exceeds the amount he, she or it was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accepts the offer, which we may reduce by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us or our designee, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner.

If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of the ownership and transfer restrictions, the transfer that would have resulted in a violation will be void ab initio, and the prohibited owner shall acquire no rights in those shares.

Any certificate representing shares of the our capital stock, and any notices delivered in lieu of certificates with respect to the issuance or transfer of uncertificated shares, will (i) bear a legend referring to the restrictions described above or (ii) state that we will furnish a full statement about the above restrictions on ownership and transfer to a stockholder on request and without charge.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our capital stock that resulted in a transfer of shares to a charitable trust, is required to give written notice immediately to us or, in the case of a proposed or attempted transaction, to give at least 15 days’ prior written notice, and provide us with such other information as we may request in order to determine the effect, if any, of the transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our Board determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Every beneficial owner of 5% or more (or any lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding shares of our capital stock, within 30 days after the end of each taxable year, is required to give us written notice stating his, her or its name and address, the number of shares of each class and series of shares of our capital stock that he, she or it beneficially owns and a description of the manner in which the shares are held. Each of these owners must provide us with additional information that we may request in order to determine the effect, if any, of his, her or its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit. In addition, each stockholder (including the stockholder of record) will, upon demand, be required to provide us with information we may request in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine our compliance.

These ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for shares of Common Stock owned by our stockholders or otherwise be in the best interests of our stockholders.

Transfer Agent

The transfer agent for the Common Stock is American Stock Transfer & Trust Company, LLC.

Warrants

We have 46,861,289 Warrants issued and outstanding, including (1) 5,186,676 Private Warrants held by HN Investors LLC, a Delaware limited liability company (the “Trinity Sponsor”), and (2) 41,674,613 Public Warrants, of which (a) 34,500,000 Public Warrants are held by the holders of the public warrants issued in connection with Trinity’s initial public offering, completed on May 17, 2018, and (b) 7,174,613 Public Warrants held by the Farallon Entities, with each of which we entered into a subscription agreement, whereby we agreed to issue and sell to the Farallon Entities an aggregate of 7,174,613 shares of Common Stock (for an aggregate purchase price of approximately $75.0 million) and an aggregate amount of Public Warrants equal to such aggregate amount of shares of Common Stock issued to and purchased by the Farallon Entities.

The Warrants will expire five years after the completion of our initial business combination, at 5:00 pm., New York City time, or earlier upon redemption or liquidation.

We may call the Warrants for redemption:

•	in whole and not in part;
•	at a price of $0.01 per Warrant;
•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each Warrant holder; and
•	if, and only if, the reported last sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the Warrant holders.

If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If we issue a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise its Warrant prior to the scheduled redemption date.

If we call the Warrants for redemption as described above, we will have the option to require any holder that wishes to exercise its Warrant to do so on a “cashless basis.” If we take advantage of this option, all holders of Warrants would pay the exercise price by surrendering their Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the Warrants, including the “fair market value” in such case. If we require cashless exercise in this manner, we will not receive cash proceeds in connection with the Warrant exercises; however, the number of shares to be issued upon exercise of the Warrants would be reduced and thereby lessen the dilutive effect of a Warrant redemption.

A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) and (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the Warrants are convertible), other than (a) as described in the preceding paragraph, (b) regular monthly, quarterly or other periodic cash dividends or cash distributions, or (c) any other cash dividend or distribution required to be paid in order for us to qualify or maintain our status as a real estate investment trust within the meaning of the Code, or otherwise avoid the imposition of U.S. federal and state income and excise taxes, so long as we qualify or are seeking to maintain our status as a real estate investment trust at the time of such cash dividend or distribution, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of ours as an entirety or substantially as an entirety in connection with which we dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within thirty days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants.

The Warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company and us, which was amended in connection with the completion of the Business Combination by the First Amendment and the Second Amendment to the warrant agreement among Continental Stock Transfer & Trust Company, American Stock Transfer & Trust Company, LLC, as successor Warrant agent, and us. You should review a copy of the warrant agreement, the First Amendment and the Second Amendment, which were filed as exhibits to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Warrants.

Except as the context may otherwise require, references to the warrant agreement herein refer to the warrant agreement, as amended. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Warrants to make any change that adversely affects the interests of the registered holders of Warrants.

The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Warrants, each holder will be entitled to one (1) vote for each share of Common Stock held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the Warrant holder.

Public Warrants

Each Public Warrant will entitle the registered holder to purchase one-fourth of one share of Common Stock at a price of $2.875 one fourth (1/4th) of one share, with the exercise of Public Warrants for less than a full share not permissible, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination.

Private Warrants

Each Private Warrant will entitle the registered holder to purchase one share of Common Stock at a price of $11.50 per share. The Private Warrants (including the Common Stock issuable upon exercise of the Private Warrants) will not be redeemable by us so long as they are held by the Trinity Sponsor or its permitted transferees. The Trinity Sponsor, or its permitted transferees, has the option to exercise the Private Warrants on a cashless basis. Except as described herein, the Private Warrants have terms and provisions that are identical to those of the Public Warrants. If the Private Warrants are held by holders other than the Trinity Sponsor or its permitted transferees, the Private Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants, except with respect to the number of shares of Common Stock for which each Private Warrant is exercisable and the related exercise price, as described herein.

Restrictions on Transfers of Founder Shares and Private Warrants

The 4,823,640 shares of Common Stock to be issued to the Trinity Sponsor as the stockholder of shares of Class B common stock, par value $0.0001 per share of Trinity (the “Trinity Sponsor Shares”) and the Private Warrants and any shares of Common Stock issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in a letter agreement with B. Riley FBR, Inc., entered into on August 9, 2019 by each of the Trinity Sponsor and certain officers and directors of Trinity (the “Lock-Up Agreements”).

In the case of the Trinity Sponsor Shares, the Lock-Up Agreements provide that, during the period commencing on the completion of Trinity’s initial business combination and continuing until the earlier of (i) one year after the completion of Trinity’s initial business combination, or (ii) subsequent to the completion of Trinity’s initial business combination, (x) if the last sale price of Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the completion of Trinity’s initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, each such holder will not sell, offer to sell, pledge or transfer any shares of Common Stock held by such holder, subject to certain limited exceptions. Concurrently, the Trinity Sponsor and those certain officers and directors of Trinity executing such lock-up agreements will enter into a separate amendment to terminate that certain letter agreement entered into among such Trinity officers and directors and Trinity and dated May 14, 2018, upon consummation of Trinity’s initial business combination. The Lock-Up Agreements executed by the parties incorporate, on substantially similar terms, the lock-up terms and conditions found in the original letter agreement.

In the case of the Private Warrants and the Common Stock underlying such Private Warrants, the Lock-Up Agreements provide that, until 30 days after the completion of Trinity’s initial business combination, such securities are not transferable or salable.

Notwithstanding the foregoing, the Private Warrants (including the Common Stock issuable upon exercise of the Private Warrants) and the Common Stock underling the Trinity Sponsor Shares may be transferred (a) to Trinity’s officers or directors, any affiliates or family members of any of its officers or directors, any members of the Trinity Sponsor, or any affiliates of the Trinity Sponsor; (b) in the case of an individual, by gift to a member of one of the members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of an initial business combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) in the event of our liquidation prior to the completion of Trinity’s initial business combination; (g) by virtue of the laws of Delaware or the Trinity Sponsor’s limited liability company agreement upon dissolution of the Trinity Sponsor; or (h) in the event of our liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of Trinity’s stockholders having the right to exchange their shares of common stock for cash, securities or other property; provided, however, that in the case of clauses (a) through (e) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the Lock-Up Agreements.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OUR CHARTER AND BYLAWS

Although the following summary describes certain provisions of Maryland law and the material provisions of our charter and our bylaws, it is not a complete description of our charter and bylaws. You should review copies of these documents, which are filed as exhibits to the registration statement to which this prospectus is a part.

Our Board of Directors

Our charter and bylaws provide that our number of directors may be established, increased or decreased only by our Board, but may not be less than the minimum number required under the MGCL, which is one, or, unless the bylaws are amended, more than fifteen. We have elected by a provision in our charter to be subject to a provision of Maryland law requiring that, subject to the rights of holders of one or more classes or series of preferred stock, any vacancy may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the full term of the directorship in which such vacancy occurred and until his or her successor is duly elected and qualifies.

Each member of our Board is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of shares of Common Stock will have no right to cumulative voting in the election of directors, and directors will be elected by a majority of the votes cast for each nominee for director (except in contested elections, in which case a plurality of the votes cast will be required for election). Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of Common Stock will be able to elect all of the directors.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed from office at any time, but only for cause (as defined in the charter), and then only by the affirmative vote of holders of shares entitled to cast at least two-thirds of all of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our Board to fill vacant directorships, may preclude stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and from filling the vacancies created by such removal with their own nominees.

Resignation Policy for Directors

Each nominee for director shall be elected by a majority of the votes cast. A majority of the votes cast means the affirmative vote of a majority of the total votes cast “for” and “against” such nominee. Notwithstanding the foregoing, a nominee for director shall be elected by a plurality of the votes cast if the number of nominees exceeds the number of directors to be elected. Our Board will adopt a policy regarding the election of directors in uncontested elections. Pursuant to such policy, in an uncontested election of directors, any nominee who receives a greater number of votes against his or her election than votes for his or her election will, within two weeks following certification of the stockholder vote by us, submit a written resignation offer to our Board. Our Board will consider the resignation offer and, within 60 days following certification by us of the stockholder vote with respect to such election, will make a recommendation to our Board concerning the acceptance or rejection of the resignation offer. Our Board will take formal action on the recommendation no later than 90 days following certification of the stockholder vote by us. We will publicly disclose, in a Current Report on Form 8-K to be filed with the SEC, the decision of our Board. Our Board will also provide an explanation of the process by which its decision has been made and, if applicable, its reason or reasons for rejecting the tendered resignation.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (i.e., any person (other than the corporation or any subsidiary) who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock after the date on which the corporation had 100 or more beneficial owners of its stock, or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation after the date on which the corporation had 100 or more beneficial owners of its stock) or an affiliate of an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions it determines.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder became an interested stockholder. As permitted by the MGCL, our Board has adopted a resolution exempting any business combination between us and any other person from the provisions of this statute, provided that the business combination is first approved by a majority of our directors (including a majority of directors who are not affiliates or associates of such persons). However, our Board may repeal or modify this resolution at any time in the future, in which case the applicable provisions of this statute will become applicable to business combinations between us and interested stockholders.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to those shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders entitled to vote generally in the election of directors, excluding votes cast by (1) the person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-tenth or more but less than one-third, (2) one-third or more but less than a majority or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders is held at which the voting rights of such shares is considered and not approved, as of the date of such meeting. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to, among other things, (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or the bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any acquisition by any person of shares of our capital stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future by our Board.

Subtitle 8, Also Known as the Maryland Unsolicited Takeovers Act

Subtitle 8 of Title 3 of the MGCL (“Subtitle 8”) permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in such corporation’s charter or bylaws or a resolution of its board of directors, without stockholder approval, and notwithstanding any contrary provision in such corporation’s charter or bylaws, to any or all of five provisions of the MGCL which provide, respectively, that:

•	the corporation’s board of directors will be divided into three classes;
•	the affirmative vote of two-thirds of the votes entitled to be cast in the election of directors generally is required to remove a director;
•	the number of directors may be fixed only by vote of the directors;
•	a vacancy on its board of directors may be filled only by the remaining directors and that directors elected to fill a vacancy will serve for the remainder of the full term of the class of directors in which the vacancy occurred; and
•	the request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting is required for the calling of a special meeting of stockholders.

We have elected in our charter to be subject to the provision of Subtitle 8 providing that vacancies on the Board may be filled only by the remaining directors, even if such remaining directors do not constitute a quorum. We have not elected to be subject to any of the other provisions of Subtitle 8, including the provisions that would permit us to classify our Board without stockholder approval. Moreover, our charter provides that we may not elect to classify our Board through the provisions of Subtitle 8 without the affirmative vote of a majority of the votes cast on the matter by our stockholders entitled to vote generally in the election of directors. In addition, without having elected to be subject to Subtitle 8, our charter and bylaws already (1) require the affirmative vote of holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of directors to remove a director from our Board, (2) vest in our Board the exclusive power to fix the number of directors and (3) require, unless called by the Chairman of our Board, the President, the Chief Executive Officer or our Board, the request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting to call a special meeting of stockholders. Our Board is not currently classified.

Meetings of Stockholders

Pursuant to our bylaws, an annual meeting of our stockholders for the purpose of the election of directors and the transaction of any business as may properly be brought before the meeting will be held on a date and at the time and place set by our Board. Each of the directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies under Maryland law. In addition, the Chairman of our Board, the President, the Chief Executive Officer or our Board may call a special meeting of our stockholders. Subject to the provisions of the bylaws, a special meeting of the stockholders to act on any matter that may properly be considered by them will also be called by our Secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting on such matter, accompanied by the information required by the bylaws. Our Secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including any proxy materials), and the requesting stockholder(s) must pay such estimated cost before our Secretary may prepare and mail the notice of the special meeting.

Amendments to the Charter and the Bylaws

Under the MGCL, a Maryland corporation generally cannot amend its charter unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Except for certain amendments related to the removal of directors and the vote required to amend those provisions (which must be declared advisable by our Board and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter), our charter generally may be amended only if the amendment is declared advisable by our Board and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our Board, with the approval of a majority of the entire Board, and without any action by the stockholders, may also amend the charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series we are authorized to issue. Our Board may also amend the charter to change our name or make certain other ministerial changes without stockholder approval.

Our Board has the exclusive power to adopt, amend or repeal any provision of the bylaws and to make new bylaws.

Extraordinary Transactions

Under the MGCL, a Maryland corporation generally cannot dissolve, merge, convert, transfer all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. As permitted by the MGCL, our charter provides that any of these actions may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

No Appraisal Rights

Our charter provides that our stockholders generally will not be entitled to exercise statutory appraisal rights.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our Board and the proposal of other business to be considered by the stockholders at an annual meeting of stockholders may be made only (1) pursuant to a notice of the meeting, (2) by or at the direction of our Board or (3) by a stockholder who was a stockholder of record at the record date for the meeting, at the time of giving of notice and at the time of the meeting (or any postponement or adjournment thereof), who is entitled to vote at the meeting on the election of the individual so nominated or such other business and who has complied with the advance notice procedures set forth in the bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee or business proposal, as applicable. To be timely, such notice shall be delivered to our Secretary at our principal executive office not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting.

With respect to special meetings of stockholders, only the business specified in the notice of the meeting may be brought before the meeting. Nominations of individuals for election to our Board may be made at a special meeting of stockholders at which directors are to be elected only (1) by or at the direction of our Board or (2) provided that the special meeting has been properly called by our Board or a duly authorized officer in accordance with the bylaws for the purpose of electing directors, by a stockholder who was a stockholder of record at the record date for the meeting, at the time of giving of notice and at the time of the meeting (or any postponement or adjournment thereof), who is entitled to vote at the meeting on the election of each individual so nominated and who has complied with the advance notice provisions set forth in the bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee.

Anti-Takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control of us or other transaction that might involve a premium price for holders of shares of Common Stock owned by its stockholders or otherwise be in the best interests of our stockholders, including:

•	supermajority vote and cause requirements for removal of directors;
•	the requirement that stockholders holding at least a majority of the outstanding shares of Common Stock must act together to make a written request before our stockholders can require us to call a special meeting of stockholders;

•	provisions that vacancies on our Board may be filled only by the remaining directors for the full term of the directorship in which the vacancy occurred;
•	the power of our Board, without stockholder approval, to increase or decrease the aggregate number of authorized shares of stock or the number of shares of any class or series of stock;
•	the exclusive power of our Board to amend our bylaws;
•	the power of our Board to cause us to issue additional shares of stock of any class or series and to fix the terms of one or more classes or series of stock without stockholder approval;
•	the restrictions on ownership and transfer of our capital stock; and
•	advance notice requirements for director nominations and stockholder proposals.

Likewise, if the resolution opting out of the business combination provisions of the MGCL is repealed, or the business combination is not approved by our Board, or the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Exclusive Forum

The bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, will be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, (b) any derivative action or proceeding brought on our behalf (other than actions arising under federal securities laws), (c) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (d) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or our bylaws or (e) any other action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine. This provision does not cover claims made by stockholders pursuant to the securities laws of the United States, or any rules or regulations promulgated thereunder.

Limitation of Liability and Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made, or threatened to be made, a party or witness by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received. Nevertheless, a court may order indemnification in either case if it determines that the director or officer is fairly and reasonably entitled to indemnification, but only for expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon its receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter obligates us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of such a proceeding to:

•	any of our present or former director or officer who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity; or
•	any individual who, while our director or officer and at our request, serves or has served as a director, officer, trustee, member, manager or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter also permits us, with the approval of our Board, to indemnify and advance expenses to any individual who served as our predecessor in any of the capacities described above and to any employee or agent of ours or any of our predecessors.

We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

REIT Qualification

Our charter provides that our Board may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, holding, and disposition of Common Stock and Public Warrants registered hereunder and Broadmark Realty’s qualification and taxation as a REIT. This discussion assumes that holders will hold Broadmark Realty’s Common Stock and Public Warrants as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not apply to any Selling Stockholders (or any person whose adjusted tax basis in its Common Stock or Public Warrants is determined, in whole or in part, by reference to any Selling Stockholder’s adjusted tax basis in its Common Stock or Public Warrants) or holders of Private Warrants.

This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and except as otherwise discussed below, the special tax rules that may apply to certain types of investors, such as:

•	banks or financial institutions;
•	insurance companies;
•	brokers, dealers or traders in securities, commodities or currencies;
•	traders that elect to use a mark-to-market method of accounting;
•	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;
•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•	U.S. expatriates or former long-term residents of the United States;
•	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities;
•	S corporations;
•	regulated investment companies;
•	real estate investment trusts;
•	grantor trusts;
•	persons holding Private Warrants;
•	holders who receive Common Stock through the exercise of employee stock options or otherwise as compensation;
•	persons holding a 10% or more (by vote or value) beneficial interest in Broadmark Realty;
•	Non-U.S. Holders (as defined below); and
•	tax-exempt entities.

If you are an entity or arrangement treated as a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners generally will depend on the status of your partners and your activities. If you are a partnership or a partner in a partnership, you should consult your tax advisor as to the U.S. federal tax consequences of acquiring, owning and disposing of Common Stock or Public Warrants.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, all of which are subject to differing interpretations or change, possibly on a retroactive basis. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income tax (such as gift and estate taxes).

THE FOLLOWING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL OF THE POTENTIAL TAX CONSEQUENCES TO HOLDERS OF COMMON STOCK OR PUBLIC WARRANTS. THE U.S. FEDERAL INCOME TAX TREATMENT TO THE HOLDERS DESCRIBED HEREIN WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN

LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF COMMON STOCK AND PUBLIC WARRANTS.

U.S. Holders

For purposes of this discussion, a U.S. Holder is a beneficial owner of Common Stock or a Public Warrant who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust (i) the administration of which is subject to the primary supervision of a court in the United States and for which one or more U.S. persons have the authority to control all substantial decisions or (ii) that has an election in effect under applicable income tax regulations to be treated as a U.S. person for U.S. federal income tax purposes.

A Non-U.S. Holder is a beneficial owner of Common Stock or a Public Warrant that is not a U.S. Holder and is not an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Taxation of Broadmark Realty—General

Broadmark Realty intends to elect to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ended December 31, 2019. Broadmark Realty believes that it has been organized and has been operated, and Broadmark Realty intends to continue to operate, in a manner that will allow it to qualify for taxation as a REIT under the Code.

Gibson, Dunn & Crutcher LLP (“Gibson Dunn”) has acted as Broadmark Realty’s special counsel for tax matters. Broadmark Realty will receive an opinion of Gibson Dunn to the effect that, commencing with the beginning of its taxable year ended December 31, 2019 and through the date hereof, Broadmark Realty has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and Broadmark Realty’s current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2019 and each taxable year thereafter. It must be emphasized that the opinion of Gibson Dunn is based on various assumptions relating to Broadmark Realty’s organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct and that Broadmark Realty will at all times operate in accordance with the method of operation described in Broadmark Realty’s organizational documents, this prospectus, and other relevant documents. Additionally, the opinion of Gibson Dunn is conditioned upon factual representations and covenants made by Broadmark Realty’s management, regarding Broadmark Realty’s organization, assets, present and future conduct of Broadmark Realty’s business operations and Broadmark Realty’s ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that Broadmark Realty will take no action that could adversely affect Broadmark Realty’s qualification as a REIT. While Broadmark Realty believes it is organized and operates and intends to continue to operate so that Broadmark Realty will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in Broadmark Realty’s circumstances or applicable law, no assurance can be given by Gibson Dunn or Broadmark Realty that Broadmark Realty will be able to qualify as a REIT or, if it so qualifies, that it will be able to maintain its status as a REIT. Gibson Dunn will have no obligation to advise Broadmark Realty or the holders of Common Stock or Public Warrants of any subsequent change in the matters stated, represented or assumed in rendering its opinion or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in Gibson Dunn’s opinion.

Qualification and taxation as a REIT depends on Broadmark Realty’s ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Gibson Dunn. In addition, Broadmark Realty’s ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which Broadmark Realty invests. Broadmark Realty’s ability to qualify as a REIT also requires that Broadmark Realty satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by Broadmark Realty or which serve as security for loans made by Broadmark Realty. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of Broadmark Realty’s operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, qualification and taxation as a REIT depends on Broadmark Realty’s ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below, under “—Requirements for Qualification as a REIT.” While Broadmark Realty believes that it has operated and will continue to operate so that it qualifies as a REIT, no assurance can be given that the IRS will not challenge Broadmark Realty’s qualification as a REIT or that Broadmark Realty will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that Broadmark Realty qualifies as a REIT, Broadmark Realty generally will be entitled to a deduction for dividends that Broadmark Realty pays and, therefore, will not be subject to U.S. federal corporate income tax on Broadmark Realty’s net taxable income that is currently distributed to Broadmark Realty stockholders. This treatment substantially eliminates the “double taxation” with respect to distributed income at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT and distributed to its stockholders generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT. See “—Taxation of Taxable U.S. Holders of Common Stock and Public Warrants.”

Even if Broadmark Realty qualifies for taxation as a REIT, however, Broadmark Realty will be subject to U.S. federal income taxation as follows:

•	Broadmark Realty will be taxed at regular U.S. federal corporate income tax rates on any undistributed income, including undistributed net capital gains.
•	If Broadmark Realty has net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.
•	If Broadmark Realty elects to treat property that Broadmark Realty acquires in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” Broadmark Realty may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the gross income tests discussed below, but the income from the sale or operation of the property will generally be subject to income tax at the corporate tax rate.
•	If Broadmark Realty fails to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintains Broadmark Realty’s qualification as a REIT because other requirements are met, Broadmark Realty will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which Broadmark Realty fails the 75% gross income test or (2) the amount by which Broadmark Realty fails the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect Broadmark Realty’s profitability.
•	If Broadmark Realty fails to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% asset tests (discussed below) that does not exceed a statutory de minimis amount as described more fully below, but Broadmark Realty’s failure is due to reasonable cause and not due to willful neglect and Broadmark Realty nonetheless maintains Broadmark Realty’s REIT qualification because of specified cure provisions, Broadmark Realty will be required to pay a tax equal to the greater of $50,000 or the product of the highest corporate tax rate and the net income generated by the non-qualifying assets during the period in which Broadmark Realty failed to satisfy the asset tests.

•	If Broadmark Realty fails to satisfy any provision of the Code that would result in Broadmark Realty’s failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not willful neglect, Broadmark Realty may be able to retain its REIT qualification in certain circumstances but Broadmark Realty will be required to pay a penalty of $50,000 for each such failure.
•	If Broadmark Realty fails to distribute during each calendar year at least the sum of (a) 85% of Broadmark Realty’s REIT ordinary income for such year, (b) 95% of Broadmark Realty’s REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods (the foregoing sum is referred to as the required distribution), Broadmark Realty will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.
•	Broadmark Realty may be required to pay monetary penalties to the IRS in certain circumstances, including if Broadmark Realty fails to meet record-keeping requirements intended to monitor Broadmark Realty’s compliance with rules relating to the composition of Broadmark Realty stockholders, as described below in “—Requirements for Qualification as a REIT.”
•	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between Broadmark Realty and any taxable REIT subsidiary, or “TRS,” Broadmark Realty may own if and to the extent that the IRS successfully adjusts the reported amounts of these items.
•	If Broadmark Realty acquires appreciated assets from a corporation that is not a REIT (or from another REIT that acquired appreciated assets from a corporation that is not a REIT) in a transaction in which the adjusted tax basis of the assets in Broadmark Realty’s hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, Broadmark Realty will be subject to tax on such appreciation at the corporate income tax rate then applicable if Broadmark Realty subsequently recognizes gain on a disposition of any such assets during the 5-year period following their acquisition by Broadmark Realty (or such other REIT) from the non-REIT corporation. Certain assets acquired by Broadmark Realty from the Predecessor Companies in connection with the Business Combination will be subject to this rule.
•	Broadmark Realty generally will be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits, or “REMICs,” to the extent Broadmark Realty stock is held by specified tax-exempt organizations not subject to tax on unrelated business taxable income. Similar rules will apply if Broadmark Realty owns an equity interest in a taxable mortgage pool. To the extent that Broadmark Realty owns a REMIC residual interest or a taxable mortgage pool through a TRS, Broadmark Realty will not be subject to this tax.
•	Broadmark Realty may elect to retain and pay income tax on its net long-term capital gain. In that case, a stockholder would include its proportionate share of Broadmark Realty’s undistributed long-term capital gain (to the extent Broadmark Realty makes a timely designation of such gain to the stockholder) in its income, would be deemed to have paid its proportionate share of the tax that Broadmark Realty paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in such holder’s Broadmark Realty stock. Stockholders that are U.S. corporations will also be required to appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated.
•	Broadmark Realty will have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, including TRSs, the earnings of which would be subject to U.S. federal corporate income tax.

In addition, Broadmark Realty may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, franchise, property and other taxes. Broadmark Realty could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

•	that is managed by one or more trustees or directors;
•	the beneficial ownership of which is evidenced by transferable stock or by transferable certificates of beneficial interest;

•	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;
•	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;
•	the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;
•	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, taking into account certain constructive ownership rules described in the Code, by five or fewer “individuals” (as defined in the Code to include specified entities);
•	which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and
•	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Code provides that the first through fourth conditions must be met during the entire taxable year. The fifth and sixth conditions do not need to be satisfied for the first taxable year for which an election to become a REIT has been made, which will be Broadmark Realty’s taxable year ending December 31, 2019. The Broadmark Realty charter will provide restrictions regarding the ownership and transfer of Broadmark Realty stock, which are intended, among other purposes, to assist in satisfying the share ownership requirements described in the fifth and sixth conditions. For purposes of the sixth condition, an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

To monitor compliance with the share ownership requirements, Broadmark Realty generally is required to maintain records regarding the actual ownership of Broadmark Realty stock. To do so, Broadmark Realty must demand written statements each year from certain stockholders that such stockholders disclose the actual owners of their stock (i.e., the persons required to include in gross income the dividends paid by Broadmark Realty). A list of those persons failing or refusing to comply with this demand must be maintained as part of Broadmark Realty’s records. Failure by Broadmark Realty to comply with these record-keeping requirements could subject Broadmark Realty to monetary penalties. If Broadmark Realty satisfies these requirements and after exercising reasonable diligence would not have known that the sixth condition is not satisfied, Broadmark Realty will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand for a written statement from a REIT is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the stock and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. Broadmark Realty satisfies this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests

In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Consequently, to the extent that Broadmark Realty directly or indirectly holds a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect Broadmark Realty’s ability to qualify as a REIT, even though Broadmark Realty may have no control or only limited influence over the partnership.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries of the REIT or by a combination of the two.

Single member limited liability companies that are wholly owned by a REIT and that do not affirmatively elect to be treated as corporations generally are also disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the gross income and asset tests. Disregarded subsidiaries, along with partnerships in which Broadmark Realty holds an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by Broadmark Realty (for example, if any equity interest in the subsidiary is acquired by a person other than Broadmark Realty or another disregarded subsidiary of Broadmark Realty), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect Broadmark Realty’s ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity generally would be subject to corporate income tax on its earnings, which may reduce the cash flow generated by Broadmark Realty and its subsidiaries in the aggregate and Broadmark Realty’s ability to make distributions to its stockholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary or the gain that it recognizes from the sale or other disposition of the subsidiary’s stock. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of a TRS in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales). If dividends are paid to Broadmark Realty by one or more TRSs Broadmark Realty may own, then a portion of the dividends that Broadmark Realty distributes to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates (but will not be eligible for the 20% deduction described below). See “—Taxation of Taxable U.S. Holders of Common Stock and Public Warrants” and “—Annual Distribution Requirements.”

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. For example, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or the TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. In addition, a TRS is not permitted to manage a lodging facility or a health care facility.

Broadmark Realty and Trinity have elected for Trinity to be treated as a TRS as Trinity will provide certain investment management services with respect to the assets of Broadmark Realty as well as third parties and income from investment management services provided to third parties is not qualifying income for purposes of the 75% or 95% gross income tests. Broadmark Realty may form or acquire equity interests in additional TRSs in the future.

Gross Income Tests

In order to maintain Broadmark Realty’s qualification as a REIT, Broadmark Realty must annually satisfy two gross income tests. First, at least 75% of Broadmark Realty’s gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and non-U.S. currency transactions, must consist of defined types of income that Broadmark Realty derives, directly or indirectly, from investments relating to real property or mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;
•	interest on debt secured by a mortgage on real property or on an interest in real property;

•	dividends or other distributions on, and gain (not derived from a “prohibited transaction”) from the sale of, stock in other REITs;
•	gain from the sale of real estate assets (other than a nonqualified publicly offered REIT debt instrument);
•	income and gain derived from foreclosure property;
•	amounts, such as commitment fees, received in consideration for entering into an agreement to make a loan secured by real property, unless such amounts are determined by income or profits;
•	income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and
•	income derived from certain kinds of temporary investments.

Second, at least 95% of Broadmark Realty’s gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and non-U.S. currency transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property or on an interest in real property. If a mortgage is secured by both real property and personal property and the value of the personal property does not exceed 15% of the aggregate value of the property securing the mortgage, the mortgage is treated as secured solely by real property for this purpose. If Broadmark Realty receives interest income with respect to a mortgage loan that is secured by both real property and personal property and the value of the personal property securing the mortgage exceeds 15% of the value of all property securing the mortgage and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that Broadmark Realty originated or acquired the mortgage loan, the interest income will be apportioned between the real property and the personal property, and Broadmark Realty’s income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property.

To the extent that a REIT is required to apportion its interest income between real property and personal property, the apportionment is based on a fraction, the numerator of which is the value of the real property securing the loan, determined when the REIT commits to originate or acquire the loan, and the denominator of which is the highest “principal amount” of the loan during the year. Even if a loan is not secured by real property or is under secured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

Although Broadmark Realty will endeavor to accurately determine the values of the real property securing Broadmark Realty’s loans at the time Broadmark Realty acquires or commit to acquire such loans, such values may not be susceptible to a precise determination and will be determined based on the information available to Broadmark Realty at such time. If the IRS were to successfully challenge Broadmark Realty’s valuations of such assets and such revaluations resulted in a higher portion of Broadmark Realty’s interest income being apportioned to property other than real property, depending on Broadmark Realty’s other sources of gross income, Broadmark Realty could fail to meet the 75% gross income test. If Broadmark Realty does not meet this test, Broadmark Realty could potentially cease to qualify as a REIT or may be required to pay a penalty tax to the IRS as described above under “—Taxation of REITs in General.”

In addition, if Broadmark Realty modifies any of its distressed debt investments by agreement with the borrower, and if the modification is treated as a “significant modification” under the applicable Treasury regulations, the modified debt will be considered to have been reissued to Broadmark Realty in a debt-for-debt exchange with the borrower. In that event, Broadmark Realty generally may be required to reapportion the interest income to the real property security based on the value of the real property at the time of the modification, which value may have decreased materially. In Revenue Procedure 2014-51, the IRS provided a safe harbor under which a REIT is not required to reapportion the interest income on a mortgage loan upon a modification of the loan if the modification was occasioned by a default or would present a substantially reduced risk of default, and certain other requirements are met. Revenue Procedure 2014-51 may therefore allow Broadmark Realty to modify certain of Broadmark Realty’s distressed debt investments without adversely affecting the qualification of interest income from such debt investments for purposes of the 75% gross income test. However, Broadmark Realty may enter into modifications of distressed debt investments that do not qualify for the safe harbor provided in Revenue Procedure 2014-51, which could adversely affect Broadmark Realty’s ability to continue to satisfy the 75% gross income test.

Dividend Income

Broadmark Realty may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. For Broadmark Realty’s taxable year ending December 31, 2019, Broadmark Realty may need to limit distributions from Trinity in order for Broadmark Realty to satisfy the 75% gross income test for that year. Any dividends received by Broadmark Realty from a REIT will be qualifying income in Broadmark Realty’s hands for purposes of both the 95% and 75% gross income tests.

Hedging Transactions

In the future, Broadmark Realty may enter into hedging transactions with respect to one or more of Broadmark Realty’s assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction will not constitute gross income for purposes of the 75% or 95% gross income tests if Broadmark Realty properly identifies the transaction as specified in applicable Treasury regulations and Broadmark Realty enters into such transaction (i) in the normal course of Broadmark Realty’s business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, or (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests. Broadmark Realty intends to structure any hedging transactions in a manner that does not jeopardize Broadmark Realty’s qualification as a REIT.

Failure to Satisfy the Gross Income Tests

Broadmark Realty intends to monitor its sources of income, including any non-qualifying income received by it, so as to ensure Broadmark Realty’s compliance with the gross income tests. If Broadmark Realty fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, Broadmark Realty may still qualify as a REIT for the year if Broadmark Realty is entitled to relief under applicable provisions of the Code. These relief provisions generally will be available if Broadmark Realty’s failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, Broadmark Realty set forth a description of each item of Broadmark Realty’s gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury regulations. It is not possible to state whether Broadmark Realty would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving Broadmark Realty, Broadmark Realty will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which Broadmark Realty fails to satisfy the particular gross income test.

Phantom Income

Due to the nature of the assets in which Broadmark Realty will invest, Broadmark Realty may be required to recognize taxable income from certain of Broadmark Realty’s assets in advance of its receipt of cash flow from or proceeds from disposition of such assets, and Broadmark Realty may be required to report taxable income in early periods that exceeds the economic income ultimately realized with respect to such assets.

Broadmark Realty may acquire assets in the secondary market for less than their face amount and recognize market discount income. It is also likely that Broadmark Realty will invest in debt instruments requiring Broadmark Realty to accrue the difference between the instrument’s stated redemption price and its issue price as determined for U.S. federal income tax purposes (such excess, “original issue discount,” or “OID”). These assets may generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets referred to as “phantom income.” Broadmark Realty may also be required under the terms of any indebtedness that

Broadmark Realty incurs to use cash received from interest payments to make principal payments on that indebtedness, with the effect that Broadmark Realty will recognize income but will not have a corresponding amount of cash available for distribution to Broadmark Realty stockholders.

Due to each of these potential differences between income recognition or expense deduction and related cash receipts or disbursements, there is a risk that Broadmark Realty may have substantial taxable income in excess of cash available for distribution. In that event, Broadmark Realty may need to borrow funds or take other actions to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements.”

Asset Tests

Broadmark Realty, at the close of each calendar quarter, must also satisfy five tests relating to the nature of Broadmark Realty’s assets.

•	First, at least 75% of the value of Broadmark Realty’s total assets must be represented by some combination of:
•	cash and cash items;
•	U.S. government securities;
•	interests in real property;
•	interests in mortgage loans secured by real property or interests in real property;
•	stock (or transferable certificates of beneficial interest) in other REITs;
•	debt instruments issued by publicly offered REITs;
•	temporary investments in stock and debt instruments attributable to the investment of new capital; and
•	regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consist of assets that are qualifying real estate-related assets under the U.S. federal income tax laws, determined as if Broadmark Realty held such assets, Broadmark Realty will be treated as holding directly Broadmark Realty’s proportionate share of the assets of such REMIC.
•	Second, of Broadmark Realty’s investments not included in the 75% asset class, the value of any one issuer’s securities owned by Broadmark Realty may not exceed 5% of the value of Broadmark Realty’s assets (referred to herein as the “5% asset test”).
•	Third, of Broadmark Realty’s investments not included in the 75% asset class, Broadmark Realty may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value (referred to herein as the “10% vote test,” the “10% value test” or together, the “10% asset test”).
•	Fourth, of Broadmark Realty’s investments not included in the 75% asset class, the aggregate value of all securities of TRSs held by Broadmark Realty may not exceed 20% of the value of Broadmark Realty’s gross assets.
•	Fifth, of Broadmark Realty’s investments not included in the 75% asset class, debt instruments issued by publicly offered REITs, if they would not otherwise qualify as “real estate assets,” cannot exceed 25% of the value of Broadmark Realty’s total assets.

The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (i) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (ii) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership for purposes of the 10% value test if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% gross income test; and (iii) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership for purposes of the 10% value test to the extent of the REIT’s interest as a partner in the partnership.

After initially meeting the asset tests at the close of any quarter, Broadmark Realty will not lose its qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If Broadmark Realty fails to satisfy the asset tests because Broadmark Realty acquires or increases its ownership interest in securities during a quarter, Broadmark Realty can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. Broadmark Realty will monitor the value of its investments in its TRSs to ensure compliance with the rule that no more than 20% of the value of its assets may consist of TRS stock and securities. Currently, it is likely that more than 20% of the value of Broadmark Realty’s assets consist of the stock and securities of Trinity, and as a result, Broadmark Realty will need to reduce its investment in Trinity no later than January 30, 2020 to continue to qualify as a REIT, which reduction Broadmark Realty expects to accomplish by causing Trinity to make a distribution to it of a portion of Trinity’s assets during such period. If Broadmark Realty fails the 5% asset test or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, Broadmark Realty may dispose of sufficient assets (generally within six months after the last day of the quarter in which Broadmark Realty’s identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of Broadmark Realty’s assets at the end of the relevant quarter or $10,000,000. If Broadmark Realty fails any of the other asset tests or Broadmark Realty’s failure of the 5% and 10% asset tests is in excess of the lesser of 1% of Broadmark Realty’s assets at the end of the relevant quarter or $10,000,000, as long as such failure was due to reasonable cause and not willful neglect, Broadmark Realty may be permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which Broadmark Realty’s identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the product of the highest corporate income tax rate and the net income generated by the non-qualifying assets during the period in which Broadmark Realty failed to satisfy the asset test.

Annual Distribution Requirements

In order to qualify as a REIT, Broadmark Realty is required to distribute dividends, other than capital gain dividends, to Broadmark Realty stockholders in an amount at least equal to:

•	the sum of:
•	90% of Broadmark Realty’s “REIT taxable income” (computed without regard to the deduction for dividends paid and Broadmark Realty’s net capital gains); and
•	90% of the net income (after tax), if any, from foreclosure property (as described below); minus
•	the sum of specified items of non-cash income that exceeds a percentage of Broadmark Realty’s income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by Broadmark Realty and received by each stockholder on December 31 of the year in which they are declared. In addition, at Broadmark Realty’s election, a distribution for a taxable year may be declared before Broadmark Realty timely files its tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to Broadmark Realty stockholders in the year in which paid, even though the distributions relate to Broadmark Realty’s prior taxable year for purposes of the 90% distribution requirement. To the extent that Broadmark Realty has available net operating losses and capital losses carried forward from prior tax years, such losses may, subject to limitations, reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements.

Except for distributions by “publicly offered REITs,” distributions must not be “preferential dividends” in order for such distributions to be counted towards the distribution requirement. A dividend is not a preferential dividend if it is pro rata among all outstanding stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the REIT’s organizational documents. Broadmark Realty believes that it is and will continue to be a publicly offered REIT and, therefore, will not be subject to this limitation.

To the extent that Broadmark Realty distributes at least 90%, but less than 100%, of Broadmark Realty’s “REIT taxable income,” as adjusted, Broadmark Realty will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, Broadmark Realty may elect to retain, rather than distribute, Broadmark Realty’s net long-term capital gains and pay tax on such gains. In this case, Broadmark Realty could elect to have Broadmark Realty stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their proportionate share of the tax paid by Broadmark Realty. Broadmark Realty stockholders would then increase the adjusted basis of their stock in Broadmark Realty by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If Broadmark Realty fails to distribute during each calendar year at least the sum of:

•	85% of Broadmark Realty’s REIT ordinary income for such year,
•	95% of Broadmark Realty’s REIT capital gain net income for such year, and
•	any undistributed taxable income from prior periods, Broadmark Realty will be subject to a 4% excise tax on the excess of such required distribution over the sum of (i) the amounts actually distributed (taking into account excess distributions from prior periods) and (ii) the amounts of income retained on which Broadmark Realty has paid corporate income tax. Broadmark Realty intends to make timely distributions so that it is not subject to the 4% excise tax.

It is possible that Broadmark Realty, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (i) the actual receipt of cash, including receipt of distributions from Broadmark Realty’s subsidiaries and (ii) the inclusion of items in income by Broadmark Realty for U.S. federal income tax purposes. For example, Broadmark Realty may acquire debt instruments or notes with OID, such that Broadmark Realty will be required to include in its income a portion of the OID each year that the instrument is held before Broadmark Realty receives any corresponding cash. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of Common Stock. Both a taxable stock distribution and sale of Common Stock resulting from such distribution could adversely affect the price of Common Stock.

If Broadmark Realty fails to meet the distribution requirement in any taxable year, including if it does not have sufficient funds to make the required distribution, Broadmark Realty generally would cease to qualify as a REIT. Broadmark Realty may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in Broadmark Realty’s deduction for dividends paid for the earlier year. In this case, Broadmark Realty may be able to avoid losing Broadmark Realty’s qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, Broadmark Realty will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Recordkeeping Requirements

Broadmark Realty is required to maintain records and request on an annual basis information from certain stockholders. These requirements are designed to assist Broadmark Realty in determining the actual ownership of its outstanding stock and maintaining its qualification as a REIT.

Prohibited Transactions

Net income Broadmark Realty derives from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business (i.e., “dealer property”) by a REIT, by a pass-through subsidiary in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. Broadmark Realty intends to conduct its operations so that no asset owned directly by Broadmark Realty or indirectly through its pass-through subsidiaries will be held as inventory or primarily for sale to customers in the ordinary course of business. However, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances. No assurance can be given that any particular asset in which Broadmark Realty holds a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers or that certain safe harbor provisions of the Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property:

•	that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property;
•	for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated; and
•	for which such REIT makes a proper election to treat the property as foreclosure property.

REITs generally are subject to tax at the corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If Broadmark Realty anticipates receiving any income that is not qualifying income for purposes of the 75% gross income test as a result of a foreclosure, Broadmark Realty intends to elect, if eligible, to treat the related property as foreclosure property.

Failure to Qualify

In the event that Broadmark Realty violates a provision of the Code that would result in its failure to continue to qualify as a REIT, Broadmark Realty may nevertheless continue to qualify as a REIT. Specified relief provisions may be available to Broadmark Realty to avoid such disqualification if:

•	the violation is due to reasonable cause and not due to willful neglect;
•	Broadmark Realty pays a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT; and
•	the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available).

This cure provision reduces the instances that could lead to Broadmark Realty’s disqualification as a REIT for violations due to reasonable cause. If Broadmark Realty fails to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, Broadmark Realty will be subject to tax on its taxable income at the regular corporate rate. Distributions to Broadmark Realty stockholders in any year in which Broadmark Realty is not a REIT will not be deductible by Broadmark Realty, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to Broadmark Realty stockholders generally will be taxable, in the case of Broadmark Realty stockholders who are individual U.S. Holders, as “qualified dividend income” at the maximum tax rate applicable to long-term capital gains, and dividends in the hands of Broadmark Realty’s corporate U.S. Holders may be eligible for the dividends received deduction. However, distributions to individual U.S. Holders during any year in which Broadmark Realty is not a REIT will not be eligible for the deduction equal to 20% of the amount of such dividends described below. Unless Broadmark Realty is entitled to relief under specific statutory provisions, Broadmark Realty will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, Broadmark Realty will be entitled to statutory relief. Broadmark Realty would also fail to qualify as a REIT in the event Broadmark Realty were treated under applicable Treasury regulations as a successor to another REIT whose qualification as a REIT was previously terminated or revoked. If a Predecessor Company failed to qualify as a REIT prior to the consummation of the Business Combination, it is possible that Broadmark Realty would be treated as a successor REIT under the foregoing rules and thus unable to qualify as a REIT.

Taxation of Taxable U.S. Holders of Common Stock and Public Warrants

This section summarizes the taxation of U.S. Holders who hold Common Stock and Public Warrants that are not tax-exempt organizations.

Distributions

Provided that Broadmark Realty qualifies as a REIT, distributions made to its taxable U.S. Holders out of its current or accumulated earnings and profits, and not designated as capital gain dividends, generally will be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs generally are not eligible to be taxed at the preferential qualified dividend income rates applicable to non-corporate U.S. Holders who receive dividends from taxable subchapter C corporations.

In addition, distributions from Broadmark Realty that are designated as capital gain dividends will be taxed to U.S. Holders as long-term capital gains, to the extent that they do not exceed Broadmark Realty’s actual net capital gain for the taxable year, without regard to the period for which the U.S. Holder has held Common Stock. To the extent that Broadmark Realty elects under the applicable provisions of the Code to retain Broadmark Realty’s net capital gains, U.S. Holders will be treated as having received, for U.S. federal income tax purposes, their proportionate share of Broadmark Realty’s undistributed capital gains as well as a corresponding credit for their proportionate share of the taxes paid by Broadmark Realty on such retained capital gains. U.S. Holders will increase their adjusted tax basis in Common Stock by the difference between their proportionate share of such retained capital gain and their proportionate share of the tax paid by Broadmark Realty. Long-term capital gains generally are taxable at reduced maximum federal rates in the case of U.S. Holders taxed at the rates applicable to individuals, and ordinary income rates for U.S. Holders taxed at the rates applicable to corporations.

Distributions in excess of Broadmark Realty’s current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that they do not exceed the adjusted tax basis of the U.S. Holder’s shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of those shares. To the extent that such distributions exceed the adjusted tax basis of an individual U.S. Holder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by Broadmark Realty in October, November or December of any year and payable to a U.S. Holder of record on a specified date in any such month will be treated as both paid by Broadmark Realty and received by the U.S. Holder on December 31 of such year, provided that the dividend is actually paid by Broadmark Realty before the end of January of the following calendar year.

With respect to U.S. Holders who are taxed at the rates applicable to individuals, Broadmark Realty may elect to designate a portion of Broadmark Realty’s distributions paid to such U.S. Holders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to such U.S. Holders at the same rates as capital gain, provided that the U.S. Holder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of Broadmark Realty’s distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

•	the qualified dividend income received by Broadmark Realty during such taxable year from non-REIT C corporations (including any TRS in which Broadmark Realty may own an interest);
•	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by Broadmark Realty with respect to such undistributed REIT taxable income; and
•	the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction or conversion transaction from a non-REIT C corporation over the U.S. federal income tax paid by Broadmark Realty with respect to such built-in gain.

In addition, the total amount of dividends that Broadmark Realty may designate as “qualified dividend income” or “capital gain dividends” may not exceed Broadmark Realty’s dividends paid for the taxable year. Generally, dividends that Broadmark Realty receives will be treated as qualified dividend income for purposes of the first bullet above if the dividends are received from a domestic C corporation (other than a REIT or an entity taxed as a regulated investment company, or “RIC,” for U.S. federal income tax purposes), any TRS Broadmark Realty may form, or a “qualified foreign corporation” and specified holding period and other requirements are met.

Under H.R. 1, originally known as the “Tax Cuts and Jobs Act,” dividends received by non-corporate U.S. Holders from Broadmark Realty that are neither attributable to “qualified dividend income” nor designated as “capital gain dividends” will be eligible for a deduction equal to 20% of the amount of such dividends in taxable years beginning before January 1, 2026.

To the extent that Broadmark Realty has available net operating losses and capital losses carried forward from prior tax years, such losses may, subject to limitations, reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. Holders and do not offset income of U.S. Holders from other sources, nor do they affect the character of any distributions that are actually made by Broadmark Realty, which generally are subject to tax in the hands of U.S. Holders to the extent that Broadmark Realty has current or accumulated earnings and profits.

Dispositions of Common Stock and Public Warrants

In general, a U.S. Holder will realize gain or loss upon the sale or other taxable disposition of Common Stock or Public Warrants in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. Holder’s adjusted tax basis in the Common Stock or Public Warrants, as applicable, at the time of the disposition. In general, a U.S. Holder’s adjusted tax basis will equal the U.S. Holder’s acquisition cost, and in the case of Common Stock, increased by the excess of net capital gains deemed distributed to the U.S. Holder (discussed above) less tax deemed paid on such gain and reduced by distributions in excess of Broadmark Realty’s current and accumulated earnings and profits as described above under “—Distributions.” In general, capital gains and losses recognized by a U.S. Holder upon the disposition of Common Stock or Public Warrants will be treated as long-term capital gains and losses if the Common Stock or Public Warrants have been held for more than one year at the time of disposition and will be treated as short-term capital gains and losses if the Common Stock or Public Warrants have been held for one year or less at the time of disposition.

In general, long-term capital gains recognized by non-corporate U.S. Holders upon the sale or disposition of shares of Common Stock or Public Warrants will be subject to a reduced maximum U.S. federal income tax rate, and short-term capital gains will be taxed at ordinary income rates. Gains recognized by U.S. Holders that are corporations are subject to U.S. federal income tax at the regular corporate rate, whether or not classified as long-term capital gains.

Capital losses generally are available only to offset capital gain income of the U.S. Holder but not ordinary income (except in the case of non-corporate taxpayers, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of Common Stock by a U.S. Holder who has held the stock for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from Broadmark Realty that were required to be treated by the U.S. Holder as long-term capital gain. U.S. Holders are advised to consult with their tax advisors with respect to their capital gain tax liability with respect to a sale of Common Stock or Public Warrants.

Passive Activity Losses and Investment Interest Limitations

Distributions made by Broadmark Realty and gain arising from the sale or exchange by a U.S. Holder of Common Stock or Public Warrants will not be treated as passive activity income. As a result, U.S. Holders will not be able to apply any “passive losses” against income or gain relating to Common Stock or Public Warrants. Distributions made by Broadmark Realty, to the extent they do not constitute a return of capital or capital gains, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. Holder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Medicare Tax

Certain U.S. Holders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividends and other income, including capital gain from the sale or disposition of Common Stock or Public Warrants.

Exercise or Lapse of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, you generally will not recognize taxable gain or loss as a result of the acquisition of Common Stock upon exercise of Public Warrants. Your tax basis in each share of Common Stock received upon exercise of Public Warrants generally will be an amount equal to the sum of your initial tax basis in such warrants and the exercise prices. Your holding period for the Common Stock received upon exercise of such warrants will begin on the date following the date of exercise (or possibly the date of exercise) of such warrants and will not include the period during which you held such warrant. If a Public Warrant is allowed to lapse unexercised, you generally will recognize a capital loss equal to your tax basis in the warrants.

The tax consequences of a cashless exercise of Public Warrants are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either case, your basis in the Common Stock received would equal your basis in the Public Warrants exercised. If the cashless exercise were treated as not being a gain realization event, your holding period in the Common Stock would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the Public Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Common Stock would include your holding period in the Public Warrants exercised.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, you could be deemed to have surrendered an amount of Public Warrants exercisable for the number of shares of Common Stock having a value equal to the exercise price for the total number of Public Warrants to be exercised. You would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Public Warrants deemed surrendered and your tax basis in the Public Warrants deemed surrendered. In this case, your tax basis in the Common Stock received would be expected to be equal to the sum of the fair market value of the Common Stock received in respect of the Public Warrants deemed surrendered and your tax basis in the Public Warrants exercised. Your holding period for the Common Stock would commence on the date following the date of exercise (or possibly the date of exercise) of the Public Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, you should consult your tax advisor regarding the tax consequences of a cashless exercise of Public Warrants.

Possible Constructive Distributions

The terms of each Public Warrant provide for an adjustment to the number of shares of common stock for which the warrant may be exercised or to the exercise price of the warrant in certain circumstances, as discussed in the section of this prospectus entitled “Description Of Capital Stock And Securities Offered—Warrants.” If you are a U.S. Holder of Public Warrants, you would be treated as receiving a constructive distribution from Broadmark Realty if the adjustment increases your proportionate interest in Broadmark Realty’s assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of Common Stock that is treated as a dividend, as described under “—Distributions” above. Such a constructive distribution would be subject to tax as an ordinary dividend as described under that section in the same manner as if you received a cash distribution from Broadmark Realty.

Information Reporting and Backup Withholding

Broadmark Realty or its paying agent must report annually to U.S. Holders and the IRS amounts paid to such holders on or with respect to Common Stock during each calendar year, the amount of proceeds from the sale of Common Stock, and the amount of tax, if any, withheld from such payments. A U.S. Holder will be subject to backup withholding on dividends paid on Common Stock and proceeds from the sale of Common Stock at the applicable rate if the U.S. Holder is not otherwise exempt and (i) the holder fails to provide Broadmark Realty or its paying agent with a correct taxpayer identification number, (ii) Broadmark Realty or its paying agent is notified by the IRS that the holder provided an incorrect taxpayer identification number, (iii) Broadmark Realty or its paying agent is notified by the IRS that the holder failed to properly report payments of interest or dividends or (iv) the holder fails to certify under penalty of perjury that it has provided a correct taxpayer identification number and has not been notified by the IRS that it is subject to backup withholding. A U.S. Holder generally may establish that it is exempt from or otherwise not subject to backup withholding by providing a properly completed IRS Form W-9 to Broadmark Realty or its paying agent.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Taxation of Tax-Exempt U.S. Holders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which is referred to in this discussion as unrelated business taxable income, or “UBTI.” Distributions by Broadmark Realty, income from the sale of Common Stock, and income attributable to the exercise of a Public Warrant, generally should not give rise to UBTI to a tax-exempt U.S. Holder provided that:

•	a tax-exempt U.S. Holder has not held Common Stock or Public Warrants as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder);
•	Common Stock or Public Warrants is not otherwise used in an unrelated trade or business; and
•	Broadmark Realty does not hold an asset that gives rise to excess inclusion income.

In certain circumstances, a pension trust that (i) is described in Section 401(a) of the Code, (ii) is tax exempt under Section 501(a) of the Code, and (iii) owns more than 10% of Broadmark Realty stock could be required to treat a percentage of the dividends from Broadmark Realty as UBTI if Broadmark Realty is a “pension-held REIT.” Broadmark Realty will not be a pension-held REIT unless (i) either (a) one pension trust owns more than 25% of the value of Broadmark Realty stock, or (b) a group of pension trusts, each individually holding more than 10% of the value of Broadmark Realty stock, collectively owns more than 50% of such stock; and (ii) Broadmark Realty would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts. Certain restrictions limiting ownership and transfer of Broadmark Realty stock generally should prevent a tax-exempt entity from owning more than 10% of the value of Broadmark Realty stock, or Broadmark Realty from becoming a pension-held REIT, however, no assurances can be provided.

Tax-exempt U.S. Holders are urged to consult their tax advisors regarding the U.S. federal, state and local tax consequences of owning Common Stock and Public Warrants.

Taxation of Non-U.S. Holders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of Common Stock and Public Warrants applicable to Non-U.S. Holders of Common Stock and Public Warrants. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation of Non-U.S. Holders. In addition, this discussion assumes that:

•	a Non-U.S. Holder will not have held more than 10% of either any class of Broadmark Realty stock or the Public Warrants (taking into account applicable constructive ownership rules) at any time during the five-year period ending on the date on which such Non-U.S. Holder disposes of Common Stock or Public Warrants, as applicable, or receives distributions from Broadmark Realty; and
•	Each of the Common Stock and the Public Warrants are and will continue to be “regularly traded” on an established securities market located in the United States within the meaning of the applicable Code provision and Treasury regulations (although there can be no assurance that this will continue to be the case).

Ordinary Dividends

Any distributions Broadmark Realty makes to Non-U.S. Holders with respect to shares of Common Stock, to the extent paid out of Broadmark Realty’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the conduct of a trade or business within the United States of the

Non-U.S. Holder, Broadmark Realty generally will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless the Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of such Non-U.S. Holder’s eligibility for such reduced rate (on an applicable IRS Form W-8). Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to Non-U.S. Holders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. In the case of a taxable stock dividend with respect to which any withholding tax is imposed, Broadmark Realty may have to withhold or dispose of part of the stock otherwise distributable in such dividend and use such stock or the proceeds of such disposition to satisfy the withholding tax imposed.

The withholding tax does not apply to dividends paid to Non-U.S. Holders that provide a Form W-8ECI, certifying that the dividends are effectively connected with their conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to U.S. federal income tax as if the Non-U.S. Holder were a U.S. resident. A Non-U.S. Holder that is a corporation that receives effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Non-Dividend Distributions

Any distribution not constituting a dividend will be treated first as reducing (but not below zero) a Non-U.S. Holder’s adjusted tax basis in such holder’s shares of Common Stock and, to the extent such distribution exceeds such holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock that would be subject to the rules discussed below under “—Dispositions of Common Stock and Public Warrants.” Unless either (i) any gain is effectively connected with the conduct of a trade or business by such Non-U.S. Holder within the United States (or, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by such holder) or (ii) such Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, distributions by Broadmark Realty which are not dividends will not be subject to U.S. federal income or withholding tax. If Broadmark Realty cannot determine at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, a Non-U.S. Holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of Broadmark Realty’s current and accumulated earnings and profits.

Capital Gain Dividends

Capital gain dividends received by Non-U.S. Holders from Broadmark Realty generally are not subject to U.S. federal income or withholding tax, unless either (i) the receipt of such dividends are effectively connected with the conduct of a trade or business by such Non-U.S. Holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by such holder) or (ii) such Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.

However, under Section 897 of the Code, a distribution made by Broadmark Realty to a Non-U.S. Holder, to the extent attributable to gain from the disposition of a “U.S. real property interest” held by Broadmark Realty directly or through pass-through or certain other subsidiaries, will be treated as an ordinary dividend subject to the rules discussed above under “—Ordinary Dividends.”

Dispositions of Common Stock and Public Warrants

Gain recognized by a Non-U.S. Holder from the sale of Common Stock or Public Warrants (including gain recognized as a result of a Public Warrant’s exercise, if such exercise is a taxable event, as described above in “—Taxation of Taxable U.S. Holders of Common Stock and Public Warrants—Exercise or Lapse of a Warrant”) generally will not be subject to U.S. federal income or withholding tax, except in two cases: (i) if any gain is effectively connected with the conduct of a trade or business by such Non-U.S. Holder within the United States (or, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by such holder) or (ii) if such Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.

FATCA

FATCA imposes a 30% U.S. federal withholding tax on payments of dividends on Common Stock made to (i) a “foreign financial institution,” as defined under such rules, unless such institution enters into an agreement with the Department of Treasury to, among other things, collect and provide to it substantial information regarding such institution’s United States financial account holders, including certain account holders that are non-U.S. entities with United States owners or, in the case of a foreign financial institution in a jurisdiction that has entered into an intergovernmental agreement with the United States, such institution complies with the requirements of such agreement and (ii) a “non-financial foreign entity,” as defined under such rules, unless such entity provides the paying agent with a certification that it does not have any substantial United States owners or a certification identifying the direct and indirect substantial United States owners of the entity, unless in each case, an exemption applies.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of Common Stock and Public Warrants. Non-U.S. Holders may have to comply with certification procedures to establish that such Non-U.S. Holders are not United States persons in order to avoid backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the tax laws, with or without retroactive application, could materially and adversely affect Broadmark Realty and its stockholders. Broadmark Realty cannot predict how changes in the tax laws might affect Broadmark Realty or its stockholders. New legislation, Treasury regulations, administrative interpretations or court decisions could significantly and negatively affect Broadmark Realty’s ability to qualify as a REIT or the U.S. federal income tax consequences of such qualification.

State, Local and Non-U.S. Taxes

Broadmark Realty and the holders of Broadmark Realty’s securities may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or non-U.S. tax treatment of Broadmark Realty and holders of its Common Stock and Public Warrants may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes incurred by Broadmark Realty would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective holders of Common Stock and Public Warrants should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in Broadmark Realty.

PLAN OF DISTRIBUTION

The Selling Stockholders may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of our common stock or warrants or interests therein on any stock exchange, market or trading facility on which the shares of our common stock or warrants, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of their shares of our Common Stock or Public Warrants or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	one or more underwritten offerings;
•	block trades in which the broker-dealer will attempt to sell the shares of our Common Stock or Public Warrants as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	distributions to their members, partners or shareholders;
•	short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;
•	directly to one or more purchasers;
•	through agents;
•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares of Common Stock or Public Warrants at a stipulated price per share or Public Warrant;
•	a combination of any of the above methods of sale; and
•	any other legally permitted method of sale.

In connection with the sale of shares of our Common Stock or Public Warrants or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of shares of our Common Stock or Public Warrants in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Stock or Public Warrants short and deliver these securities to close out their short positions, or loan or pledge shares of our Common Stock or Public Warrants to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of Common Stock or Public Warrants offered by this prospectus, which shares or warrants such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of shares of our Common Stock or Public Warrants offered by them will be the purchase price of shares of our Common Stock or Public Warrants less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our Common Stock or Public Warrants to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Stockholders.

The Selling Stockholders also may in the future resell a portion of their shares of our Common Stock or Public Warrants in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act, in any case rather than pursuant to this prospectus.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of shares of our Common Stock or Public Warrants or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of our Common Stock or Public Warrants may be underwriting discounts and commissions under the Securities Act. If any Selling Stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, shares of our Common Stock or Public Warrants to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of shares of our Common Stock and Public Warrants offered by the Selling Stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of shares of our Common Stock or Public Warrants. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of our Common Stock or Public Warrants than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of shares of our Common Stock or Public Warrants by bidding for or purchasing shares of our Common Stock or Public Warrants in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of our Common Stock or Public Warrants sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of shares of our Common Stock or Public Warrants at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Under the subscription agreements for the PIPE Investment, we have agreed to indemnify the Selling Stockholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act.

We have agreed to use our commercially reasonable efforts to (i) maintain the continuous effectiveness of this registration statement until all such securities have been disposed of by the Selling Stockholders and (b) file all reports, and provide all customary and reasonable cooperation, necessary to enable the Selling Stockholders to resell the shares of Common Stock and Public Warrants pursuant to this prospectus or under Rule 144 under the Securities Act (to the extent then available). The Selling Stockholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses relating to the offering.

Selling Stockholders may use this prospectus in connection with resales of shares of our Common Stock and Public Warrants. This prospectus and any accompanying prospectus supplement or post-effective amendment will identify the Selling Stockholders, the terms of the shares of our Common Stock or Public Warrants and any material relationships between us and the Selling Stockholders. Selling Stockholders may be deemed to be underwriters under the Securities Act in connection with shares of our Common Stock or Public Warrants they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement or post-effective amendment, the Selling Stockholders will receive all the net proceeds from the resale of shares of our Common Stock or Public Warrants.

A Selling Stockholder that is an entity may elect to make an in-kind distribution of shares of our Common Stock or Public Warrants to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of our Common Stock or Public Warrants pursuant to the distribution through a registration statement.

There can be no assurance that the Selling Stockholders will sell any or all of the shares of Common Stock and/or the Public Warrants offered by this prospectus.

LEGAL MATTERS

Bryan Cave Leighton Paisner LLP, Atlanta, Georgia, and Gibson, Dunn & Crutcher LLP, New York, New York, are acting as counsel in connection with the registration of Broadmark Realty’s securities under the Securities Act. Venable LLP, Baltimore, Maryland, will pass upon the validity of the shares of Common Stock offered by this prospectus. Gibson, Dunn & Crutcher LLP, New York, New York, will pass upon certain tax matters and upon the validity of the Broadmark Realty warrants offered by this prospectus.

EXPERTS

The financial statements of Trinity Merger Corp. at December 31, 2018, and for the period from January 24, 2018 (Inception) through December 31, 2018, appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements related to the following entities included in this registration statement Form S-11 have been audited by Moss Adams LLP, an independent registered accounting firm, as stated in their reports which are included herein:

Entity	Period
PBRELF I, LLC	As of December 31, 2017, and for the two years ended December 31, 2017
PBRELF I, LLC	As of December 31, 2018, and for the year then ended
BRELF II, LLC	As of December 31, 2017, and for the two years ended December 31, 2017
BRELF II, LLC	As of December 31, 2018, and for the year then ended
BRELF III, LLC	As of December 31, 2018, and for the period from January 24, 2018 (date of inception) through December 31, 2018
BRELF IV, LLC	As of March 31, 2019, and for the period from February 28, 2019 (date of inception) through March 31, 2019
Pyatt Broadmark Management, LLC	As of December 31, 2018 and 2017, and for the three years in the period ended December 31, 2018
Broadmark Real Estate Management II, LLC	As of December 31, 2018 and 2017, and for the three years in the period ended December 31, 2018
Broadmark Real Estate Management III, LLC	As of December 31, 2018, and for the year then ended
Broadmark Real Estate Management IV, LLC	As of March 31, 2019, and for the period from January 1, 2019 (date of inception) through March 31, 2019

Such financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and will begin filing with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, accessible to the public at www.sec.gov. We also make available through our website at www.broadmark.com, our annual reports, quarterly reports, current reports and other materials we file or furnish to the SEC as soon as reasonably practicable after we file such materials with the SEC. Written requests for copies of the documents we file with the SEC should be directed to: Broadmark Realty Capital Inc., 1420 Fifth Avenue, Suite 2000, Seattle, Washington 98101, Attn: Corporate Secretary.

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Page
Consolidated Statements of Income for the nine months ended September 30, 2019 and 2018	F-75
Consolidated Statements of Changes in Members’ Equity for the nine months ended September 30, 2019 and 2018	F-75
Consolidated Statements of Cash Flows for the nine months ended September 30, 2019 and 2018	F-76
Notes to Consolidated Financial Statements	F-77

BRELF II, LLC and Subsidiaries
Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-85
Consolidated Balance Sheet as of December 31, 2018	F-86
Consolidated Statement of Income for the year ending December 31, 2018	F-87
Consolidated Statement of Changes in Members’ Equity for the year ending December 31, 2018	F-88
Consolidated Statement of Cash Flows for the year ending December 31, 2018	F-89
Notes to Consolidated Financial Statements	F-90

BRELF II, LLC and Subsidiaries
Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-99
Consolidated Statements of Assets, Liabilities and Members’ Equity as of December 31, 2017	F-100
Consolidated Condensed Schedule of Investments as of December 31, 2017	F-101
Consolidated Statements of Operations for the years ending December 31, 2017 and 2016	F-102
Consolidated Statements of Changes in Members’ Equity for the years ending December 31, 2017 and 2016	F-103
Consolidated Statements of Cash Flows for the years ending December 31, 2017 and 2016	F-104
Notes to Consolidated Financial Statements	F-105

BRELF III, LLC and Subsidiaries
Unaudited Interim Financial Statements
Balance Sheets as of September 30, 2019 and December 31, 2018	F-112
Statements of Income for the nine months ended September 30, 2019 and the period January 24, 2018 (date of inception) through September 30, 2018	F-113
Statements of Changes in Members’ Equity for the nine months ended September 30, 2019 and the period January 24, 2018 (date of inception) through September 30, 2018	F-114
Statements of Cash Flows for the nine months ended September 30, 2019 and the period January 24, 2018 (date of inception) through September 30, 2018	F-115
Notes to Financial Statements	F-116

BRELF III, LLC and Subsidiaries
Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-123
Statement of Assets, Liabilities and Members’ Equity as of December 31, 2018	F-124
Condensed Schedule of Investments as of December 31, 2018	F-125
Statements of Operations for the period January 24, 2018 (date of inception) through December 31, 2018	F-126
Statement of Changes in Members’ Equity for the period January 24, 2018 (date of inception) through December 31, 2018	F-127
Statement of Cash Flows for the period January 24, 2018 (date of inception) through December 31, 2018	F-128
Notes to Financial Statements	F-129

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TRINITY MERGER CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2019	December 31, 2018
	(unaudited)	(audited)
Assets
Current Assets
Cash	$148,499	$650,629
Prepaid expenses	74,094	47,730
Cash and marketable securities held in Trust Account	360,197,326	—
Total Current Assets	360,419,919	698,359
Cash and marketable securities held in Trust Account	—	355,633,275
Total Assets	$360,419,919	$356,331,634
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$3,496,840	$130,814
Income taxes payable	5,146	36,021
Promissory note – related party	1,000,000	—
Total Current Liabilities	4,501,986	166,835
Deferred underwriting fee payable	15,525,000	15,525,000
Total Liabilities	20,026,986	15,691,835
Commitments
Common stock subject to possible redemption, 32,131,082 and 32,572,779 shares at redemption value at September 30, 2019 and December 31, 2018, respectively	335,392,928	335,639,798
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 400,000,000 shares authorized; 2,368,918 and 1,927,221 issued and outstanding (excluding 32,131,082 and 32,572,779 shares subject to possible redemption) at September 30, 2019 and December 31, 2018, respectively	237	193
Class B common stock, $0.0001 par value; 50,000,000 shares authorized; 8,625,000 shares issued and outstanding at September 30, 2019 and December 31, 2018	863	863
Additional paid-in capital	2,100,741	1,853,915
Retained earnings	2,898,164	3,145,030
Total Stockholders’ Equity	5,000,005	5,000,001
Total Liabilities and Stockholders’ Equity	$360,419,919	$356,331,634

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

See Notes to Consolidated Financial Statements.

TRINITY MERGER CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30, 2019	For the Period from January 24, 2018 (inception) through September 30, 2018
Formation and operating costs	$5,050,505	$406,603
Loss from operations	(5,050,505)	(406,603)
Other income:
Interest income on marketable securities held in Trust Account	6,119,764	2,596,644
(Loss) income before provision for income taxes	1,069,259	2,190,041
Provision for income taxes	(1,316,125)	(524,295)
Net (loss) income	$(246,866)	$1,665,746
Weighted average shares outstanding of Class A common stock	34,500,000	34,500,000
Basic and diluted net income per share, Class A	$0.13	$0.07
Weighted average shares outstanding of Class B common stock	8,625,000	8,625,000
Basic and diluted net loss per share, Class B	$(0.56)	$(0.10)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

See Notes to Consolidated Financial Statements.

TRINITY MERGER CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(UNAUDITED)

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Retained Earnings/ (Accumulated Deficit)	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 24, 2018 (inception)	—	$—	—	$—	$—	$—	$—
Class B common stock issued to Sponsor	—	—	8,625,000	863	24,137	—	25,000
Net loss	—	—	—	—	—	(814)	(814)
Balance – March 31, 2018 (unaudited)	—	—	8,625,000	863	24,137	(814)	24,186
Sale of 34,500,000 Units, net of underwriting discounts and offering expenses	34,500,000	3,450	—	—	325,116,319	—	325,119,769
Sale of 12,350,000 Private Placement Warrants	—	—	—	—	12,350,000	—	12,350,000
Common stock subject to redemption	(32,587,602)	(3,259)	—	—	(332,931,834)	—	(332,935,093)
Net income	—	—	—	—	—	441,139	441,139
Balance – June 30, 2018 (unaudited)	1,912,398	191	8,625,000	863	4,558,622	440,325	5,000,001
Change in value of common stock subject to possible redemption	6,974	1	—	—	(1,225,422)	—	(1,225,421)
Net income	—	—	—	—	—	1,225,421	1,225,421
Balance – September 30, 2018 (unaudited)	1,919,372	$192	8,625,000	$863	$3,333,200	$1,665,746	$5,000,001
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 1, 2019	1,927,221	$193	8,625,000	$863	$1,853,915	$3,145,030	$5,000,001
Change in value of common stock subject to possible redemption	18,983	2	—	—	(1,358,659)	—	(1,358,657)
Net income	—	—	—	—	—	1,358,657	1,358,657
Balance – March 31, 2019 (unaudited)	1,946,204	195	8,625,000	863	495,256	4,503,687	5,000,001
Change in value of common stock subject to possible redemption	135,944	13	—	—	(41,227)	—	(41,214)
Net income	—	—	—	—	—	41,214	41,214
Balance – June 30, 2019 (unaudited)	2,082,148	208	8,625,000	863	454,029	4,544,901	5,000,001
Change in value of common stock subject to possible redemption	286,770	29	—	—	1,646,712	—	1,646,741
Net loss	—	—	—	—	—	(1,646,737)	(1,646,737)
Balance – September 30, 2019 (unaudited)	2,368,918	$237	8,625,000	$863	$2,100,741	$2,898,164	$5,000,005

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

See Notes to Consolidated Financial Statements.

TRINITY MERGER CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30, 2019	For the Period from January 24, 2018 (inception) Through September 30, 2018
Cash Flows from Operating Activities:
Net (loss) income	$(246,866)	$1,665,746
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(6,119,764)	(2,596,644)
Changes in operating assets and liabilities:
Income tax receivable	—	(25,705)
Prepaid expenses	(26,364)	(66,169)
Accounts payable and accrued expenses	3,366,026	156,465
Income taxes payable	(30,875)	—
Net cash used in operating activities	(3,057,843)	(866,307)
Cash Flow from Investing Activities:
Investment of cash in Trust Account	—	(351,900,000)
Cash withdrawn from Trust Account	1,555,713	550,250
Net cash provided by (used in) investing activities	1,555,713	(351,349,750)
Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	—	25,000
Proceeds from sale of Units, net of underwriting discounts paid	—	341,550,000
Proceeds from sale of Private Placement Warrants	—	12,350,000
Proceeds from promissory note - related party	1,000,000	213,000
Repayment of promissory note - related party	—	(213,000)
Payment of offering costs	—	(905,231)
Net cash provided by financing activities	1,000,000	353,019,769
Net Change in Cash	(502,130)	803,712
Cash - Beginning of the period	650,629	—
Cash - End of the period	$148,499	$803,712
Supplemental cash flow information:
Cash paid for income taxes	$1,347,000	$550,250
Supplemental disclosure of non-cash investing and financing activities:
Initial classification of common stock subject to possible redemption	$—	$332,485,331
Change in value of common stock subject to possible redemption	$(246,870)	$1,675,183
Deferred underwriting fee charged to additional paid in capital	$—	$15,525,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

See Notes to Consolidated Financial Statements.

TRINITY MERGER CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2019
(Unaudited)

Note 1 – Description of Organization and Business Operations

Trinity Merger Corp. (the “Company”) is a blank check company incorporated in Delaware on January 24, 2018. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company is focusing its search on acquiring an operating company or business with a real estate component (such as a business within the hospitality, lodging, gaming, real estate or property services, or asset management industries). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company’s subsidiaries are comprised of Trinity Sub Inc., a Maryland corporation and wholly-owned subsidiary of the Company (“PubCo”), Trinity Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of PubCo (“Merger Sub I”) and Trinity Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of PubCo (“Merger Sub II”).

On January 26, 2018, the Company received an initial capital contribution (see Note 5) and entered into a promissory note agreement (see Note 5) with HN Investors LLC, a Delaware limited liability company (the “Sponsor”). On May 17, 2018, the Company closed its initial public offering (“Initial Public Offering”) with the sale of 34,500,000 units (each a “Unit” and collectively the “Units”), generating gross proceeds of $345,000,000, as described in Note 4. All activity through September 30, 2019 relates to the Company’s formation, its Initial Public Offering and identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on marketable securities from the proceeds derived from the Initial Public Offering.

On August 9, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) to effect a business combination with PubCo, Merger Sub I and Merger Sub II; PBRELF I, LLC, BRELF II, LLC, BRELF III, LLC and BRELF IV, LLC, each a Washington limited liability company (collectively, the “Broadmark Companies”); and Pyatt Broadmark Management, LLC, Broadmark Real Estate Management II, LLC, Broadmark Real Estate Management III, LLC and Broadmark Real Estate Management IV, LLC, each a Washington limited liability company (collectively, the “Management Companies” and, together with the Broadmark Companies, the “Broadmark Group”) (see Note 6).

The Company has until November 17, 2019 (or December 17, 2019, if the Extension (as defined below) is approved and becomes effective) to consummate a Business Combination (see Note 9).

Note 2 – Liquidity and Going Concern

As of September 30, 2019, the Company had $148,499 in its operating bank accounts, $360,197,326 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its common stock in connection therewith and a working capital deficit of $4,279,393. As of September 30, 2019, approximately $8,297,000 of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company’s tax obligations.

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.

The Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take

TRINITY MERGER CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2019
(Unaudited)

additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through the earlier of the consummation of a Business Combination or November 17, 2019 (or December 17, 2019, if the Extension (as defined below) is approved by the Company’s stockholders and becomes effective), the scheduled liquidation date (see Note 9). These condensed consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X of the Securities and Exchange Commission (the “SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the SEC on March 15, 2019, which contains the audited financial statements and notes thereto. The interim results for the three and nine months ended September 30, 2019 are not necessarily indicative of the results to be expected for the year ending December 31, 2019 or for any future interim periods.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different

TRINITY MERGER CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2019
(Unaudited)

application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. At September 30, 2019, cash equivalents, comprised of U.S. Treasury Bills, amounted to $360,196,236. The Company did not have any cash equivalents as of December 31, 2018.

Cash and Marketable Securities Held in Trust Account

At September 30, 2019, assets held in the Trust Account were comprised of $1,090 in cash and $360,196,236 in U.S. Treasury Bills. At December 31, 2018, assets held in the Trust Account were comprised of $4,285 in cash and $355,628,990 in U.S. Treasury Bills. During the nine months ended September 30, 2019, we withdrew approximately $1,556,000 of interest income to pay for our franchise and income taxes.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. The common stock subject to possible redemption will be based on the requirement that the Company may not redeem publicly owned shares in an amount that would cause the Company’s net tangible assets be less than $5,000,001 upon consummation of a Business Combination (so that it is not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirements which may be contained in the agreement related to the Company’s Business Combination. Accordingly, at September 30, 2019 and December 31, 2018, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s condensed consolidated balance sheet.

Offering Costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs amounting to $19,880,231were charged to stockholders’ equity upon the completion of the Initial Public Offering.

TRINITY MERGER CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2019
(Unaudited)

Fair Value of Financial Instruments

Fair value is determined under the guidance of ASC 820, “Fair Value Measurements,” is a market-based measurement and is determined based on the assumptions that market participants would use in pricing an asset or liability. The GAAP valuation hierarchy is based upon the transparency of using observable inputs and unobservable inputs in order to value the assets and liabilities inputs as of the measurement date. The three levels are defined as follows:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities).

Revenue Recognition

The Company recognizes interest income when earned, typically on a monthly basis. The interest income is reinvested in the Trust Account, less money released to the Company to pay its franchise and income taxes.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of September 30, 2019 and December 31, 2018, the Company has a deferred tax asset of approximately $1,090,400 and $0, respectively, which had a full valuation allowance recorded against it of approximately $1,090,400 and $0, respectively.

The Company’s currently taxable income primarily consists of interest income on the Trust Account. The Company’s general and administrative costs are generally considered start-up costs and are not currently deductible. During the three and nine months ended September 30, 2019, the Company recorded income tax expense of $375,168 and $1,316,125, respectively, primarily related to interest income earned on the Trust Account. The Company’s effective tax rate for the three and nine months ended September 30, 2019 was approximately (29.5%) and 123.1%, which differs from the expected income tax rate due to the start-up costs (discussed above) which are not currently deductible.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2019 and

TRINITY MERGER CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2019
(Unaudited)

December 31, 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months. The Company is subject to income tax examinations by major taxing authorities since inception.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal Depository Insurance Coverage of $250,000. As of September 30, 2019 and December 31, 2018, the Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. The Company has not considered the effect of warrants sold in the Initial Public Offering and private placement to purchase 46,850,000 shares of Class A common stock in the calculation of diluted income (loss) per share, since the exercise of the warrants is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s condensed consolidated statement of operations includes a presentation of income (loss) per share for common shares subject to redemption in a manner similar to the two-class method of income per share. Net income per common share, basic and diluted for Class A common stock is calculated by dividing the interest income earned on the Trust Account, net of applicable franchise and income taxes, by the weighted average number of Class A common stock outstanding for the period. Net loss per common share, basic and diluted for Class B common stock is calculated by dividing the net income (loss), less income attributable to Class A common stock, by the weighted average number of Class B common stock outstanding for the period.

Recent Accounting Pronouncements

The Company’s management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s condensed consolidated financial statements.

Note 4 – Initial Public Offering

The registration statement for the Company’s Initial Public Offering was declared effective on May 14, 2018. On May 17, 2018, the Company closed its the Initial Public Offering of 34,500,000 Units, which included the full exercise by the underwriters of their over-allotment option in the amount of 4,500,000 Units, at $10.00 per Unit, generating gross proceeds of $345,000,000. Each Unit consists of one share of Class A common stock (the “Public Shares”) and one redeemable warrant (each a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 (see Note 7).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 12,350,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to the Company’s Sponsor, generating total gross proceeds of $12,350,000 (see Note 5).

In connection with the closing of the Initial Public Offering on May 17, 2018, an amount of $351,900,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement Warrants was placed in a trust account (the “Trust Account”) which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the

TRINITY MERGER CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2019
(Unaudited)

“Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

Offering costs amounted to $19,880,231, consisting of $3,450,000 of underwriting fees, $15,525,000 of deferred underwriting fees (see Note 6) and $905,231 of other costs.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the signing of an agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to complete a Business Combination successfully.

The Company will provide its holders of the Public Shares with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The holders of the Public Shares (the “public stockholders”) will be entitled to redeem their Public Shares for a pro rata portion of the amount then on deposit in the Trust Account. The per-share amount to be distributed to public stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter. There will be no redemption rights upon the completion of a Business Combination with respect to the warrants.

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the Public Shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem the Public Shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote their Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Class A common stock sold in the Initial Public Offering, without the prior consent of the Company.

The Company’s Sponsor, officers and directors (the “initial stockholders”) have agreed not to propose an amendment to the Amended and Restated Certificate of Incorporation that would affect the substance or timing of

TRINITY MERGER CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2019
(Unaudited)

the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination by November 17, 2019 (the “Combination Period”), unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The initial stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders should acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriter has agreed to waive its rights to its deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.20 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered (other than the independent public accountants) or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Note 5 – Related Party Transactions

Founder Shares

On January 26, 2018, the Sponsor purchased 8,625,000 shares (the “Founder Shares”) of the Company’s Class B common stock, par value $0.001 (“Class B common stock”) for an aggregate price of $25,000. The Founder Shares will automatically convert into shares of Class A common stock at the time of the Company’s initial Business Combination and are subject to certain transfer restrictions, as described in Note 7. The Founder Shares included an aggregate of up to 1,125,000 shares subject to forfeiture by the initial stockholders to the extent that the over-allotment option from the Initial Public Offering was not exercised in full by the underwriter so that the Founder Shares would represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering. As a result of the underwriters’ election to exercise their over-allotment option in full, 1,125,000 Founder Shares are no longer subject to forfeiture.

TRINITY MERGER CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2019
(Unaudited)

The initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of an initial Business Combination or (B) subsequent to an initial Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 12,350,000 Private Placement Warrants at a price of $1.00 per warrant in a private placement to the Sponsor, generating gross proceeds of $12,350,000. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at an exercise price of $11.50. The proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Related Party Loans

On January 26, 2018, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note was non-interest bearing and payable on the earlier of June 30, 2018 or the completion of the Initial Public Offering. The Company borrowed $213,000 under the Note, which was repaid at the closing of the Initial Public Offering on May 17, 2018.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants.

Promissory Note – Related Party

On August 9, 2019, the Company entered into a promissory note with the Sponsor for an aggregate principal amount of $1,000,000. Proceeds will be used to pay the Company’s Business Combination transaction expenses. The promissory note is payable at the earlier of the closing of a Business Combination and the liquidation of Company prior to the consummation of the Company’s initial Business Combination. At September 30, 2019, $1,000,000 was outstanding under the promissory note.

TRINITY MERGER CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2019
(Unaudited)

Administrative Support Agreement

The Company entered into an agreement whereby, commencing on May 14, 2018 through the earlier of the consummation of a Business Combination or the Company’s liquidation, the Company will pay the Sponsor a monthly fee of $10,000 for office space, utilities and secretarial and administrative support. For the three and nine months ended September 30, 2019, the Company incurred $30,000 and $90,000 of administrative service fees, respectively. For the three months ended September 30, 2018 and for the period from January 24, 2018 (inception) through September 30, 2018, the Company incurred $30,000 and $45,000 of administrative service fees. At September 30, 2019 and December 31, 2018, $5,000 of such fees is included in accounts payable and accrued expenses in the accompanying condensed consolidated balance sheets.

Note 6 – Commitments and Contingencies

Registration Rights

Pursuant to a registration rights agreement entered into on May 14, 2018, the holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of the Working Capital Loans, if any, are entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock). These holders are entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

The underwriter was paid a cash underwriting discount of one percent (1.0%) of the gross proceeds of the Initial Public Offering, or $3,450,000. In addition, the underwriter is entitled to a deferred fee of four and one-half percent (4.5%) of the gross proceeds of the Initial Public Offering, or $15,525,000. The deferred fee will be paid in cash to the underwriter upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.

Merger Agreement

On August 9, 2019, the Company entered into the Merger Agreement to effect a business combination with PubCo, Merger Sub I and Merger Sub II, the Broadmark Companies and the Management Companies.

The Broadmark Group is a commercial real estate finance group based in Seattle, Washington. Its primary business is originating short-term, first deed of trust construction, land and development, or “CLD,” loans, which are loans secured by real estate to fund the construction and development of, or investment in, residential or commercial properties.

Upon the terms and subject to the conditions set forth in the Merger Agreement, the parties thereto intend to enter into a business combination pursuant to which (i) Merger Sub I will merge with and into the Company, with the Company being the surviving entity of such merger, (ii) immediately following such merger, each of the Broadmark Companies will merge with and into Merger Sub II, with Merger Sub II being the surviving entity of such merger, and (iii) immediately following such merger, each of the Management Companies will merge with and into the Company, with the Company being the surviving entity of such merger. As a result of the business combination, Merger Sub II and the Company will become wholly owned subsidiaries of PubCo.

Upon consummation of the business combination, PubCo will be renamed Broadmark Realty Capital Inc. and will become a new publicly traded company. It is expected that Broadmark Realty Capital Inc., which as noted above will be incorporated in Maryland, will qualify as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended. In connection with the transaction, Broadmark Realty Capital Inc. intends to apply for registration of its securities on the New York Stock Exchange, Inc. under a new ticker symbol.

TRINITY MERGER CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2019
(Unaudited)

Each share of the Company’s common stock issued and outstanding immediately prior to the effective time of its merger with Merger Sub I will be cancelled and retired and automatically converted into the right to receive one share of common stock in the new public company, subject to adjustment for any stock split, reverse stock split, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change. Each issued and outstanding warrant of the Company (or portion thereof) immediately prior to the effective time of the Company’s merger with Merger Sub I will be modified to provide that such warrant (or portion thereof) will no longer entitle the holder thereof to purchase the referenced number of shares of Company Common Stock, and in substitution thereof, such warrant (or portion thereof) will entitle the holder thereof to acquire such equal number of shares of the new public company’s common stock.

Each preferred unit of the Broadmark Companies and each unit of the Management Companies issued and outstanding immediately prior to the effective time of the such entity’s merger with Merger Sub II or the Company, respectively, will be cancelled and retired and automatically converted into the right to receive a number of shares of the new public company’s common stock equal to the amount of consideration per such unit calculated per the terms of the Merger Agreement.

The parties to the Merger Agreement, HN Investors LLC, a Delaware limited liability company (the “Sponsor”), and, where applicable, their respective directors and members also entered into various other agreements to effect the business combination and provide a framework for the relationship between such parties leading up to and after the consummation of the business combination. These agreements include voting agreements pertaining to Company common stock and interests in the Management Companies; an agreement providing for the surrender of certain shares of Company common stock and rights by the Sponsor; employment agreements covering continued employment of certain Broadmark Group personnel at PubCo; equity lock-up agreements restricting equity sales by such parties; and agreements containing restrictive covenants on hiring and employee solicitation, competition, confidentiality, non-disparagement and use of certain of the Broadmark Group’s intellectual property.

Consummation of the transactions contemplated by the Merger Agreement is subject to customary conditions of the respective parties, and conditions customary to special purpose acquisition companies, including, among others: (i) approval of the Company’s stockholders; (ii) approval of the members of the Broadmark Group; (iii) there being no laws or injunctions by governmental authorities or other legal restraint prohibiting consummation of the transactions contemplated under the Merger Agreement; (iv) completion of the Company’s offer to redeem the shares of its public stockholders (the “Offer”) in accordance with the terms of the Merger Agreement, the organizational documents of the Company, the Trust Agreement, and the joint proxy and consent solicitation statement/prospectus; (v) the Company having at least $5,000,001 in net tangible assets; (vi) the new public company having at least $100 million in cash following the consummation of the transactions, completion of the Offer, and payment of expenses and indebtedness required to be paid at the closing of the transactions; (vii) consummation of the PIPE Investment (as discussed in further detail below); (viii) obtaining an amendment to the agreement governing the Company’s warrants to remove certain anti-dilution provisions contained therein relating to the payment of cash dividends; and (ix) the Company’s and PubCo’s receipt of certain tax opinions related to the transactions and REIT qualification.

More information about the Merger Agreement and the transactions contemplated thereby is included in the combined definitive joint proxy statement/prospectus that the Company and the Broadmark Companies filed with the Securities and Exchange Commission and dated October 18, 2019. The definitive joint proxy statement/prospectus contained the notice of special meeting of stockholders of the Company to vote on and adopt the Merger Agreement and the transactions contemplated thereby and to vote on certain related proposals. The special meeting is scheduled for November 12, 2019 (the “Special Meeting”). There is no guarantee that the Company will be able to hold the Special Meeting on November 12, 2019, or that the conditions to the closing of the transactions contemplated by the Merger Agreement will be satisfied prior to, or following such meeting (see Note 9).

Private Placement

On August 9, 2019, PubCo entered into a subscription agreement with entities affiliated with Farallon Capital Management LLC (the “PIPE Investors”), pursuant to which it will issue and sell to the PIPE Investors

TRINITY MERGER CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2019
(Unaudited)

approximately $75.0 million of its common stock immediately prior to the consummation of the business combination (the “PIPE Investment”). The PIPE Investment is conditioned on the substantially concurrent closing of the mergers and a number of other closing conditions. The proceeds from the PIPE Investment will be used to pay transaction-related expenses and to help fund the ongoing business operations of PubCo. In addition, the PIPE Investors will have an option, exercisable at their election either in connection with or during the 365-day period following the consummation of the business combination to acquire up to an additional $25 million of common stock from PubCo. In connection the PIPE Investment, PubCo will issue to the PIPE Investors warrants in an amount equal to the number of shares of common stock of PubCo purchased by the PIPE Investors pursuant to their initial $75.0 million investment (such warrants to be on substantially the same terms as the warrants that will be held by public stockholders of PubCo upon consummation of the business combination).

Note 7 – Stockholder’s Equity

Preferred Stock — The Company is authorized to issue 5,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, voting and other rights and preferences as may be determined from time to time by the Company’s Board of Directors. At September 30, 2019 and December 31, 2018, there were no shares of preferred stock issued or outstanding.

Common Stock

Class A Common Stock — The Company is authorized to issue 400,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. At September 30, 2019 and December 31, 2018, there were 2,368,918 and 1,927,221 shares of common stock issued and outstanding, excluding 32,131,082 and 32,572,779 shares of common stock subject to possible redemption, respectively.

Class B Common Stock — The Company is authorized to issue 50,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each share. At September 30, 2019 and December 31, 2018, there were 8,625,000 shares of common stock issued and outstanding.

Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law or as otherwise provided in the Company’s Amended and Restated Certificate of Incorporation.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of an initial Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of an initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company). Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.

Warrants — The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of common stock

TRINITY MERGER CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2019
(Unaudited)

issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its reasonable best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its reasonable best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company may redeem the Public Warrants:

•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	at any time during the exercise period;
•	upon a minimum of 30 days’ prior written notice of redemption; and
•	if, and only if, the last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 8 – Fair Value Measurements

The Company classifies its U. S. Treasury and equivalent securities as held-to-maturity in accordance with ASC 320 “Investments - Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost in the accompanying condensed consolidated balance sheets and adjusted for the amortization or accretion of premiums or discounts.

Cash held in the Trust Account amounted to $1,090 and $4,285 at September 30, 2019 and December 31, 2018, respectively.

The gross holding gains and fair value of held-to-maturity securities at September 30, 2019 and December 31, 2018 are as follows:

TRINITY MERGER CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2019
(Unaudited)

Held-To-Maturity	Amortized Cost	Gross Holding Gains	Fair Value
September 30, 2019
U.S. Treasury Securities (Mature on 10/22/2019)	$360,196,236	$24,135	$360,220,371
Total	$360,196,236	$24,135	$360,220,371

December 31, 2018
U.S. Treasury Securities (Mature on 2/14/2019)	$177,713,107	$2,169	$177,715,276
U.S. Treasury Securities (Mature on 3/14/2019)	177,915,883	11,908	177,927,791
Total	$355,628,990	$14,077	$355,643,067

The fair value of the Company’s held-to-maturity securities are based upon Level 1 observations as of September 30, 2019 and December 31, 2018.

Note 9 – Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed consolidated financial statements were issued. Other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements.

The Company has until November 17, 2019 to consummate a Business Combination. The Company has scheduled the Special Meeting to approve the Business Combination for November 12, 2019, and is using its best efforts to complete the Business Combination on or prior to November 17, 2019. While the Company is seeking to complete the Business Combination on or prior to November 17, 2019, the Company has scheduled a special meeting of its stockholders for November 15, 2019, pursuant to which, in the event the Business Combination has not been completed prior to such time, it will seek stockholder approval to, among other matters, amend the Company’s Amended and Restated Certificate of Incorporation to extend the date by which the Company has to consummate a Business Combination from November 17, 2019 to December 17, 2019 (the “Extension”). There is no guarantee that the Company’s stockholders will vote to approve the Extension. The Company’s board of directors believes that it is in the best interests of its stockholders that, in the event the Business Combination is not completed prior to the time of the special meeting to vote on the Extension, the Extension be obtained so that the Company will have a limited additional amount of time to consummate the Business Combination. Without the Extension, if the Company, despite its best efforts, is not able to complete the Business Combination on or before November 17, 2019, the Company would be precluded from completing the transactions consummated by the Merger Agreement and would be forced to liquidate even if its stockholders are otherwise in favor of the Business Combination. More information about the Extension is included in the proxy statement that the Company filed with the Securities and Exchange Commission on November 1, 2019.

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of
Trinity Merger Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Trinity Merger Corp. (the “Company”) as of December 31, 2018, the related statements of operations, changes in stockholders’ equity and cash flows for the period from January 24, 2018 (inception) through December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the period from January 24, 2018 (inception) through December 31, 2018, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial stat ements. We believe that our audit provides a reasonable basis for our opinion.

/ s/ Ernst & Young LLP

We have served as the Company’s auditor since 2018.

Honolulu, Hawaii
March 15, 2019

Trinity Merger Corp.

Balance Sheet
December 31, 2018

Assets
Current Assets
Cash	$650,629
Prepaid expenses	47,730
Total Current Assets	$698,359
Cash and marketable securities held in Trust Account	355,633,275
Total Assets	$356,331,634
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$130,814
Income taxes payable	36,021
Total Current Liabilities	$166,835
Deferred underwriting fee payable	15,525,000
Total Liabilities	$15,691,835
Commitments
Common stock subject to possible redemption, 32,572,779 shares at redemption value	335,639,798
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 400,000,000 shares authorized; 1,927,221 issued and outstanding (excluding 32,572,779 shares subject to possible redemption)	193
Class B common stock, $0.0001 par value; 50,000,000 shares authorized; 8,625,000 shares issued and outstanding	863
Additional paid-in capital	1,853,915
Retained earnings	3,145,030
Total Stockholders’ Equity	$5,000,001
Total Liabilities and Stockholders’ Equity	$356,331,634

The accompanying notes are an integral part of the financial statements.

Trinity Merger Corp.

Statement of Operations
For the Period From January 24, 2018 (Inception) Through December 31, 2018

Operating costs	$552,724
Loss from operations	(552,724)
Other income:
Interest income on marketable securities held in Trust Account	4,533,775
Income before provision for income taxes	3,981,051
Provision for income taxes	(836,021)
Net income	$3,145,030
Weighted average shares outstanding of Class A common stock	34,500,000
Basic and diluted net income per share, Class A	0.13
Weighted average shares outstanding of Class B common stock	8,625,000
Basic and diluted net loss per share, Class B	$(0.15)

The accompanying notes are an integral part of the financial statements.

Trinity Merger Corp.

Statements of Changes in Stockholders’ Equity
For the Period From January 24, 2018 (Inception) Through December 31, 2018

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 24, 2018 (inception)	—	$—	—	$—	$—	$—	$—
Class B common stock issued to Sponsor	—	—	8,625,000	863	24,137	—	25,000
Sale of 34,500,000 Units, net of underwriting discounts and offering expenses	34,500,000	3,450	—	—	325,116,319	—	325,119,769
Sale of 12,350,000 private placement warrants	—	—	—	—	12,350,000	—	12,350,000
Common stock subject to redemption	(32,572,779)	(3,257)	—	—	(335,636,541)	—	(335,639,798)
Net income	—	—	—	—	—	3,145,030	3,145,030
Balance – December 31, 2018	1,927,221	$193	8,625,000	$863	$1,853,915	$3,145,030	$5,000,001

The accompanying notes are an integral part of the financial statements.

Trinity Merger Corp.

Statement of Cash Flows
For the Period From January 24, 2018 (Inception) Through December 31, 2018

Cash Flows from Operating Activities:
Net income	$3,145,030
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(4,533,775)
Changes in operating assets and liabilities:
Prepaid expenses	(47,730)
Accounts payable and accrued expenses	130,814
Income tax payable	36,021
Net cash used in operating activities	(1,269,640)
Cash Flow from Investing Activities:
Investment of cash in Trust Account	(351,900,000)
Cash withdrawn from Trust Account	800,500
Net cash used in investing activities	(351,099,500)
Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	25,000
Proceeds from sale of Units, net of underwriting discounts paid	341,550,000
Proceeds from sale of private placement warrants	12,350,000
Proceeds from promissory note - related party	213,000
Repayment of promissory note - related party	(213,000)
Payment of offering costs	(905,231)
Net cash provided by financing activities	353,019,769
Net Change in Cash	650,629
Cash - Beginning of the period	—
Cash - End of the period	$650,629
Supplementary cash flow information:
Cash paid for income taxes	$800,500
Supplemental disclosure of non-cash investing and financing activities:
Initial classification of common stock subject to redemption	$332,485,331
Change in value of common stock subject to redemption	$3,154,467
Deferred underwriting fee charged to additional paid in capital	$15,525,000

The accompanying notes are an integral part of the financial statements.

Trinity Merger Corp.     Notes to Condensed Financial Statements

Note 1 – Description of Organization and Business Operations

Trinity Merger Corp. (the “Company”) is a blank check company incorporated in Delaware on January 24, 2018. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business Combination with one or more businesses. Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company is focusing its search on acquiring an operating company or business with a real estate component (such as a business within the hospitality, lodging, gaming, real estate or property services, or asset management industries). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

On January 26, 2018, the Company received an initial capital contribution (see Note 4) and entered into a promissory note agreement (see Note 4) with HN Investors LLC, a Delaware limited liability company. On May 17, 2018, the Company closed its initial public offering with the sale of 34,500,000 Units, generating gross proceeds of $345,000,000, as described in Note 3. All activity through December 31, 2018 relates to the Company’s formation, its initial public offering and identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on marketable securities from the proceeds derived from the initial public offering.

Note 2 – Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2018.

Cash and Marketable Securities Held in Trust Account

At December 31, 2018, assets held in the Trust Account were comprised of $4,285 in cash and $355,628,990 in U.S. Treasury Bills.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. The common stock subject to possible redemption will be based on the requirement that the Company may not redeem publicly owned shares in an amount that would cause the Company’s net tangible assets be less than $5,000,001 upon consummation of a Business Combination (so that it is not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirements which may be contained in the agreement related to the Company’s Business Combination. Accordingly, at December 31, 2018, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Offering Costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the initial public offering. Offering costs amounting to $19,880,231 were charged to stockholders’ equity upon the completion of the initial public offering.

Fair Value of Financial Instruments

Fair value is determined under the guidance of ASC 820, “Fair Value Measurements,” is a market-based measurement and is determined based on the assumptions that market participants would use in pricing an asset or liability. The GAAP valuation hierarchy is based upon the transparency of using observable inputs and unobservable inputs in order to value the assets and liabilities inputs as of the measurement date. The three levels are defined as follows:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities).

Revenue Recognition

The Company recognizes interest income when earned, typically on a monthly basis. The interest income is reinvested in the Trust Account, less money released to the Company to pay its franchise and income taxes.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months. The Company is subject to income tax examinations by major taxing authorities since inception.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal Depository Insurance Coverage of $250,000. As of December 31, 2018, the Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. The Company has not considered the effect of warrants sold in the initial public offering and private placement to purchase 46,850,000 shares of Class A common stock in the calculation of diluted income (loss) per share, since the exercise of the warrants is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s statement of operations includes a presentation of income (loss) per share for common shares subject to redemption in a manner similar to the two-class method of income per share. Net income per common share, basic and diluted for Class A common stock is calculated by dividing the interest income earned on the Trust Account, net of applicable franchise and income taxes, by the weighted average number of Class A common stock outstanding for the period. Net loss per common share, basic and diluted for Class B common stock is calculated by dividing the net income (loss), less income attributable to Class A common stock, by the weighted average number of Class B common stock outstanding for the period.

Recent Accounting Pronouncements

In August 2018, the SEC adopted the final rule under SEC Release No. 33-10532, “Disclosure Update and Simplification,” amending certain disclosure requirements that were redundant, duplicative, overlapping, outdated or superseded. In addition, the amendments expanded the disclosure requirements on the analysis of stockholders’

equity for interim financial statements. Under the amendments, an analysis of changes in each caption of stockholders’ equity presented in the balance sheet must be provided in a note or separate statement. The analysis should present a reconciliation of the beginning balance to the ending balance of each period for which a statement of comprehensive income is required to be filed. This final rule is effective on November 5, 2018. The Company is evaluating the impact of this guidance on its financial statements. The Company anticipates its first interim presentation of changes in stockholders’ equity will be included in its Form 10-Q for the quarter ended March 31, 2019.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 – Initial Public Offering

The registration statement for the Company’s initial public offering was declared effective on May 14, 2018. On May 17, 2018, the Company closed its the initial public offering of 34,500,000 Units, which included the full exercise by the underwriters of their over-allotment option in the amount of 4,500,000 Units, at $10.00 per Unit, generating gross proceeds of $345,000,000. Each Unit consists of one share of Class A common stock (the “Public Shares”) and one redeemable warrant (each a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 (see Note 6).

Simultaneously with the closing of the initial public offering, the Company consummated the sale of 12,350,000 warrants (each, a “Private Placement Warrant” and collectively, the “private placement warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to the Company’s Sponsor, generating total gross proceeds of $12,350,000 (see Note 4).

In connection with the closing of the initial public offering on May 17, 2018, an amount of $351,900,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the initial public offering and the private placement warrants was placed in a Trust Account (“Trust Account”) which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

Offering costs amounted to $19,880,231, consisting of $3,450,000 of underwriting fees, $15,525,000 of deferred underwriting fees (see Note 5) and $905,231 of other costs.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the initial public offering and the sale of the private placement warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the signing of an agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to complete a Business Combination successfully.

The Company will provide its holders of the Public Shares with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The holders of the Public Shares (the “public stockholders”) will be entitled to redeem their Public Shares for a pro rata portion of the amount then on deposit in the Trust Account. The per-share amount to be distributed to public stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter. There will be no redemption rights upon the completion of a Business Combination with respect to the warrants.

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the Public Shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem the Public Shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote their Founder Shares (as defined in Note 4) and any Public Shares purchased during or after the initial public offering in favor of approving a Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Class A common stock sold in the initial public offering, without the prior consent of the Company.

The Company’s Sponsor, officers and directors (the “initial stockholders”) have agreed not to propose an amendment to the Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination by November 17, 2019 (the “Combination Period”), unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The initial stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders should acquire Public Shares in or after the initial public offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriter has agreed to waive its rights to its deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.20 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered (other than the independent public accountants) or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriter of the initial public offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Note 4 – Related Party Transactions

Founder Shares

On January 26, 2018, the Sponsor purchased 8,625,000 shares (the “Founder Shares”) of the Company’s Class B common stock, par value $0.001 (“Class B common stock”) for an aggregate price of $25,000. The Founder Shares will automatically convert into shares of Class A common stock at the time of the Company’s initial Business Combination and are subject to certain transfer restrictions, as described in Note 6. The Founder Shares included an aggregate of up to 1,125,000 shares subject to forfeiture by the initial stockholders to the extent that the over-allotment option from the initial public offering was not exercised in full by the underwriter so that the Founder Shares would represent 20% of the Company’s issued and outstanding shares after the initial public offering. As a result of the underwriters’ election to exercise their over-allotment option in full, 1,125,000 Founder Shares are no longer subject to forfeiture.

The initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of an initial Business Combination or (B) subsequent to an initial Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants

Simultaneously with the closing of the initial public offering, the 12,350,000 private placement warrants at a price of $1.00 per Unit in Company consummated the sale of a private placement to the Sponsor, generating gross proceeds of $12,350,000. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at an exercise price of $11.50. The proceeds from the private placement warrants were added to the proceeds from the initial public offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the private placement warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the private placement warrants will expire worthless. The private placement warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. If the private placement warrants are held by someone other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by such holders on the same basis as the public warrants.

The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their private placement warrants until 30 days after the completion of the initial Business Combination.

Related Party Loans

On January 26, 2018, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the initial public offering pursuant to a promissory note (the “Note”). The Note was non-interest bearing and payable on the earlier of June 30, 2018 or the completion of the initial public offering. The Company borrowed $213,000 under the Note, which was repaid at the closing of the initial public offering on May 17, 2018.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account.

In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-transaction company at a price of $1.00 per warrant. The warrants would be identical to the private placement warrants.

Administrative Support Agreement

The Company entered into an agreement whereby, commencing on May 14, 2018 through the earlier of the consummation of a Business Combination or the Company’s liquidation, the Company will pay the Sponsor a monthly fee of $10,000 for office space, utilities and secretarial and administrative support. For the period from January 24, 2018 (inception) through December 31, 2018, the Company incurred $75,000 of administrative service fees, of which $5,000 is payable and included in accounts payable and accrued expenses in the accompanying balance sheet.

Note 5 – Commitments and Contingencies

Registration Rights

Pursuant to a registration rights agreement entered into on May 14, 2018, the holders of the Founder Shares, private placement warrants and any warrants that may be issued upon conversion of the Working Capital Loans, if any, are entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock). These holders are entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

The underwriter was paid a cash underwriting discount of one percent (1.0%) of the gross proceeds of the initial public offering, or $3,450,000. In addition, the underwriter is entitled to a deferred fee of four and one-half percent (4.5%) of the gross proceeds of the initial public offering, or $15,525,000. The deferred fee will be paid in cash to the underwriter upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.

Note 6 – Stockholder’s Equity

Preferred Stock — The Company is authorized to issue 5,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2018, there were no shares of preferred stock issued or outstanding.

Common Stock

Class A Common Stock — The Company is authorized to issue 400,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. At December 31, 2018, there were 1,927,221 shares of common stock issued and outstanding, excluding 32,572,779 shares of common stock subject to possible redemption.

Class B Common Stock — The Company is authorized to issue 50,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each share. At December 31, 2018, there were 8,625,000 shares of common stock issued and outstanding.

Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law or as otherwise provided in the Company’s Amended and Restated Certificate of Incorporation.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of an initial Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the initial public offering and related to the closing of an initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the initial public offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company). Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.

Warrants — The public warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the initial public offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the public warrants and a current prospectus relating to them is available. The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the public warrants. The Company will use its reasonable best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the public warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the public warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The public warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company may redeem the public warrants:

•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	at any time during the exercise period;
•	upon a minimum of 30 days’ prior written notice of redemption; and
•	if, and only if, the last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the public warrants for redemption, management will have the option to require all holders that wish to exercise the public warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 7 – Income Tax

The income tax provision for the period from January 24, 2018 (inception) through December 31, 2018 consists of the following:

Federal
Current	$836,021
Deferred	—
State
Current	—
Deferred	—
Change in valuation allowance	—
Income tax provision	$836,021

As of December 31, 2018, the Company did not have any U.S. federal and state net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. The Company did not have any deferred tax assets or liabilities at December 31, 2018.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2018 is as follows:

Statutory federal income tax rate	(21.0)%
State taxes, net of federal tax benefit	0.0%
Income tax provision (benefit)	(21.0)%

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities. The Company’s tax returns for the period from January 24, 2018 (inception) through December 31, 2018 remain open and subject to examination. The Company considers Hawaii to be a significant state tax jurisdiction.

Note 8 – Fair Value Measurements

The Company classifies its U. S. Treasury and equivalent securities as held-to-maturity in accordance with ASC 320 “Investments - Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost in the accompanying balance sheet and adjusted for the amortization or accretion of premiums or discounts.

Cash held in the Trust Account amounted to $4,285 at December 31, 2018.

The gross holding gains and fair value of held-to-maturity securities at December 31, 2018 are as follows:

Held-To-Maturity	Amortized Cost	Gross Holding Gains	Fair Value
U.S. Treasury Securities (Mature on 2/14/2019)	$177,713,107	$2,169	$177,715,276
U.S. Treasury Securities (Mature on 3/14/2019)	177,915,883	11,908	177,927,791
Total	$355,628,990	$14,077	$355,643,067

The fair value of the Company’s held-to-maturity securities are based upon Level 1 observations as of December 31, 2018.

Note 9 – Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. The Company reinvested its U.S. Treasury Securities upon maturity in 2019. Based upon this review, the Company did not identify any other subsequent events that require adjustment or disclosure in the financial statements.

Note 10 – Selected Quarterly Information (Unaudited)

The following table presents summarized unaudited quarterly financial data for each of the four quarters for the period from January 24, 2018 (inception) through December 31, 2018. The data has been derived from the Company’s unaudited financial statements that, in management’s opinion, include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of such information when read in conjunction with the financial statements and notes thereto. The results of operations for any quarter are not necessarily indicative of the results of operations for any future period.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
For the period from January 24, 2018 (inception) through December 31, 2018
Operating costs	$814	$182,192	$223,597	$146,121
Interest income	—	775,735	1,820,909	1,937,131
Provision for income taxes	—	(152,404)	(371,891)	(311,726)
Net income (loss)	(814)	441,139	1,225,421	1,479,284
Basic and diluted income per share, Class A common stock	—	0.02	0.05	0.05
Basic and diluted income (loss) per share, Class B	$(0.00)	$(0.02)	$(0.06)	$(0.02)

PBRELF I, LLC and Subsidiaries

Consolidated Balance Sheets (unaudited)

	As of September 30, 2019	As of December 31, 2018
Assets
Assets
Cash and cash equivalents	$131,437,044	$43,973,095
Mortgage notes receivable, net	325,212,511	303,992,370
Interest and fees receivable	1,854,432	791,576
Investment in real property, net	7,824,144	10,381,543
Other receivables and assets	1,853,286	1,588,810
Total assets	$468,181,417	$360,727,394
Liabilities and Members’ Equity
Liabilities
Accounts payable and accrued expenses	$1,527,016	$1,229,860
Dividends payable	3,470,004	3,229,864
Contributions received in advance	—	8,449,738
Total liabilities	4,997,020	12,909,462
Commitments and contingencies (Note 8)
Members’ equity
Preferred Units - Preferred units (voting) 4,661,674 and 3,475,717 units issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	466,886,618	348,727,085
Common units, $0 par value, 1 unit authorized; 1 unit issued and outstanding as of September 30, 2019 and December 31, 2018	—	—
Accumulated deficit	(3,702,221)	(909,153)
Members’ equity	463,184,397	347,817,932
Total liabilities and members’ equity	$468,181,417	$360,727,394

See Notes to Consolidated Financial Statements.

PBRELF I, LLC and Subsidiaries

Consolidated Statements of Income (unaudited)

	Nine months ended
	September 30, 2018	September 30, 2018
Revenue
Interest income	$31,505,813	$22,001,130
Fee income	2,887,053	2,652,217
Total revenue	34,392,866	24,653,347
Expense
Loan loss provision	2,943,777	407,155
Real estate properties, net of gains	346,673	—
Professional fees	257,662	147,381
Other	15,224	15,087
Excise taxes and licenses	231,868	66,457
Total expenses	3,795,204	636,080
Net income	$30,597,662	$24,017,267

See Notes to Consolidated Financial Statements.

PBRELF I, LLC and Subsidiaries

Consolidated Statement of Changes in Members’ Equity (unaudited)
For the nine months ended September 30, 2019 and 2018

	Manager	Members	Total
Balance, January 1, 2018	—	$231,489,370	$231,489,370
Contributions
Cash		88,029,784	88,029,784
Reinvestments		7,882,706	7,882,706
Net income		24,017,267	24,017,267
Distributions	(2,355,366)	(21,775,263)	(24,130,629)
Redemptions		(8,605,233)	(8,605,233)
Balance, September 30, 2018	$(2,355,366)	$321,038,631	$318,683,265
	Common Units		Preferred Units (voting)		Accumulated deficit	Total
	Units	Amount	Units	Amount
Balance, January 1, 2019	1	$—	3,475,717	$348,727,085	$(909,153)	$347,817,932
Contributions
Cash			1,475,955	147,067,788	—	147,067,788
Reinvestments			111,270	11,083,525	—	11,083,525
Net income				—	30,597,662	30,597,662
Incentive fee allocation to manager				—	(3,099,704)	(3,099,704)
Distributions				—	(30,291,026)	(30,291,026)
Redemptions			(401,268)	(39,991,780)	—	(39,991,780)
Balance, September 30, 2019	1	$—	4,661,674	$466,886,618	$(3,702,221)	$463,184,397

See Notes to Consolidated Financial Statements.

PBRELF I, LLC and Subsidiaries

Consolidated Statement of Cash Flows (unaudited)

	Nine months ended
	September 30, 2019	September 30, 2018
Cash flows from operating activities
Net Income	$30,597,662	$24,017,267
Adjustments to reconcile net income to net cash used in operations:
Provision of loan loss	2,943,777	407,155
Real estate properties, net of gains	346,673	—
Changes in operating assets and liabilities:
Interest and fees receivable	(1,062,856)	(697,833)
Other receivables and assets	(264,476)	—
Accounts payable and accrued expenses	297,157	517,829
Net cash from operating activities	32,857,937	24,244,418
Cash flows from investing activities
Proceeds from sale of real estate owned	4,358,750	1,287,552
Capitalized costs of real estate property	(101,825)	(1,444,299)
Investments in mortgage notes receivable	(26,210,118)	(73,468,133)
Net cash used in investing activities	(21,953,193)	(73,543,424)
Cash flows from financing activities
Contributions	147,067,788	88,029,784
Contributions received in advance	(8,449,738)	4,119,614
Dividends payable, net	240,140	372,082
Distributions	(22,307,205)	(16,247,923)
Redemptions	(39,991,780)	(8,605,233)
Net cash from financing activities	76,559,205	67,668,324
Net change in cash	87,463,949	18,287,862
Cash and cash equivalents, beginning of period	43,973,095	33,321,574
Cash and cash equivalents, end of period	$131,437,044	$51,609,436
Supplemental disclosure of non cash investing and financing activities
Reinvested distributions	$11,083,525	$7,882,706
Mortgage notes receivable converted to real estate property	$2,046,200	$5,440,182

See Notes to Consolidated Financial Statements.

PBRELF I, LLC and Subsidiaries

Notes to Unaudited Interim Consolidated Financial Statements

Note 1 - Organization and business

PBRELF I, LLC (the “Company”) is a Washington limited liability company formed on June 28, 2010. The Company operates under a Second Amended and Restated Limited Liability Company Agreement (the “Operating Agreement”) dated October 1, 2018. The Company will have perpetual existence unless terminated pursuant to the provisions of the Operating Agreement. Effective October 1, 2018, the Company elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes.

Prior to the Operating Agreement dated October 1, 2018, the Company operated under the Amended and Restated Limited Liability Company Agreement dated February 13, 2013. The Company is a private real estate lending company that originates primarily commercial and single-family construction and land development mortgages secured by real estate. The primary purpose of the Company is to make short-term, first position construction and development loans secured by deeds of trust on real estate located exclusively in the Pacific Northwest.

The Company has an agreement with Pyatt Broadmark Management, LLC (the “Manager”) to manage the underwriting, closing, servicing, and disposition of mortgage notes, and perform all general and administrative duties. The Manager is the common unit holder and functions as managing member of the Company. The Company derives its revenue from loan origination fees, extension and late fees, and interest income related to mortgage notes underwritten by the Company or the Manager. Fee income is recognized as received, and consists of the Company’s 20% share of origination, renewal and late fees an all loans. The remaining 80% of these fees are paid directly to the Manager, who services the loans. Interest income is accrued and recognized as interest becomes due pursuant to the loan terms.

Note 2 - Summary of significant accounting policies

Basis of accounting

The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Prior to October 1, 2018, the Company met the definition of an investment company and applied the guidance related to “Financial Services—Investment Companies” as detailed in the Financial Accounting Standards Board’s Accounting Standards Codification Topic 946 (“ASC 946”). Effective with the REIT election on October 1, 2018, ASC 946 no longer applied to the Company. This change resulted in different presentations of the basic financial statements from the Company’s previously issued financial statements, as well as significant revisions of the financial statement disclosures in order to conform to GAAP. However, the change in the application of GAAP did not result in any changes to the Company’s opening members’ equity as of January 1, 2018.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of PBRELF I, LLC and its wholly-owned subsidiaries, Cataldo Square, LLC, PBRELF Peak, LLC, PBRELF Clearview Sheldon, LLC, PBRELF Petra LLC, and South Hill Meridian, LLC (the “Subsidiaries”). The Subsidiaries were formed to own and operate real estate acquired through foreclosure on non-performing first trust deed loans. All intercompany accounts, balances and transactions have been eliminated in consolidation.

Use of estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the fair value of investments, certain reported amounts and disclosures at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Subsequent events

The Company has evaluated subsequent events through the date the consolidated financial statements were issued.

PBRELF I, LLC and Subsidiaries

Notes to Unaudited Interim Consolidated Financial Statements

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. The Company has a cash management sweep account repurchase agreement whereby its bank nightly sweeps cash in excess of $750,000, sells the Company specific U.S. Government Securities and then repurchases them the next day. The balance in the sweep account at September 30, 2019 and December 31, 2018, was $32,066,445 and $42,615,552, respectively.

Mortgage notes receivable

Mortgage notes receivable are held for investment purposes, anticipated to be held until maturity and are carried at cost, net of unfunded commitments and allowance for loan losses. Mortgage notes receivable that are deemed to be impaired are carried at amortized cost less a specific allowance for loan losses.

The mortgage notes are secured by first deeds of trust, security agreements or legal title to real estate located in the United States. The notes generally have terms ranging between 6 and 18 months and may be extended by paying additional fees.

Many construction loans provide for minimum interest provisions, under which the contractual rate applies to 70% of the face amount of the note until the actual outstanding principal exceeds the minimum threshold. Interest income on mortgage notes is accrued and included in operating income based on contractual rates applied to the principal balance outstanding, unless there is a minimum interest provision in the promissory note. Income recognition is suspended when a loan is designated non-performing and resumes only when the suspended loan becomes contractually current and performance is demonstrated to have resumed.

The Company collects loan origination fees in conjunction with origination. The Company does not defer origination fees or costs and, rather, records origination fees and costs at the time of origination due to the short-term nature of the loans. The difference is not significant at September 30, 2019 or December 31, 2018.

Loans Held for Investment

Loans held for investment are reported at the principal amount outstanding. Interest on performing loans is accrued and recognized as interest income at the contractual rate of interest, or at the contractual rate of monthly minimum interest. All loans are held for investment, and the intent is always to hold the loan to maturity. The Company rarely sells a note, and does not originate a note with the intent to sell the note.

Allowance for loan losses

The allowance for loan losses reflects management’s estimate of loan losses inherent in the loan portfolio as of the balance sheet date. The allowance is increased or decreased through the loan loss provision or recovery on the Company’s consolidated statement of income, and is decreased by charge-offs when losses are confirmed through the receipt of assets, such as in a pre-foreclosure sale or upon ownership control of the underlying collateral in full satisfaction of the loan upon foreclosure or when significant collection efforts have ceased. The allowance for loan losses is determined on an asset-specific basis.

The asset-specific reserve relates to reserves for losses on individual impaired loans. The Company considers a loan to be impaired when, based upon current information and events, it believes that it is probable that the Company will be unable to collect all amounts due under the contractual terms if the loan agreement. This assessment is made on an individual basis month based on such factors as payment status, lien position, borrower financial resources and investment collateral, collateral type, project economics and geographical location as well as national and regional economic factors. A reserve is established for an impaired loan when the present value of payments expected to be received, observable market prices or the estimated fair value of the collateral (for loans that are dependent on the collateral for repayment) is lower than the carrying value of that loan.

For collateral-dependent impaired loans, the company records an estimated allowance of 10% of the outstanding principal at the time the note is put into default. Valuations are performed or obtained at the time a loan is determined

PBRELF I, LLC and Subsidiaries

Notes to Unaudited Interim Consolidated Financial Statements

to be impaired and designated non-performing, and they are updated if circumstances indicate that a significant change in value has occurred. The Manager generally will obtain external “as is” appraisals for loan collateral to estimate the fair value of the collateral for such loans.

The Company designates non-performing loans at such time as (i) the borrower fails to make the required monthly interest-only loan payments; (ii) the loan has a maturity default; or (iii) in the opinion of the Manager, it is probable the Company will be unable to collect all amounts due according to the contractual terms of the loan. Loans are charged off to the allowance for loan losses when the contractual amount is no longer realizable.

Real estate properties

Investments in real estate properties consists of real estate acquired in settlement of loans. Real estate acquired through foreclosure is recorded at fair market value at the time of foreclosure, which generally approximates the carrying value of the loan secured by such property. All other real estate acquisitions are recorded at cost. All costs related to acquisition, development, construction and improvements, including repairs, maintenance and legal costs are capitalized and subsequently measured for impairment.

At September 30, 2019, investments in real properties consists of real estate acquired as a result of foreclosure proceedings on four non-performing loans.

During the nine months ended September 30, 2019 the Company took in one new property signed over via deed in lieu for $2,046,200, forgoing the foreclosure process. During the nine months ended September 30, 2018 the Company transferred through foreclosure $5,440,182 of real estate properties. During the nine months ended September 30, 2019 and 2018, the Company recorded additional capitalized costs of $101,826 and $1,444,299, respectively, related to properties previously obtained through foreclosure. During the nine months ended September 30, 2019 and 2018, aggregate proceeds from the sale of property and aggregate write-down, net of gains amounted to $4,358,750 and $1,287,775 and $346,674 and $0, respectively.

Income taxes

The Company operates and has elected to be taxed as a REIT commencing with its conversion to a REIT effective October 1, 2018 and for the taxable period from October 1, 2018 through December 31, 2018. Accordingly, the Company will generally not be subject to corporate U.S. federal or state income tax to the extent that the Company makes qualifying distributions to members, and provided that the Company satisfies, on a continuing basis, through actual investment and operating results, the REIT requirements including certain asset, income, distribution and unit ownership tests. If the Company fails to qualify as a REIT, and does not qualify for certain statutory relief provisions, the Company will be subject to U.S. federal, state and local income taxes and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year in which the Company lost its REIT qualification. Accordingly, the failure to qualify as a REIT could have a material adverse impact on the Company’s results of operations and amounts available for distribution to members.

As a REIT, if the Company fails to distribute in any calendar year (subject to specific timing rules for certain dividends paid in January) at least the sum of (i) 85% of its ordinary income for such year; (ii) 95% of its capital gain net income for such year; and (iii) any undistributed taxable income from the prior year, the Company would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed and (y) the amounts of income retained on which the Company has paid corporate income tax.

The dividend-paid deduction for qualifying dividends paid to members is computed using the Company’s taxable income as opposed to net income reported in the Consolidated Statement of Income. Taxable income, generally, will differ from income reported in the Consolidated Statement of Income because the determination of taxable income is based on tax regulations and GAAP.

For the period from January 1, 2019 through September 30, 2019, the Company was in compliance with all REIT qualification and distribution requirements.

The subsidiaries are limited liability companies and are classified as partnerships for income tax purposes. The Subsidiaries are considered disregarded entities for federal income tax purposes.

PBRELF I, LLC and Subsidiaries

Notes to Unaudited Interim Consolidated Financial Statements

The Company has no unrecognized tax benefits at September 30, 2019. While no income tax returns are currently being examined by federal or state taxing authorities, tax years since 2014 for federal and 2013 for state remain open for examination. Management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

The Company recognizes interest and penalties associated with tax matters, if applicable, as operating expenses and includes accrued interest and penalties with the related tax liability in the consolidated balance sheet.

Fair value measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Fair value is a market-based measurement that should be determined based on the assumptions market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, a fair value hierarchy distinguishes between (1) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (2) the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). Valuation techniques used to measure fair value shall maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels, as follows:

•	Level 1 – Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
•	Level 2 – Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
•	Level 3 – Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The fair value hierarchy gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs. In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible while also considering counterparty credit risk in the assessment of fair value.

Note 3 - Recent accounting pronouncements

In June 2016, FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326), and in 2019 issued ASU 2019-04, which provides codification improvements, and ASU 2019-05, which provides targeted transition relief for entities adopting ASU 2016-13. ASU No. 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates: The update finalized various effective date delays for private companies, not-for-profit organizations, and certain smaller reporting companies applying the credit losses (CECL), leases, and hedging standards. The guidance replaces the incurred loss model with an expected loss model, which is referred to as the current expected credit loss (CECL) model. The CECL model is applicable to the measurement of credit losses on financial assets measured at amortized cost, including loan receivables and held-to maturity debt securities. It also applies to off-balance sheet credit exposures not accounted for as insurance (loan commitments, standby letters of credit, financial guarantees, and other similar instruments) and net investments in certain leases recognized by a lessor. In addition, the amendments in this Update require credit losses be presented as an allowance rather than as a write-down on available-for-sale debt securities. The Company has formed a CECL committee that is assessing data and system needs in order to evaluate the impact of adopting the new guidance. We expect to recognize a one-time cumulative effect adjustment to the allowance for loan losses as of the beginning of the first reporting period in which we adopt the standard. At this time, the impact is being evaluated.

Note 4 - Concentrations of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and mortgage notes receivable.

PBRELF I, LLC and Subsidiaries

Notes to Unaudited Interim Consolidated Financial Statements

The Company maintains its cash and cash equivalents with high-credit quality financial institutions. At times, such amounts may exceed federally insured limits. At September 30, 2019 and December 31, 2018, the uninsured cash and cash equivalents balance was approximately $131,187,044 and $43,723,095, respectively.

The Company’s investments are in originating primarily short-term commercial and single-family construction and land development mortgage notes secured by first deeds of trust, mortgages or legal title in real property located in the Pacific Northwest. The investments are exposed to various risks, such as market or credit risks.

Note 5 - Mortgage notes receivable and allowance for loan losses

The stated principal amount of loans receivable in the Company’s portfolio represents the Company’s interest in loans secured primarily by first deeds of trust and is presented net of interest reserve and construction reserve holdbacks in the consolidated balance sheet.

The interest reserve holdback represents funds withheld from the funding of certain mortgage notes receivable for the purpose of satisfying monthly interest payments over all or part of the term of the related note. Accrued interest is paid out of the interest reserve and recognized as interest income at the end of each month. The construction reserve holdback represents amounts withheld from the funding of construction loans until the Company’s management deems construction to be sufficiently completed.

The Private Placement Memorandum (“PPM”) for the Company includes specific criteria for mortgages qualified to be investments of the Company, including that all notes be first position liens and that the maximum loan to value ratio be 65%, and prior to funding, all loan packages will include an appraisal by a third party qualified appraiser. The maximum amount of a single loan may not exceed 10% and the maximum amount to a single borrower may not exceed 15% of the total assets of the Company.

Mortgage notes receivable are recorded at their cost, which are approximate to their face amounts, and have interest rates that generally range from 10% to 13%.

A summary of information pertaining to mortgage notes receivable at September 30, 2019 and December 31, 2018:

	September 30, 2019	December 31, 2018
Total loan commitments	$484,824,940	$436,264,749
Less:
Construction holdbacks	146,430,586	117,762,595
Interest reserves	9,153,180	12,972,839
Allowance for loan losses	4,028,663	1,536,945
Total mortgage notes receivable	$325,212,511	$303,992,370

The Notes are considered to be short-term financings, with the expectation of repayment generally within 6 to 18 months. The Company generally “collects” a three to five percent origination fee at each initial loan closing for Notes with a 12-month term, and a one percent fee per two-month extension, of which the Company retains 20% and 80% is remitted to the Manager.

Defaulted notes

All loans require monthly interest only payments. Most loans are structured with an interest reserve holdback that covers the interest payments for most of the initial term of the loan. Once the interest reserve is depleted, borrowers are expected to make their monthly interest payment within 10 days of month end.

Loans can be placed in default status if an interest payment is more than 30 days past due; if a note matures and the borrower fails to extend; or if the collateral becomes impaired in such a way that the ultimate collection of the note is doubtful. A loan can be removed from default status if the late interest payments are brought current; if the borrower complies with appropriate re-underwriting to extend the note; or if additional collateral is provided for the note to provide cash flow or bring the loan to collateral value ratio below 65%.

PBRELF I, LLC and Subsidiaries

Notes to Unaudited Interim Consolidated Financial Statements

Non-accrual on defaulted loans

No interest income is recorded on notes that are in default, unless the interest is paid. At September 30, 2019 and December 31, 2018 all defaulted and impaired loans were on nonaccrual status.

The composition of the loan portfolio is as follows as of the period indicated:

	September 30, 2019	December 31, 2018
Total loans by segment
Current mortgage notes receivable	$307,004,923	$295,901,356
Defaulted and impaired loans	18,207,588	9,627,959
Total mortgage notes receivable	$325,212,511	$305,529,315

The following tables summarize the allocation of the allowance for loan loss, as well as the activity in the allowance for loan loss attributed to various segments in the loan portfolio, as of and for the period indicated:

	Current mortgage notes receivable	Reserves on loans in default	Total Reserves
Beginning January 1, 2019	$—	$1,536,945	$1,536,945
Provision for loan losses	—	2,943,777	2,943,777
Charge offs	—	(452,059)	(452,059)
Recoveries	—	—	—
Ending September 30, 2019	$—	$4,028,663	$4,028,663
	Current mortgage notes receivable	Reserves on loans in default	Total Reserves
Beginning January 1, 2018	$—	$—	$—
Provision for loan losses	—	407,155	407,155
Charge offs	—	(339,672)	(339,672)
Recoveries	—	270,727	270,727
Ending September 30, 2018	$—	$338,210	$338,210

A summary of information pertaining to impaired loans at September 30, 2019:

				Nine months ended September 30, 2019
	Recorded investments (Loan balance less charge-offs)	Unpaid principal balance	Related allowance	Average investment in impaired loans	Interest income recognized
With allowance recorded on impaired loans	$18,207,588	$18,207,588	$4,028,663	$10,798,541	$—

A summary of information pertaining to impaired loans at December 31, 2018:

	Recorded investments (Loan balance less charge-offs)	Unpaid principal balance	Related allowance	Average investment in impaired loans	Interest income recognized
With allowance recorded on impaired loans	$9,627,959	$9,627,959	$1,536,945	$5,268,608	$—

PBRELF I, LLC and Subsidiaries

Notes to Unaudited Interim Consolidated Financial Statements

Note 6 - Members’ equity

The Manager is the sole common unit holder of the Company. Pursuant to the terms of the PPM, as amended on September 18, 2018, the Company can offer up to $500,000,000 of membership interests in the Company. Each dollar is considered equal to one preferred unit, with a minimum contribution amount of $100,000, subject to Manager discretion in accepting lesser amounts. Effective with the Company’s REIT election on October 1, 2018, preferred units were exchanged at a 1:100 ratio. After one year, preferred unit holders may request redemptions, subject to the Manager’s sole discretion to establish reserves and to determine cash available for redemptions. All redemption requests made in any calendar quarter are paid out on the first day of the subsequent quarter. The actual redemption amount will be equal to the unit value in effect at the time of the redemption payment, multiplied by the number of units redeemed by the member. No new mortgages will be funded until all outstanding redemption requests from the previous quarters are met, with the exception of draws on construction loans, which will be funded irrespective of outstanding redemption requests. The preferred unit holders have the right by simple majority vote to replace the Manager.

Preferred unit holders are expected to receive a monthly preferred return, per preferred unit held, determined as of the date the distribution of the preferred return is declared. The preferred return is paid out of the fees and other income received. The preferred return in not guaranteed and is only paid monthly to the extent earned by the Company.

The Company makes distributions of available cash at the discretion of the Manager; however, generally the Company makes distributions of preferred return monthly within 15 days after the last day of the previous month. Distributions, when made, are made to and among the members and Manager as follows:

(a)	First, to and among all the members any fee based income (defined as 20% of the loan fee income received from origination points, late fees and renewal fees);
(b)	Second, to and among the members, pro rata in accordance with their preferred units, the unpaid preferred return (for the current month if any, inclusive of the fee based income) due to each member as of the date of distribution; and
(c)	Thereafter, after deducting expenses, the distribution is as follows:
(i)	Eighty percent (80%) to the members pro rata; and
(ii)	Twenty percent (20%) to the Manager.

Note 7 - Related party transactions

Certain members of the Company are considered related parties.

A summary of information pertaining to member related parties at September 30, 2019 and December 31, 2018:

	As of
	September 30, 2019	December 31, 2018
Capital balances	$2,240,960	$18,813,083
Dividends payable	157,928	162,857
	Nine months ended
	September 30, 2019	September 30, 2018
Contributions, net	$127,877	$3,437,855
Redemptions	16,700,000	4,044,462
Income allocated	695,344	1,420,110

Related parties include BRELF II, LLC, BRELF III, LLC, BRELF IV, LLC, the related respective management companies and Broadmark Capital, LLC. Amounts payable and receivable to these other related parties were immaterial at September 30, 2019 and December 31, 2018.

PBRELF I, LLC and Subsidiaries

Notes to Unaudited Interim Consolidated Financial Statements

Note 8 - Commitments and contingencies

The Company’s commitments and contingencies include usual obligations incurred by real estate investment companies in the normal course of business. These include interest reserves and construction holdbacks as disclosed in Note 5. In the opinion of management, these matters will not have a material adverse effect on the Company’s financial position and results of operations.

Note 9 — Fair value measurements

Certain assets of the Company have been measured at fair value on a nonrecurring basis. There were no assets or liabilities measured on a recurring basis. As required by the accounting standard for fair value measurement and disclosures, assets and liabilities are classified in their entirety within the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

The table below sets forth by level within the fair value hierarchy assets and liabilities measured and reported at fair value on a nonrecurring basis as of September 30, 2019:

	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant other unobservable inputs (Level 3)
Nonperforming mortgage notes receivable	$—	$—	$18,207,588
Real estate property	—	—	7,824,144
Total	$—	$—	$26,031,732

The table below sets forth by level within the fair value hierarchy assets and liabilities measured and reported at fair value on a nonrecurring basis as of December 31, 2018:

	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant other unobservable inputs (Level 3)
Nonperforming mortgage notes receivable	$—	$—	$9,627,959
Real estate property	—	—	10,381,543
Total	$—	$—	$20,009,502

The following table presents additional information about valuation methodologies and inputs used for assets that are measured at fair value and categorized within Level 3 as of September 30, 2019:

Investments	Fair value at September 30, 2019	Valuation technique	Unobservable input	Range of inputs(1)
Nonperforming mortgage notes receivable	$18,207,588	Market comparable	Adjustment to appraisal value	0-10%
Real estate property	7,824,144	Market comparable	Adjustment to appraisal value	0-10%
Total	$26,031,732
(1)	Discount for selling costs.

The following table presents additional information about valuation methodologies and inputs used for assets that are measured at fair value and categorized within Level 3 as of December 31, 2018:

Investments	Fair value at December 31, 2018	Valuation technique	Unobservable input	Range of inputs(1)
Nonperforming mortgage notes receivable	$9,627,959		Adjustment to appraisal value	0-10%
Real estate property	10,381,543	Market comparable	Adjustment to appraisal value	0-10%
Total	$20,009,502	Market comparable
(1)	Discount for selling costs.

PBRELF I, LLC and Subsidiaries

Notes to Unaudited Interim Consolidated Financial Statements

Fair value of financial instruments

For certain of the Company’s financial instruments, including cash equivalents, interest and fees receivable, other receivables, accounts payable, and accrued expenses, which are classified under Level 1 within the fair value hierarchy, the carrying amounts approximate fair value due to their short maturities.

For mortgage notes receivable, which are classified under Level 3 within the fair value hierarchy, fair values are based on discounted cash flows considering interest rate risk and creditworthiness of the borrower. In addition, the Company performs monthly credit reviews of the loan portfolio and considers current economic conditions, review of specific problem loans and other economic and industry factors, as well as the value of the underlying collateral, in determining fair value. The mortgage notes are secured by first deeds of trust, security agreements or legal title to real estate located in the United States. The notes generally have terms ranging between 6 and 18 months and may be extended by paying additional fees. Due to the short-term maturity of the notes, carrying value approximates fair value.

Investments in real estate properties are carried at fair value under Level 3 within the fair value hierarchy. Properties owned are initially recorded at the sale price plus closing costs. Costs related to acquisition, development, construction and improvements are capitalized. At each reporting date, the fair value of real estate properties is based upon independent third-party appraisals of value.

Note 10 - Subsequent events

Subsequent to September 30, 2019, the Company placed one loan in default. The loan had a principal balance of $1,322,520. A loan loss reserve of $132,252 was recorded on October 31, 2019.

On August 9, 2019, the Company entered into a definitive agreement with Trinity Merger Corp. to effectuate a business combination transaction which will combine the Company, Manager, Broadmark Real Estate Management II, LLC, Broadmark Real Estate Management III, LLC, Broadmark Real Estate Management IV, LLC, BRELF II, LLC, BRELF III, LLC, and BRELF IV, LLC into a publicly-traded internally managed Mortgage REIT. The transaction received investor and regulatory approval and closed on November 14, 2019.

In accordance with quarterly redemption rights, holders of preferred units were permitted to request redemptions from available cash at the end of September 2019. The total amount of redemptions requested was approximately $43,500,000. Following payment of these redemptions and regular monthly distributions in early October 2019, the Fund’s cash balance was reduced to approximately $81,000,000.

PBRELF I, LLC and Subsidiaries

Report of Independent Registered Public Accounting Firm

To the Members and the Board of Directors of
PBRELF I, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of PBRELF I, LLC and subsidiaries (the “Company”) as of December 31, 2018, the related consolidated statements of income, changes in members' equity and cash flows for the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2018, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Moss Adams LLP

Everett, Washington
August 9, 2019

We have served as the Company’s auditor since 2019.

PBRELF I, LLC and Subsidiaries

Balance Sheet
December 31, 2018

Assets
Cash and cash equivalents	$43,973,095
Mortgage notes receivable, net	303,992,370
Interest and fees receivable	791,576
Investment in real estate property, net	10,381,543
Other receivables	1,588,810
Total assets	$360,727,394

Liabilities and Members’ Equity
Liabilities
Accounts payable and accrued expenses	$1,229,860
Dividends payable	3,229,864
Contributions received in advance	8,449,738
Total liabilities	$12,909,462
Commitments and contingencies (Note 8)
Preferred Units - preferred units (voting)
3,475,717 units outstanding as of December 31, 2018	348,727,085
Common units, $0 par value,
1 unit authorized; 1 unit issued and outstanding as of December 31, 2018	—
Accumulated deficit	(909,153)
Members’ equity	347,817,932
Total liabilities and members’ equity	$360,727,394

See Notes to Consolidated Financial Statements.

PBRELF I, LLC and Subsidiaries

Consolidated Statement of Income
Year Ended December 31, 2018

Revenue
Interest income	$31,794,623
Fee income	3,623,261
Total revenue	$35,417,884
Expense
Provision for loan losses	1,615,506
Real estate properties, net of gains	(397,855)
Professional fees	272,829
Excise taxes and licenses	115,267
Other	18,527
Total expenses	$1,624,274
Net income	$33,793,610

See Notes to Consolidated Financial Statements.

PBRELF I, LLC and Subsidiaries

Consolidated Statement of Changes in Members’ Equity
Year Ended December 31, 2018

	Common Units		Preferred Units (voting)		Accumulated Deficit	Total
	Units	Amount	Units	Amount
Balance, January 1, 2018			232,285,683	$231,489,370	—	$231,489,370
Contributions						—
Cash			120,145,639	120,145,639		120,145,639
Reinvestments			11,075,179	11,075,218		11,075,218
Net income					33,793,610	33,793,610
Incentive fee allocation to manager					(3,454,135)	(3,454,135)
Distributions					(31,248,628)	(31,248,628)
Redemptions			(13,983,139)	(13,983,142)		(13,983,142)
REIT conversion, net	1	—	(346,047,645)
Balance, December 31, 2018	1	$—	3,475,717	$348,727,085	$(909,153)	$347,817,932

See Notes to Consolidated Financial Statements.

PBRELF I, LLC and Subsidiaries

Consolidated Statement of Cash Flows
Year ended December 31, 2018

Year Ended December 31, 2018
Cash flows from operating Activities
Net Income	$33,793,610
Adjustments to reconcile net income to net cash used in operations:
Provision for loan losses	1,615,506
Gain on sale of real estate property	(397,856)
Changes in operating assets and liabilities:
Interest and fees receivable	(540,419)
Other receivables	(1,588,810)
Accounts Payable and accrued expenses	973,568
Net cash from operating activities	33,855,599
Cash flows from investing activities
Proceeds from sale of real estate property	5,682,610
Capitalized costs of real estate property	(1,723,391)
Investments in mortgage notes receivable	(116,278,694)
Net cash used in investing activities	(112,319,475)
Cash flows from financing activities
Contributions	120,145,639
Contributions received in advance	5,677,179
Dividends payable	903,266
Distributions	(23,627,545)
Redemptions	(13,983,142)
Net cash from financing activities	89,115,397
Net change in cash	10,651,521
Cash and cash equivalents, beginning	33,321,574
Cash and cash equivalents, ending	$43,973,095
Supplemental disclosure of non cash investing and financing activities
Reinvested distributions	$11,075,218
Mortgage notes receivable converted to real estate property	$5,440,182

See Notes to Consolidated Financial Statements.

PBRELF I, LLC and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2018

Note 1 – Organization and business

PBRELF I, LLC (the “Company”) is a Washington limited liability company formed on June 28, 2010. The Company operates under a Second Amended and Restated Limited Liability Company Agreement (the “Operating Agreement”) dated October 1, 2018. The Company will have perpetual existence unless terminated pursuant to the provisions of the Operating Agreement. Effective October 1, 2018, the Company elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes.

The Company is a private real estate lending company that originates primarily commercial and single-family construction and land development mortgages secured by real estate. The primary purpose of the Company is to make short-term, first position construction and development loans secured by deeds of trust on real estate located exclusively in the Pacific Northwest.

The Company has an agreement with Pyatt Broadmark Management, LLC (the “Manager”) to manage the underwriting, closing, servicing, and disposition of mortgage notes, and perform all general and administrative duties. The Manager is the common unit holder and functions as manager of the Company. The Company derives its revenue from loan origination fees, extension and late fees, and interest income related to mortgage notes underwritten by the Company or the Manager. Fee income is recognized as received, and consists of the Company’s 20% share of origination, renewal and late fees an all loans. The remaining 80% of these fees are paid directly to the Manager, who underwrites and services the loans. Interest income is accrued and recognized as interest becomes due pursuant to the loan terms.

Note 2 – Summary of significant accounting policies

Basis of accounting

The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) . Prior to October 1, 2018, the Company applied the guidance related to “Financial Services - Investment Companies” as detailed in the Financial Accounting Standards Board’s Accounting Standards Codification Topic 946 (“ASC 946”). Effective with the REIT election on October 1, 2018, ASC 946 no longer applied to the Company. This change resulted in different presentations of the basic financial statements from the Company’s previously issued financial statements, as well as significant revisions of the financial statement disclosures in order to conform to GAAP. However, the change in the application of GAAP did not result in any changes to the Company’s opening members’ equity as of January 1, 2018.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of PBRELF I, LLC and its wholly-owned subsidiaries, Cataldo Square, LLC, PBRELF Honeysuckle, LLC, PBRELF Independence Station, LLC, PBRELF Clearview Sheldon, LLC, PBRELF Petra LLC, and South Hill Meridian, LLC (the “Subsidiaries”). The Subsidiaries were formed to own and operate real estate acquired through foreclosure on non-performing first trust deed loans. All intercompany accounts, balances and transactions have been eliminated in consolidation.

Use of estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the fair value of investments, certain reported amounts and disclosures at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Subsequent events

The Company has evaluated subsequent events through the date the consolidated financial statements were issued.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. The Company has a cash management sweep account repurchase agreement whereby its bank

PBRELF I, LLC and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2018

nightly sweeps cash in excess of $750,000, sells the Company specific U.S. Government Securities and then repurchases them the next day. The balance in the sweep account at December 31, 2018, was $42,615,552.

Mortgage notes receivable

Mortgage notes receivable are held for investment purpose, anticipated to be held until maturity and are carried at cost, net of unfunded commitments and allowance for loan losses. Mortgage notes receivable that are deemed to be impaired are carried at amortized cost less a specific allowance for loan losses.

The mortgage notes are secured by first deeds of trust, security agreements or legal title to real estate located in the United States. The notes generally have terms ranging between 6 and 18 months and may be extended by paying additional fees.

Many construction loans provide for minimum interest provisions, under which the contractual rate applies to 70% of the face amount of the note until the actual outstanding principal exceeds the minimum threshold. Interest income on mortgage notes is accrued and included in operating income based on contractual rates applied to the principal balance outstanding, unless there is a minimum interest provision in the promissory note. Income recognition is suspended when a loan is designated non-performing and resumes only when the suspended loan becomes contractually current and performance is demonstrated to have resumed.

The Company collects loan origination fees in conjunction with origination. The Company does not defer origination fees or costs and, rather, records origination fees and costs at the time or origination due to the short-term nature of the loans, the difference is not considered significant.

Loans Held for Investment

Loans held for investment are reported at the principal amount outstanding. Interest on performing loans is accrued and recognized as interest income at the contractual rate of interest, or at the contractual rate of monthly minimum interest. All loans are held for investment, and the intent is always to hold the loan to maturity. The Company rarely sells a note, and does not originate a note with the intent to sell the note.

Allowance for loan losses

The allowance for loan losses reflects management’s estimate of loan losses inherent in the loan portfolio as of the balance sheet date. The allowance is increased or decreased through the loan loss provision or recovery on the Company’s consolidated statement of income, and is decreased by charge-offs when losses are confirmed through the receipt of assets, such as in a pre-foreclosure sale or upon ownership control of the underlying collateral in full satisfaction of the loan upon foreclosure or when significant collection efforts have ceased. The allowance for loan losses is determined on an asset-specific basis.

The asset-specific reserve relates to reserves for losses on individual impaired loans. The Company considers a loan to be impaired when, based upon current information and events, it believes that it is probable that the Company will be unable to collect all amounts due under the contractual terms if the loan agreement. This assessment is made on an individual basis month based on such factors as payment status, lien position, borrower financial resources and investment collateral, collateral type, project economics and geographical location as well as national and regional economic factors. A reserve is established for an impaired loan when the present value of payments expected to be received, observable market prices or the estimated fair value of the collateral (for loans that are dependent on the collateral for repayment) is lower than the carrying value of that loan.

For collateral-dependent impaired loans, the company records an estimated allowance of 10% of the outstanding principal at the time the note is put into default. Valuations are performed or obtained at the time a loan is determined to be impaired and designated non-performing, and they are updated if circumstances indicate that a significant change in value has occurred. The Manager generally will obtain external “as is” appraisals for loan collateral to estimate the fair value of the collateral for such loans.

The Company designates non-performing loans at such time as (i) the borrower fails to make the required monthly interest-only loan payments; (ii) the loan has a maturity default; or (iii) in the opinion of the Manager, it is probable

PBRELF I, LLC and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2018

the Company will be unable to collect all amounts due according to the contractual terms of the loan. Loans are charged off to the allowance for loan losses when the contractual amount is no longer realizable.

Real estate property

Real estate property owned by the Company consists of real estate acquired in settlement of loans. Real estate acquired through foreclosure is recorded at fair market value at the time of foreclosure, which generally approximates the carrying value of the loan secured by such property. All other real estate acquisitions are recorded at cost. All costs related to acquisition, development, construction and improvements, including repairs, maintenance and legal costs are capitalized and subsequently measured for impairment.

At December 31, 2018, real estate properties owned by the Company consists of real estate acquired as a result of foreclosure proceedings on three non-performing loans.

During 2018, the Company recorded real estate additions in the amount of $5,440,182. The Company also recorded additional capitalized costs of $1,723,391 related to properties obtained through foreclosure. Aggregate proceeds from the sale of three properties and aggregate net realized gains during 2018 amounted to $5,682,610 and $397,856 respectively.

Income taxes

The Company operates and has elected to be taxed as a REIT commencing with its conversion to a REIT effective October 1, 2018 and for the taxable period from October 1, 2018 through December 31, 2018. Accordingly, the Company will generally not be subject to corporate U.S. federal or state income tax to the extent that the Company makes qualifying distributions to members, and provided that the Company satisfies, on a continuing basis, through actual investment and operating results, the REIT requirements including certain asset, income, distribution and unit ownership tests. If the Company fails to qualify as a REIT, and does not qualify for certain statutory relief provisions, the Company will be subject to U.S. federal, state and local income taxes and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year in which the Company lost its REIT qualification. Accordingly, the failure to qualify as a REIT could have a material adverse impact on the Company’s results of operations and amounts available for distribution to members.

As a REIT, if the Company fails to distribute in any calendar year (subject to specific timing rules for certain dividends paid in January) at least the sum of (i) 85% of its ordinary income for such year; (ii) 95% of its capital gain net income for such year; and (iii) any undistributed taxable income from the prior year, the Company would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed and (y) the amounts of income retained on which the Company has paid corporate income tax.

The dividend-paid deduction for qualifying dividends paid to members is computed using the Company’s taxable income as opposed to net income reported in the Consolidated Statement of Income. Taxable income, generally, will differ from income reported in the Consolidated Statement of Income because the determination of taxable income is based on tax regulations and GAAP.

For the period from October 1, 2018 through December 31, 2018, the Company was in compliance with all REIT qualification and distribution requirements.

The subsidiaries are limited liability companies and are classified as partnerships for income tax purposes. The Subsidiaries are considered disregarded entities for federal income tax purposes.

The Company has no unrecognized tax benefits at December 31, 2018. While no income tax returns are currently being examined by federal or state taxing authorities, tax years since 2014 for federal and 2013 for state remain open for examination. Management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

The Company recognizes interest and penalties associated with tax matters, if applicable, as operating expenses and includes accrued interest and penalties with the related tax liability in the consolidated balance sheet.

PBRELF I, LLC and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2018

Fair value measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Fair value is a market-based measurement that should be determined based on the assumptions market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, a fair value hierarchy distinguishes between (1) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (2) the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). Valuation techniques used to measure fair value shall maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels, as follows:

•	Level 1 – Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
•	Level 2 – Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
•	Level 3 – Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The fair value hierarchy gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs. In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible while also considering counterparty credit risk in the assessment of fair value.

Revenue recognition

The Company derives its revenue from loan origination fees, extension and late fees, and interest income related to mortgage notes underwritten by the Company or the Manager. Fee income is recognized as received, and consists of the Company’s 20% share of origination, renewal and late fees an all loans. The remaining 80% of these fees are paid directly to the Manager, who services the loans. Interest income is accrued and recognized as interest becomes due pursuant to the loan terms. The Company targets to collect a five percent origination fee at each initial loan closing for Notes with a 12-month term, and a one percent fee per two-month extension, of which the Manager retains 80% and 20% is remitted to the Company.

Note 3 – Recent accounting pronouncements.

In May 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, as amended by ASU 2015-14, Revenue from Contracts with Customers: Deferral of the Effective Date, ASU 2016-08, Revenue from Contracts with Customers: Principal Versus Agent Considerations (Reporting Revenue Gross Versus Net), ASU 2016-10, Revenue from Contracts with Customers, Identifying Performance Obligations and Licensing, ASU 2016-12, Revenue from Contracts with Customers: Narrow-Scope Improvements and Practical Expedients, ASU 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers, that provides accounting guidance for all revenue arising from contracts with customers and affects all entities that enter into contracts to provide goods or services to customers. The guidance also provides for a model for the measurement and recognition of gains and losses on the sale of certain nonfinancial assets, such as property and equipment, including real estate. We adopted the pronouncement on January 1, 2018 and elected the modified retrospective transition method. There was no material impact to the financial statements. Our accounting policies and revenue recognition principles did not change materially as the majority of the Company’s revenue is out of scope of ASC 606. See policy for revenue recognition in Note 2.

In January 2016, FASB issued ASU No. 2016-01, Financial Instruments – Overall: Recognition and Measurement of Financial Assets and Financial Liabilities, which requires entities to measure equity investments at fair value and

PBRELF I, LLC and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2018

recognize changes on fair value in net income. The guidance also provides a new measurement alternative for equity investments that do not have readily determinable fair values and don’t qualify for the net asset value practical expedient. The standard requires entities to record changes in instrument–specific credit risk for financial liabilities measured under the fair value option in other comprehensive income, except for certain financial liabilities of consolidated collateralized financing entities. The adoption of this standard did not have a material impact on the Company’s financial position, results of operations, or cash flows.

In February 2016, FASB issued ASU No. 2016-02, Leases, which requires lessees to recognize leases on balance sheet and disclose key information about leasing arrangements. The new standard establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. An entity may choose to use either (1) its effective date or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. If an entity chooses the second option, the transition requirements for existing leases also apply to leases entered into between the date of initial application and the effective date. The entity must also recast its comparative period financial statements and provide the disclosures required by the new standard for the comparative periods. The Company adopted the new standard on January 1, 2019 and use the effective date as our date of initial application. Consequently, financial information will not be updated, and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019. The new standard provides several optional practical expedients in transition. We elected the ‘package of practical expedients’, which permits us not to reassess under the new standard our prior conclusions about lease identification, lease classification and initial direct costs. The Company determined that the adoption of this guidance will not have a material effect on the Company’s results of operations, cash flows and financial condition because the Company is not a party to any material long-term leases.

In June 2016, FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), and in 2019 issued ASU 2019-04, which provides codification improvements, and ASU 2019-05, which provides targeted transition relief for entities adopting ASU 2016-13. The guidance replaces the incurred loss model with an expected loss model, which is referred to as the current expected credit loss (CECL) model. The CECL model is applicable to the measurement of credit losses on financial assets measured at amortized cost, including loan receivables and held-to maturity debt securities. It also applies to off-balance sheet credit exposures not accounted for as insurance (loan commitments, standby letters of credit, financial guarantees, and other similar instruments) and net investments in certain leases recognized by a lessor. In addition, the amendments in this Update require credit losses be presented as an allowance rather than as a write-down on available-for-sale debt securities. The Company has formed a CECL committee that is assessing data and system needs in order to evaluate the impact of adopting the new guidance. We expect to recognize a one-time cumulative effect adjustment to the allowance for loan losses as of the beginning of the first reporting period in which the new standard is effective. At this time, the impact is being evaluated.

Note 4 - Concentrations of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and mortgage notes receivable.

The Company maintains its cash and cash equivalents with high-credit quality financial institutions. At times, such amounts may exceed federally insured limits. At December 31, 2018, the uninsured cash and cash equivalents balance was approximately $43,723,095.

The Company originates primarily short-term commercial and single-family construction and land development mortgage notes secured by first deeds of trust, mortgages or legal title in real property. The notes are exposed to various risks, such as market or credit risks.

PBRELF I, LLC and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2018

Note 5 – Mortgage notes receivable and allowance for loan losses

The stated principal amount of loans receivable in the Company’s portfolio represents the Company’s interest in loans secured primarily by first deeds of trust and is presented net of interest reserve and construction reserve holdbacks in the consolidated balance sheet.

The interest reserve holdback represents funds withheld from the funding of certain mortgage notes receivable for the purpose of satisfying monthly interest payments over all or part of the term of the related note. Accrued interest is paid out of the interest reserve and recognized as interest income at the end of each month. The construction reserve holdback represents amounts withheld from the funding of construction loans until the Company’s management deems construction to be sufficiently completed.

The Private Placement Memorandum (“PPM”) for the Company includes specific criteria for mortgages qualified to be investments of the Company, including that all notes be first position liens and that the maximum loan to value ratio be 65%, and prior to funding, all loan packages will include an appraisal by a third party qualified appraiser. The maximum amount of a single loan may not exceed 10% and the maximum amount to a single borrower may not exceed 15% of the total assets of the Company.

At December 31, 2018, the Company had mortgage notes receivable (the “Notes”) outstanding of $303,992,370, which is net of interest reserves of $12,972,839 and construction reserves of $117,762,595 and allowance for loan losses of $1,536,945. The Notes are recorded at their cost, and interest rates generally range from 10% to 13%. The Notes are considered to be short-term financings, with the expectation of repayment generally within 6 to 18 months.

All loans require monthly interest only payments. Most loans are structured with an interest reserve holdback that covers the interest payments for most of the initial term of the loan. Once the interest reserve is depleted, borrowers are expected to make their monthly interest payment within 10 days of month end.

Defaulted notes

Loans can be placed in default status if an interest payment is more than 30 days past due; if a note matures and the borrower fails to extend; or if the collateral becomes impaired in such a way that the ultimate collection of the note is doubtful. A loan can be removed from default status if the late interest payments are brought current; if the borrower complies with appropriate re-underwriting to extend the note; or if additional collateral is provided for the note to provide cash flow or bring the loan to collateral value ratio below 65%.

Non-accrual on defaulted loans

No interest income is reported on notes that are in default, unless the interest is paid in cash and collectability of all amounts due is reasonably assured. At December 31, 2018 all defaulted and impaired loans were on nonaccrual status.

The composition of the loan portfolio is as follows as of the period indicated:

Total loans by segment	December 31, 2018
Current mortgage notes receivable	$295,901,356
Defaulted and impaired loans	9,627,959
Total mortgage notes receivable	$305,529,315

PBRELF I, LLC and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2018

The following table summarizes the allocation of the allowance for loan loss, as well as the activity in the allowance for loan loss attributed to both segments in the loan portfolio, as of and for the year ended December 31, 2018:

	Current mortgage notes receivable	Reserves on loans in default	Total Reserves
Beginning January 1, 2018	$—	$—	$—
Provision for loan losses	—	1,615,506	1,615,506
Charge offs	—	(339,672)	(339,672)
Recoveries	—	261,111	261,111
Ending December, 31 2018	$—	$1,536,945	$1,536,945

A summary of information pertaining to impaired loans at December 31, 2018:

	Recorded investments (Loan balance less charge-off)	Unpaid principal balance	Related allowance	Average investment in impaired loans	Interest income recognized
With allowance recorded on impaired loans	$9,627,959	$9,627,959	$1,536,945	$1,580,582	$—

Note 6 – Members’ equity

Pursuant to the terms of the PPM, as amended in September 2018, the Company can offer up to $500,000,000 of membership interests in the Company with a minimum contribution amount of $100,000, subject to Manager discretion in accepting lesser amounts. Effective with the Company’s REIT election on October 1, 2018, preferred units were exchanged at a 1:100 ratio. As of December 31, 2018, there were 3,475,717 preferred units and one common unit issued and outstanding. The Manager is the sole common unit holder of the Company. After one year, preferred unit holders may request redemptions from available cash, subject to the applicable gate and Manager’s sole discretion to establish reserves and to determine cash available for redemptions. All redemption requests made in any calendar quarter are paid from available cash on the first day of the subsequent quarter. The actual redemption amount will be equal to the unit value in effect at the time of the redemption payment, multiplied by the number of units redeemed by the member. No new mortgages will be funded until all outstanding redemption requests from the previous quarters are met, with the exception of draws on construction loans, which will be funded irrespective of outstanding redemption requests. The preferred unit holders have the right by majority vote to replace the Manager.

Preferred unit holders are expected to receive a monthly preferred return, per preferred unit held, determined as of the date the distribution of the preferred return is declared. The preferred return is paid out of the fees and other income received. The preferred return is not guaranteed and is only paid monthly to the extent earned by the Company.

The Company makes distributions of available cash at the discretion of the Manager; however, generally the Company makes distributions of preferred return monthly within 15 days after the last day of the previous month. Distributions, when made, are made to and among the members and Manager as follows:

(a)	First, to and among all the members any fee based income (defined as 20% of the loan fee income received from origination points, late fees and renewal fees);
(b)	Second, to and among the members, pro rata in accordance with their preferred units, the unpaid preferred return (for the current month if any, inclusive of the fee based income) due to each member as of the date of distribution; and
(c)	Thereafter, after deducting expenses, the distribution of residual earnings is as follows:
(i)	Eighty percent (80%) to the preferred unit holders pro rata; and
(ii)	Twenty percent (20%) to the common unit holder.

PBRELF I, LLC and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2018

Note 7 – Related party transactions

Certain members of the Company are considered related parties. During 2018, these members had net contributions of approximately $3,403,013 and redeemed $4,044,462. These members have total capital balances of $18,813,083 as of December 31, 2018, and were allocated $1,945,413 of income during 2018, including $162,887 recorded in dividends payable as of December 31, 2018.

Note 8 – Commitments and contingencies

The Company’s commitments and contingencies include usual obligations incurred by real estate investment companies in the normal course of business. These include interest reserves and construction holdbacks as disclosed in Note 5. In the opinion of management, these matters will not have a material adverse effect on the Company’s financial position and results of operations.

From time to time, the Company is named as a defendant in legal actions relating to transactions conducted in the ordinary course of business. Although there can be no assurance of the outcome of such legal actions, in the opinion of management, the Company does not have a potential liability related to any current legal proceeding or claim that would individually or in the aggregate materially affect its results of operations, financial condition or cash flows.

Note 9 – Fair value measurements

Certain assets of the Company have been measured at fair value on a nonrecurring basis. There were no assets or liabilities measured on a recurring basis. As required by the accounting standard for fair value measurement and disclosures, assets and liabilities are classified in their entirety within the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

The following table sets forth by level within the fair value hierarchy assets and liabilities measured and reported at fair value on a nonrecurring basis as of December 31, 2018:

	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant other unobservable inputs (Level 3)
Nonperforming mortgage notes receivable	$—	$—	$9,627,959
Real estate property	—	—	10,381,543
Total	$—	$—	$20,009,502

The following table presents additional information about valuation methodologies and inputs used for assets that are measured at fair value and categorized within Level 3 as of December 31, 2018:

Investments	Fair value at December 31, 2018	Valuation technique	Unobservable input	Range of inputs(1)
Nonperforming mortgage notes receivable	$9,627,959	Market comparable	Adjustment to appraisal value	0% - 10%
Real estate property	10,381,543	Market comparable	Adjustment to appraisal value	0% - 10%
	$20,009,502
(1)	Discount for selling costs.

Fair value of financial instruments

For certain of the Company’s financial instruments, including cash equivalents, interest and fees receivable, other receivables, accounts payable, and accrued expenses, which are classified under Level 1 within the fair value hierarchy, the carrying amounts approximate fair value due to their short term maturities.

PBRELF I, LLC and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2018

For mortgage notes receivable, which are classified under Level 3 within the fair value hierarchy, fair values are based on discounted cash flows considering interest rate risk and creditworthiness of the borrower. In addition, the Company performs monthly credit reviews of the loan portfolio and considers current economic conditions, review of specific problem loans and other economic and industry factors, as well as the value of the underlying collateral, in determining fair value. The mortgage notes are secured by first deeds of trust, security agreements or legal title to real estate located in the United States. The notes generally have terms ranging between 6 and 18 months and may be extended by paying additional fees. Due to the short-term maturity of the notes, fair value approximates carrying value.

Investments in real estate properties are carried at fair value under Level 3 within the fair value hierarchy. Properties owned are initially recorded at the acquisition cost less estimated costs to dispose, which approximates fair value. Costs related to acquisition, development, construction and improvements are capitalized. At each reporting date, the fair value of real estate properties is based upon independent third-party appraisals of value, which approximates exit price.

Note 10 – Subsequent events

On August 9, 2019, the Company entered into a definitive agreement with Trinity Merger Corp. to effectuate a business combination transaction which will combine the Company, Manager, Broadmark Real Estate Management II, LLC, Broadmark Real Estate Management III, LLC, Broadmark Real Estate Management IV, LLC, BRELF II, LLC, BRELF III, LLC, and BRELF IV, LLC into a publicly-traded internally managed Mortgage REIT. The transaction is subject to investor and regulatory approval and is expected to close in the third quarter of 2019.

PBRELF I, LLC and Subsidiaries

Report of Independent Registered Public Accounting Firm

To the Members and the Board of Directors of
PBRELF I, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated statement of assets, liabilities and members' equity and condensed schedule of investments of PBRELF I, LLC and subsidiaries (the “Company”) as of December 31, 2017, the related consolidated statements of operations, changes in members' equity and cash flows for each of the two years in the period ended December 31, 2017, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2017, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Moss Adams LLP

Everett, Washington
August 9, 2019

We have served as the Company’s auditor since 2019.

PBRELF I, LLC and Subsidiaries

Consolidated Statement of Assets, Liabilities and Members’ Equity
December 31, 2017

Assets
Cash and cash equivalents	$33,321,574
Investment in mortgage notes receivable (cost $194,769,364)	194,769,364
Investment in real estate property (cost $9,483,938)	8,502,724
Interest and fees receivable	251,157
Total	$236,844,819

Liabilities and Members’ Equity
Liabilities
Accounts payable and accrued expenses	$256,292
Accrued distributions to members	2,326,598
Contributions received in advance	2,772,559
Total liabilities	$5,355,449
Commitments and contingencies (Note 10)	—
Members’ equity (Preferred interests; voting - 231,489,370 outstanding)	231,489,370
Total liabilities and members’ equity	$236,844,819

See Notes to Consolidated Financial Statements.

PBRELF I, LLC and Subsidiaries

Consolidated Condensed Schedule of Investments
December 31, 2017

Investments	Cost	Fair value	% of members’ equity
Investment in mortgage notes receivable
United States
Secured real estate loan concentrations
Borrower 1
Loan No. 2016-101 - maturity date of 2/1/2018, interest rate of 12.00%	$2,488,454	$2,488,454	1.07%
Loan No. 2017-005 - maturity date of 2/1/2018, interest rate of 12.00%	2,181,839	2,181,839	0.94%
Loan No. 2017-006 - maturity date of 2/1/2018, interest rate of 12.00%	2,517,884	2,517,884	1.09%
Loan No. 2017-066 - maturity date of 7/1/2018, interest rate of 12.00%	351,704	351,704	0.15%
Loan No. 2017-069 - maturity date of 3/1/2018, interest rate of 12.00%	4,020,353	4,020,353	1.74%
Loan No. 2017-083 - maturity date of 6/1/2018, interest rate of 12.00%	4,033,046	4,033,046	1.74%
Loan No. 2017-090 - maturity date of 3/1/2018, interest rate of 12.00%	988,569	988,569	0.43%
Loan No. 2017-091 - maturity date of 3/1/2018, interest rate of 12.00%	999,433	999,433	0.43%
Loan No. 2017-092 - maturity date of 3/1/2018, interest rate of 12.00%	783,401	783,401	0.34%
Loan No. 2017-093 - maturity date of 3/1/2018, interest rate of 12.00%	3,330,229	3,330,229	1.44%
Total	$21,694,912	$21,694,912	9.37%
Borrower 2
Loan No. 2015-113 - maturity date of 2/1/2018, interest rate of 12.00%	5,689,472	5,689,472	2.46%
Loan No. 2016-080 - maturity date of 2/1/2018, interest rate of 12.50%	3,898,114	3,898,114	1.68%
Loan No. 2017-087 - maturity date of 1/1/2019, interest rate of 12.00%	2,630,642	2,630,642	1.14%
Loan No. 2016-093 - maturity date of 6/1/2018, interest rate of 12.00%	1,016,528	1,016,528	0.44%
Total	$13,234,756	$13,234,756	5.72%
Borrower 3
Loan No. 2017-064 - maturity date of 2/1/2018, interest rate of 12.00%	12,162,000	12,162,000	5.25%
Total	$12,162,000	$12,162,000	5.25%
Other secured real estate loans - maturity dates ranging from 2/1/2018 to 1/1/2019, interest rates ranging from 10.00% to 13.00%	147,677,696	147,677,696	63.79%
Total	$147,677,696	$147,677,696	63.79%
Total investment in mortgage loans receivable	$194,769,364	$194,769,364	$84.14%

See Notes to Consolidated Financial Statements.

PBRELF I, LLC and Subsidiaries

Consolidated Condensed Schedule of Investments
December 31, 2017

Investments	Cost	Fair value	% of members’ equity
Investment in real estate property
United States
Real estate owned properties
Cataldo Square, Spokane, Washington	3,968,070	3,690,439	1.59%
South End Road, Oregon City, Oregon	3,845,082	3,527,537	1.52%
Honeysuckle Avenue, Hayden, Idaho	1,465,638	1,172,100	0.51%
Monmouth Street, Oregon City, Oregon	205,148	112,648	0.05%
Total investment in real estate property	$9,483,938	$8,502,724	3.67%
Total investments	$204,253,302	$203,272,088	87.81%

See Notes to Consolidated Financial Statements.

PBRELF I, LLC and Subsidiaries

Consolidated Statements of Operations

	Years ending December 31,
	2017	2016
Investment income
Interest income	$20,731,092	$17,846,562
Fee income	2,380,506	1,816,486
Other	—	2,844
Total investment income	$23,111,598	$19,665,892
Expense
Professional fees	140,175	93,178
Taxes	42,792	102,473
Other	15,424	19,191
Total expenses	$198,391	$214,842
Net investment income	22,913,207	19,451,050
Losses on investment in real estate properties
Realized	(137,256)	—
Unrealized	(330,190)	(137,540)
Net increase in member’s equity from operations	$22,445,761	$19,313,510

See Notes to Consolidated Financial Statements.

PBRELF I, LLC and Subsidiaries

Consolidated Statements of Changes in Members’ Equity
For the years ended December 31, 2017 and 2016

	Manager	Preferred Interests	Total
Balance, January 1, 2016	$—	$141,915,767	$141,915,767
Contributions
Cash	—	45,272,475	45,272,475
Reinvestments	—	5,969,235	5,969,235
Net increase in member’s equity from operations	—	19,313,510	19,313,510
Incentive fee allocation to manager	1,865,560	(1,865,560)	—
Distributions	(1,865,560)	(17,318,453)	(19,184,013)
Redemptions	—	(5,451,478)	(5,451,478)
Balance, December 31, 2016	—	187,835,496	187,835,496
Contributions
Cash	—	45,645,336	45,645,336
Reinvestments	—	8,226,420	8,226,420
Net increase in member’s equity from operations	—	22,445,761	22,445,761
Incentive fee allocation to manager	2,145,458	(2,145,458)	—
Distributions	(2,145,458)	(21,065,580)	(23,211,038)
Redemptions	—	(9,452,605)	(9,452,605)
Balance, December 31, 2017	$—	$231,489,370	$231,489,370

See Notes to Consolidated Financial Statements.

PBRELF I, LLC and Subsidiaries

Consolidated Statements of Cash Flows

	For the Years ending December 31,
	2017	2016
Cash flows from operating activities
Net income	$22,445,761	$19,313,510
Adjustments to reconcile net income to net cash used in operations:
Change in unrealized loss on investments in real estate properties	330,190	137,540
Changes in operating assets and liabilities;
Investments in mortgage notes receivable	(55,098,676)	(26,435,146)
Investments in real estate properties	433,313	(221,263)
Interest and fees receivable	1,470,513	(1,491,767)
Accounts payable and accrued expenses	(52,964)	261,925
Net cash used in operating activities	(30,471,863)	(8,435,201)
Cash flows from financing activities
Contributions	45,645,336	45,272,475
Contributions received in advance	1,478,412	(1,594,853)
Accrued distributions to members	406,528	454,564
Distributions	(14,984,618)	(13,214,778)
Redemptions	(9,452,605)	(5,451,478)
Net cash from financing activities	23,093,053	25,465,930
Net change in cash	(7,378,810)	17,030,729
Cash and cash equivalents, beginning of year	40,700,384	23,669,655
Cash and cash equivalents, end of year	$33,321,574	$40,700,384
Supplemental disclosures of noncash investing and financing activities
Mortgage notes receivable converted to real estate owned	$5,209,995	$1,259,056
Reinvested distributions	$8,226,420	$5,969,235

See Notes to Consolidated Financial Statements.

PBRELF I, LLC and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2017

Note 1 - Organization and business

PBRELF I, LLC (the “Fund”) is a Washington limited liability company formed on June 28, 2010. The Fund operates under the Amended and Restated Limited Liability Company Agreement (the “Operating Agreement”) dated February 1, 2013. The Fund will have perpetual existence unless terminated pursuant to the provisions of the Operating Agreement.

The Fund was organized as a private real estate lending company. The primary purpose of the Fund is to make short-term, first position loans secured by deeds of trust on real estate exclusively in the Pacific Northwest. The Fund originates primarily commercial and single-family construction and land development loans.

The Fund’s Operating Agreement appoints Pyatt Broadmark Management, LLC (the “Manager”) to manage the underwriting, closing, servicing, and disposition of mortgage notes, and perform all general and administrative duties.

Note 2 - Summary of significant accounting policies

Basis of accounting

The Fund prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) using the guidance related to “Financial Services – Investment Companies” as detailed in the Financial Accounting Standards Board’s Accounting Standards Codification Topic 946.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of PBRELF I, LLC and its wholly-owned subsidiaries, Cataldo Square, LLC, PBRELF Honeysuckle, LLC and PBRELF Independence Station, LLC (the “Subsidiaries”). The Subsidiaries were formed to own and operate real estate acquired through foreclosure on non-performing first trust deed loans. All intercompany accounts, balances and transactions have been eliminated in consolidation.

Cash and cash equivalents

The Fund considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. The Fund has a cash management sweep account repurchase agreement whereby its bank nightly sweeps cash in excess of $750,000, sells the Fund specific U.S. Government Securities and then repurchases them the next day. The balance in the sweep account at December 31, 2017 was $37,582,414.

Fair value measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Fair value is a market-based measurement that should be determined based on the assumptions market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, a fair value hierarchy distinguishes between (1) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (2) the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). Valuation techniques used to measure fair value shall maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels, as follows:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. An active market for the asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide information on an ongoing basis.

PBRELF I, LLC and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2017

•	Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. If the asset or liability has a specified (contractual) term, a Level 2 input must be observable for substantially the full term of the asset or liability. Level 2 inputs include the following:
a.	Quoted prices for similar assets or liabilities in active markets
b.	Quoted prices for identical or similar assets or liabilities in markets that are not active
c.	Inputs other than quoted prices that are observable for the asset or liability
d.	Inputs that are derived principally from or corroborated by observable market data by correlation or other means
•	Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs are used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date. Unobservable inputs reflect the reporting entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk). Unobservable inputs are developed based on the best information available in the circumstances, which might include the reporting entity’s own data. However, market participant assumptions cannot be ignored and, accordingly, the reporting entity’s own data used to develop unobservable inputs are adjusted if information is reasonably available without undue cost and effort that indicates that market participants would use different assumptions.

The fair value hierarchy gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs. Transfers between Levels 1 and 2 generally relate to whether a market becomes active or inactive. Transfers between Levels 1 and 3 generally relate to whether, for various reasons, significant inputs become observable or unobservable. The transfer between levels is recognized as of the first day of the year. Investments classified as Level 3 in the fair value hierarchy are valued at an aggregate amount of $203,272,088 as of December 31, 2017 (87.81% of members’ equity). These values have been estimated by the Manager using third party appraisals in the absence of readily ascertainable market values. Because of the inherent uncertainty of valuation, the estimated values of these investments may differ significantly from the values that would have been used had a ready market for the securities existed and the differences could be material.

Valuation of investments in mortgage notes receivable

Fair values of mortgage notes receivable are based on discounted cash flows giving consideration to interest rate risk and creditworthiness of the borrower. In addition, the Fund performs monthly credit reviews of the loan portfolio and considers current economic conditions, review of specific problem loans and other economic and industry factors, as well as the value of the underlying collateral, in determining fair value. The mortgage notes are secured by first deeds of trust, security agreements or legal title to real estate located in the United States. The notes generally have terms ranging between 6 and 18 months and may be extended by paying additional fees. Due to the short-term maturity of the notes, fair value approximates carrying value.

The determination of the fair value of the mortgage notes requires estimates that are susceptible to significant changes in the economic environment and market conditions, as well as other factors specific to a transaction.

In connection with the determination of fair value, management obtains independent appraisals for significant collateral. Although management uses available information to determine fair value, it is possible that a material change could occur in the near term. However, the amount of the change that is possible, if any, cannot be estimated.

As discussed above, management periodically reviews the creditworthiness of the borrowers, the current status of the mortgage notes as well as the net cash value of the collateral in determining fair value. The Fund records an unrealized gain or loss when comparing the fair value to the current carrying value.

Many construction loans provide for minimum interest provisions, under which the contractual rate applies to 70% of the face amount of the note until the actual outstanding principal exceeds the minimum threshold. Interest income

PBRELF I, LLC and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2017

on mortgage notes is accrued and included in operating income based on contractual rates applied to the principal balance outstanding, unless there is a minimum interest provision in the promissory note. The accrual of interest is discontinued when management believes, after considering collection efforts and other factors, the amount ultimately to be collected will be insufficient to cover the additional interest payments. Interest previously accrued may be reversed at that time, and such reversal is included in interest income in the consolidated statement of operations. During the years ended December 31, 2017 and 2016, there was no reversal of interest previously accrued.

Valuation of investments in real estate properties

Real estate properties owned by the Fund are carried at fair value. Properties owned are initially recorded at the purchase price plus closing costs. Costs related to acquisition, development, construction and improvements are capitalized. At each reporting date, the fair value of real estate properties is based upon independent third-party appraisals of value.

These estimated fair values may vary significantly from the prices at which the real estate property investments would sell, since market prices of real estate investments can only be determined by negotiation between a willing buyer and seller. Although the estimated fair values represent subjective estimates, management believes these estimated fair values are reasonable approximations of market prices and the aggregate estimated value of investments in real estate is fairly presented at December 31, 2017.

Since fair value measurements take into consideration the estimated effect of physical depreciation, historical cost depreciation and amortization on real estate related assets have been excluded from net investment income. The Fund records an unrealized gain or loss when comparing the fair value of investments to the current carrying value. At December 31, 2017, real estate properties owned by the Fund consist of real estate acquired as a result of foreclosure proceedings on four non-performing loans.

Income taxes

The Fund and the Subsidiaries are limited liability companies and are classified as partnerships for income tax purposes. The Subsidiaries are considered disregarded entities for federal income tax purposes. The Fund’s profits and losses are reportable by the members on their respective income tax returns. Accordingly, no provision for income taxes has been reflected in these consolidated financial statements.

The Fund has no unrecognized tax benefits at December 31, 2017. While no income tax returns are currently being examined by federal or state taxing authorities, tax years since 2013 for federal and 2012 for state remain open for examination. Management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

The Fund recognizes interest and penalties associated with tax matters, if applicable, as operating expenses and includes accrued interest and penalties with the related tax liability in the consolidated statement of assets, liabilities and members’ equity.

Revenue recognition

The Fund derives its revenue from loan origination fees, extension and late fees, and interest income related to mortgage notes underwritten by the Fund or the Manager. Fee income is recognized as received, and consists of the Fund’s 20% share of origination, renewal and late fees an all loans. The remaining 80% of these fees are paid directly to the Manager, who services the loans. Interest income is accrued and recognized as interest becomes due pursuant to the loan terms.

Use of estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the fair value of investments, certain reported amounts and disclosures at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. The most significant estimate is the valuation of mortgage notes receivable. Accordingly, actual results could differ from those estimates.

PBRELF I, LLC and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2017

Subsequent events

The Fund has evaluated subsequent events through the date the consolidated financial statements were issued.

Note 3 – Recent Accounting Pronouncements

In August 2016, FASB issued ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments, which provides guidance regarding the presentation of certain cash receipts and cash payments in the statement of cash flows, addressing eight specific cash flow classification issues, in order to reduce existing diversity in practice. The adoption of ASC No. 2016-15 did not have a material impact on our financial position, results of operations, or cash flows.

Note 4 - Concentrations of credit risk

Financial instruments which potentially subject the Fund to concentrations of credit risk consist primarily of cash and cash equivalents and mortgage notes receivable.

The Fund maintains its cash and cash equivalents with financial institutions. At times, such amounts may exceed federally insured limits. At December 31, 2017, the uninsured cash and cash equivalents balance was approximately $33,071,574.

The Fund originates primarily short-term construction and land development loans secured by first deeds of trust, mortgages or legal title in real property. The notes are exposed to various risks, such as market or credit risks.

Note 5 - Mortgage notes receivable

The stated principal amount of loans receivable in the Fund’s portfolio represents the Fund’s interest in loans secured primarily by first deeds of trust and is presented net of interest reserve and construction reserve holdbacks in the consolidated statement of assets, liabilities and members’ equity.

The interest reserve holdback represents funds withheld from the funding of certain mortgage notes receivable for the purpose of satisfying monthly interest payments over all or part of the term of the related note. Accrued interest is paid out of the interest reserve and recognized as interest income at the end of each month. The construction reserve holdback represents amounts withheld from the funding of construction loans until the Fund’s management deems construction to be sufficiently completed.

The Private Placement Memorandum (“PPM”) for the Fund includes specific criteria for mortgages qualified to be investments of the Fund, including that all notes be first position liens and that the maximum loan to value ratio be 65%, and prior to funding, all loan packages will include an appraisal by a third-party qualified appraiser. The maximum amount of a single loan may not exceed 10% and the maximum amount to a single borrower may not exceed 15% of the total assets of the Fund.

At December 31, 2017, the Fund had mortgage notes receivable (the “Notes”) outstanding of $194,769,364, which is net of interest reserves of $10,457,728 and construction reserves of $101,378,598. The Notes are recorded at their market values, which are approximate to their face amounts, and interest rates generally range from 10% to 13%. The Notes are considered to be short-term financings, with the expectation of repayment generally within 6 to 18 months. The Fund targets to collect a five percent origination fee at each initial loan closing for Notes with a 12-month term, and a one percent fee per two-month extension, of which the Fund retains 20% and 80% is remitted to the Manager.

PBRELF I, LLC and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2017

Note 6 - Fair value measurement

The Fund’s assets measured at fair value at December 31, 2017 have been categorized in the table below based upon the fair value hierarchy:

	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant other unobservable inputs (Level 3)	Balance December 31, 2017
Secured real estate loans	$—	$—	$194,769,364	$194,769,364
Real estate owned	—	—	8,502,724	8,502,724
Total	$—	$—	$203,272,088	$203,272,088

Changes in assets measured at fair value using Level 3 inputs for the year ended December 31, 2017 were as follows:

Secured real estate loans
Balance, January 1, 2017	$144,880,683
Mortgage notes originated	191,809,449
Repayments collected	(136,710,773)
Loans transferred to real estate owned	(5,209,995)
Balance, December 31, 2017	$194,769,364
Real estate owned
Balance, January 1, 2017	$4,056,232
Loans transferred from real estate loans	5,209,995
Capitalized costs	833,933
Proceeds from sale of real estate	(1,129,990)
Realized loss	(137,256)
Unrealized loss	(330,190)
Balance, December 31, 2017	$8,502,724

Changes in assets measured at fair value using Level 3 inputs for the year ended December 31, 2016 were as follows:

Secured real estate loans
Balance, January 1, 2016	$119,704,593
Mortgage notes originated	132,595,613
Repayments collected	(106,160,467)
Loans transferred to real estate owned	(1,259,056)
Balance, December 31, 2016	$144,880,683
Real estate owned
Balance, January 1, 2016	$2,713,453
Loans transferred from real estate loans	1,259,056
Capitalized costs	221,263
Unrealized loss	(137,540)
Balance, December 31, 2016	$4,056,232

PBRELF I, LLC and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2017

The following table presents additional information about valuation methodologies and inputs used for investments that are measured at fair value and categorized within Level 3 as of December 31, 2017:

Quantitative information about Level 3 fair value measurements

Investments	Fair value at December 31, 2017	Valuation technique	Unobservable input	Range of inputs
Secured real estate loans	$194,769,364	Income approach	Months to maturity Market yield	10 to 12 months 10% - 13%
Real estate owned	8,502,724	Market approach Income approach	Market comparables Capitalization	n/a 5%-10%
	$203,272,088

Note 7 - Members’ equity

Contributions

Pursuant to the terms of the PPM, as amended in September 2017, the Fund can offer up to $400,000,000 of preferred interests in the Fund. Each dollar is considered equal to one interest, with a minimum contribution amount of $100,000, subject to Manager discretion in accepting lesser amounts. After one year, interest holders may request redemptions from available cash, subject to the Manager’s sole discretion to establish reserves and to determine cash available for redemptions. All redemption requests made in any calendar quarter are paid from available cash on the first day of the subsequent quarter. The actual redemption amount will be equal to the interest value in effect at the time of the redemption payment, multiplied by the number of interests redeemed. No new mortgages will be funded until all outstanding redemption requests from the previous quarters are met, with the exception of draws on construction loans, which will be funded irrespective of outstanding redemption requests. The interest holders have the right by majority vote to replace the Manager.

Allocation of net profits and net losses

Profits and losses of the Fund are allocated among the members. Members will earn a variable yield, including a monthly preferred return of 0.5% (6.0% on an annualized basis) based on the cash flow of the Fund. The preferred return is calculated monthly based on a member’s adjusted capital contribution and is paid out of fees received and other allocable income. The preferred return is not cumulative, and the amount does not accrue. If allocable income is not sufficient to cover distributions for the preferred return in any given month, the shortfall is added to the member’s adjusted capital contribution balance, on which the minimum preferred return is calculated in future periods. In subsequent months, when income is in excess of the minimum, the amount in excess is offset against previous shortfall adjustments made to the capital contribution balances of each member. The remaining 80% of allocable income is allocated and distributed to the members. After the preferred return is paid, the Manager is paid a distribution as an incentive fee equal to 20% of the remaining allocable income. Allocable income is determined monthly, based on cash collections. The difference between allocable income reported to members and net increase in members’ equity from operations is attributable to the change in interest receivable for the year and the unrealized loss on investments in real estate properties.

Distributions

The Fund makes distributions of available cash at the discretion of the Manager; however, generally the Fund makes distributions of preferred return monthly within 15 days after the last day of the previous month. Distributions, when made, are made to and among the members and Manager as follows:

(a)	First, to and among all the members any fee based income (defined as 20% of the loan fee income received from origination points, late fees and renewal fees);

PBRELF I, LLC and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2017

(b)	Second, to and among the members the unpaid preferred return (for the current month if any, inclusive of the fee based income) due to each member as of the date of distribution; and
(c)	Thereafter, as follows:
(i)	Eighty percent (80%) to the members pro rata to their percentage interest of all the members; and
(ii)	Twenty percent (20%) to the Manager.

Note 8 - Related party transactions

Certain members of the Fund are considered related parties. These members contributed approximately $3,000,000 during 2017, have total capital balances of $19,154,779 as of December 31, 2017, and were allocated $1,883,356 of income during 2017, including $163,216 recorded in distributions payable to members as of December 31, 2017.

Note 9 - Financial highlights

Financial highlights of the Fund for the year ended December 31, 2017 and 2016 are as follows:

	2017	2016
Weighted-Average net assets	$202,946,052	$158,608,085
Ratios to weighted-average net assets
Expenses	0.10%	0.14%
Net investment income	11.29%	12.26%
Net increase in members’ equity from operations	11.06%	12.18%
Total return	10.03%	10.46%

The above ratios and total return are calculated for the member class taken as a whole. The computation of such ratios and return for an individual member may vary from these ratios and return based on the timing of capital transactions.

The return is calculated based on the monthly weighted-average capital balances for the years ended December 31, 2017 and 2016.

Note 10 - Commitments and contingencies

The Fund’s commitments and contingencies include usual obligations incurred by real estate lending companies in the normal course of business. These include interest reserves and construction holdbacks as disclosed in Note 5. In the opinion of management, these matters will not have a material adverse effect on the Fund’s financial position and results of operations.

From time to time, the Company is named as a defendant in legal actions relating to transactions conducted in the ordinary course of business. Although there can be no assurance of the outcome of such legal actions, in the opinion of management, the Company does not have a potential liability related to any current legal proceeding or claim that would individually or in the aggregate materially affect its results of operations, financial condition or cash flows.

Note 11 - Subsequent events

On August 9, 2019, the Company entered into a definitive agreement with Trinity Merger Corp. to effectuate a business combination transaction which will combine the Company, Manager, Broadmark Real Estate Management II, LLC, Broadmark Real Estate Management III, LLC, Broadmark Real Estate Management IV, LLC, BRELF II, LLC, BRELF III, LLC, and BRELF IV, LLC into a publicly-traded internally managed Mortgage REIT. The transaction is subject to investor and regulatory approval and is expected to close in the third quarter of 2019.

BRELF II, LLC and Subsidiaries
Consolidated Balance Sheets (unaudited)

	As of September 30, 2019	As of December 31, 2018
Assets
Cash and cash equivalents	$60,727,816	$62,851,974
Mortgage notes receivable, net	460,299,887	278,039,620
Interest and fees receivable	772,959	443,040
Investment in real property, net	—	1,709,729
Total assets	$521,800,662	$343,044,363
Liabilities and Members’ Equity
Liabilities
Accounts payable and accrued expenses	$879,766	$368,123
Dividends payable	4,618,082	3,000,497
Contributions received in advance	—	15,987,507
Total liabilities	5,497,848	19,356,127
Commitments and contingencies (Note 8)
Members’ equity
Preferred Units - Preferred units (voting) 4,428,575 and 3,237,478 units issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	516,340,207	324,035,624
Common units, $0 par value, 1 unit authorized; 1 unit issued and outstanding as of September 30, 2019 and December 31, 2018	—	—
Accumulated deficit	(37,393)	(347,388)
Members’ equity	516,302,814	323,688,236
Total liabilities and members’ equity	$521,800,662	$343,044,363

See Notes to Consolidated Financial Statements.

BRELF II, LLC and Subsidiaries
Unaudited Consolidated Statements of Income (unaudited)

	Nine months ended
	September 30, 2019	September 30, 2018
Revenue
Interest income	$36,190,026	$17,265,186
Fee income	3,203,760	2,649,000
Total revenue	39,393,786	19,914,186
Expense
Loan loss (reversal) provision	(167,142)	353,968
Real estate properties, net of gains	(167,530)	90,466
Professional fees	216,109	128,350
Other	27,743	21,958
Total expenses	(90,820)	594,742
Net income	$39,484,606	$19,319,444

BRELF II, LLC and Subsidiaries
Consolidated Statement of Changes in Members’ Equity (unaudited)
For the nine months ended September 30, 2019 and 2018

	Manager	Members	Total
Balance, January 1, 2018	—	$150,339,936	$150,339,936
Contributions
Cash		127,759,462	127,759,462
Reinvestments		6,657,433	6,657,433
Net income		19,319,444	19,319,444
Distributions	(1,775,477)	(17,642,402)	(19,417,879)
Redemptions		(3,647,693)	(3,647,693)
Balance, September 30, 2018	$(1,775,477)	$282,786,180	$281,010,703
	Common Units		Preferred Units (voting)		(Accumulated deficit) Retained earnings	Total
	Units	Amount	Units	Amount
Balance, January 1, 2019	1	$—	3,237,478	$324,035,624	$(347,388)	$323,688,236
Contributions
Cash			1,180,845	194,433,778	—	194,433,778
Reinvestments			83,140	13,325,771	—	13,325,771
Net income				—	39,484,606	39,484,606
Incentive fee allocation to manager				—	(4,002,107)	(4,002,107)
Distributions				—	(35,172,504)	(35,172,504)
Redemptions			(72,889)	(15,454,966)	—	(15,454,966)
Balance, September 30, 2019	1	$—	4,428,575	$516,340,207	$(37,393)	$516,302,814

See Notes to Consolidated Financial Statements.

BRELF II, LLC and Subsidiaries
Consolidated Statement of Cash Flows (unaudited)

	Nine months ended
	September 30, 2019	September 30, 2018
Cash flows from operating activities
Net Income	$39,484,606	$19,319,444
Adjustments to reconcile net income to net cash used in operations:
(Recovery) provision of loan loss	(167,142)	353,968
Real estate properties, net of gains	(167,530)	90,466
Changes in operating assets and liabilities:
Interest and fees receivable	(329,919)	(143,934)
Accounts payable and accrued expenses	511,643	257,755
Net cash from operating activities	39,331,658	19,877,699
Cash flows from investing activities
Proceeds from sale of real estate property	2,004,278	1,286,991
Capitalized costs of real estate property	(127,019)	(65,893)
Investments in mortgage notes receivable	(182,093,125)	(126,051,101)
Net cash used in investing activities	(180,215,866)	(124,830,003)
Cash flows from financing activities
Contributions	194,433,778	127,759,462
Contributions received in advance	(15,987,507)	10,431,237
Dividends payable, net	1,617,585	1,249,140
Distributions	(25,848,840)	(12,760,446)
Redemptions	(15,454,966)	(3,647,693)
Net cash from financing activities	138,760,050	123,031,700
Net change in cash	(2,124,158)	18,079,396
Cash and cash equivalents, beginning of period	62,851,974	31,897,657
Cash and cash equivalents, end of period	$60,727,816	$49,977,053
Supplemental disclosure of non cash investing and financing activities Reinvested distributions	$13,325,771	$6,657,433

See Notes to Consolidated Financial Statements.

BRELF II, LLC and Subsidiaries

Notes to Unaudited Interim Consolidated Financial Statements

Note 1 - Organization and business

BRELF II, LLC (the “Company”) is a Washington limited liability company that operates under a Limited Liability Company Agreement (the “Operating Agreement”), dated October 1, 2018. The Company will have perpetual existence unless terminated pursuant to the provisions of the Operating Agreement. Effective October 1, 2018, the Company elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes.

Prior to the Operating Agreement dated October 1, 2018, the Company operated under the Amended and restated Limited Liability Company Agreement dated February 13, 2014. The Company is a private real estate lending company that originates mortgages secured by real estate. The primary purpose of the Company is to make short-term, first position loans secured by deeds of trust on real estate located in Colorado, Texas, and Utah.

The Company has an agreement with Broadmark Real Estate Management II, LLC (the “Manager”) to manage the underwriting, closing, servicing, and disposition of mortgage notes, and perform all general and administrative duties. The Manager is the managing member of the Company. The Company derives its revenue from loan origination fees, extension and late fees, and interest income related to mortgage notes underwritten by the Company or the Manager. Fee income is recognized as received, and consists of the Company’s 20% share of origination, renewal and late fees an all loans. The remaining 80% of these fees are paid directly to the Manager, who services the loans. Interest income is accrued and recognized as interest becomes due pursuant to the loan terms.

Note 2 - Summary of significant accounting policies

Basis of accounting

The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Prior to October 1, 2018, the Company met the definition of an investment company and applied the guidance related to “Financial Services—Investment Companies” as detailed in the Financial Accounting Standards Board’s Accounting Standards Codification Topic 946 (“ASC 946”). Effective with the REIT election on October 1, 2018, ASC 946 no longer applied to the Company. This change resulted in different presentations of the basic financial statements from the Company’s previously issued financial statements, as well as significant revisions of the financial statement disclosures in order to conform to GAAP. However, the change in the application of GAAP did not result in any changes to the Company’s opening members’ equity as of January 1, 2018.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of BRELF II, LLC and its wholly-owned subsidiaries, 3089 West 35th Avenue, LLC and BRELF KHP LLC (the “Subsidiaries”). The Subsidiaries were formed to own and operate real estate acquired through foreclosure on a non-performing first trust deed loan. All intercompany accounts, balances and transactions have been eliminated in consolidation. At September 30, 2019 the real estate held by these companies had been sold.

Use of estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the fair value of investments, certain reported amounts and disclosures at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Subsequent events

The Company has evaluated subsequent events through the date the consolidated financial statements were issued.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. The Company has a cash management sweep account repurchase agreement whereby

BRELF II, LLC and Subsidiaries

Notes to Unaudited Interim Consolidated Financial Statements

its bank nightly sweeps cash in excess of $750,000, sells the Company specific U.S. Government securities and then repurchases them the next day. The balance in the sweep account at September 30, 2019 and December 31, 2018, was $59,760,798 and $62,218,005, respectively.

Mortgage notes receivable

Mortgage notes receivable are held for investment purposes, anticipated to be held until maturity and are carried at cost, net of unfunded commitments and allowances for loan losses. Mortgage notes receivable that are deemed to be impaired are carried at amortized cost less a specific allowance for loan losses.

The mortgage notes are secured by first deeds of trust, security agreements or legal title to real estate located in the United States. The notes generally have terms ranging between 6 and 18 months and may be extended by paying additional fees.

Many construction loans provide for minimum interest provisions, under which the contractual rate applies to 70% of the face amount of the note until the actual outstanding principal exceeds the minimum threshold. Interest income on mortgage notes is accrued and included in operating income based on contractual rates applied to the principal balance outstanding, unless there is a minimum interest provision in the promissory note. Income recognition is suspended when a loan is designated non-performing and resumes only when the suspended loan becomes contractually current and performance is demonstrated to have resumed.

The Company collects loan origination fees in conjunction with origination. The Company does not defer origination fees or costs and, rather, records origination fees and costs at the time of origination due to the short-term nature of the loans. The difference is not significant at September 30, 2019 or December 31, 2018.

Loans Held for Investment

Loans held for investment are reported at the principal amount outstanding. Interest on performing loans is accrued and recognized as interest income at the contractual rate of interest, or at the contractual rate of monthly minimum interest. All loans are held for investment, and the intent is always to hold the loan to maturity. The Company rarely sells a note, and does not originate a note with the intent to sell the note.

Allowance for loan losses

The allowance for loan losses reflects management’s estimate of loan losses inherent in the loan portfolio as of the balance sheet date. The allowance is increased or decreased through the loan loss provision or recovery on the Company’s consolidated statement of income and is decreased by charge-offs when losses are confirmed through the receipt of assets, such as in a pre-foreclosure sale or upon ownership control of the underlying collateral in full satisfaction of the loan upon foreclosure or when significant collection efforts have ceased. The allowance for loan losses is determined on an asset-specific basis.

The asset-specific reserve relates to reserves for losses on individual impaired loans. The Company considers a loan to be impaired when, based upon current information and events, it believes that it is probable that the Company will be unable to collect all amounts due under the contractual terms if the loan agreement. This assessment is made on an individual basis month based on such factors as payment status, lien position, borrower financial resources and investment collateral, collateral type, project economics and geographical location as well as national and regional economic factors. A reserve is established for an impaired loan when the present value of payments expected to be received, observable market prices or the estimated fair value of the collateral (for loans that are dependent on the collateral for repayment) is lower than the carrying value of that loan.

For collateral dependent impaired loans, impairment is measured using the estimated fair value of collateral less the estimated cost to sell. Valuations are performed or obtained at the time a loan is determined to be impaired and designated non-performing, and they are updated if circumstances indicate that a significant change in value has occurred. The Manager generally will obtain external “as is” appraisals for loan collateral to estimate the fair value of the collateral for such loans.

The Company designates non-performing loans at such time as (i) the borrower fails to make the required monthly interest-only loan payments; (ii) the loan has a maturity default; or (iii) in the opinion of the Manager, it is

BRELF II, LLC and Subsidiaries

Notes to Unaudited Interim Consolidated Financial Statements

probable the Company will be unable to collect all amounts due according to the contractual terms of the loan. Loans are charged off to the allowance for loan losses when the contractual amount is no longer realizable.

Real estate properties

Investments in real estate properties consists of real estate acquired in settlement of loans. Real estate acquired through foreclosure is recorded at fair market value at the time of foreclosure, which generally approximates the carrying value of the loan secured by such property. All other real estate acquisitions are recorded at cost. All costs related to acquisition, development, construction and improvements, including repairs, maintenance and legal costs are capitalized and subsequently measured for impairment.

During the nine months ended September 30, 2019 and 2018, the Company recorded no real estate additions. During the nine months ended September 30, 2019 and 2018, the Company recorded additional capitalized costs of $127,019 and $65,893, respectively, related to properties previously obtained through foreclosure. During the nine months ended September 30, 2019, aggregate proceeds from the sale of one property and aggregate net realized gains amounted to $2,004,278 and $167,146, respectively.

Income taxes

The Company operates and has elected to taxed as a REIT commencing with its conversion to a REIT effective October 1, 2018 and for the taxable period from October 1, 2018 through December 31, 2018. Accordingly, the Company will generally not be subject to corporate U.S. federal or state income tax to the extent that the Company makes qualifying distributions to members, and provided that the Company satisfies, on a continuing basis, through actual investment and operating results, the REIT requirements including certain asset, income, distribution and unit ownership tests. If the Company fails to qualify as a REIT, and does not qualify for certain statutory relief provisions, the Company will be subject to U.S. federal, state and local income taxes and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year in which the Company lost its REIT qualification. Accordingly, the failure to qualify as a REIT could have a material adverse impact on the Company’s results of operations and amounts available for distribution to members.

As a REIT, if the Company fails to distribute in any calendar year (subject to specific timing rules for certain dividend paid in January) at least the sum of (i) 85% of its ordinary income for such year, (ii) 95% of its capital gain net income for such year, and (iii) any undistributed taxable income from the prior year, the Company would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed and (y) the amounts of income retained on which the Company has paid corporate income tax.

The dividend paid deduction for qualifying dividends paid to members is computed using the Company’s taxable income as opposed to net income reported in the Consolidated Statement of Income. Taxable income, generally, will differ from income reported in the Consolidated Statement of Income because the determination of taxable income is based on tax regulations and GAAP.

For the period from January 1, 2019 through September 30, 2019, the Company was in compliance with all REIT qualification and distribution requirements.

The subsidiaries are a limited liability companies and is classified as partnerships for income tax purposes. The Subsidiaries are considered disregarded entities for federal income tax purposes.

The Company has no unrecognized tax benefits at September 30, 2019. As the Company was formed in 2014, all federal and state tax returns remain open for examination. Management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

The Company recognizes interest and penalties associated with tax matters, if applicable, as operating expenses and includes interest and penalties with the related tax liability in the consolidate balance sheet.

Revenue recognition

The Company derives its revenue from loan origination fees, extension and late fees, and interest income related to mortgage notes underwritten by the Company or the Manager. Fee income is recognized as received, and consists

BRELF II, LLC and Subsidiaries

Notes to Unaudited Interim Consolidated Financial Statements

of the Company’s 20% share of origination, renewal and late fees on all loans. The remaining 80% of these fees are paid directly to the Manager, who services the loans. Interest income is accrued and recognized as interest becomes due pursuant to the loan terms.

Note 3 - Recent accounting pronouncements

In June 2016, FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326), and in 2019 issued ASU 2019-04, which provides codification improvements, and ASU 2019-05, which provides targeted transition relief for entities adopting ASU 2016-13. ASU No. 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates: The update finalized various effective date delays for private companies, not-for-profit organizations, and certain smaller reporting companies applying the credit losses (CECL), leases, and hedging standards. The guidance replaces the incurred loss model with an expected loss model, which is referred to as the current expected credit loss (CECL) model. Early adoption is permitted for interim and annual periods beginning after December 15, 2018. Upon issuance of the final ASU, the Company plans to adopt this guidance on January 1, 2023. The CECL model is applicable to the measurement of credit losses on financial assets measured at amortized cost, including loan receivables and held-to maturity debt securities. It also applies to off-balance sheet credit exposures not accounted for as insurance (loan commitments, standby letters of credit, financial guarantees, and other similar instruments) and net investments in certain leases recognized by a lessor. In addition, the amendments in this Update require credit losses be presented as an allowance rather than as a write-down on available-for-sale debt securities. The Company has formed a CECL committee that is assessing data and system needs in order to evaluate the impact of adopting the new guidance. We expect to recognize a one-time cumulative effect adjustment to the allowance for loan losses as of the beginning of the first reporting period in which we adopt the new standard. At this time, the impact is being evaluated.

Note 4 - Concentrations of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and mortgage notes receivable.

The Company maintains its cash and cash equivalents with high-credit quality financial institutions. At times, such amounts may exceed federally insured limits. At September 30, 2019 and December 31, 2018, the uninsured cash and cash equivalents balance was approximately $60,477,815 and $62,601,974, respectively.

The Company’s investments are in originating primarily short-term commercial and single-family construction and land development mortgage notes secured by first deeds of trust, mortgages or legal title in real property located in Colorado, Texas and Utah. The investments are exposed to various risks, such as market or credit risks.

Note 5 - Mortgage notes receivable

The stated principal amount of loans receivable in the Company’s portfolio represents the Company’s interest in loans secured by first deeds of trust and is presented net of interest reserve and construction reserve holdbacks in the consolidated balance sheet.

The interest reserve holdback represents amounts withheld from the funding of certain mortgage notes receivable for the purpose of satisfying monthly interest payments over all or part of the term of the related note. Accrued interest is paid out of the interest reserve and recognized as interest income at the end of each month. The construction reserve holdback represents amounts withheld from the funding of construction loans until the Company’s management deems construction to be sufficiently completed.

The PPM for the Company includes specific criteria for mortgages qualified to be investments of the Company, including that all notes be first position liens and that the maximum loan to value ratio be 65%, and prior to funding, all loan packages will include an appraisal by a third party qualified appraiser. The maximum amount of a single loan may not exceed 10% and the maximum amount to a single borrower may not exceed 15% of the total assets of the Company.

Mortgage notes receivable are recorded at their cost, which are approximate to their face amounts, and interest rates generally range from 10% to 13%.

BRELF II, LLC and Subsidiaries

Notes to Unaudited Interim Consolidated Financial Statements

A summary of information pertaining to mortgage notes receivable at September 30, 2019 and December 31, 2018:

	September 30, 2019	December 31, 2018
Total loan commitments	$614,594,153	$445,981,962
Less:
Construction holdbacks	141,910,841	152,166,118
Interest reserves	12,383,423	15,609,082
Allowance for loan losses	—	167,142
Total mortgage notes receivable	$460,299,889	$278,039,620

The Notes are considered to be short-term financings, with the expectation of repayment generally within 6 to 18 months. The Company generally collects a three to five percent origination fee at each initial loan closing for Notes with a 12-month term, and a one percent fee per two-month extension, of which the Company retains 20% and 80% is remitted to the Manager.

Defaulted notes

All loans require monthly interest only payments. Most loans are structured with an interest reserve holdback that covers the interest payments for most of the initial term of the loan. Once the interest reserve is depleted, borrowers are expected to make their monthly interest payment within 10 days of month end.

Loans can be placed in default status if an interest payment is more than 30 days past due; if a note matures and the borrower fails to extend; or if the collateral becomes impaired in such a way that the ultimate collection of the note is doubtful. A loan can be removed from default status if the late interest payments are brought current; if the borrower complies with appropriate re-underwriting to extend the note; or if additional collateral is provided for the note to provide cash flow or bring the loan to collateral value ratio below 65%.

Non-accrual on defaulted loans

No interest income is recorded on notes that are in default, unless the interest is paid. At September 30, 2019 and December 31, 2018 all defaulted and impaired loans were on nonaccrual status.

The composition of the loan portfolio is as follows as of the period indicated:

	September 30, 2019	December 31, 2018
Total loans by segment
Current mortgage notes receivable	$460,299,889	$276,562,344
Defaulted and impaired loans	—	1,644,418
Total mortgage notes receivable	$460,299,889	$278,206,762

The following tables summarize the allocation of the allowance for loan loss, as well as the activity in the allowance for loan loss attributed to various segments in the loan portfolio, as of and for the period indicated:

	Current mortgage notes receivable	Reserves on loans in default	Total Reserves
Beginning January 1, 2019	$—	$167,142	$167,142
Provision for loan losses	—	(167,142)	(167,142)
Charge offs	—	—	—
Recoveries	—	—	—
Ending September 30, 2019	$—	$—	$—

BRELF II, LLC and Subsidiaries

Notes to Unaudited Interim Consolidated Financial Statements

	Current mortgage notes receivable	Reserves on loans in default	Total Reserves
Beginning January 1, 2018	$—	$—	$—
Provision for loan losses	—	353,968	353,968
Charge offs	—	—	—
Recoveries	—	—	—
Ending September 30, 2018	$—	$353,968	$353,968

A summary of information pertaining to impaired loans at December 31, 2018:

	Recorded investments (Loan balance less charge- offs)	Unpaid principal balance	Related allowance	Average investment in impaired loans	Interest income recognized
With allowance recorded on impaired loans	$1,664,418	$1,664,418	$167,142	$1,192,275	$—

Note 6 - Members’ equity

The Manager is the sole common unit holder of the Company. Pursuant to the terms of the PPM, as amended on September 18, 2017, the Company can offer up to $500,000,000 of membership interests in the Company. Each dollar is considered equal to one preferred unit, with a minimum contribution amount of $100,000, subject to Manager discretion in accepting lesser amounts. Effective with the Company’s REIT election on October 1, 2018, preferred units were exchanged at a 1:100 ratio. After one year, preferred unit holders may request redemptions, subject to the Manager’s sole discretion to establish reserves and to determine cash available for redemptions. All redemption requests made in any calendar quarter are paid out on the first day of the subsequent quarter. The actual redemption amount will be equal to the unit value in effect at the time of the redemption payment, multiplied by the number of units redeemed by the member. No new mortgages will be funded until all outstanding redemption requests from the previous quarters are met, with the exception of draws on construction loans, which will be funded irrespective of outstanding redemption requests. The preferred unit holders have the right by majority vote to replace the Manager.

Preferred unit holders are expected to receive a monthly preferred return, per preferred unit held, determined as of the date the distribution of the preferred return is declared. The preferred return is paid out of the fees and other income received. The preferred return in not guaranteed and is only paid monthly to the extent earned by the Company.

The Company makes distributions of available cash at the discretion of the Manager; however, generally the Company makes distributions of preferred return monthly within 15 days after the last day of the previous month. Distributions, when made, are made to and among the members and Manager as follows:

(a)	First, to and among all the members any fee based income (defined as 20% of the loan fee income received from origination points, late fees and renewal fees);
(b)	Second, to and among the members, pro rata in accordance with their preferred units, the unpaid preferred return (for the current month if any, inclusive of the fee based income) due to each member as of the date of distribution; and
(c)	Thereafter, after deducting expenses, the distribution is as follows:
(i)	Eighty percent (80%) to the members pro rata; and
(ii)	Twenty percent (20%) to the Manager.

BRELF II, LLC and Subsidiaries

Notes to Unaudited Interim Consolidated Financial Statements

Note 7 - Related party transactions

Certain members of the Company are considered related parties.

A summary of information pertaining to member related parties at September 30, 2019 and December 31, 2018:

	As of
	September 30, 2019	December 31, 2018
Capital balances	$6,403,084	$6,241,031
Dividends payable	57,767	57,870
	Nine months ended
	September 30, 2019	September 30, 2018
Contributions, net	$162,053	$102,948
Redemptions	—	—
Income allocated	527,008	180,862

Related parties include PBRELF I, LLC, BRELF III, LLC, BRELF IV, LLC, the related respective management companies and Broadmark Capital, LLC. Amounts payable and receivable to these other related parties were immaterial at September 30, 2019 and December 31, 2018.

Note 8 - Commitments and contingencies

The Company’s commitments and contingencies include usual obligations incurred by real estate companies in the normal course of business. These include interest reserves and construction holdbacks as disclosed in Note 5. In the opinion of management, these matters will not have a material adverse effect on the Company’s financial position and results of operations.

Note 9 — Fair value measurements

Certain assets of the Company have been measured at fair value on a nonrecurring basis. There were no assets or liabilities measured on a recurring basis. As required by the accounting standard for fair value measurement and disclosures, assets and liabilities are classified in their entirety within the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

There were no impaired loans or REO at September 30, 2019.

The table below sets forth by level within the fair value hierarchy assets and liabilities measured and reported at fair value on a nonrecurring basis as of December 31, 2018:

	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant other unobservable inputs (Level 3)
Nonperforming mortgage notes receivable	$—	$—	$1,664,418
Real estate property	—	—	1,709,729
Total	$—	$—	$3,374,147

The following table presents additional information about valuation methodologies and inputs used for assets that are measured at fair value and categorized within Level 3 as of December 31, 2018:

Investments	Fair value at December 31, 2018	Valuation technique	Unobservable input	Range of inputs(1)
Nonperforming mortgage notes receivable	$1,664,418	Market comparable	Adjustment to appraisal value	0-10%
Real estate property	1,709,729	Market comparable	Adjustment to appraisal value	0-10%
Total	$3,374,147
(1)	Discount for selling costs.

BRELF II, LLC and Subsidiaries

Notes to Unaudited Interim Consolidated Financial Statements

Fair value of financial instruments

For certain of the Company’s financial instruments, including cash equivalents, interest and fees receivable, other receivables, accounts payable, and accrued expenses, which are classified under Level 1 within the fair value hierarchy, the carrying amounts approximate fair value due to their short maturities.

For mortgage notes receivable, which ae classified under Level 3 within the fair value hierarchy, fair values are based on discounted cash flows considering interest rate risk and creditworthiness of the borrower. In addition, the Company performs monthly credit reviews of the loan portfolio and considers current economic conditions, review of specific problem loans and other economic and industry factors, as well as the value of the underlying collateral, in determining fair value. The mortgage notes are secured by first deeds of trust, security agreements or legal title to real estate located in the United States. The notes generally have terms ranging between 6 and 18 months and may be extended by paying additional fees. Due to the short-term maturity of the notes, carrying value approximates fair value.

Investments in real estate properties are carried at fair value under Level 3 within the fair value hierarchy. Properties owned are initially recorded at the sale price plus closing costs. Costs related to acquisition, development, construction and improvements are capitalized. At each reporting date, the fair value of real estate properties is based upon independent third-party appraisals of value.

Note 10 - Subsequent events

Subsequent to September 30, 2019, the Company placed one loan in default. The loan had a principal balance of $2,112,127. A loan loss reserve of $211,213 was recorded on October 31, 2019.

On August 9, 2019, the Company entered into a definitive agreement with Trinity Merger Corp. to effectuate a business combination transaction which will combine the Company, Manager, Pyatt Broadmark Management, LLC, Broadmark Real Estate Management III, LLC, Broadmark Real Estate Management IV, LLC, PBRELF I, LLC, BRELF III, LLC, and BRELF IV, LLC into a publicly-traded internally managed Mortgage REIT. The transaction received investor and regulatory approval and closed on November 14, 2019.

In accordance with quarterly redemption rights, holders of preferred units were permitted to request redemptions from available cash at the end of September 2019. The total amount of redemptions requested was approximately $55,000,000. Following payment of these redemptions and regular monthly distributions in early October 2019, the Fund’s cash balance was reduced to approximately $2,300,000.

BRELF II, LLC and Subsidiaries

Report of Independent Registered Public Accounting Firm

To the Members and the Board of Directors of
BRELF II, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of BRELF II, LLC and subsidiaries (the “Company”) as of December 31, 2018, the related consolidated statements of income, changes in members' equity and cash flows for the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2018, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Moss Adams LLP

Everett, Washington
August 9, 2019

We have served as the Company’s auditor since 2019.

BRELF II, LLC and Subsidiaries

Consolidated Balance Sheet
December 31, 2018

Assets
Cash and cash equivalents	$62,851,974
Mortgage notes receivable, net	278,039,620
Interest and fees receivable	443,040
Investment in real estate property, net	1,709,729
Total	$343,044,363

Liabilities and Members’ Equity
Liabilities
Accounts payable and accrued expenses	$368,123
Dividends payable	3,000,497
Contributions received in advance	15,987,507
Total liabilities	$19,356,127
Commitments and contingencies (Note 8)
Preferred Units - preferred units (voting) 3,237,478 units outstanding as of December 31, 2018	324,035,624
Common units, $0 par value, 1 unit authorized; 1 unit issued and outstanding as of December 31, 2018	—
Accumulated deficit	(347,388)
Members’ equity	323,688,236
Total liabilities and members’ equity	$343,044,363

See Notes to Consolidated Financial Statements.

BRELF II, LLC and Subsidiaries

Consolidated Statement of Income
Year Ended December 31, 2018

Revenue
Interest income	$26,084,146
Fee income	3,687,767
Total revenue	$29,771,913
Expense
Provision for loan losses	167,142
Real estate properties, net of gains	234,873
Professional fees	199,850
Other	41,133
Total expenses	$642,998
Net income	$29,128,915

See Notes to Consolidated Financial Statements.

BRELF II, LLC and Subsidiaries

Consolidated Statement of Changes in Members’ Equity
Year Ended December 31, 2018

	Common Units		Preferred Units (voting)		Accumulated Deficit	Total
	Units	Amount	Units	Amount
Balance, January 1, 2018			150,374,337	$150,339,911	$—	$150,339,911
Contributions
Cash			177,028,442	177,028,442		177,028,442
Reinvestments			10,204,157	10,204,240		10,204,240
Net income				—	29,128,915	29,128,915
Incentive fee allocation to manager				—	(3,109,152)	(3,109,152)
Distributions				—	(26,367,151)	(26,367,151)
Redemptions			(13,536,967)	(13,536,969)		(13,536,969)
REIT conversion, net	1	$—	(320,832,491)			—
Balance, December 31, 2018	1	$—	3,237,478	$324,035,624	$(347,388)	$323,688,236

See Notes to Consolidated Financial Statements.

BRELF II, LLC and Subsidiaries

Consolidated Statement of Cash Flows
Year Ended December 31, 2018

December 31, 2018
Cash flows from operating Activities
Net Income	$29,128,915
Adjustments to reconcile net income to net cash used in operations:
Provision for loan losses	167,142
Loss on sale of real estate property	80,180
Write down of real estate property	167,588
Changes in operating assets and liabilities:
Interest and fees receivable	(336,274)
Accounts Payable and accrued expenses	33,842
Net cash from operating activities	29,241,393
Cash flows from investing activities
Proceeds from sale of real estate property	1,286,991
Capitalized costs on real estate property	(67,037)
Investments in mortgage notes receivable	(156,750,589)
Net cash used in investing activities	(155,530,635)
Cash flows from financing activities
Contributions	177,028,442
Contributions received in advance	11,390,274
Accrued distributions to members	1,633,887
Distributions	(19,272,075)
Redemptions	(13,536,969)
Net cash from financing activities	157,243,559
Net change in cash	30,954,317
Cash and cash equivalents, beginning	31,897,657
Cash and cash equivalents, ending	$62,851,974
Supplemental disclosure of non cash investing and financing activities Reinvested distributions	$10,204,240
Mortgage notes receivable converted to real estate property	$1,876,014

See Notes to Consolidated Financial Statements.

BRELF II, LLC and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2018

Note 1 – Organization and business

BRELF II, LLC (the “Company”) is a Washington limited liability company that operates under a Limited Liability Company Agreement (the “Operating Agreement”), dated October 1, 2018. The Company will have perpetual existence unless terminated pursuant to the provisions of the Operating Agreement. Effective October 1, 2018, the Company elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes.

The Company is a private real estate lending company that originates primarily commercial and single-family construction and land development mortgages secured by real estate. The primary purpose of the Company is to make short-term, first position construction and development loans secured by deeds of trust on real estate located in Colorado, Texas, and Utah.

The Company has an agreement with Broadmark Real Estate Management II, LLC (the “Manager”) to manage the underwriting, closing, servicing, and disposition of mortgage notes, and perform all general and administrative duties. The Manager is common unit holder and performs as manager of the Company. The Company derives its revenue from loan origination fees, extension and late fees, and interest income related to mortgage notes underwritten by the Company or the Manager. Fee income is recognized as received, and consists of the Company’s 20% share of origination, renewal and late fees an all loans. The remaining 80% of these fees are paid directly to the Manager, who underwrites and services the loans. Interest income is accrued and recognized as interest becomes due pursuant to the loan terms.

Note 2 – Summary of significant accounting policies

Basis of accounting

The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) . Prior to October 1, 2018, the Company applied the guidance related to Financial Services - Investment Companies” as detailed in the Financial Accounting Standards Board’s Accounting Standards Codification Topic 946 (“ASC 946”). Effective with the REIT election on October 1, 2018, ASC 946 no longer applied to the Company. This change resulted in different presentations of the basic financial statements from the Company’s previously issued financial statements, as well as significant revisions of the financial statement disclosures in order to conform to GAAP. However, the change in the application of GAAP did not result in any changes to the Company’s opening members’ equity as of January 1, 2018.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of BRELF II, LLC and its wholly-owned subsidiaries, 3089 West 35th Avenue, LLC and BRELF KHP LLC (the “Subsidiaries”). The Subsidiaries were formed to own and operate real estate acquired through foreclosure on a non-performing first trust deed loan. All intercompany accounts, balances and transactions have been eliminated in consolidation.

Use of estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the fair value of investments, certain reported amounts and disclosures at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Subsequent events

The Company has evaluated subsequent events through the date the consolidated financial statements were issued.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. The Company has a cash management sweep account repurchase agreement whereby its bank nightly sweeps cash in excess of $750,000, sells the Company specific U.S. Government securities and then repurchases them the next day. The balance in the sweep account at December 31, 2018 was $62,218,005.

BRELF II, LLC and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2018

Mortgage notes receivable

Mortgage notes receivable are held for investment purpose, anticipated to be held until maturity and are carried at cost, net of unfunded commitments and allowances for loan losses. Mortgage notes receivable that are deemed to be impaired are carried at amortized cost less a specific allowance for loan losses.

The mortgage notes are secured by first deeds of trust, security agreements or legal title to real estate located in the United States. The notes generally have terms ranging between 6 and 18 months and may be extended by paying additional fees.

Many construction loans provide for minimum interest provisions, under which the contractual rate applies to 70% of the face amount of the note until the actual outstanding principal exceeds the minimum threshold. Interest income on mortgage notes is accrued and included in operating income based on contractual rates applied to the principal balance outstanding, unless there is a minimum interest provision in the promissory note. Income recognition is suspended when a loan is designated non-performing and resumes only when the suspended loan becomes contractually current and performance is demonstrated to have resumed.

The Company collects loan origination fees in conjunction with origination. The Company does not defer origination fees or costs and, rather, records origination fees and costs at the time of origination due to the short-term nature of the loans, the difference is not considered significant.

Loans Held for Investment

Loans held for investment are reported at the principal amount outstanding. Interest on performing loans is accrued and recognized as interest income at the contractual rate of interest, or at the contractual rate of monthly minimum interest. All loans are held for investment, and the intent is always to hold the loan to maturity. The Company rarely sells a note, and does not originate a note with the intent to sell the note.

Allowance for loan losses

The allowance for loan losses reflects management’s estimate of loan losses inherent in the loan portfolio as of the balance sheet date. The allowance is increased or decreased through the loan loss provision or recovery on the Company’s consolidated statement of income and is decreased by charge-offs when losses are confirmed through the receipt of assets, such as in a pre-foreclosure sale or upon ownership control of the underlying collateral in full satisfaction of the loan upon foreclosure or when significant collection efforts have ceased. The allowance for loan losses is determined on an asset-specific basis.

The asset-specific reserve relates to reserves for losses on individual impaired loans. The Company considers a loan to be impaired when, based upon current information and events, it believes that it is probable that the Company will be unable to collect all amounts due under the contractual terms if the loan agreement. This assessment is made on an individual basis month based on such factors as payment status, lien position, borrower financial resources and investment collateral, collateral type, project economics and geographical location as well as national and regional economic factors. A reserve is established for an impaired loan when the present value of payments expected to be received, observable market prices or the estimated fair value of the collateral (for loans that are dependent on the collateral for repayment) is lower than the carrying value of that loan.

For collateral dependent impaired loans, impairment is measured using the estimated fair value of collateral less the estimated cost to sell. Valuations are performed or obtained at the time a loan is determined to be impaired and designated non-performing, and they are updated if circumstances indicate that a significant change in value has occurred. The Manager generally will obtain external “as is” appraisals for loan collateral to estimate the fair value of the collateral for such loans.

The Company designates non-performing loans at such time as (i) the borrower fails to make the required monthly interest-only loan payments; (ii) the loan has a maturity default; or (iii) in the opinion of the Manager, it is probable the Company will be unable to collect all amounts due according to the contractual terms of the loan. Loans are charged off to the allowance for loan losses when the contractual amount is no longer realizable.

BRELF II, LLC and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2018

Real estate property

Real estate property owned by the Company consist of real estate acquired in settlement of loans. Real estate acquired through foreclosure is recorded at fair market value at the time of foreclosure. All other real estate acquisitions are recorded at cost. Costs related to acquisition, development, construction and improvements are capitalized. Expenditures for repairs and maintenance are charged to expense when incurred.

At December 31, 2018, real estate properties owned by the Company consists of real estate acquired as a result of foreclosure proceedings on one non-performing loan.

Income taxes

The Company operates and has elected to taxed as a REIT commencing with its conversion to a REIT effective October 1, 2018 and for the taxable period from October 1, 2018 through December 31, 2018. Accordingly, the Company will generally not be subject to corporate U.S. federal or state income tax to the extent that the Company makes qualifying distributions to members, and provided that the Company satisfies, on a continuing basis, through actual investment and operating results, the REIT requirements including certain asset, income, distribution and unit ownership tests. If the Company fails to qualify as a REIT, and does not qualify for certain statutory relief provisions, the Company will be subject to U.S. federal, state and local income taxes and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year in which the Company lost its REIT qualification. Accordingly, the failure to qualify as a REIT could have a material adverse impact on the Company’s results of operations and amounts available for distribution to members.

As a REIT, if the Company fails to distribute in any calendar year (subject to specific timing rules for certain dividend paid in January) at least the sum of (i) 85% of its ordinary income for such year, (ii) 95% of its capital gain net income for such year, and (iii) any undistributed taxable income from the prior year, the Company would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed and (y) the amounts of income retained on which the Company has paid corporate income tax.

The dividend paid deduction for qualifying dividends paid to members is computed using the Company’s taxable income as opposed to net income reported in the Consolidated Statement of Income. Taxable income, generally, will differ from income reported in the Consolidated Statement of Income because the determination of taxable income is based on tax regulations and GAAP.

The subsidiaries are limited liability companies and are classified as partnerships for income tax purposes. The Subsidiaries are considered disregarded entities for federal income tax purposes.

The Company has no unrecognized tax benefits at December 31, 2018. As the Company was formed in 2014, all federal and state tax returns remain open for examination. Management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

The Company recognizes interest and penalties associated with tax matters, if applicable, as operating expenses and includes interest and penalties with the related tax liability in the consolidate balance sheet.

BRELF II, LLC and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2018

Fair value measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Fair value is a market-based measurement that should be determined based on the assumptions market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, a fair value hierarchy distinguishes between (1) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (2) the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). Valuation techniques used to measure fair value shall maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels, as follows:

•	Level 1 – Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
•	Level 2 – Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
•	Level 3 – Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The fair value hierarchy gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs. In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible while also considering counterparty credit risk in the assessment of fair value.

Revenue recognition

The Company derives its revenue from loan origination fees, extension and late fees, and interest income related to mortgage notes underwritten by the Company or the Manager. Fee income is recognized as received, and consists of the Company’s 20% share of origination, renewal and late fees an all loans. The remaining 80% of these fees are paid directly to the Manager, who services the loans. Interest income is accrued and recognized as interest becomes due pursuant to the loan terms. The Company targets to collect a five percent origination fee at each initial loan closing for Notes with a 12-month term, and a one percent fee per two-month extension, of which the Manager retains 80% and 20% is remitted to the Company.

Note 3 – Recent accounting pronouncements

In May 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, as amended by ASU 2015-14, Revenue from Contracts with Customers: Deferral of the Effective Date, ASU 2016-08, Revenue from Contracts with Customers: Principal Versus Agent Considerations (Reporting Revenue Gross Versus Net), ASU 2016-10, Revenue from Contracts with Customers, Identifying Performance Obligations and Licensing, ASU 2016-12, Revenue from Contracts with Customers: Narrow-Scope Improvements and Practical Expedients, ASU 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers, that provides accounting guidance for all revenue arising from contracts with customers and affects all entities that enter into contracts to provide goods or services to customers. The guidance also provides for a model for the measurement and recognition of gains and losses on the sale of certain nonfinancial assets, such as property and equipment, including real estate. We adopted the pronouncement on January 1, 2018 and elected the modified retrospective transition method. There was no material impact to the financial statements. Our accounting policies and revenue recognition principles did not change materially as the majority of the Company’s revenue is out of scope of ASC 606. See policy for revenue recognition in Note 2.

In January 2016, FASB issued ASU No. 2016-01, Financial Instruments – Overall: Recognition and Measurement of Financial Assets and Financial Liabilities, which requires entities to measure equity investments at fair value and

BRELF II, LLC and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2018

recognize changes on fair value in net income. The guidance also provides a new measurement alternative for equity investments that do not have readily determinable fair values and don’t qualify for the net asset value practical expedient. The standard requires entities to record changes in instrument–specific credit risk for financial liabilities measured under the fair value option in other comprehensive income, except for certain financial liabilities of consolidated collateralized financing entities. The adoption of this standard did not have a material impact on the Company’s financial position, results of operations, or cash flows.

In February 2016, FASB issued ASU No. 2016-02, Leases, which requires lessees to recognize leases on balance sheet and disclose key information about leasing arrangements. The new standard establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. An entity may choose to use either (1) its effective date or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. If an entity chooses the second option, the transition requirements for existing leases also apply to leases entered into between the date of initial application and the effective date. The entity must also recast its comparative period financial statements and provide the disclosures required by the new standard for the comparative periods. The Company adopted the new standard on January 1, 2019 and use the effective date as our date of initial application. Consequently, financial information will not be updated, and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019. The new standard provides several optional practical expedients in transition. We elected the ‘package of practical expedients’, which permits us not to reassess under the new standard our prior conclusions about lease identification, lease classification and initial direct costs. The Company determined that the adoption of this guidance will not have a material effect on the Company’s results of operations, cash flows and financial condition because the Company is not a party to any material long-term leases.

In June 2016, FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), and in 2019 issued ASU 2019-04, which provides codification improvements, and ASU 2019-05, which provides targeted transition relief for entities adopting ASU 2016-13. The guidance replaces the incurred loss model with an expected loss model, which is referred to as the current expected credit loss (CECL) model. The CECL model is applicable to the measurement of credit losses on financial assets measured at amortized cost, including loan receivables and held-to maturity debt securities. It also applies to off-balance sheet credit exposures not accounted for as insurance (loan commitments, standby letters of credit, financial guarantees, and other similar instruments) and net investments in certain leases recognized by a lessor. In addition, the amendments in this Update require credit losses be presented as an allowance rather than as a write-down on available-for-sale debt securities. The Company has formed a CECL committee that is assessing data and system needs in order to evaluate the impact of adopting the new guidance. We expect to recognize a one-time cumulative effect adjustment to the allowance for loan losses as of the beginning of the first reporting period in which the new standard is effective. At this time, the impact is being evaluated.

Note 4 – Concentrations of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and mortgage notes receivable.

The Company maintains its cash and cash equivalents with high-credit quality financial institutions. At times, such amounts may exceed federally insured limits. At December 31, 2018, the uninsured cash and cash equivalents balance was approximately $62,601,974.

The Company originates primarily short-term commercial and single-family construction and land development mortgage notes secured by first deeds of trust, mortgages or legal title in real property. The loans are exposed to various risks, such as market or credit risks. At December 31, 2018, one borrower, through various entities, represented 12.3% of total mortgage notes receivable.

BRELF II, LLC and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2018

Note 5 – Mortgage notes receivable

The stated principal amount of loans receivable in the Company’s portfolio represents the Company’s interest in loans secured by first deeds of trust and is presented net of interest reserve and construction reserve holdbacks in the consolidated balance sheet.

The interest reserve holdback represents amounts withheld from the funding of certain mortgage notes receivable for the purpose of satisfying monthly interest payments over all or part of the term of the related note. Accrued interest is paid out of the interest reserve and recognized as interest income at the end of each month. The construction reserve holdback represents amounts withheld from the funding of construction loans until the Company’s management deems construction to be sufficiently completed.

The PPM for the Company includes specific criteria for mortgages qualified to be investments of the Company, including that all notes be first position liens and that the maximum loan to value ratio be 65%, and prior to funding, all loan packages will include an appraisal by a third party qualified appraiser. The maximum amount of a single loan may not exceed 10% and the maximum amount to a single borrower may not exceed 15% of the total assets of the Company.

At December 31, 2018, the Company had mortgage notes receivable (the “Notes”) outstanding of $278,206,764, which is net of interest reserves of $15,609,082 and construction reserves of $152,166,118. The Notes are recorded at their cost, which approximate their face amounts, and interest rates generally range from 10% to 13%. The Notes are considered to be short-term financings, with the expectation of repayment generally within 6 to 12 months.

All loans require monthly interest only payments. Most loans are structured with an interest reserve holdback that covers the interest payments for most of the initial term of the loan. Once the interest reserve is depleted, borrowers are expected to make their monthly interest payment within 10 days of month end.

Defaulted notes

Loans can be placed in default status if an interest payment is more than 30 days past due; if a note matures and the borrower fails to extend; or if the collateral becomes impaired in such a way that the ultimate collection of the note is doubtful. A loan can be removed from default status if the late interest payments are brought current; if the borrower complies with appropriate re-underwriting to extend the note; or if additional collateral is provided for the note to provide cash flow or bring the loan to collateral value ratio below 65%.

Non-accrual on defaulted loans

No interest income is reported on notes that are in default, unless the interest is paid in cash and collectability of all amounts due is reasonably assured. At December 31, 2018 all defaulted and impaired loans were on nonaccrual status.

The composition of the loan portfolio is as follows as of the period indicated:

Total loans by segment	December 31, 2018
Current mortgage notes receivable	$276,542,344
Defaulted and impaired loans	1,664,418
Total mortgage notes receivable	$278,206,762

BRELF II, LLC and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2018

The following table summarizes the allocation of the allowance for loan loss, as well as the activity in the allowance for loan loss attributed to both segments in the loan portfolio, as of and for the year ended December 31, 2018:

	Current mortgage notes receivable	Reserves on loans in default	Total Reserves
Beginning January 1, 2018	$—	$—	$—
Provision for loan losses	—	167,142	167,142
Charge offs	—	—	—
Recoveries	—	—	—
Ending December, 31 2018	$—	$167,142	$167,142

A summary of information pertaining to impaired loans at December 31, 2018:

	Recorded investments (Loan balance less charge-off)	Unpaid principal balance	Related allowance	Average investment in impaired loans	Interest income recognized
With allowance recorded on impaired loans	$1,664,418	$1,664,418	$167,142	$1,192,275	$—

Note 6 – Members’ equity

Pursuant to the terms of the PPM, as amended in September 2017, the Company can offer up to $500,000,000 of membership interests in the Company with a minimum contribution amount of $100,000, subject to Manager discretion in accepting lesser amounts. Effective with the Company’s REIT election on October 1, 2018, preferred units were exchanged at a 1:100 ratio. As of December 31, 2018, there were 3,237,478 preferred units and one common unit issued and outstanding. The Manager is the sole common unit holder of the Company. After one year, preferred unit holders may request redemptions from available cash, subject to the applicable gate and Manager’s sole discretion to establish reserves and to determine cash available for redemptions. All redemption requests made in any calendar quarter are paid out from available cash on the first day of the subsequent quarter. The actual redemption amount will be equal to the unit value in effect at the time of the redemption payment, multiplied by the number of units redeemed by the member. No new mortgages will be funded until all outstanding redemption requests from the previous quarters are met, with the exception of draws on construction loans, which will be funded irrespective of outstanding redemption requests. The preferred unit holders have the right by majority vote to replace the Manager.

Preferred unit holders are expected to receive a monthly preferred return, per preferred unit held, determined as of the date the distribution of the preferred return is declared. The preferred return is paid out of the fees and other income received. The preferred return is not guaranteed and is only paid monthly to the extent earned by the Company.

The Company makes distributions of available cash at the discretion of the Manager; however, generally the Company makes distributions of preferred return monthly within 15 days after the last day of the previous month. Distributions, when made, are made to and among the members and Manager as follows:

(a)	First, to and among all the members any fee based income (defined as 20% of the loan fee income received from origination points, late fees and renewal fees);
(b)	Second, to and among the members, pro rata in accordance with their preferred units, the unpaid preferred return (for the current month if any, inclusive of the fee based income) due to each member as of the date of distribution; and
(c)	Thereafter, after deducting expenses, the distribution of residual earnings is as follows:
(i)	Eighty percent (80%) to the preferred unit holders pro rata; and
(ii)	Twenty percent (20%) to the common unit holder.

BRELF II, LLC and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2018

Note 7 – Related party transactions

Certain members of the Company are considered related parties. During 2018, these members had net contributions of approximately $4,182,389 and redeemed $0. These members have total capital balances of $6,241,031 as of December 31, 2018, and were allocated $244,338 of income during 2018, including $21,026 recorded in dividends payable as of December 31, 2018.

Note 8 – Commitments and contingencies

The Company’s commitments and contingencies include usual obligations incurred by real estate companies in the normal course of business. These include interest reserves and construction holdbacks as disclosed in Note 5. In the opinion of management, these matters will not have a material adverse effect on the Company’s financial position and results of operations.

From time to time, the Company is named as a defendant in legal actions relating to transactions conducted in the ordinary course of business. Although there can be no assurance of the outcome of such legal actions, in the opinion of management, the Company does not have a potential liability related to any current legal proceeding or claim that would individually or in the aggregate materially affect its results of operations, financial condition or cash flows.

Note 9 – Fair value measurements

Certain assets of the Company have been measured at fair value on a nonrecurring basis. As required by the accounting standard for fair value measurement and disclosures, assets and liabilities are classified in their entirety within the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

The following table sets forth by level within the fair value hierarchy assets and liabilities measured and reported at fair value on a nonrecurring basis as of December 31, 2018:

	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant other unobservable inputs (Level 3)
Nonperforming mortgage notes receivable	$—	$—	$1,664,418
Real estate property	—	—	1,709,729
Total	$—	$—	$3,374,147

The following table presents additional information about valuation methodologies and inputs used for assets that are measured at fair value and categorized within Level 3 as of December 31, 2018:

Investments	Fair value at December 31, 2018	Valuation technique	Unobservable input	Range of inputs(1)
Nonperforming mortgage notes receivable	$1,664,418	Market comparable	Adjustment to appraisal value	0% - 10%
Real estate property	1,709,729	Market comparable	Adjustment to appraisal value	0% - 10%
	$3,374,147
(1)	Discount for selling costs.

BRELF II, LLC and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2018

Fair value of financial instruments

For certain of the Company’s financial instruments, including cash equivalents, interest and fees receivable, other receivables, accounts payable, and accrued expenses, which are classified under Level 1 within the fair value hierarchy, the carrying amounts approximate fair value due to their short term maturities.

For mortgage notes receivable, which are classified under Level 3 within the fair value hierarchy, fair values are based on discounted cash flows considering interest rate risk and creditworthiness of the borrower. In addition, the Company performs monthly credit reviews of the loan portfolio and considers current economic conditions, review of specific problem loans and other economic and industry factors, as well as the value of the underlying collateral, in determining fair value. The mortgage notes are secured by first deeds of trust, security agreements or legal title to real estate located in the United States. The notes generally have terms ranging between 6 and 18 months and may be extended by paying additional fees. Due to the short-term maturity of the notes, fair value approximates carrying value.

Investments in real estate properties are carried at fair value under Level 3 within the fair value hierarchy. Properties owned are initially recorded at the acquisition cost less estimated costs to dispose, which approximates fair value. Costs related to acquisition, development, construction and improvements are capitalized. At each reporting date, the fair value of real estate properties is based upon independent third-party appraisals of value, which approximates exit price.

Note 10 – Subsequent events

On August 9, 2019, the Company entered into a definitive agreement with Trinity Merger Corp. to effectuate a business combination transaction which will combine the Company, Manager, Pyatt Broadmark Management, LLC, Broadmark Real Estate Management III, LLC, Broadmark Real Estate Management IV, LLC, PBRELF I, LLC, BRELF III, LLC, and BRELF IV, LLC into a publicly-traded internally managed Mortgage REIT. The transaction is subject to investor and regulatory approval and is expected to close in the third quarter of 2019.

BRELF II, LLC and Subsidiary

Report of Independent Registered Public Accounting Firm

To the Members and the board of directors of
BRELF II, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated statement of assets, liabilities and members' equity and consolidated condensed schedule of investments of BRELF II, LLC and subsidiaries (the “Company”) as of December 31, 2017, the related consolidated statements of operations, changes in members' equity and cash flows for each of the two years in the period ended December 31, 2017, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2017, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Moss Adams LLP

Everett, Washington
August 9, 2019

We have served as the Company’s auditor since 2019.

BRELF II, LLC and Subsidiary

Consolidated Statements of Assets, Liabilities and Members’ Equity
December 31, 2017

Assets
Cash and cash equivalents	$31,897,657
Investment in mortgage notes receivable (cost $123,322,074)	123,322,074
Investment in real estate property (cost $1,387,692)	1,311,550
Interest and fees receivable	106,766
Total	$156,638,047

Liabilities and Members’ Equity
Liabilities
Accounts payable and accrued expenses	$334,281
Accrued distributions to members	1,366,610
Contributions received in advance	4,597,233
Total liabilities	$6,298,124
Commitments and contingencies (Note 10)
Members’ equity (Preferred interests; voting - 150,339,923 outstanding)	$150,339,923
Total liabilities and members’ equity	$156,638,047

See Notes to Consolidated Financial Statements.

BRELF II, LLC and Subsidiary

Consolidated Condensed Schedule of Investments
December 31, 2017

Investments	Cost	Fair value	% of members’ equity
Investment in mortgage notes receivable
United States
Secured real estate loan concentrations
Borrower 1
Loan No. C2015-050 - maturity date of 4/1/2018, interest rate of 12.50%	$2,541,571	$2,541,571	1.69%
Loan No. C2017-002 - maturity date of 2/1/2018, interest rate of 12.00%	492,258	492,258	0.33%
Loan No. C2017-007 - maturity date of 3/1/2018, interest rate of 12.00%	955,923	955,923	0.64%
Loan No. C2017-024 - maturity date of 7/1/2018, interest rate of 12.00%	2,021,492	2,021,492	1.34%
Loan No. C2017-046 - maturity date of 4/1/2018, interest rate of 12.00%	1,111,255	1,111,255	0.74%
Loan No. C2017-065 - maturity date of 7/1/2018, interest rate of 12.00%	2,867,662	2,867,662	1.91%
Loan No. C2017-069 - maturity date of 11/1/2018, interest rate of 12.00%	867,133	867,133	0.58%
Loan No. C2017-079 - maturity date of 12/1/2018, interest rate of 12.00%	4,304,003	4,304,003	2.86%
Total	$15,161,297	$15,161,297	10.09%
Borrower 2
Loan No. C2017-017 - maturity date of 2/1/2018, interest rate of 12.00%	5,834,596	5,834,596	3.88%
Loan No. C2017-031 - maturity date of 7/1/2018, interest rate of 12.00%	2,055,717	2,055,717	1.37%
Total	$7,890,313	$7,890,313	5.25%
Borrower 3
Loan No. C2016-008 - maturity date of 5/1/2018, interest rate of 12.25%	3,486,386	3,486,386	2.32%
Loan No. C2016-018 - maturity date of 9/1/2018, interest rate of 12.25%	608,761	608,761	0.40%
Loan No. C2016-019 - maturity date of 4/1/2018, interest rate of 12.25%	1,245,037	1,245,037	0.83%
Loan No. C2017-005 - maturity date of 2/1/2018, interest rate of 12.00%	2,182,348	2,182,348	1.45%
Total	$7,522,532	$7,522,532	5.00%
Other secured real estate loans - maturity dates ranging from 2/1/2018 to 2/1/2019, interest rates ranging from 10.00% to 13.00%	92,747,932	92,747,932	61.69%
Total	$92,747,932	$92,747,932	61.69%
Total investment in mortgage loans receivable	$123,322,074	$123,322,074	82.03%
Investment in real estate property
United States
Real estate owned properties
3089 W 35th Avenue, Denver, Colorado	1,387,692	1,311,550	0.87%
Total investment in real estate property	$1,387,692	$1,311,550	0.87%
Total investments	$124,709,766	$124,633,624	82.90%

See Notes to Consolidated Financial Statements.

BRELF II, LLC and Subsidiary

Consolidated Statements of Operations

	Years ending December 31,
	2017	2016
Investment income
Interest income	$11,040,722	$5,027,198
Fee income	1,658,703	627,274
Other	236	301
Total investment income	$12,699,661	$5,654,773
Expense
Professional fees	91,953	51,370
Bank charges	15,294	10,021
Other	1,718	—
Total expenses	$108,965	$61,391
Net increase in member’s equity from operations	$12,590,696	$5,593,382

See Notes to Consolidated Financial Statements.

BRELF II, LLC and Subsidiary

Consolidated Statements of Change in Members’ Equity
For the years ended December 31, 2017 and 2016

	Manager	Preferred Interests	Total
Balance, January 1, 2016	$—	$23,962,244	$23,962,244
Contributions
Cash	—	38,604,582	38,604,582
Reinvestments	—	1,620,386	1,620,386
Net increase in member’s equity from operations	—	5,593,382	5,593,382
Incentive fee allocation to manager	586,283	(586,283)	—
Distributions	(586,283)	(4,974,113)	(5,560,396)
Redemptions	—	(1,143,698)	(1,143,698)
Balance, December 31, 2016	—	63,076,500	63,076,500
Contributions
Cash	—	84,999,577	84,999,577
Reinvestments	—	3,724,618	3,724,618
Net increase in member’s equity from operations	—	12,590,696	12,590,696
Incentive fee allocation to manager	1,260,336	(1,260,336)	—
Distributions	(1,260,336)	(11,330,431)	(12,590,767)
Redemptions	—	(1,460,701)	(1,460,701)
Balance, December 31, 2017	$—	$150,339,923	$150,339,923

See Notes to Consolidated Financial Statements.

BRELF II, LLC and Subsidiary

Consolidated Statements of Cash Flows

	For the Years ending December 31,
	2017	2016
Cash flows from operating activities
Net income	$12,590,696	$5,593,382
Adjustments to reconcile net income to net cash used in operations:
Changes in operating assets and liabilities:
Investments in mortgage notes receivable	(72,690,892)	(30,558,146)
Investments in real estate property	(484,300)	(140,945)
Interest and fees receivable	(30,677)	(68,138)
Accounts payable and accrued expenses	176,507	73,545
Net cash from operating activities	(60,438,666)	(25,100,302)
Cash flows from financing activities
Contributions	84,999,577	38,604,582
Contributions received in advance	3,478,983	748,250
Accrued distributions to members	765,042	391,779
Distributions	(8,866,149)	(3,940,010)
Redemptions	(1,460,701)	(1,143,698)
Net cash from financing activities	78,916,752	34,660,903
Net change in cash	18,478,086	9,560,601
Cash and cash equivalents, beginning of year	13,419,571	3,858,970
Cash and cash equivalents, end of year	$31,897,657	$13,419,571
Supplemental schedule of noncash investing and financing activities Mortgage note receivable converted to real estate owned	$—	$686,305
Reinvested distributions	$3,724,618	$1,620,386

See Notes to Consolidated Financial Statements.

BRELF II, LLC and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2017

Note 1 - Organization and business

BRELF II, LLC (the “Fund”) is a Washington limited liability company and operates under the Limited Liability Company Agreement (the “Operating Agreement”) dated February 13, 2014. The Fund will have perpetual existence unless terminated pursuant to the provisions of the Operating Agreement. Effective May 24, 2017, the Fund changed its name from Broadmark Real Estate Lending Fund II, LLC to BRELF II, LLC.

The Fund was organized as a private real estate lending company. The primary purpose of the Fund is to make short-term, first position loans secured by deeds of trust on real estate located in Colorado, Utah, Wyoming and Arizona. The Fund originates primarily commercial and single-family construction and land development loans.

The Fund’s Operating Agreement appoints Broadmark Real Estate Management II, LLC (the “Manager”) to manage the underwriting, closing, servicing, and disposition of mortgage notes, and perform all general and administrative duties.

Note 2 - Summary of significant Accounting policies

Basis of accounting

The Fund prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) using the guidance related to “Financial Services - Investment Companies” as detailed in the Financial Accounting Standards Board’s Accounting Standards Codification Topic 946.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of BRELF II, LLC and its wholly-owned subsidiary, 3089 West 35th Avenue, LLC (the “Subsidiary”). The Subsidiary was formed to own and operate real estate acquired through foreclosure on a non-performing first trust deed loan. All intercompany accounts, balances and transactions have been eliminated in consolidation.

Cash and cash equivalents

The Fund considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. The Fund has a cash management sweep account repurchase agreement whereby its bank nightly sweeps cash in excess of $750,000, sells the Fund specific U.S. Government securities and then repurchases them the next day. The balance in the sweep account at December 31, 2017 was $31,172,275.

Fair value measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Fair value is a market-based measurement that should be determined based on the assumptions market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, a fair value hierarchy distinguishes between (1) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (2) the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). Valuation techniques used to measure fair value shall maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels, as follows:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. An active market for the asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide information on an ongoing basis.

BRELF II, LLC and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2017

•	Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. If the asset or liability has a specified (contractual) term, a Level 2 input must be observable for substantially the full term of the asset or liability. Level 2 inputs include the following:
a.	Quoted prices for similar assets or liabilities in active markets
b.	Quoted prices for identical or similar assets or liabilities in markets that are not active
c.	Inputs other than quoted prices that are observable for the asset or liability
d.	Inputs that are derived principally from or corroborated by observable market data by correlation or other means
•	Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs are used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date. Unobservable inputs reflect the reporting entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk). Unobservable inputs are developed based on the best information available in the circumstances, which might include the reporting entity’s own data. However, market participant assumptions cannot be ignored and, accordingly, the reporting entity’s own data used to develop unobservable inputs are adjusted if information is reasonably available without undue cost and effort that indicates that market participants would use different assumptions.

The fair value hierarchy gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs. Transfers between Levels 1 and 2 generally relate to whether a market becomes active or inactive. Transfers between Levels 1 and 3 generally relate to whether, for various reasons, significant inputs become observable or unobservable. The transfer between levels is recognized as of the first day of the year. Investments classified as Level 3 in the fair value hierarchy are valued at an aggregate amount of $124,633,624 as of December 31, 2017 (82.90% of members’ equity). These values have been estimated by the Manager using third party appraisals in the absence of readily ascertainable market values. Because of the inherent uncertainty of valuation, the estimated values of these investments may differ significantly from the values that would have been used had a ready market for the securities existed and the differences could be material.

Valuation of investments in mortgage notes receivable

Fair values of mortgage notes receivable are based on discounted cash flows giving consideration to interest rate risk and creditworthiness of the borrower. In addition, the Fund performs monthly credit reviews of the loan portfolio and considers current economic conditions, review of specific problem loans and other economic and industry factors, as well as the value of the underlying collateral, in determining fair value. The mortgage notes are secured by first deeds of trust, security agreements or legal title to real estate located in the United States. The notes generally have terms ranging between 6 and 12 months and may be extended by paying additional fees. Due to the short-term maturity of the notes, fair value approximates carrying value.

The determination of the fair value of the mortgage notes requires estimates that are susceptible to significant changes in the economic environment and market conditions, as well as other factors specific to a transaction.

In connection with the determination of fair value, management obtains independent appraisals for significant collateral. Although management uses available information to determine fair value, it is possible that a material change could occur in the near term. However, the amount of the change that is possible, if any, cannot be estimated.

As discussed above, management periodically reviews the creditworthiness of the borrowers, the current status of the mortgage notes as well as the net cash value of the collateral in determining fair value. The Fund records an unrealized gain or loss when comparing the fair value to the current carrying value.

Many construction loans provide for minimum interest provisions, under which the contractual rate applies to 70% of the face amount of the note until the actual outstanding principal exceeds the minimum threshold. Interest income

BRELF II, LLC and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2017

on mortgage notes is accrued and included in operating income based on contractual rates applied to the principal balance outstanding, unless there is a minimum interest provision in the promissory note. The accrual of interest is discontinued when management believes, after considering collection efforts and other factors, the amount ultimately to be collected will be insufficient to cover the additional interest payments. Interest previously accrued may be reversed at that time, and such reversal is included in interest income in the consolidated statement of operations. During the years ended December 31, 2017 and 2016, there was no reversal of interest previously accrued.

Valuation of investments in real estate properties

Real estate properties owned by the Fund are carried at fair value. Properties owned are initially recorded at the purchase price plus closing costs. Costs related to acquisition, development, construction and improvements are capitalized. At each reporting date, the fair value of real estate properties is based upon independent third-party appraisals of value.

These estimated fair values may vary significantly from the prices at which the real estate property investments would sell, since market prices of real estate investments can only be determined by negotiation between a willing buyer and seller. Although the estimated fair values represent subjective estimates, management believes these estimated fair values are reasonable approximations of market prices and the aggregate estimated value of investments in real estate is fairly presented at December 31, 2017. Since fair value measurements take into consideration the estimated effect of physical depreciation, historical cost depreciation and amortization on real estate related assets have been excluded from net investment income. The Fund records an unrealized gain or loss when comparing the fair value of investments to the current carrying value. At December 31, 2017, real estate property owned by the Fund consists of real estate acquired as a result of foreclosure proceedings on a non-performing loan.

Income taxes

The Fund and the Subsidiary are limited liability companies and are classified as partnerships for income tax purposes. The Subsidiary is considered a disregarded entity for federal income tax purposes. The Fund’s profits and losses are reportable by the members on their respective income tax returns. Accordingly, no provision for income taxes has been reflected in these consolidated financial statements.

The Fund has no unrecognized tax benefits at December 31, 2017. As the Fund was formed in 2014, all federal and state tax returns remain open for examination. Management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

The Fund recognizes interest and penalties associated with tax matters, if applicable, as operating expenses and includes accrued interest and penalties with the related tax liability in the consolidated statement of assets, liabilities and members’ equity.

Revenue recognition

The Fund derives its revenue from loan origination fees, extension and late fees, and interest income related to mortgage notes underwritten by the Fund or the Manager. Fee income is recognized as received, and consists of the Fund’s 20% share of origination, renewal and late fees an all loans. The remaining 80% of these fees are paid directly to the Manager, who services the loans. Interest income is accrued and recognized as interest becomes due pursuant to the loan terms.

Use of estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the fair value of investments, certain reported amounts and disclosures at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. The most significant estimate is the valuation of mortgage notes receivable. Accordingly, actual results could differ from those estimates.

Subsequent events

The Fund has evaluated subsequent events through the date the consolidated financial statements were issued.

BRELF II, LLC and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2017

Note 3 – Recent Accounting Pronouncements

In August 2016, FASB issued ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments, which provides guidance regarding the presentation of certain cash receipts and cash payments in the statement of cash flows, addressing eight specific cash flow classification issues, in order to reduce existing diversity in practice. The adoption of ASC No. 2016-15 did not have a material impact on our financial position, results of operations, or cash flows.

Note 4 - Concentrations of credit risk

Financial instruments which potentially subject the Fund to concentrations of credit risk consist primarily of cash and cash equivalents and mortgage notes receivable.

The Fund maintains its cash and cash equivalents with financial institutions. At times, such amounts may exceed federally insured limits. At December 31, 2017, the uninsured cash and cash equivalents balance was approximately $31,647,657.

The Fund originates primarily short-term construction and land development loans secured by first deeds of trust, mortgages or legal title in real property. The notes are exposed to various risks, such as market or credit risks. At December 31, 2017, one borrower, through various entities, represented 12.3% of total mortgage notes receivable.

Note 5 - Mortgage notes receivable

The stated principal amount of loans receivable in the Fund’s portfolio represents the Fund’s interest in loans secured by first deeds of trust and is presented net of interest reserve and construction reserve holdbacks in the consolidated statement of assets, liabilities and members’ equity.

The interest reserve holdback represents funds withheld from the funding of certain mortgage notes receivable for the purpose of satisfying monthly interest payments over all or part of the term of the related note. Accrued interest is paid out of the interest reserve and recognized as interest income at the end of each month. The construction reserve holdback represents amounts withheld from the funding of construction loans until the Fund’s management deems construction to be sufficiently completed.

The Private Placement Memorandum (“PPM”) for the Fund includes specific criteria for mortgages qualified to be investments of the Fund, including that all notes be first position liens and that the maximum loan to value ratio be 65%, and prior to funding, all loan packages will include an appraisal by a third-party qualified appraiser. The maximum amount of a single loan may not exceed 10% and the maximum amount to a single borrower may not exceed 15% of the total assets of the Fund.

At December 31, 2017, the Fund had mortgage notes receivable (the “Notes”) outstanding of $123,322,074, which is net of interest reserves of $7,944,937 and construction reserves of $66,568,112. The Notes are recorded at their market values, which are approximate to their face amounts, and interest rates generally range from 10% to 13%. The Notes are considered to be short-term financings, with the expectation of repayment generally within 6 to 12 months. The Fund targets to collect a five percent origination fee at each initial loan closing for Notes with a 12-month term, and a one percent fee per two-month extension, of which the Manager retains 80% and 20% is remitted to the Fund.

BRELF II, LLC and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2017

Note 6 – Fair value measurement

The Fund’s assets measured at fair value at December 31, 2017 have been categorized in the table below based upon the fair value hierarchy:

	Quoted prices in active markets for identical assets (Level 1)	Significant observable input (Level 2)	Significant unobservable input (Level 3)	Balance, December 31, 2017
Secured real estate loans	$—	$—	$123,322,074	$123,322,074
Real estate property	—	—	1,311,550	1,311,550
Total	$—	$—	$124,633,624	$124,633,624

Changes in assets measured at fair value using Level 3 inputs for the year ended December 31, 2017 were as follows:

Secured real estate loans
Balance, January 1, 2017	$50,631,182
Mortgage notes originated	120,283,638
Repayments collected	(47,592,746)
Balance, December 31, 2017	$123,322,074

Real estate owned
Balance, January 1, 2017	$827,250
Capitalized costs	484,300
Balance, December, 2017	$1,311,550

Changes in assets measured at fair value using Level 3 inputs for the year ended December 31, 2016 were as follows:

Secured real estate loans
Balance, January 1, 2016	$20,759,341
Mortgage notes originated	49,861,636
Repayments collected	(19,303,490)
Loan transferred to real estate owned	(686,305)
Balance, December 31, 2016	$50,631,182

Real estate property
Balance, January 1, 2016	$—
Loan transferred from real estate loans	686,305
Capitalized costs	140,945
Balance, December, 2016	$827,250

BRELF II, LLC and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2017

The following table presents additional information about valuation methodologies and inputs used for investments that are measured at fair value and categorized within Level 3 as of December 31, 2017:

Quantitative information about Level 3 fair value measurements

Investments	Fair value at December 31, 2017	Valuation technique	Unobservable input	Range of inputs
Secured real estate loans	$123,322,074	Income approach	Months to maturity Market yield	.03 to 13.05 months 10% - 13%
Real estate property	1,311,550	Market approach	Net adjustment to sales price of comparables	5.5% - 21.8%
	$124,633,624

Note 7 - Members’ equity

Contributions

Pursuant to the terms of the PPM, the Fund can offer up to $250,000,000 of preferred interests in the Fund. Each dollar is considered equal to one preferred interest, with a minimum contribution amount of $100,000, subject to Manager discretion in accepting lesser amounts. After one year, interest holders may request redemptions from available cash, subject to the Manager’s sole discretion to establish reserves and to determine cash available for redemptions. All redemption requests made in any calendar quarter are paid from available cash on the first day of the subsequent quarter. The actual redemption amount will be equal to the interest value in effect at the time of the redemption payment, multiplied by the number of interests redeemed. No new mortgages will be funded until all outstanding redemption requests from the previous quarters are met, with the exception of draws on construction loans, which will be funded irrespective of outstanding redemption requests. The interest holders have the right by majority vote to replace the Manager.

Allocation of net profits and net losses

Profits and losses of the Fund are allocated among the members. Members will earn a variable yield, including a monthly preferred return of 0.5% (6.0% on an annualized basis) based on the cash flow of the Fund. The preferred return is calculated monthly based on a member’s adjusted capital contribution and is paid out of fees received and other allocable income. The preferred return is not cumulative, and the amount does not accrue. If allocable income is not sufficient to cover distributions for the preferred return in any given month, the shortfall is added to the member’s adjusted capital contribution balance, on which the minimum preferred return is calculated in future periods. In subsequent months, when income is in excess of the minimum, the amount in excess is offset against previous shortfall adjustments made to the capital contribution balances of each member. The remaining 80% of allocable income is allocated and distributed to the members. After the preferred return is paid, the Manager is paid a distribution as an incentive fee equal to 20% of the remaining allocable income. Allocable income is determined monthly, based on cash collections. The difference between allocable income reported to members and net increase in members’ equity from operations is attributable to the change in interest receivable for the year and the unrealized loss on investment in real estate property.

Distributions

The Fund makes distributions of available cash at the discretion of the Manager; however, generally the Fund makes distributions of preferred return monthly within 15 days after the last day of the previous month. Distributions, when made, are made to and among the members and Manager as follows:

(a)	First, to and among all the members any Fee Based Income (defined as 20% of the loan fee income received from origination points, late fees and renewal fees);

BRELF II, LLC and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2017

(b)	Second, to and among the members the unpaid preferred return (for the current month if any, inclusive of the Fee Based Income) due to each member as of the date of distribution; and
(c)	Thereafter, as follows:
(i)	Eighty percent (80%) to the members pro rata to their percentage interest of all the members; and
(ii)	Twenty percent (20%) to the Manager.

Note 8 - Related party transactions

Certain members of the Fund are considered related parties. These members contributed approximately $165,000 during 2017, have total capital balances of $1,259,616 as of December 31, 2017, and were allocated $131,124 of income during 2017, including $11,218 recorded in accrued distributions to members as of December 31, 2017.

Note 9 - Financial highlights

Financial highlights of the Fund for the year ended December 31, 2017 and 2016 are as follows:

	2017	2016
Weighted-average net assets	$89,106,915	$37,580,777
Ratios to weighted-average net assets
Expenses	0.12%	0.16%
Net investment income	14.13%	14.88%
Total return	10.97%	11.36%

The above ratios and total return are calculated for the member class taken as a whole. The computation of such ratios and return for an individual member may vary from these ratios and return based on the timing of capital transactions.

The return is calculated based on the monthly weighted-average capital balances for the years ended December 31, 2017 and 2016.

Note 10 - Commitments and contingencies

The Fund’s commitments and contingencies include usual obligations incurred by real estate lending companies in the normal course of business. These include interest reserves and construction holdbacks as disclosed in Note 5. In the opinion of management, these matters will not have a material adverse effect on the Fund’s financial position and results of operations.

From time to time, the Company is named as a defendant in legal actions relating to transactions conducted in the ordinary course of business. Although there can be no assurance of the outcome of such legal actions, in the opinion of management, the Company does not have a potential liability related to any current legal proceeding or claim that would individually or in the aggregate materially affect its results of operations, financial condition or cash flows.

Note 11 - Subsequent Events

On August 9, 2019, the Company entered into a definitive agreement with Trinity Merger Corp. to effectuate a business combination transaction which will combine the Company, Manager, Pyatt Broadmark Management, LLC, Broadmark Real Estate Management III, LLC, Broadmark Real Estate Management IV, LLC, PBRELF I, LLC, BRELF III, LLC, and BRELF IV, LLC into a publicly-traded internally managed Mortgage REIT. The transaction is subject to investor and regulatory approval and is expected to close in the third quarter of 2019.

BRELF III, LLC

Balance Sheets (unaudited)

	As of September 30, 2019	As of December 31, 2018
Assets
Cash and cash equivalents	$6,511,234	$4,124,069
Mortgage notes receivable, net	16,766,285	7,539,360
Interest and fees receivable	28,418	5,248
Total assets	$23,305,937	$11,668,677
Liabilities and Members’ Equity
Accounts payable and accrued expenses	$44,296	$134,937
Dividends payable	183,574	103,097
Contributions received in advance	—	70,000
Total liabilities	227,870	308,034
Commitments and contingencies (Note 8)
Members’ equity
Preferred Units - Preferred units (voting) 230,741 and 114,506 units issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	23,074,110	11,450,642
Common units, $0 par value, 1 unit authorized; 1 unit issued and outstanding as of September 30, 2019 and December 31, 2018	—	—
Retained earnings (accumulated deficit)	3,957	(89,999)
Members’ equity	23,078,067	11,360,643
Total liabilities and members’ equity	$23,305,937	$11,668,677

See Notes to Financial Statements.

BRELF III, LLC

Statement of Income (unaudited)

	Nine months ended September 30, 2019	January 24 (date of inception) through September 30, 2018
Revenue
Interest income	$1,564,710	$275,627
Fee income	174,579	71,042
Total revenue	1,739,289	346,669
Expense
Professional fees	54,382	8,862
Other	25,000	—
Total expenses	79,382	8,862
Net income	$1,659,907	$337,807

See Notes to Financial Statements.

BRELF III, LLC

Statement of Changes in Members’ Equity (unaudited)
For the nine months ended September 30, 2019 and January 24 (date of inception)
through September 30, 2018

	Manager	Members	Total
Balance, January 24, 2018	$—	$—	$—
Contributions
Cash		8,115,000	8,115,000
Reinvestments		105,624	105,624
Net income		337,807	337,807
Incentive fee allocation to manager	22,890	(22,890)	—
Distributions	(22,890)	(308,407)	(331,297)
Balance, September 30, 2018	$—	$8,227,134	$8,227,134
	Common Units		Preferred Units (voting)		(Accumulated deficit) Retained earnings	Total
	Units	Amount	Units	Amount
Balance, December 31, 2018	1	$—	114,506	$11,450,642	$(89,999)	$11,360,643
Contributions
Cash			113,598	11,359,780	—	11,359,780
Reinvestments			5,854	585,431	—	585,431
Net income					1,659,907	1,659,907
Incentive fee allocation to manager					(153,238)	(153,238)
Distributions					(1,412,713)	(1,412,713)
Redemptions			(3,217)	(321,743)	—	(321,743)
Balance, September 30, 2019	1	$—	230,741	$23,074,110	$3,957	$23,078,067

See Notes to Financial Statements.

BRELF III, LLC

Statement of Cash Flows (unaudited)

	Nine months ended September 30, 2019	January 24 (date of inception) through September 30, 2018
Cash flows from operating activities
Net Income	$1,659,907	$337,807
Adjustments to reconcile net income to net cash used in operations:
Changes in operating assets and liabilities:
Interest and fees receivable	(23,170)	—
Other receivables	—	9,241
Accounts payable and accrued expenses	(90,641)	8,545
Net cash from operating activities	1,546,096	355,593
Cash flows from investing activities
Investments in mortgage notes receivable	(9,226,925)	(4,005,416)
Net cash used in investing activities	(9,226,925)	(4,005,416)
Cash flows from financing activities
Contributions	11,359,780	8,115,000
Contributions received in advance	(70,000)	500,000
Dividends payable, net	80,477	77,641
Distributions	(980,520)	(225,673)
Redemptions	(321,743)	—
Net cash from financing activities	10,067,994	8,466,968
Net change in cash	2,387,165	4,817,145
Cash and cash equivalents, beginning of period	4,124,069	—
Cash and cash equivalents, end of period	$6,511,234	$4,817,145
Supplemental disclosure of non cash investing and financing activities
Reinvested distributions	$585,431	$105,624

See Notes to Financial Statements.

BRELF III, LLC

Notes to Financial Statements

Note 1 - Organization and business

BRELF III, LLC (the “Company”) is a Washington limited liability company formed on January 24, 2018 and operates under the Amended and Restated Limited Liability Company Agreement (the “Operating Agreement”) dated October 1, 2018. The Company will have perpetual existence unless terminated pursuant to the provisions of the Operating Agreement. Effective January 1, 2019, the Company elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes.

The Company is a private real estate lending company that originates primarily commercial and single-family construction and land development mortgages secured by real estate. The primary purpose of the Company is to make short-term, first position construction and development loans secured by deeds of trust on real estate located exclusively in the in Georgia, North Carolina, South Carolina, Tennessee and Florida.

The Company has an agreement with Broadmark Real Estate Management III, LLC (the “Manager”) to manage the underwriting, closing, servicing, and disposition of mortgage notes, and perform all general and administrative duties. The Manager is the common unit holder and functions as managing member of the Company. The Company derives its revenue from loan origination fees, extension and late fees, and interest income related to mortgage notes underwritten by the Company or the Manager. Fee income is recognized as received, and consists of the Company’s 20% share of origination, renewal and late fees an all loans. The remaining 80% of these fees are paid directly to the Manager, who services the loans. Interest income is accrued and recognized as interest becomes due pursuant to the loan terms.

Note 2 - Summary of significant Accounting policies

Basis of accounting

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) using the guidance related to “Financial Services—Investment Companies” as detailed in the Financial Accounting Standards Board’s Accounting Standards Codification Topic 946. Effective with the REIT election on January 1, 2019, ASC 946 no longer applied to the Company. This change resulted in different presentations of the basic financial statements from the Company’s previously issued financial statements, as well as significant revisions of the financial statement disclosures in order to conform to GAAP. However, the change in the application of GAAP did not result in any changes to the Company’s opening members’ equity as of January 1, 2019.

Subsequent events

The Company has evaluated subsequent events through the date the financial statements were issued.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the fair value of investments, certain reported amounts and disclosures at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. The Company has a cash management sweep account repurchase agreement whereby its bank nightly sweeps cash in excess of $750,000, sells the Company specific U.S. Government securities and then repurchases them the next day. The balance in the sweep account at September 30, 2019 and December 31, 2018, was $6,246,618 and $3,873,134, respectively.

Mortgage notes receivable

Mortgage notes receivable are held for investment purpose, anticipated to be held until maturity and are carried at cost, net of unfunded commitments and allowance for loan losses. Mortgage notes receivable that are deemed to be impaired are carried at amortized cost less a specific allowance for loan losses.

BRELF III, LLC

Notes to Financial Statements

The mortgage notes are secured by first deeds of trust, security agreements or legal title to real estate located in the United States. The notes generally have terms ranging between 6 and 18 months and may be extended by paying additional fees.

Many construction loans provide for minimum interest provisions, under which the contractual rate applies to 70% of the face amount of the note until the actual outstanding principal exceeds the minimum threshold. Interest income on mortgage notes is accrued and included in operating income based on contractual rates applied to the principal balance outstanding, unless there is a minimum interest provision in the promissory note. Income recognition is suspended when a loan is designated non-performing and resumes only when the suspended loan becomes contractually current and performance is demonstrated to have resumed.

The Company collects loan origination fees in conjunction with origination. The Company does not defer origination fees or costs and, rather, records origination fees and costs at the time of origination due to the short-term nature of the loans, the difference is not considered significant.

Loans Held for Investment

Loans held for investment are reported at the principal amount outstanding. Interest on performing loans is accrued and recognized as interest income at the contractual rate of interest, or at the contractual rate of monthly minimum interest. All loans are held for investment, and the intent is always to hold the loan to maturity. The Company rarely sells a note and does not originate a note with the intent to sell the note.

Allowance for loan losses

The allowance for loan losses reflects management’s estimate of loan losses inherent in the loan portfolio as of the balance sheet date. The allowance is increased or decreased through the loan loss provision or recovery on the Company’s statement of income and is decreased by charge-offs when losses are confirmed through the receipt of assets, such as in a pre-foreclosure sale or upon ownership control of the underlying collateral in full satisfaction of the loan upon foreclosure or when significant collection efforts have ceased. The allowance for loan losses is determined on an asset-specific basis.

The asset-specific reserve relates to reserves for losses on individual impaired loans. The Company considers a loan to be impaired when, based upon current information and events, it believes that it is probable that the Company will be unable to collect all amounts due under the contractual terms if the loan agreement. This assessment is made on an individual basis month based on such factors as payment status, lien position, borrower financial resources and investment collateral, collateral type, project economics and geographical location as well as national and regional economic factors. A reserve is established for an impaired loan when the present value of payments expected to be received, observable market prices or the estimated fair value of the collateral (for loans that are dependent on the collateral for repayment) is lower than the carrying value of that loan.

For collateral-dependent impaired loans, the company records an estimated allowance of 10% of the outstanding principal at the time the note is put into default. Valuations are performed or obtained at the time a loan is determined to be impaired and designated non-performing, and they are updated if circumstances indicate that a significant change in value has occurred. The Manager generally will obtain external “as is” appraisals for loan collateral to estimate the fair value of the collateral for such loans.

The Company designates non-performing loans at such time as (i) the borrower fails to make the required monthly interest-only loan payments; (ii) the loan has a maturity default; or (iii) in the opinion of the Manager, it is probable the Company will be unable to collect all amounts due according to the contractual terms of the loan. Loans are charged off to the allowance for loan losses when the contractual amount is no longer realizable.

Real estate properties

Investments in real estate properties consists of real estate acquired in settlement of loans. Real estate acquired through foreclosure is recorded at fair market value at the time of foreclosure, which generally approximates the carrying value of the loan secured by such property. All other real estate acquisitions are recorded at cost. All costs related to acquisition, development, construction and improvements, including repairs, maintenance and legal costs are capitalized and subsequently measured for impairment.

BRELF III, LLC

Notes to Financial Statements

Income taxes

The Company operates and has elected to be taxed as a REIT commencing with its conversion to a REIT effective January 1, 2019. Accordingly, the Company will generally not be subject to corporate U.S. federal or state income tax to the extent that the Company makes qualifying distributions to members, and provided that the Company satisfies, on a continuing basis, through actual investment and operating results, the REIT requirements including certain asset, income, distribution and unit ownership tests. If the Company fails to qualify as a REIT, and does not qualify for certain statutory relief provisions, the Company will be subject to U.S. federal, state and local income taxes and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year in which the Company lost its REIT qualification. Accordingly, the failure to qualify as a REIT could have a material adverse impact on the Company’s results of operations and amounts available for distribution to members.

As a REIT, if the Company fails to distribute in any calendar year (subject to specific timing rules for certain dividends paid in January) at least the sum of (i) 85% of its ordinary income for such year; (ii) 95% of its capital gain net income for such year; and (iii) any undistributed taxable income from the prior year, the Company would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed and (y) the amounts of income retained on which the Company has paid corporate income tax.

The dividend-paid deduction for qualifying dividends paid to members is computed using the Company’s taxable income as opposed to net income reported in the Statement of Income. Taxable income, generally, will differ from income reported in the Statement of Income because the determination of taxable income is based on tax regulations and GAAP.

For the period from January 1, 2019 through September 30, 2019, the Company was in compliance with all REIT qualification and distribution requirements.

The subsidiaries are limited liability companies and are classified as partnerships for income tax purposes. The Subsidiaries are considered disregarded entities for federal income tax purposes.

The Company has no unrecognized tax benefits at September 30, 2019. Management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

The Company recognizes interest and penalties associated with tax matters, if applicable, as operating expenses and includes accrued interest and penalties with the related tax liability in the balance sheet.

Revenue recognition

The Company derives its revenue from loan origination fees, extension and late fees, and interest income related to mortgage notes underwritten by the Company or the Manager. Fee income is recognized as received, and consists of the Company’s 20% share of origination, renewal and late fees on all loans. The remaining 80% of these fees are paid directly to the Manager, who services the loans. Interest income is accrued and recognized as interest becomes due pursuant to the loan terms.

Fair value measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Fair value is a market-based measurement that should be determined based on the assumptions market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, a fair value hierarchy distinguishes between (1) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (2) the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). Valuation techniques used to measure fair value shall maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels, as follows:

BRELF III, LLC

Notes to Financial Statements

•	Level 1 – Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
•	Level 2 – Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
•	Level 3 – Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The fair value hierarchy gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs. In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible while also considering counterparty credit risk in the assessment of fair value.

Note 3 - Recent Accounting Pronouncements

In June 2016, FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326), and in 2019 issued ASU 2019-04, which provides codification improvements, and ASU 2019-05, which provides targeted transition relief for entities adopting ASU 2016-13. ASU No. 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates: The update finalized various effective date delays for private companies, not-for-profit organizations, and certain smaller reporting companies applying the credit losses (CECL), leases, and hedging standards. The guidance replaces the incurred loss model with an expected loss model, which is referred to as the current expected credit loss (CECL) model. Early adoption is permitted for interim and annual periods beginning after December 15, 2018. Upon issuance of the final ASU, the Company plans to adopt this guidance on January 1, 2023. The CECL model is applicable to the measurement of credit losses on financial assets measured at amortized cost, including loan receivables and held-to maturity debt securities. It also applies to off-balance sheet credit exposures not accounted for as insurance (loan commitments, standby letters of credit, financial guarantees, and other similar instruments) and net investments in certain leases recognized by a lessor. In addition, the amendments in this Update require credit losses be presented as an allowance rather than as a write-down on available-for-sale debt securities. The Company has formed a CECL committee that is assessing data and system needs in order to evaluate the impact of adopting the new guidance. We expect to recognize a one-time cumulative effect adjustment to the allowance for loan losses as of the beginning of the first reporting period in which we adopt the new standard. At this time, the impact is being evaluated.

Note 4 - Concentrations of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and mortgage notes receivable.

The Company maintains its cash and cash equivalents with high-credit quality financial institutions. At times, such amounts may exceed federally insured limits. At September 30, 2019 and December 31, 2018, the uninsured cash and cash equivalents balance was approximately $6,261,234 and $3,874,069, respectively.

The Company’s investments are in originated short-term mortgage notes secured by first deeds of trust, mortgages or legal title in real property in Georgia, North Carolina, South Carolina, Tennessee, and Florida. The investments are exposed to various risks, such as market or credit risks.

Note 5 - Mortgage notes receivable

The stated principal amount of loans receivable in the Company’s portfolio represents the Company’s interest in loans secured by first deeds of trust and is presented net of interest reserve and construction reserve holdbacks in the statement of assets, liabilities and members’ equity.

The interest reserve holdback represents funds withheld from the funding of certain mortgage notes receivable for the purpose of satisfying monthly interest payments over all or part of the term of the related note. Accrued

BRELF III, LLC

Notes to Financial Statements

interest is paid out of the interest reserve and recognized as interest income at the end of each month. The construction reserve holdback represents amounts withheld from the funding of construction loans until the Company’s management deems construction to be sufficiently completed.

The Private Placement Memorandum (“PPM”) for the Company includes specific criteria for mortgages qualified to be investments of the Company, including that all notes be first position liens and that the maximum loan to value ratio be 65%, and prior to funding, all loan packages will include an appraisal by a qualified third-party appraiser. The maximum amount of a single loan may not exceed 10% and the maximum amount to a single borrower may not exceed 15% of the total assets of the Company.

The Notes are recorded at their market values, which are approximate to their face amounts, and interest rates generally range from 12% to 12.5%.

A summary of information pertaining to mortgage notes receivable at September 30, 2019 and December 31, 2018:

	September 30, 2019	December 31, 2018
Total loan commitments	$28,276,939	$15,866,252
Less:
Construction holdbacks	10,700,246	8,068,378
Interest reserves	810,408	258,514
Allowance for loan losses	—	—
Total mortgage notes receivable	$16,766,285	$7,539,360

The Notes are considered to be short-term financings, with the expectation of repayment generally within 6 to 12 months. The Company targets to collect a five percent origination fee at each initial loan closing for Notes with a 12-month term, and a one percent fee per two-month extension, of which the Company retains 20% and 80% is remitted to the Manager.

Defaulted notes

All loans require monthly interest only payments. Most loans are structured with an interest reserve holdback that covers the interest payments for most of the initial term of the loan. Once the interest reserve is depleted, borrowers are expected to make their monthly interest payment within 10 days of month end.

Loans can be placed in default status if an interest payment is more than 30 days past due; if a note matures and the borrower fails to extend; or if the collateral becomes impaired in such a way that the ultimate collection of the note is doubtful. A loan can be removed from default status if the late interest payments are brought current; if the borrower complies with appropriate re-underwriting to extend the note; or if additional collateral is provided for the note to provide cash flow or bring the loan to collateral value ratio below 65%.

Non-accrual on defaulted loans

No interest income is reported on notes that are in default, unless the interest is paid. At September 30, 2019 and December 31, 2018 no loans were in default.

Note 6 - Members’ equity

Pursuant to the terms of the PPM, the Fund can offer up to $250,000,000 of membership interests in the Fund. Each dollar is considered equal to one membership unit, with a minimum contribution amount of $100,000, subject to Manager discretion in accepting lesser amounts. Effective with the Company’s REIT election on January 1, 2019, preferred units were exchanged at a 1:100 ratio. The Manager is the sole common unit holder of the Company. After one year, preferred unit holders may request redemptions, subject to the Manager’s sole discretion to establish reserves and to determine cash available for redemptions. All redemption requests made in any calendar quarter are paid out on the first day of the subsequent quarter. The actual redemption amount will be equal to the unit value in effect at the time of the redemption payment, multiplied by the number of units redeemed by the member. No new

BRELF III, LLC

Notes to Financial Statements

mortgages will be funded until all outstanding redemption requests from the previous quarters are met, with the exception of draws on construction loans, which will be funded irrespective of outstanding redemption requests. The preferred unit holders have the right by majority vote to replace the Manager.

Preferred unit holders are expected to receive a monthly preferred return, per preferred unit held, determined as of the date the distribution of the preferred return is declared. The preferred return is paid out of the fees and other income received. The preferred return in not guaranteed and is only paid monthly to the extent earned by the Company.

The Company makes distributions of available cash at the discretion of the Manager; however, generally the Company makes distributions of preferred return monthly within 15 days after the last day of the previous month. Distributions, when made, are made to and among the members and Manager as follows:

(a)	First, to and among all the members any fee based income (defined as 20% of the loan fee income received from origination points, late fees and renewal fees);
(b)	Second, to and among the members, pro rata in accordance with their preferred units, the unpaid preferred return (for the current month if any, inclusive of the fee based income) due to each member as of the date of distribution; and
(c)	Thereafter, after deducting expenses, the distribution is as follows:
(i)	Eighty percent (80%) to the members pro rata; and
(ii)	Twenty percent (20%) to the Manager.

Note 7 - Related party transactions

Certain members of the Company are considered related parties.

A summary of information pertaining to member related parties at September 30, 2019 and December 31, 2018:

	As of
	September 30, 2019	December 31, 2018
Capital balances	$719,061	$674,561
Dividends payable	5,701	6,074
	Nine months ended
	September 30, 2019	September 30, 2018
Contributions, net	$674,561	$49,532
Redemptions	—	—
Income allocated	56,508	27,019

Related parties include PBRELF I, LLC, BRELF II, LLC, BRELF IV, LLC, the related respective management companies and Broadmark Capital, LLC. Amounts payable and receivable to these other related parties were immaterial at September 30, 2019 and December 31, 2018.

Note 8 - Commitments and contingencies

The Company’s commitments and contingencies include usual obligations incurred by real estate companies in the normal course of business. These include interest reserves and construction holdbacks as disclosed in Note 5. In the opinion of management, these matters will not have a material adverse effect on the Company’s financial position and results of operations.

Note 9 - Fair value measurements

Fair value of financial instruments

For certain of the Company’s financial instruments, including cash equivalents, interest and fees receivable, other receivables, accounts payable, and accrued expenses, which are classified under Level 1 within the fair value hierarchy, the carrying amounts approximate fair value due to their short term maturities.

BRELF III, LLC

Notes to Financial Statements

For mortgage notes receivable, which are classified under Level 3 within the fair value hierarchy, fair values are based on discounted cash flows considering interest rate risk and creditworthiness of the borrower. In addition, the Company performs monthly credit reviews of the loan portfolio and considers current economic conditions, review of specific problem loans and other economic and industry factors, as well as the value of the underlying collateral, in determining fair value. The mortgage notes are secured by first deeds of trust, security agreements or legal title to real estate located in the United States. The notes generally have terms ranging between 6 and 18 months and may be extended by paying additional fees. Due to the short-term maturity of the notes, fair value approximates carrying value.

Note 10 - Subsequent events

On August 9, 2019, the Company entered into a definitive agreement with Trinity Merger Corp. to effectuate a business combination transaction which will combine the Company, Manager, Pyatt Broadmark Management, LLC, Broadmark Real Estate Management II, LLC, Broadmark Real Estate Management IV, LLC, PBRELF I, LLC, BRELF II, LLC, and BRELF IV, LLC into a publicly-traded internally managed Mortgage REIT. The transaction received investor and regulatory approval and closed on November 14, 2019.

In accordance with quarterly redemption rights, holders of preferred units were permitted to request redemptions from available cash at the end of September 2019. The total amount of redemptions requested was approximately $1,300,000. Following payment of these redemptions and regular monthly distributions in early October 2019, the Fund’s cash balance was reduced to approximately $7,300,000.

BRELF III, LLC

Report of Independent Registered Public Accounting Firm

To the Members and the board of directors of
BRELF III, LLC

Opinion on the Financial Statements

We have audited the accompanying statement of assets, liabilities and members' equity and condensed schedule of investments of BRELF III, LLC (the “Company”) as of December 31, 2018, the related statements of operations, changes in members' equity and cash flows for the period from January 24, 2018 (date of inception) through December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the period from January 24, 2018 (date of inception) through December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Moss Adams LLP

Everett, Washington
August 9, 2019

We have served as the Company’s auditor since 2019.

BRELF III, LLC

Statement of Assets, Liabilities and Members’ Equity
December 31, 2018

Assets
Cash and cash equivalents	$4,124,069
Investment in mortgage notes receivable (cost $7,539,360)	7,539,360
Interest and fees receivable	5,248
Total	$11,668,677

Liabilities and Members’ Equity
Liabilities
Accounts payable and accrued expenses	$134,937
Accrued distributions to members	103,097
Contributions received in advance	70,000
Total liabilities	$308,034
Commitments and contingencies (Note 11)
Preferred Units - Preferred units (voting) 114,506 units outstanding as of December 31, 2018	11,450,642
Common units - $0 par value, 1 unit authorized; 1 unit issued and outstanding as of December 31, 2018	—
Accumulated Deficit	(89,999)
Members’ equity	11,360,643
Total liabilities and members’ equity	$11,668,677

See Notes to Financial Statements.

BRELF III, LLC

Condensed Schedule of Investments
December 31, 2018

Investments	Cost	Fair value	% of members’ equity
Investment in mortgage notes receivable
United States
Secured real estate loan concentrations
Borrower 1
Loan No. G2018-031 - maturity date of 3/1/2019, interest rate of 12.00%	$1,296,778	$1,296,778	11.41%
Borrower 2
Loan No. G2018-005 - maturity date of 4/1/2019, interest rate of 12.00%	1,230,863	1,230,863	10.83%
Borrower 3
Loan No. G2018-008 - maturity date of 2/1/2019, interest rate of 12.00%	322,452	322,452	2.84%
Loan No. G2018-009 - maturity date of 3/1/2019, interest rate of 12.00%	285,325	285,325	2.51%
Loan No. G2018-014 - maturity date of 4/1/2019, interest rate of 12.00%	194,998	194,998	1.72%
Loan No. G2018-016 - maturity date of 4/1/2019, interest rate of 12.00%	96,691	96,691	0.85%
Loan No. G2018-023 - maturity date of 5/1/2019, interest rate of 12.00%	76,822	76,822	0.68%
Loan No. G2018-025 - maturity date of 6/1/2019, interest rate of 12.50%	96,887	96,887	0.85%
Loan No. G2018-027 - maturity date of 7/1/2019, interest rate of 12.00%	41,920	41,920	0.37%
Loan No. G2018-028 - maturity date of 7/1/2019, interest rate of 12.00%	28,036	28,036	0.25%
Total	$1,143,131	$1,143,131	10.07%
Borrower 4
Loan No. G2018-002 - maturity date of 2/1/2019, interest rate of 12.00%	394,350	394,350	3.47%
Loan No. G2018-003 - maturity date of 2/1/2019, interest rate of 12.00%	365,732	365,732	3.22%
Loan No. G2018-004 - maturity date of 2/1/2019, interest rate of 12.00%	317,982	317,982	2.80%
Total	$1,078,064	$1,078,064	9.49%
Borrower 5
Loan No. G2018-001 - maturity date of 4/1/2019, interest rate of 12.00%	685,626	685,626	6.04%
Other secured real estate loans - maturity dates from 3/1/2019 to 7/1/2019, interest rates ranging from 12.00% to 12.50%	2,104,898	2,104,898	18.53%
Total investment in mortgage loans receivable	$7,539,360	$7,539,360	66.37%

See Notes to Financial Statements.

BRELF III, LLC

Statement of Operations
January 24, 2018 (date of inception) through December 31, 2018

Investment income
Interest income	$549,961
Fee income	103,764
Total investment income	$653,725
Expense
Other	17,112
Total expenses	$17,112
Net investment income before provision for income taxes	636,613
Provision for income taxes	90,000
Net income	$546,613

See Notes to Financial Statements.

BRELF III, LLC

Statement of Changes in Members’ Equity
January 24, 2018 (date of inception) through December 31, 2018

	Common Units		Preferred Units (voting)		Accumulated Deficit	Total
	Units	Amount	Units	Amount
Balance, January 1, 2018	—	$—	—	$—	$—	$—
Contributions
Cash		—	11,252,500	11,252,500	—	11,252,500
Reinvestments		—	198,142	198,142	—	198,142
Net income		—		—	546,613	546,613
Incentive fee allocation to manager	1	—		—	(60,290)	(60,290)
Distributions		—		—	(576,322)	(576,322)
Redemptions		—		—	—	—
REIT conversion, net		—	(11,336,136)		—	—
Balance, December 31, 2018	1	$—	114,506	$11,450,642	$(89,999)	$11,360,643

See Notes to Financial Statements.

BRELF III, LLC

Statement of Cash Flows
January 24, 2018 (date of inception) through December 31, 2018

Cash flows from operating activities
Net income	$546,613
Adjustments to reconcile net income to net cash used in operations:
Changes in operating assets and liabilities:
Investments in mortgage notes receivable	(7,539,360)
Investments in real estate property	(5,248)
Interest and fees receivable	21,485
Accounts payable, income tax payable and accrued expenses	90,000
Net cash used in operating activities	(6,886,510)
Cash flows from financing activities
Contributions	11,252,500
Contributions received in advance	70,000
Accrued distributions to members	103,097
Distributions	(438,470)
Net cash provided by financing activities	10,987,127
Net change in cash	4,100,617
Cash and cash equivalents, beginning of year	—
Cash and cash equivalents, end of year	$4,100,617
Supplemental schedule of noncash investing and financing activities
Reinvested distributions	$198,142

See Notes to Financial Statements.

BRELF III, LLC
Notes to Financial StatementsDecember 31, 2018

Note 1 - Organization and business

BRELF III, LLC (the “Fund”) is a Washington limited liability company formed on January 24, 2018 and operates under the Amended and Restated Limited Liability Company Agreement (the “Operating Agreement”) dated October 1, 2018. The Fund will have perpetual existence unless terminated pursuant to the provisions of the Operating Agreement.

The Fund was organized to serve as an investment vehicle for the pooling of investments made on behalf of its members. The primary purpose of the Fund is to make short-term, first position single-family construction and land development mortgages secured by deeds of trust on real estate located in Georgia, North Carolina, South Carolina, Tennessee and Florida.

The Fund has an agreement with Broadmark Real Estate Management III, LLC (the “Manager”) to manage the underwriting, closing, servicing, and disposition of mortgage notes, and perform all general and administrative duties. The Manager is the common unit holder and functions as the manager of the Fund. The Fund derives its revenue from loan origination fees, extension and late fees, and interest income related to mortgage notes underwritten by the Fund or the Manager. Fee income is recognized as received, and consists of the Fund’s 20% share of origination, renewal and late fees an all loans. The remaining 80% of these fees are paid directly to the Manager, who underwrites and services the loans. Interest income is accrued and recognized as interest becomes due pursuant to the loan terms.

Note 2 - Summary of significant Accounting policies

Basis of accounting

The Fund prepares its financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) using the guidance related to “Financial Services Investment Companies” as detailed in the Financial Accounting Standards Board’s Accounting Standards Codification Topic 946.

Cash and cash equivalents

The Fund considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. The Fund has a cash management sweep account repurchase agreement whereby its bank nightly sweeps cash in excess of $750,000, sells the Fund specific U.S. Government securities and then repurchases them the next day. The balance in the sweep account at December 31, 2018 was $3,873,134.

Fair value measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Fair value is a market-based measurement that should be determined based on the assumptions market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, a fair value hierarchy distinguishes between (1) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (2) the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). Valuation techniques used to measure fair value shall maximize the use of observable inputs and minimize the use of unobservable inputs.

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels, as follows:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. An active market for the asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide information on an ongoing basis.

BRELF III, LLC

Notes to Financial Statements
December 31, 2018

•	Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. If the asset or liability has a specified (contractual) term, a Level 2 input must be observable for substantially the full term of the asset or liability. Level 2 inputs include the following:
a)	Quoted prices for similar assets or liabilities in active markets
b)	Quoted prices for identical or similar assets or liabilities in markets that are not active
c)	Inputs other than quoted prices that are observable for the asset or liability
d)	Inputs that are derived principally from or corroborated by observable market data by correlation or other means
•	Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs are used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date. Unobservable inputs reflect the reporting entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk). Unobservable inputs are developed based on the best information available in the circumstances, which might include the reporting entity’s own data. However, market participant assumptions cannot be ignored and, accordingly, the reporting entity’s own data used to develop unobservable inputs are adjusted if information is reasonably available without undue cost and effort that indicates that market participants would use different assumptions.

The fair value hierarchy gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs. Transfers between Levels 1 and 2 generally relate to whether a market becomes active or inactive. Transfers between Levels 1 and 3 generally relate to whether, for various reasons, significant inputs become observable or unobservable. The transfer between levels is recognized as of the first day of the year. Investments classified as Level 3 in the fair value hierarchy are valued at an aggregate amount of $7,539,360 as of December 31, 2018 (66.37% of members’ equity). These values have been estimated by the Manager in the absence of readily ascertainable market values. Because of the inherent uncertainty of valuation, the estimated values of these investments may differ significantly from the values that would have been used had a ready market for the securities existed and the differences could be material.

Valuation of investments in mortgage notes receivable

Fair values of mortgage notes receivable are based on discounted cash flows giving consideration to interest rate risk and creditworthiness of the borrower. In addition, the Fund performs monthly credit reviews of the loan portfolio and considers current economic conditions, review of specific problem loans and other economic and industry factors, as well as the value of the underlying collateral, in determining fair value. The mortgage notes are secured by first deeds of trust, security agreements or legal title to real estate located in the United States. The notes generally have terms ranging between 6 and 12 months and may be extended by paying additional fees. Due to the short-term maturity of the notes, fair value approximates carrying value.

The determination of the fair value of the mortgage notes requires estimates that are susceptible to significant changes in the economic environment and market conditions, as well as other factors specific to a transaction.

In connection with the determination of fair value, management obtains independent appraisals for significant collateral. Although management uses available information to determine fair value, it is possible that a material change could occur in the near term. However, the amount of the change that is possible, if any, cannot be estimated.

As discussed above, management periodically reviews the creditworthiness of the borrowers, the current status of the mortgage notes as well as the net cash value of the collateral in determining fair value.

The Fund records an unrealized gain or loss when comparing the fair value to the current carrying value.

Many construction loans provide for minimum interest provisions, under which the contractual rate applies to 70% of the face amount of the note until the actual outstanding principal exceeds the minimum threshold. Interest income on mortgage notes is accrued and included in operating income based on contractual rates applied to the principal

BRELF III, LLC

Notes to Financial Statements
December 31, 2018

balance outstanding, unless there is a minimum interest provision in the promissory note. The accrual of interest is discontinued when management believes, after considering collection efforts and other factors, the amount ultimately to be collected will be insufficient to cover the additional interest payments. Interest previously accrued may be reversed at that time, and such reversal is included in interest income in the statement of operations. During the period from January 24, 2018 (date of inception) through December 31, 2018, there was no reversal of interest previously accrued.

Income taxes

The Fund is a limited liability company that was classified as a partnership for income tax purposes for the period from January 24, 2018 (date of inception) to September 30, 2018. The Fund’s profits and losses were reportable by the members on their respective income tax returns. The Fund elected to be taxed as a “C” corporation as of October 1, 2018 and for the taxable period from October 1, 2018 through December 31, 2018. Accordingly, the Fund accounts for income taxes pursuant to the asset and liability method, which requires deferred tax assets and liabilities be computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the year plus or minus the change during the year in deferred tax assets and liabilities.

The Fund has no unrecognized tax benefits at December 31, 2018. As the Fund was formed in 2018, all federal and state tax returns remain open for examination. Management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

The Fund recognizes interest and penalties associated with tax matters, if applicable, as operating expenses and includes accrued interest and penalties with the related tax liability in the statement of assets, liabilities and members’ equity.

Revenue recognition

The Fund derives its revenue from loan origination fees, extension and late fees, and interest income related to mortgage notes underwritten by the Fund or the Manager. Fee income is recognized as received, and consists of the Fund’s 20% share of origination, renewal and late fees an all loans. The remaining 80% of these fees are paid directly to the Manager, who services the loans. Interest income is accrued and recognized as interest becomes due pursuant to the loan terms. The Fund targets to collect a five percent origination fee at each initial loan closing for Notes with a 12-month term, and a one percent fee per two-month extension, of which the Manager retains 80% and 20% is remitted to the Fund.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the fair value of investments, certain reported amounts and disclosures at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. The most significant estimate is the valuation of mortgage loans receivable. Accordingly, actual results could differ from those estimates.

Subsequent events

The Fund has evaluated subsequent events through the date the financial statements were issued.

Note 3 - Recent Accounting Pronouncements

In August 2016, FASB issued ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments, which provides guidance regarding the presentation of certain cash receipts and cash payments in the statement of cash flows, addressing eight specific cash flow classification issues, in order to reduce existing diversity in practice. The adoption of ASC No. 2016-15 did not have a material impact on our financial position, results of operations, or cash flows.

BRELF III, LLC

Notes to Financial Statements
December 31, 2018

Note 4 - Concentrations of credit risk

Financial instruments which potentially subject the Fund to concentrations of credit risk consist primarily of cash and cash equivalents and mortgage notes receivable.

The Fund maintains its cash and cash equivalents with high-credit quality financial institutions. At times, such amounts may exceed federally insured limits. At December 31, 2018, the uninsured cash and cash equivalents balance was approximately $3,874,069.

The Fund originates primarily short-term mortgage notes consisting of commercial and single-family construction and land development loans secured by first deeds of trust, mortgages or legal title in real property. The notes are exposed to various risks, such as market or credit risks. At December 31, 2018, eight borrowers, through various entities, represented approximately 84% of total mortgage notes receivable.

Note 5 - Investments in mortgage notes receivable

The stated principal amount of loans receivable in the Fund’s portfolio represents the Fund’s interest in loans secured by first deeds of trust and is presented net of interest reserve and construction reserve holdbacks in the statement of assets, liabilities and members’ equity.

The interest reserve holdback represents funds withheld from the funding of certain mortgage notes receivable for the purpose of satisfying monthly interest payments over all or part of the term of the related note. Accrued interest is paid out of the interest reserve and recognized as interest income at the end of each month. The construction reserve holdback represents amounts withheld from the funding of construction loans until the Fund’s management deems construction to be sufficiently completed.

The Private Placement Memorandum (“PPM”) for the Fund includes specific criteria for mortgages qualified to be investments of the Fund, including that all notes be first position liens and that the maximum loan to value ratio be 65%, and prior to funding, all loan packages will include an appraisal by a qualified third-party appraiser. The maximum amount of a single loan may not exceed 10% and the maximum amount to a single borrower may not exceed 15% of the total assets of the Fund.

At December 31, 2018, the Fund had mortgage notes receivable (the “Notes”) outstanding of $7,539,360 which is net of interest reserve holdbacks of $258,514 and construction reserve holdbacks of $8,068,378. The Notes are recorded at their market values, which are approximate to their face amounts, and interest rates generally range from 12% to 12.5%. The Notes are considered to be short-term financings, with the expectation of repayment generally within 6 to 12 months.

Note 6 - Fair value measurement

The Fund’s assets measured at fair value at December 31, 2018 have been categorized in the following table based upon the fair value hierarchy:

	Quoted prices in active markets for identical assets (Level 1)	Significant observable input (Level 2)	Significant unobservable input (Level 3)	Balance, December 31, 2018
Secured real estate loans	$—	$—	$7,539,360	$7,539,360

Changes in assets measured at fair value using Level 3 inputs for the year ended December 31, 2018 were as follows:

Secured real estate loans
Mortgage notes originated	$7,829,360
Repayments collected	(290,000)
Balance, December 31, 2018	$7,539,360

BRELF III, LLC

Notes to Financial Statements
December 31, 2018

The following table presents additional information about valuation methodologies and inputs used for investments that are measured at fair value and categorized within Level 3 as of December 31, 2018:

Quantitative information about Level 3 fair value measurements

Investments	Fair value at December 31, 2018	Valuation technique	Unobservable input	Range of inputs
Secured real estate loans	$7,539,360	Income approach	Months to maturity Market yield	1.07 to 8.13 months
				12% - 12.5%

Note 7 - Members’ equity

Contributions

Pursuant to the terms of the PPM, as amended in September 2018, the Fund can offer up to $250,000,000 of membership interests in the Fund with a minimum contribution amount of $100,000, subject to Manager discretion in accepting lesser amounts. Pursuant to the Fund’s Operating Agreement, as amended on October 1, 2018, preferred units were exchanged at a 1:100 ratio. As of December 31, 2018, there were 114,506 preferred units and one common unit issued and outstanding. The Manager is the sole common unit holder of the Fund. After one year, preferred unit holders may request redemptions from available cash, subject to the applicable gate and Manager’s sole discretion to establish reserves and to determine cash available for redemptions. All redemption requests made in any calendar quarter are due to be paid from available cash on the first day of the subsequent quarter. The actual redemption amount will be equal to the unit value in effect at the time of the redemption payment, multiplied by the number of units redeemed by the member. No new mortgages will be funded until all outstanding redemption requests from the previous quarters are met, with the exception of draws on construction loans, which will be funded irrespective of outstanding redemption requests. The preferred unit holders have the right by majority vote to replace the Manager.

Allocation of net profits and net losses

Profits and losses of the Fund are allocated among the members. Members will earn a variable yield, including a monthly preferred return of 0.5% (6.0% on an annualized basis) based on the cash flow of the Fund. The preferred return is calculated monthly based on a member’s adjusted capital contribution and is paid out of fees received and other allocable income. The preferred return is not cumulative, and the amount does not accrue. If allocable income is not sufficient to cover distributions for the preferred return in any given month, the shortfall is added to the member’s adjusted capital contribution balance, on which the minimum preferred return is calculated in future periods. In subsequent months, when income is in excess of the minimum, the amount in excess is offset against previous shortfall adjustments made to the capital contribution balances of each member. The remaining 80% of allocable income is allocated and distributed to the members. After the preferred return is paid, the Manager is paid a distribution as an incentive fee equal to 20% of the remaining allocable income.

Allocable income is determined monthly, based on cash collections. The difference between allocable income reported to members and net increase in members’ equity from operations is attributable to the change in interest receivable for the year and the unrealized loss on investment in real estate property.

Distributions

The Fund makes distributions of available cash at the discretion of the Manager; however, generally the Fund makes distributions of preferred return monthly within 15 days after the last day of the previous month. Distributions, when made, are made to and among the members and Manager as follows:

(a)	First, to and among all the members any fee based income (defined as 20% of the loan fee income received from origination points, late fees and renewal fees);
(b)	Second, to and among the members the unpaid preferred return (for the current month if any, inclusive of the Fee Based Income) due to each member as of the date of distribution; and

BRELF III, LLC

Notes to Financial Statements
December 31, 2018

(c)	Thereafter, as follows:
(i)	Eighty percent (80%) to the preferred unit holders pro rata; and
(ii)	Twenty percent (20%) to the common unit holder.

Note 8 - Related party transactions

Certain members of the Company are considered related parties. During 2018, these members had net contributions of approximately $674,561 and redeemed $0. These members have total capital balances of $674,561 as of December 31, 2018, and were allocated $42,306 of income during 2018, including $6,074 recorded in dividends payable as of December 31, 2018.

Note 9 - Income taxes

For the period from October 1, 2018 through December 31, 2018, the provision for income taxes consisted of the following:

Current	$90,000
Deferred	—
Total	$90,000

At December 31, 2018, deferred income taxes were not material to the Fund’s financial statements and, accordingly, were not recorded.

Note 10 - Financial highlights

Financial highlights of the Fund for the year period from January 24, 2018 (date of inception) through December 31, 2018 are as follows:

Weighted-average net assets	$4,261,900
Ratios to weighted-average net assets
Expenses	2.74%
Net investment income	13.99%
Total return	9.85%

The above ratios and total return are calculated for the member class taken as a whole. The computation of such ratios and return for an individual investor may vary from these ratios and return based on the timing of capital transactions. As the Fund was formed on January 24, 2018, the expense and net investment income ratios have been annualized. Total return has not been annualized. The return is calculated based on the monthly weighted-average capital balances for the period January 24, 2018 (date of inception) through December 31, 2018.

Note 11 - Commitments and contingencies

The Fund’s commitments and contingencies include usual obligations incurred by real estate investment companies in the normal course of business. These include interest reserves and construction holdbacks as disclosed in Note 5. In the opinion of management, these matters will not have a material adverse effect on the Fund’s financial position and results of operations.

From time to time, the Company is named as a defendant in legal actions relating to transactions conducted in the ordinary course of business. Although there can be no assurance of the outcome of such legal actions, in the opinion of management, the Company does not have a potential liability related to any current legal proceeding or claim that would individually or in the aggregate materially affect its results of operations, financial condition or cash flows.

BRELF III, LLC

Notes to Financial Statements
December 31, 2018

Note 12 - Subsequent events

Effective on January 1, 2019, the Fund elected to be taxed as a real estate investment trust for U.S. federal income tax purposes.

On August 9, 2019, the Company entered into a definitive agreement with Trinity Merger Corp. to effectuate a business combination transaction which will combine the Company, Manager, Pyatt Broadmark Management, LLC, Broadmark Real Estate Management II, LLC, Broadmark Real Estate Management IV, LLC, PBRELF I, LLC, BRELF II, LLC, and BRELF IV, LLC into a publicly-traded internally managed Mortgage REIT. The transaction is subject to investor and regulatory approval and is expected to close in the third quarter of 2019.

BRELF IV, LLC

Balance Sheet (unaudited)

As of September 30, 2019
Assets
Cash and cash equivalents	$936,594
Mortgage notes receivable, net	2,667,239
Interest and fees receivable	3,000
Total assets	$3,606,833

Liabilities and Members’ Equity

Liabilities
Accounts payable and accrued expenses	$18,146
Dividends payable	30,377
Total liabilities	48,523
Commitments and contingencies (Note 7)
Members’ equity
Preferred Units - Preferred units (voting) 35,583 units issued and outstanding as of September 30, 2019	3,558,310
Common units, $0 par value, 1 unit authorized; 1 unit issued and outstanding as of September 30, 2019	—
Retained earnings	—
Members’ equity	3,558,310
Total liabilities and members’ equity	$3,606,833

See Notes to Financial Statements.

BRELF IV, LLC

Statement of Income (unaudited)

February 28 (date of inception) through September 30, 2019
Revenue
Interest income	$102,130
Fee income	22,490
Total revenue	124,620
Expense
Other	933
Total expenses	933
Net income	$123,687

See Notes to Financial Statements.

BRELF IV, LLC

Statement of Changes in Members’ Equity (unaudited)
February 28, 2019 (date of inception) through September 30, 2019

	Common Units		Preferred Units (voting)
	Units	Amount	Units	Amount	Retained earnings	Total
Balance, February 28, 2019	1	$—	—	$—	$—	$—
Contributions
Cash			35,246	3,524,619	—	3,524,619
Reinvestments			337	33,691	—	33,691
Net income				—	123,687	123,687
Incentive fee allocation to manager				—	(10,293)	(10,293)
Distributions				—	(113,394)	(113,394)
Balance, September 30, 2019	1	$—	35,583	$3,558,310	$—	$3,558,310

See Notes to Financial Statements.

BRELF IV, LLC

Statement of Cash Flows (unaudited)

February 28 (date of inception) through September 30, 2019
Cash flows from operating activities
Net Income	$123,687
Adjustments to reconcile net income to net cash used in operations:
Changes in operating assets and liabilities:
Interest and fees receivable	(3,000)
Accounts payable and accrued expenses	18,146
Net cash from operating activities	138,833
Cash flows from investing activities
Investments in mortgage notes receivable	(2,667,239)
Net cash used in investing activities	(2,667,239)
Cash flows from financing activities
Contributions	3,524,619
Dividends payable, net	30,377
Distributions	(89,996)
Net cash from financing activities	3,465,000
Net change in cash	936,594
Cash and cash equivalents, beginning of period	—
Cash and cash equivalents, end of period	$936,594
Supplemental disclosure of non cash investing and financing activities Reinvested distributions	$33,691

See Notes to Financial Statements.

BRELF IV, LLC

Notes to Financial Statements

Note 1 - Organization and business

BRELF IV, LLC (the “Company”) is a Washington limited liability company that began operations on February 28, 2019 and operates under a Limited Liability Company Agreement (the “Operating Agreement”) dated January 2, 2019. The Company will have perpetual existence unless terminated pursuant to the provisions of the Operating Agreement. From inception, the Company elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes.

The Company is a private real estate lending company that originates primarily commercial and single-family construction and land development mortgages secured by real estate. The primary purpose of the Company is to make short-term, first position construction and development loans secured by deeds of trust on real estate located exclusively in Maryland, Pennsylvania, Virginia, and the District of Columbia.

The Company has an agreement with Broadmark Real Estate Management IV, LLC (the “Manager”) to manage the underwriting, closing, servicing, and disposition of mortgage notes, and perform all general and administrative duties. The Manager is the common unit holder and functions as manager of the Company. The Company derives its revenue from loan origination fees, extension and late fees, and interest income related to mortgage notes underwritten by the Company or the Manager. Fee income is recognized as received, and consists of the Company’s 20% share of origination, renewal and late fees an all loans. The remaining 80% of these fees are paid directly to the Manager, who underwrites and services the loans. Interest income is accrued and recognized as interest becomes due pursuant to the loan terms.

Note 2 - Summary of significant accounting policies

Basis of accounting

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the fair value of investments, certain reported amounts and disclosures at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Subsequent events

The Company has evaluated subsequent events through the date the financial statements were issued.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. The Company has a cash management sweep account repurchase agreement whereby its bank nightly sweeps cash, sells the Company specific U.S. Government securities and then repurchases them the next day. The balance in the sweep account at September 30, 2019 was $936,594.

Mortgage notes receivable

Mortgage notes receivable are held for investment purpose, anticipated to be held until maturity and are carried at cost, net of unfunded commitments and allowance for loan losses. Mortgage notes receivable that are deemed to be impaired are carried at amortized cost less a specific allowance for loan losses.

The mortgage notes are secured by first deeds of trust, security agreements or legal title to real estate located in the United States. The notes generally have terms ranging between 6 and 18 months and may be extended by paying additional fees.

BRELF IV, LLC

Notes to Financial Statements

Many construction loans provide for minimum interest provisions, under which the contractual rate applies to 70% of the face amount of the note until the actual outstanding principal exceeds the minimum threshold. Interest income on mortgage notes is accrued and included in operating income based on contractual rates applied to the principal balance outstanding, unless there is a minimum interest provision in the promissory note. Income recognition is suspended when a loan is designated non-performing and resumes only when the suspended loan becomes contractually current and performance is demonstrated to have resumed.

The Company collects loan origination fees in conjunction with origination. The Company does not defer origination fees or costs and, rather, records origination fees and costs at the time of origination due to the short-term nature of the loans, the difference is not considered significant.

Loans Held for Investment

Loans held for investment are reported at the principal amount outstanding. Interest on performing loans is accrued and recognized as interest income at the contractual rate of interest, or at the contractual rate of monthly minimum interest. All loans are held for investment, and the intent is always to hold the loan to maturity. The Company rarely sells a note, and does not originate a note with the intent to sell the note.

Allowance for loan losses

The allowance for loan losses reflects management’s estimate of loan losses inherent in the loan portfolio as of the balance sheet date. The allowance is increased or decreased through the loan loss provision or recovery on the Company’s statement of income, and is decreased by charge-offs when losses are confirmed through the receipt of assets, such as in a pre-foreclosure sale or upon ownership control of the underlying collateral in full satisfaction of the loan upon foreclosure or when significant collection efforts have ceased. The allowance for loan losses is determined on an asset-specific basis.

The asset-specific reserve relates to reserves for losses on individual impaired loans. The Company considers a loan to be impaired when, based upon current information and events, it believes that it is probable that the Company will be unable to collect all amounts due under the contractual terms if the loan agreement. This assessment is made on an individual basis month based on such factors as payment status, lien position, borrower financial resources and investment collateral, collateral type, project economics and geographical location as well as national and regional economic factors. A reserve is established for an impaired loan when the present value of payments expected to be received, observable market prices or the estimated fair value of the collateral (for loans that are dependent on the collateral for repayment) is lower than the carrying value of that loan.

For collateral-dependent impaired loans, the company records an estimated allowance of 10% of the outstanding principal at the time the note is put into default. Valuations are performed or obtained at the time a loan is determined to be impaired and designated non-performing, and they are updated if circumstances indicate that a significant change in value has occurred. The Manager generally will obtain external “as is” appraisals for loan collateral to estimate the fair value of the collateral for such loans.

The Company designates non-performing loans at such time as (i) the borrower fails to make the required monthly interest-only loan payments; (ii) the loan has a maturity default; or (iii) in the opinion of the Manager, it is probable the Company will be unable to collect all amounts due according to the contractual terms of the loan. Loans are charged off to the allowance for loan losses when the contractual amount is no longer realizable.

Real estate property

Real estate property owned by the Company consists of real estate acquired in settlement of loans. Real estate acquired through foreclosure is recorded at fair market value at the time of foreclosure, which generally approximates the carrying value of the loan secured by such property. All other real estate acquisitions are recorded at cost. All costs related to acquisition, development, construction and improvements, including repairs, maintenance and legal costs are capitalized and subsequently measured for impairment.

BRELF IV, LLC

Notes to Financial Statements

Income taxes

The Company operates and has elected to be taxed as a REIT. Accordingly, the Company will generally not be subject to corporate U.S. federal or state income tax to the extent that the Company makes qualifying distributions to members, and provided that the Company satisfies, on a continuing basis, through actual investment and operating results, the REIT requirements including certain asset, income, distribution and unit ownership tests. If the Company fails to qualify as a REIT, and does not qualify for certain statutory relief provisions, the Company will be subject to U.S. federal, state and local income taxes and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year in which the Company lost its REIT qualification. Accordingly, the failure to qualify as a REIT could have a material adverse impact on the Company’s results of operations and amounts available for distribution to members.

As a REIT, if the Company fails to distribute in any calendar year (subject to specific timing rules for certain dividend paid in January) at least the sum of (i) 85% of its ordinary income for such year, (ii) 95% of its capital gain net income for such year, and (iii) any undistributed taxable income from the prior year, the Company would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed and (y) the amounts of income retained on which the Company has paid corporate income tax.

The dividend paid deduction for qualifying dividends paid to members is computed using the Company’s taxable income as opposed to net income reported in the Statement of Income. Taxable income, generally, will differ from income reported in the Statement of Income because the determination of taxable income is based on tax regulations and GAAP.

For the period from January 1, 2019 through September 30, 2019, the Company was in compliance with all REIT qualification and distribution requirements.

The subsidiaries are a limited liability companies and is classified as partnerships for income tax purposes. The Subsidiaries are considered disregarded entities for federal income tax purposes.

The Company has no unrecognized tax benefits at September 30, 2019. Management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

The Company recognizes interest and penalties associated with tax matters, if applicable, as operating expenses and includes interest and penalties with the related tax liability in the balance sheet.

Fair value measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Fair value is a market-based measurement that should be determined based on the assumptions market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, a fair value hierarchy distinguishes between (1) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (2) the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). Valuation techniques used to measure fair value shall maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels, as follows:

•	Level 1 – Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
•	Level 2 – Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
•	Level 3 – Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

BRELF IV, LLC

Notes to Financial Statements

The fair value hierarchy gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs. In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible while also considering counterparty credit risk in the assessment of fair value.

Revenue recognition

The Company derives its revenue from loan origination fees, extension and late fees, and interest income related to mortgage notes underwritten by the Company or the Manager. Fee income is recognized as received, and consists of the Company’s 20% share of origination, renewal and late fees an all loans. The remaining 80% of these fees are paid directly to the Manager, who services the loans. Interest income is accrued and recognized as interest becomes due pursuant to the loan terms. The Company targets to collect a five percent origination fee at each initial loan closing for Notes with a 12-month term, and a one percent fee per two-month extension, of which the Manager retains 80% and 20% is remitted to the Company.

Note 3 - Recent accounting pronouncements

In June 2016, FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326), and in 2019 issued ASU 2019-04, which provides codification improvements, and ASU 2019-05, which provides targeted transition relief for entities adopting ASU 2016-13. ASU No. 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates: The update finalized various effective date delays for private companies, not-for-profit organizations, and certain smaller reporting companies applying the credit losses (CECL), leases, and hedging standards. The guidance replaces the incurred loss model with an expected loss model, which is referred to as the current expected credit loss (CECL) model. Early adoption is permitted for interim and annual periods beginning after December 15, 2018. Upon issuance of the final ASU, the Company plans to adopt this guidance on January 1, 2023. The CECL model is applicable to the measurement of credit losses on financial assets measured at amortized cost, including loan receivables and held-to maturity debt securities. It also applies to off-balance sheet credit exposures not accounted for as insurance (loan commitments, standby letters of credit, financial guarantees, and other similar instruments) and net investments in certain leases recognized by a lessor. In addition, the amendments in this Update require credit losses be presented as an allowance rather than as a write-down on available-for-sale debt securities. The Company has formed a CECL committee that is assessing data and system needs in order to evaluate the impact of adopting the new guidance. We expect to recognize a one-time cumulative effect adjustment to the allowance for loan losses as of the beginning of the first reporting period in which we adopt the new standard. At this time, the impact is being evaluated.

Note 4 - Members’ equity

Pursuant to the terms of the PPM, the Company can offer up to $250,000,000 of preferred membership interests in the Company with a minimum contribution amount of $100,000, subject to Manager discretion in accepting lesser amounts. As of September 30, 2019, there was one common unit issued and outstanding. The Manager is the sole common unit holder of the Company. After one year, preferred unit holders may request redemptions from available cash, subject to the applicable gate and Manager’s sole discretion to establish reserves and to determine cash available for redemptions. All redemption requests made in any calendar quarter are paid from available cash on the first day of the subsequent quarter. The actual redemption amount will be equal to the unit value in effect at the time of the redemption payment, multiplied by the number of units redeemed by the member. No new mortgages will be funded until all outstanding redemption requests from the previous quarters are met, with the exception of draws on construction loans, which will be funded irrespective of outstanding redemption requests. The preferred unit holders have the right by majority vote to replace the Manager.

Preferred unit holders are expected to receive a monthly preferred return, per preferred unit held, determined as of the date the distribution of the preferred return is declared. The preferred return is paid out of the fees and other income received. The preferred return is not guaranteed and is only paid monthly to the extent earned by the Company.

BRELF IV, LLC

Notes to Financial Statements

The Company makes distributions of available cash at the discretion of the Manager; however, generally the Company makes distributions of preferred return monthly within 15 days after the last day of the previous month. Distributions, when made, are made to and among the members and Manager as follows:

(a)	First, to and among all the members any fee based income (defined as 20% of the loan fee income received from origination points, late fees and renewal fees);
(b)	Second, to and among the members, pro rata in accordance with their preferred units, the unpaid preferred return (for the current month if any, inclusive of the fee based income) due to each member as of the date of distribution; and
(c)	Thereafter, after deducting expenses, the distribution of residual earnings is as follows:
(i)	Eighty percent (80%) to the preferred unit holders pro rata; and
(ii)	Twenty percent (20%) to the common unit holder.

Note 5 - Mortgage notes receivable

The stated principal amount of loans receivable in the Company’s portfolio represents the Company’s interest in loans secured by first deeds of trust and is presented net of interest reserve and construction reserve holdbacks in the statement of assets, liabilities and members’ equity.

The interest reserve holdback represents funds withheld from the funding of certain mortgage notes receivable for the purpose of satisfying monthly interest payments over all or part of the term of the related note. Accrued interest is paid out of the interest reserve and recognized as interest income at the end of each month. The construction reserve holdback represents amounts withheld from the funding of construction loans until the Company’s management deems construction to be sufficiently completed.

The Private Placement Memorandum (“PPM”) for the Company includes specific criteria for mortgages qualified to be investments of the Company, including that all notes be first position liens and that the maximum loan to value ratio be 65%, and prior to funding, all loan packages will include an appraisal by a qualified third-party appraiser. The maximum amount of a single loan may not exceed 10% and the maximum amount to a single borrower may not exceed 15% of the total assets of the Company.

Notes receivable are recorded at their market values, which are approximate to their face amounts, and interest rates generally range from 12% to 12.5%.

A summary of information pertaining to mortgage notes receivable at September 30, 2019:

September 30, 2019
Total loan commitments	$3,919,000
Less:
Construction holdbacks	1,173,680
Interest reserves	78,081
Allowance for loan losses	—
Total mortgage notes receivable	$2,667,239

The Notes are considered to be short-term financings, with the expectation of repayment generally within 6 to 12 months. The Company targets to collect a five percent origination fee at each initial loan closing for Notes with a 12-month term, and a one percent fee per two-month extension, of which the Company retains 20% and 80% is remitted to the Manager.

Defaulted notes

All loans require monthly interest only payments. Most loans are structured with an interest reserve holdback that covers the interest payments for most of the initial term of the loan. Once the interest reserve is depleted, borrowers are expected to make their monthly interest payment within 10 days of month end.

BRELF IV, LLC

Notes to Financial Statements

Loans can be placed in default status if an interest payment is more than 30 days past due; if a note matures and the borrower fails to extend; or if the collateral becomes impaired in such a way that the ultimate collection of the note is doubtful. A loan can be removed from default status if the late interest payments are brought current; if the borrower complies with appropriate re-underwriting to extend the note; or if additional collateral is provided for the note to provide cash flow or bring the loan to collateral value ratio below 65%.

Non-accrual on defaulted loans

No interest income is reported on notes that are in default, unless the interest is paid. At September 30, 2019 no loans were in default.

Note 6 - Related party transactions

Related parties include PBRELF I, LLC, BRELF II, LLC, BRELF III, LLC, the related respective management companies and Broadmark Capital, LLC. Amounts payable and receivable to these other related parties were immaterial at September 30, 2019.

Note 7 - Commitments and contingencies

The Company’s commitments and contingencies include usual obligations incurred by real estate investment companies in the normal course of business. In the opinion of management, these matters will not have a material adverse effect on the Company’s financial position and results of operations.

From time to time, the Company is named as a defendant in legal actions relating to transactions conducted in the ordinary course of business. Although there can be no assurance of the outcome of such legal actions, in the opinion of management, the Company does not have a potential liability related to any current legal proceeding or claim that would individually or in the aggregate materially affect its results of operations, financial condition or cash flows.

Note 8 - Concentrations of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and mortgage notes receivable.

The Company maintains its cash and cash equivalents with high-credit quality financial institutions. At times, such amounts may exceed federally insured limits. At September 30, 2019 the uninsured cash and cash equivalents balance was approximately $686,594.

The Company’s investments are in originated short-term mortgage notes secured by first deeds of trust, mortgages or legal title in real property in Pennsylvania and Washington D.C. The investments are exposed to various risks, such as market or credit risks.

Note 9 - Fair value measurements

Fair value of financial instruments

For certain of the Company’s financial instruments, including cash equivalents, interest and fees receivable, other receivables, accounts payable, and accrued expenses, which are classified under Level 1 within the fair value hierarchy, the carrying amounts approximate fair value due to their short term maturities.

For mortgage notes receivable, which are classified under Level 3 within the fair value hierarchy, fair values are based on discounted cash flows considering interest rate risk and creditworthiness of the borrower. In addition, the Company performs monthly credit reviews of the loan portfolio and considers current economic conditions, review of specific problem loans and other economic and industry factors, as well as the value of the underlying collateral, in determining fair value. The mortgage notes are secured by first deeds of trust, security agreements or legal title to real estate located in the United States. The notes generally have terms ranging between 6 and 18 months and may be extended by paying additional fees. Due to the short-term maturity of the notes, fair value approximates carrying value.

BRELF IV, LLC

Notes to Financial Statements

Note 10 - Subsequent events

On August 9, 2019, the Company entered into a definitive agreement with Trinity Merger Corp. to effectuate a business combination transaction which will combine the Company, Manager, Broadmark Real Estate Management II, LLC, Broadmark Real Estate Management III, LLC, Broadmark Real Estate Management IV, LLC, BRELF II, LLC, BRELF III, LLC, and BRELF IV, LLC into a publicly-traded internally managed Mortgage REIT. The transaction received investor and regulatory approval and closed on November 14, 2019.

In accordance with quarterly redemption rights, holders of preferred units were permitted to request redemptions from available cash at the end of September 2019. The total amount of redemptions requested was approximately $300,000. Following payment of these redemptions and regular monthly distributions in early October 2019, the Fund’s cash balance was reduced to approximately $600,000.

BRELF IV, LLC

Report of Independent Registered Public Accounting Firm

To the Members and the board of directors of
BRELF IV, LLC

Opinion on the Financial Statements

We have audited the accompanying statement of assets, liabilities and members' equity and condensed schedule of investments of BRELF IV, LLC (the “Company”) as of March 31, 2019, the related statements of operations, changes in members' equity and cash flows for the period from February 28, 2019 (date of inception) through March 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2019, and the results of its operations and its cash flows for the period from February 28, 2019 (date of inception) through March 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Moss Adams LLP

Everett, Washington
August 9, 2019

We have served as the Company’s auditor since 2019.

BRELF IV, LLC

Balance Sheet
March 31, 2019

Assets
Cash and cash equivalents	$295,332
Total assets	$295,332

Liabilities and Members’ Equity
Liabilities
Contributions received in advance	295,000
Total liabilities	$295,000
Commitments and contingencies (Note 5)
Preferred Units - Preferred units (voting) 0 units outstanding as of March 31, 2019	—

Common units, $0 par value, 1 unit authorized; 1 unit issued and outstanding as of December 31, 2018	—

Retained earnings	332
Members’ equity	332
Total liabilities and members’ equity	$295,332

See Notes to Financial Statements.

BRELF IV, LLC

Statement of Income
February 28, 2019 (date of inception) through March 31, 2019

Revenue
Interest income	$332
Total revenue	$332
Net income	$332

See Notes to Financial Statements.

BRELF IV, LLC

Statement of Changes in Members’ Equity
February 28, 2019 (date of inception) through March 31, 2019

	Common Units		Preferred Units (voting)		Retained earnings	Total
	Units	Amount	Units	Amount
Balance, February 28, 2019	1	$—	$—	$—	$—	$—
Contributions						—
Cash			—	—		—
Net income					332	332
Distributions					—	—
Redemptions			—	—		—
Balance March 31, 2019	1	$—	—	$—	$332	$332

See Notes to Financial Statements.

BRELF IV, LLC

Statement of Cash Flows
February 28, 2019 (date of inception) through March 31, 2019

Cash flows from operating Activities
Net Income	$332
Net cash from operating activities	332
Cash flows from financing activities
Contributions received in advance	295,000
Net cash from financing activities	295,000
Net increase in cash and cash equivalents	295,332
Cash and cash equivalents, beginning	—
Cash and cash equivalents, ending	$295,332

See Notes to Financial Statements.

BRELF IV, LLC

Notes to Financial Statements
March 31, 2019

Note 1 - Organization and business

BRELF IV, LLC (the “Company”) is a Washington limited liability company that began operations on February 28, 2019 and operates under a Limited Liability Company Agreement (the “Operating Agreement”) dated January 2, 2019. The Company will have perpetual existence unless terminated pursuant to the provisions of the Operating Agreement.

The Company is a private real estate lending company that originates primarily commercial and single-family construction and land development mortgages secured by real estate. The primary purpose of the Company is to make short-term, first position construction and development loans secured by deeds of trust on real estate located exclusively in Maryland, Pennsylvania, Virginia, and the District of Columbia.

The Company has an agreement with Broadmark Real Estate Management IV, LLC (the “Manager”) to manage the underwriting, closing, servicing, and disposition of mortgage notes, and perform all general and administrative duties. The Manager is the common unit holder and functions as manager of the Company. The Company derives its revenue from loan origination fees, extension and late fees, and interest income related to mortgage notes underwritten by the Company or the Manager. Fee income is recognized as received, and consists of the Company’s 20% share of origination, renewal and late fees an all loans. The remaining 80% of these fees are paid directly to the Manager, who underwrites and services the loans. Interest income is accrued and recognized as interest becomes due pursuant to the loan terms.

Note 2 - Summary of significant accounting policies

Basis of accounting

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the fair value of investments, certain reported amounts and disclosures at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Subsequent events

The Company has evaluated subsequent events through the date the financial statements were issued.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents.

Mortgage notes receivable

Mortgage notes receivable are held for investment purpose, anticipated to be held until maturity and are carried at cost, net of unfunded commitments and allowance for loan losses. Mortgage notes receivable that are deemed to be impaired are carried at amortized cost less a specific allowance for loan losses.

The mortgage notes are secured by first deeds of trust, security agreements or legal title to real estate located in the United States. The notes generally have terms ranging between 6 and 18 months and may be extended by paying additional fees.

Many construction loans provide for minimum interest provisions, under which the contractual rate applies to 70% of the face amount of the note until the actual outstanding principal exceeds the minimum threshold. Interest income on mortgage notes is accrued and included in operating income based on contractual rates applied to the principal

BRELF IV, LLC

Notes to Financial Statements
March 31, 2019

balance outstanding, unless there is a minimum interest provision in the promissory note. Income recognition is suspended when a loan is designated non-performing and resumes only when the suspended loan becomes contractually current and performance is demonstrated to have resumed.

The Company collects loan origination fees in conjunction with origination. The Company does not defer origination fees or costs and, rather, records origination fees and costs at the time or origination due to the short-term nature of the loans, the difference is not considered significant.

Loans Held for Investment

Loans held for investment are reported at the principal amount outstanding. Interest on performing loans is accrued and recognized as interest income at the contractual rate of interest, or at the contractual rate of monthly minimum interest. All loans are held for investment, and the intent is always to hold the loan to maturity. The Company rarely sells a note, and does not originate a note with the intent to sell the note.

Allowance for loan losses

The allowance for loan losses reflects management’s estimate of loan losses inherent in the loan portfolio as of the balance sheet date. The allowance is increased or decreased through the loan loss provision or recovery on the Company’s statement of income, and is decreased by charge-offs when losses are confirmed through the receipt of assets, such as in a pre-foreclosure sale or upon ownership control of the underlying collateral in full satisfaction of the loan upon foreclosure or when significant collection efforts have ceased. The allowance for loan losses is determined on an asset-specific basis.

The asset-specific reserve relates to reserves for losses on individual impaired loans. The Company considers a loan to be impaired when, based upon current information and events, it believes that it is probable that the Company will be unable to collect all amounts due under the contractual terms if the loan agreement. This assessment is made on an individual basis month based on such factors as payment status, lien position, borrower financial resources and investment collateral, collateral type, project economics and geographical location as well as national and regional economic factors. A reserve is established for an impaired loan when the present value of payments expected to be received, observable market prices or the estimated fair value of the collateral (for loans that are dependent on the collateral for repayment) is lower than the carrying value of that loan.

For collateral-dependent impaired loans, the company records an estimated allowance of 10% of the outstanding principal at the time the note is put into default. Valuations are performed or obtained at the time a loan is determined to be impaired and designated non-performing, and they are updated if circumstances indicate that a significant change in value has occurred. The Manager generally will obtain external “as is” appraisals for loan collateral to estimate the fair value of the collateral for such loans.

The Company designates non-performing loans at such time as (i) the borrower fails to make the required monthly interest-only loan payments; (ii) the loan has a maturity default; or (iii) in the opinion of the Manager, it is probable the Company will be unable to collect all amounts due according to the contractual terms of the loan. Loans are charged off to the allowance for loan losses when the contractual amount is no longer realizable.

Real estate property

Real estate property owned by the Company consists of real estate acquired in settlement of loans. Real estate acquired through foreclosure is recorded at fair market value at the time of foreclosure, which generally approximates the carrying value of the loan secured by such property. All other real estate acquisitions are recorded at cost. All costs related to acquisition, development, construction and improvements, including repairs, maintenance and legal costs are capitalized and subsequently measured for impairment.

Income taxes

The Company operates and has elected to be taxed as a REIT. Accordingly, the Company will generally not be subject to corporate U.S. federal or state income tax to the extent that the Company makes qualifying distributions to members, and provided that the Company satisfies, on a continuing basis, through actual investment and operating

BRELF IV, LLC

Notes to Financial Statements
March 31, 2019

results, the REIT requirements including certain asset, income, distribution and unit ownership tests. If the Company fails to qualify as a REIT, and does not qualify for certain statutory relief provisions, the Company will be subject to U.S. federal, state and local income taxes and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year in which the Company lost its REIT qualification. Accordingly, the failure to qualify as a REIT could have a material adverse impact on the Company’s results of operations and amounts available for distribution to members.

As a REIT, if the Company fails to distribute in any calendar year (subject to specific timing rules for certain dividend paid in January) at least the sum of (i) 85% of its ordinary income for such year, (ii) 95% of its capital gain net income for such year, and (iii) any undistributed taxable income from the prior year, the Company would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed and (y) the amounts of income retained on which the Company has paid corporate income tax.

The dividend paid deduction for qualifying dividends paid to members is computed using the Company’s taxable income as opposed to net income reported in the Statement of Income. Taxable income, generally, will differ from income reported in the Statement of Income because the determination of taxable income is based on tax regulations and GAAP.

For the period from January 1, 2019 through March 31, 2019, the Company was in compliance with all REIT qualification and distribution requirements.

The subsidiaries are a limited liability companies and is classified as partnerships for income tax purposes. The Subsidiaries are considered disregarded entities for federal income tax purposes.

The Company has no unrecognized tax benefits at March 31, 2019. Management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

The Company recognizes interest and penalties associated with tax matters, if applicable, as operating expenses and includes interest and penalties with the related tax liability in the balance sheet.

Fair value measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Fair value is a market-based measurement that should be determined based on the assumptions market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, a fair value hierarchy distinguishes between (1) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (2) the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). Valuation techniques used to measure fair value shall maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels, as follows:

•	Level 1 – Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
•	Level 2 – Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
•	Level 3 – Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The fair value hierarchy gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs. In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible while also considering counterparty credit risk in the assessment of fair value.

BRELF IV, LLC

Notes to Financial Statements
March 31, 2019

As all of the Company’s financial instruments consist of cash and cash equivalents, which are classified under Level 1 within the fair value hierarchy, the carrying amounts approximate fair value.

Revenue recognition

The Company derives its revenue from loan origination fees, extension and late fees, and interest income related to mortgage notes underwritten by the Company or the Manager. Fee income is recognized as received, and consists of the Company’s 20% share of origination, renewal and late fees an all loans. The remaining 80% of these fees are paid directly to the Manager, who services the loans. Interest income is accrued and recognized as interest becomes due pursuant to the loan terms. The Company targets to collect a five percent origination fee at each initial loan closing for Notes with a 12-month term, and a one percent fee per two-month extension, of which the Manager retains 80% and 20% is remitted to the Company.

Note 3 - Recent accounting pronouncements.

The Company considers the applicability and impact of all accounting standard updates (“ASU”) issued, has assessed them, and either determined them to be not applicable or expected to have minimal impact on its financial statements.

Note 4 - Members’ equity

Pursuant to the terms of the PPM, the Company can offer up to $250,000,000 of preferred membership interests in the Company with a minimum contribution amount of $100,000, subject to Manager discretion in accepting lesser amounts. As of March 31, 2019, there were no preferred units issued and outstanding, and $295,000 of contributions received in advance, as the company had not begun originating loans. As of March 31, 2019, there was one common unit issued and outstanding. The Manager is the sole common unit holder of the Company. After one year, preferred unit holders may request redemptions from available cash, subject to the applicable gate and Manager’s sole discretion to establish reserves and to determine cash available for redemptions. All redemption requests made in any calendar quarter are paid from available cash on the first day of the subsequent quarter. The actual redemption amount will be equal to the unit value in effect at the time of the redemption payment, multiplied by the number of units redeemed by the member. No new mortgages will be funded until all outstanding redemption requests from the previous quarters are met, with the exception of draws on construction loans, which will be funded irrespective of outstanding redemption requests. The preferred unit holders have the right by majority vote to replace the Manager.

Preferred unit holders are expected to receive a monthly preferred return, per preferred unit held, determined as of the date the distribution of the preferred return is declared. The preferred return is paid out of the fees and other income received. The preferred return is not guaranteed and is only paid monthly to the extent earned by the Company.

The Company makes distributions of available cash at the discretion of the Manager; however, generally the Company makes distributions of preferred return monthly within 15 days after the last day of the previous month. Distributions, when made, are made to and among the members and Manager as follows:

(a)	First, to and among all the members any fee based income (defined as 20% of the loan fee income received from origination points, late fees and renewal fees);
(b)	Second, to and among the members, pro rata in accordance with their preferred units, the unpaid preferred return (for the current month if any, inclusive of the fee based income) due to each member as of the date of distribution; and
(c)	Thereafter, after deducting expenses, the distribution of residual earnings is as follows:
(i)	Eighty percent (80%) to the preferred unit holders pro rata; and
(ii)	Twenty percent (20%) to the common unit holder.

BRELF IV, LLC

Notes to Financial Statements
March 31, 2019

Note 5 - Commitments and contingencies

The Company’s commitments and contingencies include usual obligations incurred by real estate investment companies in the normal course of business. In the opinion of management, these matters will not have a material adverse effect on the Company’s financial position and results of operations.

From time to time, the Company is named as a defendant in legal actions relating to transactions conducted in the ordinary course of business. Although there can be no assurance of the outcome of such legal actions, in the opinion of management, the Company does not have a potential liability related to any current legal proceeding or claim that would individually or in the aggregate materially affect its results of operations, financial condition or cash flows.

Note 6 - Subsequent events

On August 9, 2019, the Company entered into a definitive agreement with Trinity Merger Corp. to effectuate a business combination transaction which will combine the Company, Manager, Broadmark Real Estate Management II, LLC, Broadmark Real Estate Management III, LLC, Broadmark Real Estate Management IV, LLC, BRELF II, LLC, BRELF III, LLC, and BRELF IV, LLC into a publicly-traded internally managed Mortgage REIT. The transaction is subject to investor and regulatory approval and is expected to close in the third quarter of 2019.

Pyatt Broadmark Management, LLC

Statements of Assets, Liabilities and Members’ Equity (unaudited)

	As of September 30, 2019	As of December 31, 2018
Assets
Current Assets
Cash	$1,764,190	$101,634
Fees receivable from escrow	180,387	226,521
Due from related parties	1,653,829	945,990
	3,598,406	1,274,145
Noncurrent Assets
Fixed assets, net of depreciation	221,035	192,262
Organization costs	6,293	6,817
	227,328	199,079
Total Assets	$3,825,734	$1,473,224

Liabilities and Members’ Equity
Liabilities
Accrued expenses	$156,340	$154,110
Total liabilities	156,340	154,110
Members’ equity
Class A units 850 and 950 units issued and outstanding as of September 30, 2019 and December 31, 2018	200	200
Class P units 150 and 50 units issued and outstanding as of September 30, 2019 and December 31, 2018	—	—
Additional paid in capital	993,614	259,450
Retained earnings	2,675,580	1,059,464
Members’ equity	3,669,394	1,319,114
Total liabilities and members’ equity	$3,825,734	$1,473,224

See Notes to Financial Statements.

Pyatt Broadmark Management, LLC

Statements of Income (unaudited)

	Nine months ended
	September 30, 2019	September 30, 2018
Revenue
Fee income	$11,613,505	$10,774,789
Distributions from Fund	3,099,704	2,355,366
Total revenue	14,713,209	13,130,155
Expense
Compensation	1,436,148	1,046,059
Commissions to Broadmark Capital LLC	2,436,922	1,613,176
General and administrative	273,036	365,567
Excise tax expense	209,427	186,323
Legal, audit, insurance	1,715,846	385,912
Depreciation expense	34,308	64,000
Inspection fees	198,919	155,328
Other	5,770	—
Total expenses	6,310,376	3,816,365
Net income	$8,402,833	$9,313,790

See Notes to Financial Statements.

Pyatt Broadmark Management, LLC

Statements of Changes in Members’ Equity (unaudited)

	Class A units		Class P units		Additional paid in capital	Retained earnings	Total
	Units	Amount	Units	Amount
Balance at January 1, 2018	1,000	$200		$—	$—	$447,496	$447,696
Net income						9,313,790	9,313,790
Compensation expense related to grant of profits interest	(50)	—	50	—	259,450	—	259,450
Distributions to members						(7,390,001)	(7,390,001)
Balance at September 30, 2018	950	$200	50	$—	$259,450	$2,371,285	$2,630,935
	Class A units		Class P units		Additional paid in capital	Retained earnings	Total
	Units	Amount	Units	Amount
Balance at January 1, 2019	950	$200	50	$—	$259,450	$1,059,464	$1,319,114
Net income						8,402,833	8,402,833
Compensation expense related to grant of profits interest	(100)	—	100	—	734,164	—	734,164
Distributions to members						(6,786,717)	(6,786,717)
Balance at September 30, 2019	850	$200	150	$—	$993,614	$2,675,580	$3,669,394

See Notes to Financial Statements.

Pyatt Broadmark Management, LLC

Statements of Cash Flows (unaudited)

	Nine months ended
	September 30, 2019	September 30, 2018
Cash flows from operating activities
Net income	$8,402,833	$9,313,790
Adjustments to reconcile net income to net cash used in operations:
Depreciation	34,308	64,000
Amortization	524	—
Compensation expense related to grant of profits interest	734,164	259,450
Changes in operating assets and liabilities:
Change in fees receivable from escrow	46,134	162,712
Change in amounts due from related parties	(707,839)	(598,693)
Change in accrued expenses	2,230	(387,281)
Net cash from operating activities	8,512,354	8,813,978
Cash flows from investing activities
Investment in fixed assets	(63,081)	(278,631)
Net cash used in investing activities	(63,081)	(278,631)
Cash flows from financing activities
Distributions to members	(6,786,717)	(7,390,001)
Net cash used in financing activities	(6,786,717)	(7,390,001)
Net change in cash and cash equivalents	1,662,556	1,145,346
Cash and cash equivalents, beginning of period	101,634	97,040
Cash and cash equivalents, end of period	$1,764,190	$1,242,386

See Notes to Financial Statements.

Pyatt Broadmark Management, LLC

Notes to Financial Statements

Note 1 - Organization and business

Pyatt Broadmark Management, LLC (the “Company”) is a Washington limited liability company formed on June 28, 2010. The Company operates under a First Amended and Restated Limited Liability Company Agreement (the “Operating Agreement”) dated January 1, 2018. The Company will have perpetual existence unless terminated pursuant to the provisions of the Operating Agreement.

The purpose of the company is to be the managing member of PBRELF I, LLC (the “Fund”), a private real estate lending company, to manage the underwriting, closing, servicing, and disposition of mortgage notes, and perform all general and administrative duties. The primary purpose of the Fund is to make short-term, first position loans secured by deeds of trust on real estate in Washington, Oregon and Idaho. Effective October 1, 2018 the Fund elected to be taxed as a real estate investment trust (“REIT”). As the manager of the Fund, the Company owns a separate class of common units in the Fund, the investors own preferred units.

Ownership rights of the Company are distributed amongst its Members through the issuance of Class A Units and Class P Units. The Class P Units are fully vested as of their grant date, and participate in Company profits in a manner similar to the Class A Units. On January 1, 2019, 100 Class P Units were granted and as of September 30, 2019, 850 Class A Units and 150 Class P Units were issued and outstanding. On January 1, 2018, 50 Class P Units were granted and as of December 31, 2018, 950 Class A Units and 50 Class P Units were issued and outstanding.

Note 2 - Summary of significant accounting policies

Basis of accounting

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Cash

The Company maintains cash in a demand deposit account with a bank. The bank balance may, at times, exceed federally insured limits.

Fees receivable from escrow

Fees receivable from escrow represents fee revenue generated from loans which closed prior to September 30, 2019 and December 31, 2018, but funds were not received until after the respective periods ended.

Due to or from related parties

Amounts due from related parties include unpaid manager distributions, unpaid extension and inspection fees, amounts advanced to Broadmark Real Estate Management II, LLC, Broadmark Real Estate Management III, LLC, and Broadmark Real Estate Management IV, LLC, and amounts owed by Members to the Company.

Fixed assets

Fixed assets are stated at cost. Repairs and maintenance to these assets are charged to expense as incurred; major improvements enhancing the function and/or useful life are capitalized. When items are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gains or losses arising from such transactions are recognized. Depreciation is recorded on the straight-line method over the estimated useful life of the assets which are generally 3 to 7 years.

Income taxes

The Company is taxed as a partnership under provisions of the Internal Revenue Code. As such, the tax attributes of the Company are included in the individual tax returns of its members. The accompanying financial statements do not include any provision for income taxes.

Pyatt Broadmark Management, LLC

Notes to Financial Statements

Revenue recognition

The Company derives revenue from four sources.

First, the company sources, underwrites and closes loans for the Fund, and is paid 80% of all origination, extension and amendment fees. These fees are earned and recognized in full when the loan is originated, or the loan amendment is signed.

Second, the company receives a monthly management fee from the Fund for ongoing loan servicing. This distribution is defined in the PBRELF I, LLC Operating Agreement as 20% of “Distributable Income.” Distributable Income is interest income received in the Fund, less operating expenses and less any portion of interest income used to pay the guaranteed minimum return of 0.05% monthly to the preferred unit holders of the Fund when the Funds 20% of fee-based income is not sufficient to fund the guaranteed minimum payment. The distributions are disclosed on the Statements of Income. The receipt of the Distributable Income by the Company is when revenue is considered earned and recognized.

Third, the Company performs loan servicing for three other Funds in the Broadmark Group of Funds and is reimbursed by the management companies of the other funds for those costs, currently at a rate of 0.0006 multiplied by monthly assets under management for each of the other funds. The receipt of the monthly cost reimbursement is when revenue is considered earned and recognized.

Fourth, the Company also receives 100% of inspection fees, which the Company uses to hire independent inspectors to report on the status of construction projects. These fees are earned and recognized upon each construction draw request.

Share based compensation

The Company expenses the fair value of share-based compensation awards granted to our employees and directors over the period each award vests. Compensation cost is measured using the Black-Scholes model. On January 1, 2019 and 2018, we granted profits interests of 100 and 50 class P units to employees and non-employee Directors, and we measured the compensation costs using the Black-Scholes model utilizing risk-free interest rates of 2.04% and 1.86%, volatilities of 32% and 29%, strike prices of $53,756 and $29,031, and an expected term of one and two years, respectively. The profits interests vested immediately, and the expenses attributed to the grants were $734,165 and $259,450 for the periods ended September 30, 2019 and December 31, 2018, respectively.

Advertising costs

Advertising costs are expensed as incurred or over the period of the campaign/promotion and are not significant.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the fair value of investments, certain reported amounts and disclosures at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Subsequent events

The Company has evaluated subsequent events through the date that the financial statements were issued, see Note 6.

Note 3 - Recent accounting pronouncements

The Company considers the applicability and impact of all accounting standard updates (“ASU”) issued. ASUs and assessed them and either determined them to be not applicable or expected to have minimal impact on its financial statements.

Pyatt Broadmark Management, LLC

Notes to Financial Statements

Note 4 - Expenses

The Company is responsible for all the operating expenses of the Fund, including loan origination and servicing, with the exception of specific legal, audit and tax preparation and consulting fees, excise taxes and certain bank charges which the Fund absorbs.

From time to time, the Company is involved in routine litigation that arises in the normal course of business. There are no pending significant legal proceedings to which the Company is a party for which management believes the ultimate outcome would have a material adverse effect on the Company’s financial position.

Note 5 - Related party transactions

Under an Investment Advisory Agreement dated August 1, 2010, Broadmark Capital LLC raises capital for the Fund. Under this agreement, Broadmark Capital, LLC is paid a commission from the Company of 1% in the month the capital is raised, and after 12 months also receives a “tail” commission of ½% per year, payable in quarterly installments. The commissions to Broadmark Capital, LLC are paid by the Company and disclosed on the Statement of Operations. The entity that owns Broadmark Capital, LLC is also a member of the Company.

Broadmark Capital, LLC leases office space, part of which is occupied by the Company. On a month to month basis the Company pays 80% of the cost of the office lease. Certain other office costs are also shared.

Pyatt Broadmark Management, LLC performs loan closing and loan servicing for the management companies of other funds within the Broadmark group of funds. The Company receives reimbursement of payroll and general and administrative costs associated with these services, currently at a rate of 0.0006 multiplied by monthly assets under management for each of the other funds.

Note 6 - Subsequent Events

On August 9, 2019, the Company entered into a definitive agreement with Trinity Merger Corp. to effectuate a business combination transaction which will combine the Company, Fund, Broadmark Real Estate Management II, LLC, Broadmark Real Estate Management III, LLC, Broadmark Real Estate Management IV, LLC, BRELF II, LLC, BRELF III, LLC, and BRELF IV, LLC into a publicly-traded internally managed Mortgage REIT. The transaction received investor and regulatory approval and closed on November 14, 2019.

Pyatt Broadmark Management, LLC

Report of Independent Registered Public Accounting Firm

To the Members and the board of directors of
Pyatt Broadmark Management, LLC

Opinion on the Financial Statements

We have audited the accompanying statement of assets, liabilities and members' equity of Pyatt Broadmark Management, LLC (the “Company”) as of December 31, 2018 and 2017, and the related statements of operations, changes in members' equity and cash flows for each of the three years ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Moss Adams LLP

Everett, Washington
August 9, 2019

We have served as the Company’s auditor since 2019.

Pyatt Broadmark Management, LLC

Statements of Assets, Liabilities and Members’ Equity

	As of December 31,
	2018	2017
Assets
Current Assets
Cash	$101,634	$97,041
Fees receivable from escrow	31,981	287,988
Due from related parties	1,140,530	449,537
	1,274,145	834,566
Noncurrent Assets
Fixed assets, net of depreciation	192,262	27,944
Organization costs	6,817	7,866
	199,079	35,810
Total Assets	$1,473,224	$870,376

Liabilities and Members’ Equity
Liabilities
Accrued expenses	$154,110	$422,679
Total liabilities	$154,110	$422,679
Class A units
950 and 1,000 units issued and outstanding as of December 31, 2018 and 2017, respectively	200	200
Class P units
50 and 0 units issued and outstanding as of December 31, 2018 and 2017, respectively	—	—
Additional paid in capital	259,450	—
Retained earnings	1,059,464	447,497
Members’ equity	1,319,114	447,697
Total liabilities and members’ equity	$1,473,224	$870,376

See Notes to Financial Statements.

Pyatt Broadmark Management, LLC

Statements of Operations

	Years Ended December 31,
	2018	2017	2016
Revenue
Fee income	$14,719,416	$9,680,238	$7,365,831
Distributions from Fund	3,454,135	2,145,457	1,865,560
Total revenue	$18,173,551	$11,825,695	$9,231,391
Expenses
Compensation	1,645,025	1,101,429	1,055,188
Commissions to Broadmark Capital LLC	2,213,306	1,260,854	1,019,100
General & administrative	379,030	732,027	445,049
Excise tax expense	287,760	169,293	130,976
Legal, audit, insurance	504,188	297,731	171,907
Depreciation expense	96,000	48,000	43,958
Inspection fees	206,272	115,913	107,080
Total expenses	$5,331,581	$3,725,247	$2,973,258
Net income	$12,841,970	$8,100,448	$6,258,133

See Notes to Financial Statements.

Pyatt Broadmark Management, LLC

Statements of Changes in Members’ Equity

	Class A units		Class P units		Additional paid in capital	Retained earnings	Total
	Units	Amount	Units	Amount
Balance January 1, 2016	1,000	$200	—	$—	$—	$200,916	$201,116
Net income						6,258,133	6,258,133
Distributions to members						(6,167,000)	(6,167,000)
Balance at December 31, 2016	1,000	$200	—	$—	$—	$292,049	$292,249
Net income						8,100,448	8,100,448
Distributions to members						(7,945,000)	(7,945,000)
Balance at December 31, 2017	1,000	$200	—	$—	$—	$447,497	$447,697
Net income						12,841,970	12,841,970
Compensation expense related to grant of profits interest	(50)	—	50	—	259,450		259,450
Distributions to members						(12,230,003)	(12,230,003)
Balance at December 31, 2018	950	$200	50	$—	$259,450	$1,059,464	$1,319,114

See Notes to Financial Statements.

Pyatt Broadmark Management, LLC

Statements of Cash Flows

	Years ending December 31,
	2018	2017	2016
Cash flows from operating activities
Net income	$12,841,970	$8,100,448	$6,258,133
Adjustments to reconcile net income to net cash used in operations:
Depreciation	96,000	48,000	43,958
Amortization	1,049	1,049	1,049
Compensation expense related to grant of profits interest	259,450	—	—
Changes in operating assets and liabilities
Change in fees receivable from escrow	256,007	(287,988)	—
Change in related party asset	(690,993)	74,130	(322,391)
Change in current liabilities	(268,569)	89,416	253,503
Cash from operating activities	12,494,914	8,025,055	6,234,252
Cash flows from investing activities
Investment in fixed assets	(260,318)	(6,467)	(60,631)
Cash used in investing activities	(260,318)	(6,467)	(60,631)
Cash flows from financing activities
Distributions to members	(12,230,003)	(7,945,000)	(6,167,000)
Cash used in financing activities	(12,230,003)	(7,945,000)	(6,167,000)
Net change in cash	4,593	73,588	6,621
Cash and cash equivalents, beginning of year	97,041	23,453	16,832
Cash and cash equivalents, end of year	$101,634	$97,041	$23,453

See Notes to Financial Statements.

Pyatt Broadmark Management, LLC   Notes to Financial Statements

Note 1 - Organization and business

Pyatt Broadmark Management, LLC (the “Company”) is a Washington limited liability company formed on June 28, 2010. The Company operates under a First Amended and Restated Limited Liability Company Agreement (the “Operating Agreement”) dated January 1, 2018. The Company will have perpetual existence unless terminated pursuant to the provisions of the Operating Agreement.

The purpose of the Company is to serve as manager of PBRELF I, LLC (the “Fund”), a private real estate lending company, to manage the underwriting, closing, servicing, and disposition of mortgage notes, and perform all general and administrative duties. The primary purpose of the Fund is to make short-term, first position loans secured by deeds of trust on real estate in Washington, Oregon and Idaho. Effective October 1, 2018 the Fund elected to be taxed as a real estate investment trust (“REIT”). As the manager of the Fund, the Company owns a separate class of common units in the Fund, the investors own preferred units.

Ownership rights of the Company are distributed amongst its Members through the issuance of 950 Class A Units and 50 Class P Units, which as of December 31, 2018 remain outstanding. The Class P Units were granted on January 1, 2018, became fully vested as of the grant date, and participate in Company profits in a manner similar to the Class A Units. Prior to January 1, 2018, the Company had 1,000 Class A Units issued and outstanding.

Note 2 - Summary of significant accounting policies

Basis of accounting

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Cash

The Company maintains cash in a demand deposit account with a bank. The bank balance may, at times, exceed federally insured limits.

Fees receivable from escrow

Fees receivable from escrow represents fee revenue generated from loans which closed prior to December 31 but were not received until after the period ended.

Due from related parties

Amounts due from related parties include unpaid manager distributions, unpaid extension and inspection fees, amounts advanced to Broadmark Real Estate Management II, LLC and amounts owed by Members to the Company.

Fixed assets

Fixed assets are stated at cost. Repairs and maintenance to these assets are charged to expense as incurred; major improvements enhancing the function and/or useful life are capitalized. When items are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gains or losses arising from such transactions are recognized. Depreciation is recorded on the straight-line method over the estimated useful life of the assets.

Income taxes

The Company is taxed as a partnership under provisions of the Internal Revenue Code. As such, the tax attributes of the Company are included in the individual tax returns of its members. The accompanying financial statements do not include any provision for income taxes.

Revenue recognition

The Company derives revenue from four sources.

Pyatt Broadmark Management, LLC

Notes to Financial Statements

First, the Company sources, underwrites and closes loans for the Fund, and is paid 80% of all origination, extension and amendment fees. These fees are earned and recognized in full when the loan is originated or the loan amendment is signed.

Second, the Company receives a monthly distribution from the Fund. This distribution is defined in the PBRELF I, LLC Operating Agreement as 20% of “distributable cash” less any portion of interest income used to pay the preferred return of 0.5% monthly to the preferred unit holders of the Fund when the Fund’s share of fee-based income is less than the amount required to satisfy the preferred return. The distributions are disclosed on the Statements of Income. The receipt of the monthly distribution by the Company is when revenue is considered earned and recognized.

Third, the Company performs loan servicing for two other Funds in the Broadmark Group of Funds and is reimbursed by the management companies of the other funds for those costs, currently at a rate of 0.0006 multiplied by monthly assets under management for each of the other funds. The receipt of the monthly cost reimbursement is when revenue is considered earned and recognized.

Fourth, the Company also receives 100% of inspection fees, which the Company uses to hire independent inspectors to report on the status of construction projects. These fees are earned and recognized upon each construction draw request.

Share based compensation

The Company expenses the fair value of share-based compensation awards granted to our employees and directors over the period each award vests. Compensation cost is measured using the Black-Scholes model. In 2018, we granted profits interest of 50 class P units to one employee and measured its compensation cost using the Black-Scholes model utilizing a risk-free interest rate of 1.86%, a volatility of 29%, a strike price of $29,032, and an expected term of two years. The profits interests vested immediately and the expense attributed to this grant was $259,450.

Advertising costs

Advertising costs are expensed as incurred or over the period of the campaign/promotion and are not significant.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the fair value of investments, certain reported amounts and disclosures at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Subsequent events

The Company has evaluated subsequent events through the date that the financial statements were available to be issued.

Note 3 - Recent accounting pronouncements

Pronouncements Adopted

In March 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-09, Stock Compensation: Improvements to Employee Share-Based Payment Accounting, the purpose of which is to simplify several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liability, and classification on the statement of cash flows. ASU No. 2016-09 is effective for interim and annual reporting periods beginning after December 15, 2016. The Company adopted the pronouncement on January 1, 2017. The adoption of the guidance did not have a material effect on the Company’s financial position, results of operation, or cash flows. We have elected to account for stock option forfeitures when they occur.

Pyatt Broadmark Management, LLC

Notes to Financial Statements

In May 2014, FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, as amended by ASU 2015-14, Revenue from Contracts with Customers: Deferral of the Effective Date, ASU 2016-08, Revenue from Contracts with Customers: Principal Versus Agent Considerations (Reporting Revenue Gross Versus Net), ASU 2016-10, Revenue from Contracts with Customers, Identifying Performance Obligations and Licensing, ASU 2016-12, Revenue from Contracts with Customers: Narrow-Scope Improvements and Practical Expedients, and ASU 2016-20, Technical Corrections and Improvements to Topic 606, Revenue form Contracts with Customers, that provides accounting guidance for all revenue arising from contracts with customers and affects all entities that enter into contracts to provide goods or services to customers. The guidance also provides for a model for the measurement and recognition of gains and losses on the sale of certain nonfinancial assets, such as property and equipment, including real estate. This standard may affect an entity’s financial statements, business processes and internal control over financial reporting. The standard is effective for interim and annual periods beginning after December 15, 2017. The Company adopted the pronouncement on January 1, 2018 and applied it on a modified retrospective approach upon adoption. The Company’s accounting policies and revenue recognition principles did not change materially as the principles of ASC 606 are largely consistent with the current revenue recognition practices – see Note 2.

In January 2016, FASB issued ASU No. 2016-01, Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities, which requires entities to measure equity investments at fair value and recognize changes in fair value in net income. The guidance also provides a new measurement alternative for equity investments that do not have readily determinable fair values and don’t qualify for the net asset value practical expedient. Entities will have to record changes in instrument-specific credit risk for financial liabilities measured under the fair value option in other comprehensive income, except for certain financial liabilities of consolidated collateralized financing entities. Entities will also have to reassess the realizability of a deferred tax asset related to an AFS debt security in combination with their other deferred tax assets. The Company adopted the pronouncement on January 1, 2018. The adoption of this standard did not have a material impact on the Company’s financial position, results of operations, or cash flows.

In August 2016, FASB issued ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments, which provides guidance regarding the presentation of certain cash receipts and cash payments in the statement of cash flows, addressing eight specific cash flow classification issues, in order to reduce existing diversity in practice. The Company adopted the pronouncement on January 1, 2018. The adoption of ASC No. 2016-15 did not have a material impact on our financial position, results of operations, or cash flows.

Note 4 - Expenses

The Company is responsible for all the operating expenses of the Fund, including loan origination and servicing, with the exception of specific legal, audit and tax preparation and consulting fees, excise taxes and certain bank charges which the Fund absorbs.

Fixed assets are stated at cost. Repairs and maintenance to these assets are charged to expense as incurred; major improvements enhancing the function and/or useful life are capitalized. When items are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gains or losses arising from such transactions are recognized. Depreciation is recorded on the straight-line method over the estimated useful life of the assets.

From time to time, the Company is involved in routine litigation that arises in the normal course of business. There are no pending significant legal proceedings to which the Company is a party for which management believes the ultimate outcome would have a material adverse effect on the Company's financial position.

Note 5 - Related party transactions

Under a Financial Advisory/Investment Banking Agreement dated August 1, 2010, Broadmark Capital LLC raises capital for the Fund. Under this agreement, Broadmark Capital, LLC is paid a commission from the Company of 1% in the month the capital is raised, and after 12 months also receives a “tail” commission of ½% per year, payable in quarterly installments. The commissions to Broadmark Capital, LLC are paid by the Company and disclosed on the Statement of Operations. The entity that owns Broadmark Capital, LLC is also a member of the Company.

Pyatt Broadmark Management, LLC

Notes to Financial Statements

Broadmark Capital, LLC leases office space, part of which is occupied by the Company. On a month to month basis the Company pays 80% of the cost of the office lease. Certain other office costs are also shared.

The Company performs loan closing and loan servicing for the management companies of other funds within the Broadmark group of funds. The Company receives reimbursement of those cost, currently at a rate of 0.0006 multiplied by monthly assets under management for each of the other funds.

Note 6 - Subsequent Events

On August 9, 2019, the Company entered into a definitive agreement with Trinity Merger Corp. to effectuate a business combination transaction which will combine the Company, Fund, Broadmark Real Estate Management II, LLC, Broadmark Real Estate Management III, LLC, Broadmark Real Estate Management IV, LLC, BRELF II, LLC, BRELF III, LLC, and BRELF IV, LLC into a publicly-traded internally managed Mortgage REIT. The transaction is subject to investor and regulatory approval and is expected to close in the third quarter of 2019.

Broadmark Real Estate Management II, LLC

Statements of Assets, Liabilities and Members’ Equity (unaudited)

	As of September 30, 2019	As of December 31, 2018
Assets
Cash	$1,560,499	$1,114,173
Fees receivable from escrow	2,000	780,909
Receivables from related parties	712,943	—
Other assets	1,203	127,664
Total assets	$2,276,645	$2,022,746
Liabilities and Members’ Equity
Liabilities
Payroll liabilities	$48,390	$—
Accounts payable	378,685	577,477
Related party payables	321,480	416,071
Total liabilities	748,555	993,548
Members’ equity
Class A units
10,000 units issued and outstanding as of September 30, 2019 and December 31, 2018	600	600
Additional paid in capital	266,264	266,264
Retained earnings	1,261,226	762,334
Members’ equity	1,528,090	1,029,198
Total liabilities and members’ equity	$2,276,645	$2,022,746

See Notes to Financial Statements.

Broadmark Real Estate Management II, LLC

Statements of Income (unaudited)

	Nine months ended
	September 30, 2019	September 30, 2018
Revenue
Fee income	$12,840,484	$10,895,691
Distributions from Fund	4,002,107	2,087,504
Total revenue	16,842,591	12,983,195
Expense
Compensation	2,444,536	1,213,536
Commissions to Broadmark Capital LLC	2,670,822	1,628,926
General and administrative	1,335,296	745,135
Legal, audit, insurance	975,407	79,475
Inspection fees	78,368	87,187
Total expenses	7,504,429	3,754,259
Net income	$9,338,162	$9,228,936

See Notes to Financial Statements.

Broadmark Real Estate Management II, LLC

Statements of Changes in Members’ Equity (unaudited)

	Class A units		Additional paid in capital	(Accumulated deficit) Retained earnings	Total
	Units	Amount
Balance at January 1, 2018	10,000	$600	$255,170	$(80,325)	$175,445
Net income				9,228,936	9,228,936
Compensation expense related to restricted units	—		11,094	—	11,094
Distributions to members				(7,379,712)	(7,379,712)
Balance at September 30, 2018	10,000	$600	$266,264	$1,768,899	$2,035,763
	Class A units		Additional paid in capital	Retained earnings	Total
	Units	Amount
Balance at January 1, 2019	10,000	$600	$266,264	$762,334	$1,029,198
Net income				9,338,162	9,338,162
Distributions to members				(8,839,270)	(8,839,270)
Balance at September 30, 2019	10,000	$600	$266,264	$1,261,226	$1,528,090

See Notes to Financial Statements.

Broadmark Real Estate Management II, LLC

Statements of Cash Flows (unaudited)

	Nine months ended
	September 30, 2019	September 30, 2018
Cash flows from operating activities
Net income	$9,338,162	$9,228,936
Adjustments to reconcile net income to net cash used in operations:
Compensation expense related to restricted units	—	11,094
Changes in operating assets and liabilities:
Change in fees receivable from escrow	778,909	205,594
Change in receivables from related parties	(712,943)	(1,310)
Change in other assets	126,461	(795,669)
Change in accounts payable	(198,792)	10,632
Change in related party payables	(94,591)	(714,231)
Change in payroll liabilities	48,390	—
Net cash from operating activities	9,285,596	7,945,046
Cash flows from financing activities
Distributions to members	(8,839,270)	(7,379,712)
Net cash used in financing activities	(8,839,270)	(7,379,712)
Net change in cash and cash equivalents	446,326	565,334
Cash and cash equivalents, beginning of period	1,114,173	819,611
Cash and cash equivalents, end of period	$1,560,499	$1,384,945

See Notes to Financial Statements.

Broadmark Real Estate Management II, LLC

Notes to Financial Statements

Note 1 - Organization and business

Broadmark Real Estate Management, LLC (the “Company”) is a Washington limited liability company formed on February 13, 2014. The Company operates under a Second Amended and Restated Limited Liability Company Agreement (the “Operating Agreement”) dated February 13, 2014. The Company will have perpetual existence unless terminated pursuant to the provisions of the Operating Agreement.

The primary purpose of the Company is to be the managing member of BRELF II, LLC (the “Fund”), a private real estate lending company, to manage the underwriting, closing, servicing, and disposition of mortgage notes, and perform all general and administrative duties. The primary purpose of the Fund is to make short-term, first position loans secured by deeds of trust on real estate in Colorado, Utah and Texas. Effective October 1, 2018 the Fund elected to be taxed as a real estate investment trust (“REIT”). As the manager of the Fund, the Company owns a separate class of common units in the Fund, the investors own preferred units.

Ownership rights of the Company are distributed amongst its Members through the issuance of 10,000 Class A Units which as of September 30, 2019 remain outstanding.

Note 2 - Summary of significant accounting policies

Basis of accounting

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Cash

The Company maintains cash in a demand deposit account with a bank. The bank balance may, at times, exceed federally insured limits.

Fees receivable from escrow

Fees receivable from escrow represents fee revenue generated from loans which closed prior to September 30, 2019 and December 31, 2018 but were not received until after the respective periods ended.

Revenue recognition

The Company derives revenue from three sources.

First, the company sources, underwrites and closes loans for the Fund, and is paid 80% of all origination, extension and amendment fees. These fees are earned and recognized in full when the loan is originated or the loan amendment is signed.

Second, the company receives a monthly management fee from the Fund for ongoing loan servicing. This distribution is defined in the BRELF II, LLC Operating Agreement as 20% of “Distributable Income.” Distributable Income is interest income received in the fund, less operating expenses and less any portion of interest income used to pay the guaranteed minimum return of 0.05% monthly to the preferred unit holders of the Fund when the Funds 20% of fee-based income is not sufficient to fund the guaranteed minimum payment. The distributions are disclosed on the Statements of Income. The receipt of the Distributable Income by the Company is when revenue is considered earned and recognized.

Third, the Company also receives 100% of inspection fees, which the Company uses to hire independent inspectors to report on the status of construction projects. These fees are earned and recognized upon each construction draw request.

Share based compensation

The Company expenses the fair value of restricted unit awards granted to our employees over the period each award vests. There were 1500 units granted during 2014 at $178 per unit, which vested ratably over 48 months. The fair value of restricted unit awards is equal to the fair value of the Company’s units at the date of grant. The units were valued using an internal model with market inputs available on the date of grant. There were no unrecognized compensation costs related to non-vested restricted unit awards at September 30, 2019 or December 31, 2018.

Broadmark Real Estate Management II, LLC

Notes to Financial Statements

Advertising costs

Advertising costs are expensed as incurred or over the period of the campaign/promotion and are not significant.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the fair value of investments, certain reported amounts and disclosures at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.

Accordingly, actual results could differ from those estimates.

Subsequent events

The Company has evaluated subsequent events through the date that the financial statements were issued, see Note 6.

Note 3 - Recent accounting pronouncements

The Company considers the applicability and impact of all accounting standard updates (“ASU”) issued. ASUs and assessed them and either determined them to be not applicable or expected to have minimal impact on its financial statements.

Note 4 - Expenses

The Company is responsible for all the operating expenses of the Fund, including loan origination and servicing, with the exception of specific legal, audit and tax preparation and consulting fees, excise taxes and certain bank charges which the Fund absorbs. Under a cost sharing agreement, the Company pays a related entity for performing the majority of the loan servicing and related payroll and general and administrative costs, in exchange for a monthly fee, currently charged at a rate of 0.0006 multiplied by monthly assets under management for the Fund.

From time to time, the Company is involved in routine litigation that arises in the normal course of business. There are no pending significant legal proceedings to which the Company is a party for which management believes the ultimate outcome would have a material adverse effect on the Company’s financial position.

Note 5 - Related party transactions

Under an Investment Advisory Agreement dated March 1, 2014, Broadmark Capital LLC raises capital for the Fund. Under this agreement, Broadmark Capital is paid a commission from the Company of 1% in the month the capital is raised, and after 12 months also receives a “tail” commission of ½% per year, payable in quarterly installments. The commissions to Broadmark Capital are paid by the Company and disclosed on the Statement of Income. The entity that owns Broadmark Capital LLC is also a member of the Company.

The Company also reimburses Pyatt Broadmark Management, LLC, a related entity, for services performed. See Note 4.

Note 6 - Subsequent Events

On August 9, 2019, the Company entered into a definitive agreement with Trinity Merger Corp. to effectuate a business combination transaction which will combine the Company, Fund, Pyatt Broadmark Management, LLC, Broadmark Real Estate Management III, LLC, Broadmark Real Estate Management IV, LLC, PBRELF I, LLC, BRELF III, LLC, and BRELF IV, LLC into a publicly-traded internally managed Mortgage REIT. The transaction received investor and regulatory approval and closed on November 14, 2019.

Broadmark Real Estate Management II, LLC
Report of Independent Registered Public Accounting Firm

To the Members and the board of directors of
Broadmark Real Estate Management II, LLC

Opinion on the Financial Statements

We have audited the accompanying statement of assets, liabilities and members' equity of Broadmark Real Estate Management II, LLC (the “Company”) as of December 31, 2018 and 2017, the related statements of operations, changes in members' equity and cash flows for each of the three years in the period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Moss Adams LLP

Everett, Washington
August 9, 2019

We have served as the Company’s auditor since 2019.

Broadmark Real Estate Management II, LLC

Statements of Assets, Liabilities and Members’ Equity

	As of December 31,
	2018	2017
Assets
Cash	$1,114,173	$819,611
Fees receivable from escrow	780,909	205,594
Other assets	127,664	41,700
Total assets	$2,022,746	$1,066,905

Liabilities and Members' Equity
Liabilities
Accounts payable	$577,477	$5,499
Related party payables	416,071	885,961
Total liabilities	$993,548	$891,460
Class A units
10,000 units issued and 10,000 and 9,938 outstanding as of December 31, 2018 and 2017, respectively	600	600
Additional paid in capital	266,264	255,170
Retained earnings (deficit)	762,334	(80,325)
Members' equity	1,029,198	175,445
Total liabilities and members' equity	$2,022,746	$1,066,905

See Notes to Financial Statements.

Broadmark Real Estate Management II, LLC

Statements of Operations

	Year Ended December 31,
	2018	2017	2016
Revenues
Fee income	$14,854,833	$6,727,010	$2,546,701
Distributions from Fund	3,102,070	1,267,418	586,283
Total revenue	$17,956,903	$7,994,428	$3,132,984
Expenses
Compensation	1,850,464	695,381	335,897
Commissions to Broadmark Capital LLC	2,299,528	1,060,441	443,969
General & administrative	1,254,994	441,089	238,796
Legal, audit, insurance	97,499	67,680	26,874
Inspection fees	117,780	66,103	39,100
Total Expenses	$5,620,265	$2,330,694	$1,084,636
Net Income	$12,336,638	$5,663,734	$2,048,348

See Notes to Financial Statements.

Broadmark Real Estate Management II, LLC

Statements of Changes in Members’ Equity

	Class A units		Additional paid in capital	Retained earnings (deficit)	Total
	Units	Amount
Balance January 1, 2016	10,000	$600	$122,038	$(21,878)	$100,760
Net income				2,048,348	2,048,348
Grants of restricted stock			66,566		66,566
Distributions to members				(1,826,776)	(1,826,776)
Balance at December 31, 2016	10,000	$600	$188,604	$199,694	$388,898
Net income				5,663,734	5,663,734
Grants of restricted stock			66,566		66,566
Distributions to members				(5,943,753)	(5,943,753)
Balance at December 31, 2017	10,000	$600	$255,170	$(80,325)	$175,445
Net income				12,336,638	12,336,638
Grants of restricted stock			11,094		11,094
Distributions to members				(11,493,979)	(11,493,979)
Balance at December 31, 2018	10,000	$600	$266,264	$762,334	$1,029,198

See Notes to Financial Statements.

Broadmark Real Estate Management II, LLC

Statements of Cash Flows

	Year ending December 31,
	2018	2017	2016
Cash flows from operating activities
Net income	$12,336,638	$5,663,734	$2,048,348
Adjustments to reconcile net income to net cash used in operations:
Grant of restricted units	11,094	66,566	66,566
Changes in operating assets and liabilities
Change in fees receivable from escrow	(575,315)	(106,977)	(98,617)
Change in other assets	(85,964)	(5,581)	(16,168)
Change in accounts payable	571,978	5,350	150
Change in related party liability	(469,890)	844,365	25,454
Cash from operating activities	11,788,541	6,467,457	2,025,733
Cash flows from financing activities Distributions to members	(11,493,979)	(5,943,753)	(1,826,776)
Cash for financing activities	(11,493,979)	(5,943,753)	(1,826,776)
Net change in cash	294,562	523,704	198,957
Cash and cash equivalents, beginning of year	819,611	295,907	96,950
Cash and cash equivalents, end of year	$1,114,173	$819,611	$295,907

See Notes to Financial Statements.

Broadmark Real Estate Management II, LLC

Notes to Financial Statements

Note 1 - Organization and business

Broadmark Real Estate Management, LLC (the “Company”) is a Washington limited liability company formed on February 13, 2014. The Company operates under a Second Amended and Restated Limited Liability Company Agreement (the “Operating Agreement”) dated February 13, 2014. The Company will have perpetual existence unless terminated pursuant to the provisions of the Operating Agreement.

The primary purpose of the Company is to serve as member of BRELF II, LLC (the “Fund”), a private real estate lending company, to manage the underwriting, closing, servicing, and disposition of mortgage notes, and perform all general and administrative duties. The primary purpose of the Fund is to make short-term, first position loans secured by deeds of trust on real estate in Colorado, Utah and Texas. Effective October 1, 2018 the Fund elected to be taxed as a real estate investment trust (“REIT”). As the manager of the Fund, the Company owns a separate class of common units in the Fund, the investors own preferred units.

Ownership rights of the Company are distributed amongst its Members through the issuance of 10,000 Class A Units which as of December 31, 2018 remain outstanding.

Note 2 - Summary of significant accounting policies

Basis of accounting

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Cash

The Company maintains cash in a demand deposit account with a bank. The bank balance may, at times, exceed federally insured limits.

Fees receivable from escrow

Fees receivable from escrow represents fee revenue generated from loans which closed prior to December 31 but were not received until after the period ended.

Income taxes

The Company is taxed as a partnership under provisions of the Internal Revenue Code. As such, the tax attributes of the Company are included in the individual tax returns of its members. The accompanying financial statements do not include any provision for income taxes.

Revenue recognition

The Company derives revenue from three sources.

First, the Company sources, underwrites and closes loans for the Fund, and is paid 80% of all origination, extension and amendment fees. These fees are earned and recognized in full when the loan is originated or the loan amendment is signed.

Second, the Company receives a monthly distribution from the Fund. This distribution is defined in the BRELF II, LLC Operating Agreement as 20% of “distributable cash” less any portion of interest income used to pay the preferred return of 0.5% monthly to the preferred unit holders of the Fund when the Fund’s share of fee-based income is less than the amount required to satisfy the preferred return. The distributions are disclosed on the Statements of Income. The receipt of the monthly distribution by the Company is when revenue is considered earned and recognized.

Third, the Company also receives 100% of inspection fees, which the Company uses to hire independent inspectors to report on the status of construction projects. These fees are earned and recognized upon each construction draw request.

Broadmark Real Estate Management II, LLC

Notes to Financial Statements

Share based compensation

The Company expenses the fair value of restricted unit awards granted to our employees over the period each award vests. There were 1500 units granted during 2014 at $178 per unit, which vest ratably over 48 months. The fair value of restricted unit awards is equal to the fair value of the Company’s units at the date of grant. The units were valued using an internal model with market inputs available on the date of grant. As of December 31, 2018 and 2017, there was $0 and $11,094, respectively, of total unrecognized compensation cost related to non-vested restricted unit awards.

Advertising costs

Advertising costs are expensed as incurred or over the period of the campaign/promotion and are not significant.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the fair value of investments, certain reported amounts and disclosures at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.

Accordingly, actual results could differ from those estimates.

Subsequent events

The Company has evaluated subsequent events through the date that the financial statements were issued.

Note 3 - Recent accounting pronouncements

Pronouncements adopted

In May 2014, FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, as amended by ASU 2015-14, Revenue from Contracts with Customers: Deferral of the Effective Date, ASU 2016-08, Revenue from Contracts with Customers: Principal Versus Agent Considerations (Reporting Revenue Gross Versus Net), ASU 2016-10, Revenue from Contracts with Customers, Identifying Performance Obligations and Licensing, ASU 2016-12, Revenue from Contracts with Customers: Narrow-Scope Improvements and Practical Expedients, and ASU 2016-20, Technical Corrections and Improvements to Topic 606, Revenue form Contracts with Customers, that provides accounting guidance for all revenue arising from contracts with customers and affects all entities that enter into contracts to provide goods or services to customers. The guidance also provides for a model for the measurement and recognition of gains and losses on the sale of certain nonfinancial assets, such as property and equipment, including real estate. This standard may affect an entity’s financial statements, business processes and internal control over financial reporting. The standard is effective for interim and annual periods beginning after December 15, 2017. The Company adopted the pronouncement on January 1, 2018 and applied it on a modified retrospective approach upon adoption. The Company’s accounting policies and revenue recognition principles did not change materially as the principles of ASC 606 are largely consistent with the current revenue recognition practices – see Note 2.

In January 2016, FASB issued ASU No. 2016-01, Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities, which requires entities to measure equity investments at fair value and recognize changes in fair value in net income. The guidance also provides a new measurement alternative for equity investments that do not have readily determinable fair values and don’t qualify for the net asset value practical expedient. Entities will have to record changes in instrument-specific credit risk for financial liabilities measured under the fair value option in other comprehensive income, except for certain financial liabilities of consolidated collateralized financing entities. Entities will also have to reassess the realizability of a deferred tax asset related to an AFS debt security in combination with their other deferred tax assets. The Company adopted the pronouncement on January 1, 2018. The adoption of this standard did not have a material impact on the Company’s financial position, results of operations, or cash flows.

Broadmark Real Estate Management II, LLC

Notes to Financial Statements

In August 2016, FASB issued ASU No. 2016, Classification of Certain Cash Receipts and Cash Payments, which provides guidance regarding the presentation of certain cash receipts and cash payments in the statement of cash flows, addressing eight specific cash flow classification issues, in order to reduce existing diversity in practice. The Company adopted the pronouncement on January 1, 2018. The adoption of ASC No. 2016 did not have a material impact on our financial position, results of operations, or cash flows.

Note 4 - Expenses

The Company is responsible for all the operating expenses of the Fund, including loan origination and servicing, with the exception of specific legal, audit and tax preparation and consulting fees, excise taxes and certain bank charges which the Fund absorbs. Under a cost sharing agreement, the Company pays a related entity for performing the majority of the loan servicing, in exchange for a monthly fee, currently charged at a rate of 0.0006 multiplied by monthly assets under management for the Fund.

From time to time, the Company is named as a defendant in legal actions relating to transactions conducted in the ordinary course of business. Although there can be no assurance of the outcome of such legal actions, in the opinion of management, the Company does not have a potential liability related to any current legal proceeding or claim that would individually or in the aggregate materially affect its results of operations, financial condition or cash flows.

Note 5 - Related party transactions

Under a Financial Advisory/Investment Banking Agreement dated March 1, 2014, Broadmark Capital LLC raises capital for the Fund. Under this agreement, Broadmark Capital is paid a commission from the Company of 1% in the month the capital is raised, and after 12 months also receives a “tail” commission of ½% per year, payable in quarterly installments. The commissions to Broadmark Capital are paid by the Company and disclosed on the Statement of Operations. The entity that owns Broadmark Capital LLC is also a member of the Company.

Note 6 - Subsequent Events

On August 9, 2019, the Company entered into a definitive agreement with Trinity Merger Corp. to effectuate a business combination transaction which will combine the Company, Fund, Pyatt Broadmark Management, LLC, Broadmark Real Estate Management III, LLC, Broadmark Real Estate Management IV, LLC, PBRELF I, LLC, BRELF III, LLC, and BRELF IV, LLC into a publicly-traded internally managed Mortgage REIT. The transaction is subject to investor and regulatory approval and is expected to close in the third quarter of 2019.

Broadmark Real Estate Management III, LLC

Statements of Assets, Liabilities and Members’ Equity (unaudited)

	As of September 30, 2019	As of December 31, 2018
Assets
Cash	$197,026	$69,247
Due from related party	41,972	22,952
Other assets	—	635
Total assets	$238,998	$92,834
Liabilities and Members’ Equity
Liabilities
Payroll liabilities	$2,168	$1,419
Accounts payable	1,678	9,323
Related party payables	22,180	187,371
Total liabilities	26,026	198,113
Members’ equity
Class A units
10,000 units issued and 8,968 and 8,875 outstanding as of September 30, 2019 and December 31, 2018	200	200
Additional paid in capital	423,400	241,943
Accumulated deficit	(210,628)	(347,422)
Members’ equity	212,972	(105,279)
Total liabilities and members’ equity	$238,998	$92,834

See Notes to Financial Statements.

Broadmark Real Estate Management III, LLC

Statements of Operations (unaudited)

	Nine months ended
	September 30, 2019	September 30, 2018
Revenues
Fee income	$741,437	$289,739
Distributions from Fund	153,236	32,717
Total revenue	894,673	322,456
Expenses
Compensation	365,118	323,946
Commissions to Broadmark Capital LLC	127,660	87,206
General and administrative	140,457	71,055
Legal, audit, insurance	95,544	48,764
Inspection fees	29,100	5,050
Total expenses	757,879	536,021
Net income (loss)	$136,794	$(213,565)

See Notes to Financial Statements.

Broadmark Real Estate Management III, LLC

Statements of Changes in Members’ Equity (unaudited)

	Class A units		Additional paid in capital	Accumulated deficit	Total
	Units	Amount
Balance at January 1, 2018	8,500	$200	$—	$(62,606)	$(62,406)
Net loss				(213,565)	(213,565)
Compensation expense related to restricted units	1,500		181,457	—	181,457
Distributions to members				(1,834)	(1,834)
Balance at September 30, 2018	10,000	$200	$181,457	$(278,005)	$(96,348)
	Class A units		Additional paid in capital	Accumulated deficit	Total
	Units	Amount
Balance at January 1, 2019	10,000	$200	$241,943	$(347,422)	$(105,279)
Net income				136,794	136,794
Compensation expense related to restricted units	—		181,457	—	181,457
Distributions to members				—	—
Balance at September 30, 2019	10,000	$200	$423,400	$(210,628)	$212,972

See Notes to Financial Statements.

Broadmark Real Estate Management III, LLC

Statements of Cash Flows (unaudited)

	Nine months ended
	September 30, 2019	September 30, 2018
Cash flows from operating activities
Net income (loss)	$136,794	$(213,565)
Adjustments to reconcile net income to net cash used in operations:
Compensation expense related to restricted units	181,457	181,457
Changes in operating assets and liabilities:
Change in due from related party	(14,014)	—
Change in other assets	(4,371)	—
Change in accounts payable	(7,645)	4,146
Change in related party payables	(165,191)	109,282
Change in payroll liabilities	749	82
Net cash from operating activities	127,779	81,402
Cash flows from investing activities
Investments in fixed assets	—	(635)
Net cash used in investing activities	—	(635)
Cash flows from financing activities	—
Distributions to members	—	(1,834)
Net cash used in financing activities	—	(1,834)
Net change in cash and cash equivalents	127,779	78,933
Cash and cash equivalents, beginning of period	69,247	11,466
Cash and cash equivalents, end of period	$197,026	$90,399

See Notes to Financial Statements.

Broadmark Real Estate Management III, LLC

Notes to Financial Statements

Note 1 - Organization and business

Broadmark Real Estate Management III, LLC (the “Company”) is a Washington limited liability company formed on September 11, 2017. The Company operates under a Second Amended and Restated Limited Liability Company Agreement (the “Operating Agreement”) dated October 1, 2017. The Company will have perpetual existence unless terminated pursuant to the provisions of the Operating Agreement.

The primary purpose of the Company is to be the managing member of BRELF III, LLC (the “Fund”), a private real estate lending company, to manage the underwriting, closing, servicing, and disposition of mortgage notes, and perform all general and administrative duties. The primary purpose of the Fund is to make short-term, first position loans secured by deeds of trust on real estate in the South East United States. The Company began operating in October of 2017 although the Fund was not active until 2018. Effective January 1, 2019 the Fund elected to be taxed as a real estate investment trust (“REIT”). As the manager of the Fund, the Company owns a separate class of common shares in the Fund, the investors own Preferred Shares.

Ownership rights of the Company are distributed amongst its Members through the issuance of 10,000 Class A Units which as of September 30, 2019, 8,969 remain outstanding.

Note 2 - Summary of significant accounting policies

Basis of accounting

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Cash

The Company maintains cash in a demand deposit account with a bank. The bank balance may, at times, exceed federally insured limits.

Due to or from related parties

Amounts due to or from related parties include unpaid manager distributions, unpaid extension and inspection fees, amounts advanced from Pyatt Broadmark Management, LLC, and amounts owed by Members to the Company.

Income taxes

The Company is taxed as a partnership under provisions of the Internal Revenue Code. As such, the tax attributes of the Company are included in the individual tax returns of its members. The accompanying financial statements do not include any provision for income taxes.

Revenue Recognition

The Company derives revenue from three sources.

First, the Company sources, underwrites and closes loans for the Fund, and is paid 80% of all origination, extension and amendment fees. These fees are earned and recognized in full when the loan is originated, or the loan amendment is signed.

Second, the company receives a monthly management fee from the Fund for ongoing loan servicing. This distribution is defined in the BRELF III, LLC Operating Agreement as 20% of “Distributable Income.” Distributable Income is interest income received in the Fund, less operating expenses and less any portion of interest income used to pay the guaranteed minimum return of 0.05% monthly to the preferred unit holders of the Fund when the Funds 20% of fee-based income is not sufficient to fund the guaranteed minimum payment. The distributions are disclosed on the Statements of Income. The receipt of the Distributable Income by the Company is when revenue is considered earned and recognized.

Broadmark Real Estate Management III, LLC

Notes to Financial Statements

Third, the Company also receives 100% of inspection fees, which the Company uses to hire independent inspectors to report on the status of construction projects. These fees are earned and recognized upon each construction draw request.

Share based compensation

The Company expenses the fair value of restricted unit awards granted to our employees over the period each award vests. There were 1500 units granted on January 1, 2018 at $645 per unit, which vest ratably over 48 months. The fair value of restricted unit awards is equal to the fair value of the Company’s units at the date of grant. The units were valued using an internal model with market inputs available on the date of grant. As of September 30, 2019 and December 31, 2018, there was $544,371 and $725,828, respectively, of total unrecognized compensation cost related to non-vested restricted unit awards.

Advertising costs

Advertising costs are expensed as incurred or over the period of the campaign/promotion and are not significant.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the fair value of investments, certain reported amounts and disclosures at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Subsequent events

The Company has evaluated subsequent events through the date that the financial statements were issued, see Note 6.

Note 3 - Recent accounting pronouncements

The Company considers the applicability and impact of all accounting standard updates (“ASU”) issued. ASUs and assessed them and either determined them to be not applicable or expected to have minimal impact on its financial statements.

Note 4 - Expenses

The Company is responsible for all the operating expenses of the Fund, including loan origination and servicing, with the exception of specific legal, audit and tax preparation and consulting fees, excise taxes and certain bank charges which the Fund absorbs.

From time to time, the Company is involved in routine litigation that arises in the normal course of business. There are no pending significant legal proceedings to which the Company is a party for which management believes the ultimate outcome would have a material adverse effect on the Company’s financial position.

Loan Servicing services for the company are largely performed by a related party, Pyatt Broadmark Management, LLC (“PBM”). The Company reimburses PBM for these costs, currently at a rate of 0.0006 multiplied by monthly assets under management for the Fund.

Note 5 - Related party transactions

Under an Investment Advisory Agreement dated October 10, 2017, Broadmark Capital LLC raises capital for the Fund. Under this agreement, Broadmark Capital, LLC is paid a commission from the Company of 1% in the month the capital is raised, and after 12 months also receives a “tail” commission of ½% per year, payable in quarterly installments. The commissions to Broadmark Capital are paid by the Company and disclosed on the Statement of Operations. The entity that owns Broadmark Capital, LLC is also a member of the Company.

Broadmark Real Estate Management III, LLC

Notes to Financial Statements

The Company also reimburses Pyatt Broadmark Management, LLC, a related entity, for services performed. See Note 4.

Note 6 - Subsequent Events

On August 9, 2019, the Company entered into a definitive agreement with Trinity Merger Corp. to effectuate a business combination transaction which will combine the Company, Fund, Pyatt Broadmark Management, LLC, Broadmark Real Estate Management II, LLC, Broadmark Real Estate Management IV, LLC, PBRELF I, LLC, BRELF II, LLC, and BRELF IV, LLC into a publicly-traded internally managed Mortgage REIT. The transaction received investor and regulatory approval and closed on November 14, 2019.

Broadmark Real Estate Management III, LLC

Report of Independent Registered Public Accounting Firm

To the Members and the board of directors of
Broadmark Real Estate Management III, LLC

Opinion on the Financial Statements

We have audited the accompanying statement of assets, liabilities and members' equity of Broadmark Real Estate Management III, LLC (the “Company”) as of December 31, 2018, the related statements of operations, changes in members' equity and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Moss Adams LLP

Everett, Washington
August 9, 2019

We have served as the Company’s auditor since 2019.

Broadmark Real Estate Management III, LLC   Statement of Assets, Liabilities and Members’ Deficit

As of December 31, 2018
Assets
Cash	$69,247
Due from related parties	22,952
Fixed assets	635
Total	$92,834

Liabilities and Members’ Deficit
Liabilities
Payroll liabilities	$1,419
Accounts payable	9,323
Related party payables	187,371
Total liabilities	$198,113
Class A units
10,000 units issued and 8,875 outstanding as of December 31, 2018	200
Additional paid in capital	241,943
Accumulated deficit	(347,422)
Members' Deficit	(105,279)
Total liabilities and members' deficit	$92,834

See Notes to Financial Statements.

Broadmark Real Estate Management III, LLC   Statement of Operations

Year Ended December 31, 2018
Revenue
Fee income	$428,481
Distributions from Fund	60,290
Total revenue	$488,771
Expenses
Compensation	449,918
Commissions to Broadmark Capital LLC	119,506
General & administrative	119,543
Legal, audit, tax, insurance	65,976
Inspection fees	14,955
Total expenses	$769,898
Net loss	$(281,127)

See Notes to Financial Statements.

Broadmark Real Estate Management III, LLC   Statement of Change in Members’ Deficit

	Class A units		Additional paid in capital	Accumulated deficit	Total
	Units	Amount
Balance January 1, 2018	8,500	$200	$—	$(62,606)	$(62,406)
Net income				(281,127)	(281,127)
Grant of restricted units	1,500		241,943		241,943
Distributions to members				(3,689)	(3,689)
Balance at December 31, 2018	10,000	$200	$241,943	$(347,422)	$(105,279)

See Notes to Financial Statements.

Broadmark Real Estate Management III, LLC   Statement of Cash Flows

Year Ended December 31, 2018
Cash flows from operating activities
Net income	$(281,127)
Adjustments to reconcile net income to net cash used in operations:
Grant of restricted units	241,943
Changes in operating assets and liabilities
Change in due from related parties	(22,952)
Change in accounts payable	9,323
Change in payroll liabilities	1,419
Change in related party payables	113,499
Net cash from operating activities	62,105
Cash flows from investing activities
Investment in fixed assets	(635)
Net cash from investing activities	(635)
Cash flows from financing activities
Distributions to members	(3,689)
Net cash from financing activities	(3,689)
Net change in cash	57,781
Cash and cash equivalents, beginning of year	11,466
Cash and cash equivalents, end of year	$69,247

See Notes to Financial Statements.

Broadmark Real Estate Management III, LLC   Notes to Financial Statements

Note 1 - Organization and business

Broadmark Real Estate Management III, LLC (the “Company”) is a Washington limited liability company formed on September 11, 2017. The Company operates under a Second Amended and Restated Limited Liability Company Agreement (the “Operating Agreement”) dated October 1, 2018. The Company will have perpetual existence unless terminated pursuant to the provisions of the Operating Agreement.

The primary purpose of the Company is to serve as manager of BRELF III, LLC (the “Fund”), a private real estate lending company, to manage the underwriting, closing, servicing, and disposition of mortgage notes, and perform all general and administrative duties. The primary purpose of the Fund is to make short-term, first position loans secured by deeds of trust on real estate in the South East United States. The Company began operating in January of 2018, when the Fund it manages originated its first loans. Certain start-up costs were incurred prior to January 1, 2018 and are included in the opening balance of equity. Effective October 1, 2018, the Fund elected to be taxed as a corporation for U.S. federal income tax purposes.

As the manager of the Fund, the Company owns a separate class of common units in the Fund, the investors own preferred units.

Ownership rights of the Company are distributed amongst its Members through the issuance of 10,000 Class A Units which as of December 31, 2018, 8,875 remain outstanding.

Note 2 - Summary of significant accounting policies

Basis of accounting

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Cash

The Company maintains cash in a demand deposit account with a bank. The bank balance may, at times, exceed federally insured limits.

Fixed assets

Fixed assets are stated at cost. Repairs and maintenance to these assets are charged to expense as incurred; major improvements enhancing the function and/or useful life are capitalized. When items are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gains or losses arising from such transactions are recognized. Depreciation is recorded on the straight-line method over the estimated useful life of the assets.

Income taxes

The Company is taxed as a partnership under provisions of the Internal Revenue Code. As such, the tax attributes of the Company are included in the individual tax returns of its members. The accompanying financial statements do not include any provision for income taxes.

Revenue Recognition

The Company derives revenue from three sources.

First, the Company sources, underwrites and closes loans for the Fund, and is paid 80% of all origination, extension and amendment fees. These fees are earned and recognized in full when the loan is originated or the loan amendment is signed.

Second, the Company receives a monthly distribution from the Fund. This distribution is defined in the BRELF III, LLC Operating Agreement as 20% of “distributable cash” less any portion of interest income used to pay the

Broadmark Real Estate Management III, LLC

Notes to Financial Statements

preferred return of 0.05% monthly to the preferred unit holders of the Fund when the Fund’s share of fee-based income is less than the amount required to satisfy the preferred return. The distributions are disclosed on the Statements of Income. The receipt of the monthly distribution by the Company is when revenue is considered earned and recognized.

Third, the Company also receives 100% of inspection fees, which the Company uses to hire independent inspectors to report on the status of construction projects. These fees are earned and recognized upon each construction draw request.

Share based compensation

The Company expenses the fair value of restricted unit awards granted to our employees over the period each award vests. There were 1500 units granted during 2018 at $645 per unit, which vest ratably over 48 months. The fair value of restricted unit awards is equal to the fair value of the Company’s units at the date of grant. The units were valued using an internal model with market inputs available on the date of grant. As of December 31, 2018, there was $725,828 of total unrecognized compensation cost related to non-vested restricted unit awards.

Advertising costs

Advertising costs are expensed as incurred or over the period of the campaign/promotion and are not significant.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the fair value of investments, certain reported amounts and disclosures at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.

Accordingly, actual results could differ from those estimates.

Subsequent events

The Company has evaluated subsequent events through the date that the financial statements were issued.

Note 3 - Recent accounting pronouncements

Pronouncements Adopted

In May 2014, FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, as amended by ASU 2015-14, Revenue from Contracts with Customers: Deferral of the Effective Date, ASU 2016-08, Revenue from Contracts with Customers: Principal Versus Agent Considerations (Reporting Revenue Gross Versus Net), ASU 2016-10, Revenue from Contracts with Customers, Identifying Performance Obligations and Licensing, ASU 2016-12, Revenue from Contracts with Customers: Narrow-Scope Improvements and Practical Expedients, and ASU 2016-20, Technical Corrections and Improvements to Topic 606, Revenue form Contracts with Customers, that provides accounting guidance for all revenue arising from contracts with customers and affects all entities that enter into contracts to provide goods or services to customers. The guidance also provides for a model for the measurement and recognition of gains and losses on the sale of certain nonfinancial assets, such as property and equipment, including real estate. This standard may affect an entity’s financial statements, business processes and internal control over financial reporting. The standard is effective for interim and annual periods beginning after December 15, 2017. The Company adopted the pronouncement on January 1, 2018 and applied it on a modified retrospective approach upon adoption. The Company’s accounting policies and revenue recognition principles did not change materially as the principles of ASC 606 are largely consistent with the current revenue recognition practices – see Note 2.

In January 2016, FASB issued ASU No. 2016-01, Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities, which requires entities to measure equity investments at fair value and recognize changes in fair value in net income. The guidance also provides a new measurement alternative for equity investments that do not have readily determinable fair values and don’t qualify for the net asset value practical expedient. Entities will have to record changes in instrument-specific credit risk for financial liabilities measured

Broadmark Real Estate Management III, LLC

Notes to Financial Statements

under the fair value option in other comprehensive income, except for certain financial liabilities of consolidated collateralized financing entities. Entities will also have to reassess the realizability of a deferred tax asset related to an AFS debt security in combination with their other deferred tax assets. The Company adopted the pronouncement on January 24, 2018. The adoption of this standard did not have a material impact on the Company’s financial position, results of operations, or cash flows.

In August 2016, FASB issued ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments, which provides guidance regarding the presentation of certain cash receipts and cash payments in the statement of cash flows, addressing eight specific cash flow classification issues, in order to reduce existing diversity in practice. The Company adopted the pronouncement on January 24, 2018. The adoption of ASC No. 2016-15 did not have a material impact on our financial position, results of operations, or cash flows.

Note 4 - Expenses

The Company is responsible for all the operating expenses of the Fund, including loan origination and servicing, with the exception of specific legal, audit and tax preparation and consulting fees, excise taxes and certain bank charges which the Fund absorbs.

From time to time, the Company is involved in routine litigation that arises in the normal course of business. There are no pending significant legal proceedings to which the Company is a party for which management believes the ultimate outcome would have a material adverse effect on the Company's financial position.

Note 5 - Related party transactions

Under a Financial Advisory/Investment Banking Agreement dated October 10, 2017, Broadmark Capital LLC raises capital for the Fund. Under this agreement, Broadmark Capital, LLC is paid a commission from the Company of 1% in the month the capital is raised, and after 12 months also receives a “tail” commission of ½% per year, payable in quarterly installments. The commissions to Broadmark Capital are paid by the Company and disclosed on the Statement of Operations. The entity that owns Broadmark Capital, LLC is also a member of the Company.

Loan Servicing services for the Company are largely performed by a related party, Pyatt Broadmark Management, LLC (“PBM”). The Company reimburses PBM for these costs, currently at a rate of 0.0006 multiplied by monthly assets under management for the Fund.

Note 6 - Subsequent Events

On August 9, 2019, the Company entered into a definitive agreement with Trinity Merger Corp. to effectuate a business combination transaction which will combine the Company, Fund, Pyatt Broadmark Management, LLC, Broadmark Real Estate Management II, LLC, Broadmark Real Estate Management IV, LLC, PBRELF I, LLC, BRELF II, LLC, and BRELF IV, LLC into a publicly-traded internally managed Mortgage REIT. The transaction is subject to investor and regulatory approval and is expected to close in the third quarter of 2019.

Broadmark Real Estate Management IV, LLC

Statement of Assets, Liabilities and Members’ Deficit (unaudited)

As of September 30, 2019
Assets
Cash	$5,099
Accounts receivable	12,000
Due from related party	18,146
Other assets	5,218
Total assets	$40,463
Liabilities and Members’ Deficit
Liabilities
Accounts payable	$117
Related party payables	180,077
Total liabilities	180,194
Members’ deficit
Class A units
1,000 units issued and outstanding as of September 30, 2019	200
Additional paid in capital	292,920
Accumulated deficit	(432,851)
Members’ deficit	(139,731)
Total liabilities and members’ deficit	$40,463

See Notes to Financial Statements.

Broadmark Real Estate Management IV, LLC

Statement of Operations (unaudited)

Nine months ended September 30, 2019
Revenue
Fee income	$90,312
Distributions from Fund	10,292
Total revenue	100,604
Expense
Compensation	399,962
Commissions to Broadmark Capital LLC	35,431
Professional fees	85,373
General and administrative	12,104
Inspection fees	585
Total expenses	533,455
Net Loss	$(432,851)

See Notes to Financial Statements.

Broadmark Real Estate Management IV, LLC

Statement of Changes in Members’ Deficit (unaudited)

	Class A units		Additional paid in capital	Accumulated deficit	Total
	Units	Amount
Balance at January 1, 2019	—	$—	$—	$—	$—
Net loss				(432,851)	(432,851)
Compensation expense related to restricted units	150		292,920	—	292,920
Contributions	850	200		—	200
Balance at September 30, 2019	1,000	$200	$292,920	$(432,851)	$(139,731)

See Notes to Financial Statements.

Broadmark Real Estate Management IV, LLC

Statement of Cash Flows (unaudited)

Nine months ended September 30, 2019
Cash flows from operating activities
Net loss	$(432,851)
Adjustments to reconcile net income to net cash used in operations:
Compensation expense related to restricted units	292,920
Changes in operating assets and liabilities:
Change in accounts receivable	(12,000)
Change due from related party	(18,146)
Change in other assets	(5,218)
Change in accounts payable	117
Change in related party payables	180,077
Net cash from operating activities	4,899
Cash flows from financing activities
Contributions from members	200
Net cash used in financing activities	200
Net change in cash and cash equivalents	5,099
Cash and cash equivalents, beginning of period	—
Cash and cash equivalents, end of period	$5,099

See Notes to Financial Statements.

Broadmark Real Estate Management IV, LLC

Notes to Financial Statements
September 30, 2019

Note 1 - Organization and business

Broadmark Real Estate Management IV, LLC (the “Company”) is a Washington limited liability company formed on January 1, 2019. The Company operates under a Limited Liability Company Agreement (the “Operating Agreement”) dated January 1, 2019. The Company will have perpetual existence unless terminated pursuant to the provisions of the Operating Agreement.

The purpose of the Company is to serve as manager of BRELF IV, LLC (the “Fund”), a private real estate lending company, to manage the underwriting, closing, servicing, and disposition of mortgage notes, and perform all general and administrative duties. The primary purpose of the Fund is to make short-term, first position loans secured by deeds of trust on real estate in Maryland, Pennsylvania, Virginia, and the District of Columbia.

Ownership rights of the Company are distributed amongst its Members through the issuance of 1000 Class A Units, which as of September 30, 2019, 875 remain outstanding.

Note 2 - Summary of significant accounting policies

Basis of accounting

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Cash

The Company maintains cash in a demand deposit account with a bank. The bank balance may, at times, exceed federally insured limits.

Fees receivable from escrow

Fees receivable from escrow represents fee revenue generated from loans which closed prior to December 31 but were not received until after the period ended. There were no fees receivable from escrow at September 30, 2019.

Income taxes

The Company is taxed as a partnership under provisions of the Internal Revenue Code. As such, the tax attributes of the Company are included in the individual tax returns of its members. The accompanying financial statements do not include any provision for income taxes.

Revenue recognition

The Company derives revenue from three sources.

First, the Company sources, underwrites and closes loans for the Fund, and is paid 80% of all origination, extension and amendment fees. These fees are earned and recognized in full when the loan is originated or the loan amendment is signed.

Second, the Company receives a monthly distribution from the Fund. This distribution is defined in the BRELF IV, LLC Operating Agreement as 20% of “Distributable Cash” less any portion of interest income used to pay the preferred return of 0.05% monthly to the preferred unit holders of the Fund when the Fund’s share of fee-based income is less than the amount required to satisfy the preferred return. The distributions are disclosed on the Statements of Operations. The receipt of the monthly distribution by the Company is when revenue is considered earned and recognized.

Third, the Company also receives 100% of inspection fees, which the Company uses to hire independent inspectors to report on the status of construction projects. These fees are earned and recognized upon each construction draw request.

Broadmark Real Estate Management IV, LLC

Notes to Financial Statements
September 30, 2019

Share based compensation

The Company expenses the fair value of restricted unit awards granted to our employees over the period each award vests. There were 150 units granted during 2019 at $11,717 per unit, which vest ratably over 48 months. The fair value of restricted unit awards is equal to the fair value of the Company’s units at the date of grant. The units were valued using an internal model with market inputs available on the date of grant. As of September 30, 2019, there was $1,464,602 of total unrecognized compensation cost related to non-vested restricted unit awards.

Advertising costs

Advertising costs are expensed as incurred or over the period of the campaign/promotion and are not significant.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the fair value of investments, certain reported amounts and disclosures at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Subsequent events

The Company has evaluated subsequent events through the date that the financial statements were issued, see Note 6.

Note 3 - Recent accounting pronouncements

The Company considers the applicability and impact of all accounting standard updates (“ASU”) issued, has assessed them, and either determined them to be not applicable or expected to have minimal impact on financial statements.

Note 4 - Expenses

The Company is responsible for all the operating expenses of the Fund, including loan origination and servicing, with the exception of specific legal, audit and tax preparation and consulting fees, excise taxes and certain bank charges which the Fund absorbs.

From time to time, the Company is involved in routine litigation that arises in the normal course of business. There are no pending significant legal proceedings to which the Company is a party for which management believes the ultimate outcome would have a material adverse effect on the Company’s financial position.

Loan Servicing services for the company are largely performed by a related party, Pyatt Broadmark Management, LLC (“PBM”). The Company reimburses PBM for these costs, currently at a rate of 0.0006 multiplied by monthly assets under management for the Fund.

Note 5 - Related party transactions

Under an Investment Advisory Agreement dated October 10, 2017, Broadmark Capital LLC raises capital for the Fund. Under this agreement, Broadmark Capital, LLC is paid a commission from the Company of 1% in the month the capital is raised, and after 12 months also receives a “tail” commission of ½% per year, payable in quarterly installments. The commissions to Broadmark Capital are paid by the Company and disclosed on the Statement of Operations. The entity that owns Broadmark Capital, LLC is also a member of the Company.

The Company also reimburses Pyatt Broadmark Management, LLC, a related entity, for services performed. See Note 4.

Broadmark Real Estate Management IV, LLC

Notes to Financial Statements
September 30, 2019

Note 6 - Subsequent Events

On August 9, 2019, the Company entered into a definitive agreement with Trinity Merger Corp. to effectuate a business combination transaction which will combine the Company, Fund, Pyatt Broadmark Management, LLC, Broadmark Real Estate Management II, LLC, Broadmark Real Estate Management III, LLC, Broadmark Real Estate Management IV, LLC, PBRELF I, LLC, BRELF II, LLC, BRELF III, LLC, and BRELF IV, LLC into a publicly-traded internally managed Mortgage REIT. The transaction received investor and regulatory approval and closed on November 14, 2019.

Broadmark Real Estate Management IV, LLC

Report of Independent Registered Public Accounting Firm

To the Members and the board of directors of
Broadmark Real Estate Management IV, LLC

Opinion on the Financial Statements

We have audited the accompanying statement of assets, liabilities and members' equity of Broadmark Real Estate Management IV, LLC (the “Company”) as of March 31, 2019, the related statements of operations, changes in members' equity and cash flows for the period from January 1, 2019 (date of inception) though March 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2019, and the results of its operations and its cash flows for the period from January 1, 2019 (date of inception) though March 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Moss Adams LLP

Everett, Washington
August 9, 2019

We have served as the Company’s auditor since 2019.

Broadmark Real Estate Management IV, LLC

Statement of Assets, Liabilities and Members’ Deficit
March 31, 2019

Assets
Current Assets
Cash	$25,164
25,164
Total Assets	$25,164

Liabilities and Members' Deficit
Liabilities
Accounts payable	$33,605
Related party payables	69,800
Total liabilities	$103,405
Class A units
1,000 units issued and 856 outstanding as of March 31, 2019	200
Additional paid in capital	73,230
Accumulated deficit	(151,671)
Members' deficit	(78,241)
Total liabilities and members' deficit	$25,164

See Notes to Financial Statements.

Broadmark Real Estate Management IV, LLC

Statement of Operations
January 1, 2019 through March 31, 2019

Expenses
Professional fees	$53,441
Compensation	98,230
Total expenses	$151,671
Net loss	$(151,671)

See Notes to Financial Statements.

Broadmark Real Estate Management IV, LLC

Statement of Changes in Members’ Deficit
January 1, 2019 through March 31, 2019

	Class A units		Additional Paid In Capital	Accumulated Deficit	Total
	Units	Amount
Balance at January 1, 2019	—	$—	$—	$—	$—
Net loss				(151,671)	(151,671)
Grant of restricted units	150		73,230		73,230
Contributions	850	200		—	200
Balance at March 31, 2019	1,000	$200	$73,230	$(151,671)	$(78,241)

See Notes to Financial Statements.

Broadmark Real Estate Management IV, LLC

Statement of Cash Flows
January 1, 2019 (date of inception) through March 31, 2019

Three months ended March 31, 2019
Cash flows from operating activities
Net loss	$(151,671)
Adjustments to reconcile net income to net cash used in operations:
Grant of restricted units	73,230
Changes in operating assets and liabilities:
Change in accounts payable	33,605
Change in related party payables	69,800
Cash from operating activities	24,964
Cash flows from financing activities
Contributions from members	200
Net cash from financing activities	200
Net change in cash	25,164
Cash and cash equivalents, beginning of period	—
Cash and cash equivalents, end of period	$25,164

See Notes to Financial Statements.

Broadmark Real Estate Management IV, LLC

Notes to Financial Statements
March 31, 2019

Note 1 - Organization and business

Broadmark Real Estate Management IV, LLC (the “Company”) is a Washington limited liability company formed on January 1, 2019. The Company operates under a Limited Liability Company Agreement (the “Operating Agreement”) dated January 1, 2019. The Company will have perpetual existence unless terminated pursuant to the provisions of the Operating Agreement.

The purpose of the Company is to serve as manager of BRELF IV, LLC (the “Fund”), a private real estate lending company, to manage the underwriting, closing, servicing, and disposition of mortgage notes, and perform all general and administrative duties. The primary purpose of the Fund is to make short-term, first position loans secured by deeds of trust on real estate in Maryland, Pennsylvania, Virginia, and the District of Columbia.

Ownership rights of the Company are distributed amongst its Members through the issuance of 1000 Class A Units, which as of March 31, 2019 remain outstanding.

Note 2 - Summary of significant accounting policies

Basis of accounting

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Cash

The Company maintains cash in a demand deposit account with a bank. The bank balance may, at times, exceed federally insured limits.

Fees receivable from escrow

Fees receivable from escrow represents fee revenue generated from loans which closed prior to December 31 but were not received until after the period ended.

Fixed assets

Fixed assets are stated at cost. Repairs and maintenance to these assets are charged to expense as incurred; major improvements enhancing the function and/or useful life are capitalized. When items are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gains or losses arising from such transactions are recognized. Depreciation is recorded on the straight-line method over the estimated useful life of the assets.

Income taxes

The Company is taxed as a partnership under provisions of the Internal Revenue Code. As such, the tax attributes of the Company are included in the individual tax returns of its members. The accompanying financial statements do not include any provision for income taxes.

Revenue recognition

The Company derives revenue from three sources.

First, the Company sources, underwrites and closes loans for the Fund, and is paid 80% of all origination, extension and amendment fees. These fees are earned and recognized in full when the loan is originated or the loan amendment is signed.

Second, the Company receives a monthly distribution from the Fund. This distribution is defined in the BRELF IV, LLC Operating Agreement as 20% of “distributable cash” less any portion of interest income used to pay the

Broadmark Real Estate Management IV, LLC

Notes to Financial Statements
March 31, 2019

preferred return of 0.05% monthly to the preferred unit holders of the Fund when the Fund’s share of fee based income is less than the amount required to satisfy the preferred return. The distributions are disclosed on the Statements of Income. The receipt of the monthly distribution by the Company is when revenue is considered earned and recognized.

Third, the Company also receives 100% of inspection fees, which the Company uses to hire independent inspectors to report on the status of construction projects. These fees are earned and recognized upon each construction draw request.

Share based compensation

The Company expenses the fair value of restricted unit awards granted to our employees over the period each award vests. There were 150 units granted during 2019 at $11,717 per unit, which vest ratably over 48 months. The fair value of restricted unit awards is equal to the fair value of the Company’s units at the date of grant. The units were valued using an internal model with market inputs available on the date of grant. As of March 31, 2019, there was $1,684,292 of total unrecognized compensation cost related to non-vested restricted unit awards.

Advertising costs

Advertising costs are expensed as incurred or over the period of the campaign/promotion and are not significant.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the fair value of investments, certain reported amounts and disclosures at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Subsequent events

The Company has evaluated subsequent events through the date that the financial statements were available to be issued.

Note 3 - Recent accounting pronouncements

The Company considers the applicability and impact of all accounting standard updates (“ASU”) issued, has assessed them, and either determined them to be not applicable or expected to have minimal impact on financial statements.

Note 4 - Expenses

The Company is responsible for all the operating expenses of the Fund, including loan origination and servicing, with the exception of specific legal, audit and tax preparation and consulting fees, excise taxes and certain bank charges which the Fund absorbs.

Fixed assets are stated at cost. Repairs and maintenance to these assets are charged to expense as incurred; major improvements enhancing the function and/or useful life are capitalized. When items are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gains or losses arising from such transactions are recognized. Depreciation is recorded on the straight-line method over the estimated useful life of the assets.

From time to time, the Company is involved in routine litigation that arises in the normal course of business. There are no pending significant legal proceedings to which the Company is a party for which management believes the ultimate outcome would have a material adverse effect on the Company's financial position.

Broadmark Real Estate Management IV, LLC

Notes to Financial Statements
March 31, 2019

Note 5 - Subsequent Events

On August 9, 2019, the Company entered into a definitive agreement with Trinity Merger Corp. to effectuate a business combination transaction which will combine the Company, Fund, Pyatt Broadmark Management, LLC, Broadmark Real Estate Management II, LLC, Broadmark Real Estate Management III, LLC, Broadmark Real Estate Management IV, LLC, PBRELF I, LLC, BRELF II, LLC, BRELF III, LLC, and BRELF IV, LLC into a publicly-traded internally managed Mortgage REIT. The transaction is subject to investor and regulatory approval and is expected to close in the third quarter of 2019.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be borne by Broadmark Realty in connection with the issuance and distribution of the securities being registered hereby.

Securities and Exchange Commission Registration Fee	$37,248
Accounting Fees and Expenses	20,000
Legal Fees and Expenses	285,000
Financial printing and miscellaneous Expenses	19,000
Total	$361,248

Item 32. Sales to Special Parties

None.

Item 33. Recent Sales of Unregistered Securities and Use of Proceeds

In connection with the Business Combination and concurrently with the execution of the Merger Agreement, Broadmark Realty entered into certain subscription agreements (the “PIPE Subscription Agreements”) with the Farallon Entities, for a private placement of our Common Stock, pursuant to which Broadmark Realty issued and sold to the Farallon Entities an aggregate of 7,174,613 shares of Common Stock for an aggregate purchase price of approximately $75.0 million immediately prior to the consummation of the Business Combination at a price per share equal to the Reference Price (the “PIPE Investment”). The PIPE Investment was conditioned on the substantially concurrent closing of the Mergers and other customary closing conditions. The proceeds from the PIPE Investment were used, among other things, to help to fund the ongoing business operations of Broadmark Realty.

In connection the PIPE Investment, Broadmark Realty also issued to the Farallon Entities warrants in an aggregate amount equal to the aggregate number of shares purchased by the Farallon Entities pursuant to the PIPE Subscription Agreements. Such warrants are subject to substantially the same terms as the Public Warrants and are each exercisable to purchase one fourth (1/4th) of one share of our Common Stock at an exercise price of $2.875 per share.

Item 34. Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Broadmark Realty’s charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a corporation (unless its charter provides otherwise, which Broadmark Realty’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made, or threatened to be made, a party or witness by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received. Nevertheless, a court may order indemnification in either case if it determines that the director or officer is fairly and reasonably entitled to indemnification, but only for expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon its receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and
•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Broadmark Realty’s charter obligates Broadmark Realty, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of such a proceeding to:

•	any present or former director or officer of Broadmark Realty who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity; or
•	any individual who, while a director or officer of Broadmark Realty and at Broadmark Realty’s request, serves or has served as a director, officer, trustee, member, manager or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Broadmark Realty’s charter permits Broadmark Realty, with the approval of our Broadmark Realty’s Board, to indemnify and advance expenses to any individual who served as any of Broadmark Realty’s predecessors in any of the capacities described above and to any of Broadmark Realty’s employees or agents or any of their predecessors.

Broadmark Realty has entered into indemnification agreements with each of Broadmark Realty’s directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Item 35. Treatment of Proceeds From Stock Being Registered.

Not applicable.

Item 36. Exhibits

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a)	Financial Statements. The financial statements set forth in the documents that are incorporated by reference as part of the prospectus included in this registration statement are set forth in the section of the prospectus entitled “Incorporation by Reference.”
(b)	Exhibits. See Exhibit Index below.

Item 37. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(5)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(6)	For the purpose of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1), or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(7)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit	Description
2.1†
Agreement and Plan of Merger, dated August 9, 2019, by and among Trinity Merger Corp., Broadmark Realty Capital Inc., Trinity Merger Sub I, Inc., Trinity Merger Sub II, LLC, PBRELF I, LLC, BRELF II, LLC, BRELF III, LLC, BRELF IV, LLC, Pyatt Broadmark Management, LLC, Broadmark Real Estate Management II, LLC, Broadmark Real Estate Management III, LLC, and Broadmark Real Estate Management IV, LLC (incorporated by reference to Annex A to the joint proxy statement/prospectus contained in Broadmark Realty’s Amendment No. 2 to the registration statement on Form S-4 (File No. 333-233214), filed with the SEC on October 15, 2019).

3.1
Articles of Amendment and Restatement of Broadmark Realty Capital Inc. (incorporated by reference to Exhibit 3.1 to Broadmark Realty’s Form 8-K (File No. 001-39134), filed with the SEC on November 20, 2019).

3.2	Amended and Restated Bylaws of Broadmark Realty Capital Inc. (incorporated by reference to Exhibit 3.2 to Broadmark Realty’s Form 8-K (File No. 001-39134), filed with the SEC on November 20, 2019).

4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to Broadmark Realty’s Form 8-A12B (File No. 001-39134), filed with the SEC on November 14, 2019).

4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.2 to Broadmark Realty’s Form 8-A12B (File No. 001-39134), filed with the SEC on November 14, 2019).

4.3
Warrant Agreement, dated as of May 14, 2018, between Trinity Merger Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.3 to Broadmark Realty’s Form 8-A12B (File No. 001-39134), filed with the SEC on November 14, 2019).

4.4
Amendment to Warrant Agreement, dated November 14, 2019, by and between Broadmark Realty Capital Inc. and Continental Stock Transfer & Trust Co. (incorporated by reference to Exhibit 4.4 to Broadmark Realty’s Form 8-K (File No. 001-39134), filed with the SEC on November 20, 2019).

4.5
Second Amendment to Warrant Agreement, dated November 14, 2019, by and among Broadmark Realty Capital Inc., Continental Stock Transfer & Trust Co., and American Stock Transfer & Trust Company, LLC. (incorporated by reference to Exhibit 4.5 to Broadmark Realty’s Form 8-K (File No. 001-39134), filed with the SEC on November 20, 2019).

5.1	Opinion of Venable LLP as to the validity of the common stock being registered.

5.2	Opinion of Gibson, Dunn & Crutcher LLP regarding validity of the warrants being registered.

8.1	Opinion of Gibson, Dunn & Crutcher LLP regarding tax matters.

10.1
Employment Agreement, dated August 9, 2019, by and between Broadmark Realty Capital Inc. and Jeffrey Pyatt (incorporated by reference to Exhibit 10.1 to Broadmark Realty’s Form 8-K (File No. 001-39134), filed with the SEC on November 20, 2019).

10.2
Employment Agreement, dated November 14, 2019, by and between Broadmark Realty Capital Inc. and David Schneider (incorporated by reference to Exhibit 10.2 to Broadmark Realty’s Form 8-K (File No. 001-39134), filed with the SEC on November 20, 2019).

10.3
Employment Agreement, dated August 9, 2019, by and between Broadmark Realty Capital Inc. and Joanne Van Sickle (incorporated by reference to Exhibit 10.3 to Broadmark Realty’s Form 8-K (File No. 001-39134), filed with the SEC on November 20, 2019).

Exhibit	Description
10.4
Employment Agreement, dated August 9, 2019, by and between Broadmark Realty Capital Inc. and Adam Fountain (incorporated by reference to Exhibit 10.4 to Broadmark Realty’s Form 8-K (File No. 001-39134), filed with the SEC on November 20, 2019).

10.5
Form of Subscription Agreement, by and between Broadmark Realty Capital Inc., Trinity Merger Corp., Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Four Crossings Institutional Partners V, L.P., and Farallon Capital (AM) Investors, L.P. (incorporated by reference to Exhibit 10.5 to Broadmark Realty’s Form 8-K (File No. 001-39134), filed with the SEC on November 20, 2019).

10.6
Form of Amendment to Subscription Agreement, by and between Broadmark Realty Capital Inc., Trinity Merger Corp., Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Four Crossings Institutional Partners V, L.P., and Farallon Capital (AM) Investors, L.P. (incorporated by reference to Exhibit 10.6 to Broadmark Realty’s Form 8-K (File No. 001-39134), filed with the SEC on November 20, 2019).

10.7	Broadmark Realty Capital Inc. 2019 Stock Incentive Plan (incorporated by reference to Exhibit 10.7 to Broadmark Realty’s Form 8-K (File No. 001-39134), filed with the SEC on November 20, 2019).

10.8	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.8 to Broadmark Realty’s Form 8-K (File No. 001-39134), filed with the SEC on November 20, 2019).

21.1	List of Subsidiaries.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Moss Adams LLP.

23.3	Consent of Venable LLP (included in Exhibit 5.1).

23.4	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibits 5.2 and 8.1).

24.1	Power of Attorney (included on signature page of this registration statement).
†	The annexes, schedules, and certain exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, state of Washington, on December 6, 2019.

BROADMARK REALTY CAPITAL INC.

By:	/s/ Jeffrey B. Pyatt
Name: Jeffrey Pyatt
Title: President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey B. Pyatt and Adam J. Fountain, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933 and any rules, regulations and requirements of the U.S. Securities and Exchange Commission in connection with this registration statement, any post-effective amendment to this registration statement, any other registration statement and exhibits thereto that is the subject of this registration statement, whether on Form S-11 or any other form under the Securities Act of 1933, as amended, and any and all applications, instruments and other documents to be filed with the U.S. Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Joseph L. Schocken	Chairman of the Board and Director	December 6, 2019
Joseph L. Schocken

/s/ Jeffrey B. Pyatt	President and Chief Executive Officer and Director (Principal Executive Officer)	December 6, 2019
Jeffrey B. Pyatt

/s/ Joanne Van Sickle	Controller (Principal Financial Officer)	December 6, 2019
Joanne Van Sickle

/s/ Stephen G. Haggerty	Director	December 6, 2019
Stephen G. Haggerty

/s/ Daniel J. Hirsch	Director	December 6, 2019
Daniel J. Hirsch

/s/ David A. Karp	Director	December 6, 2019
David A. Karp

/s/ Norma J. Lawrence	Director	December 6, 2019
Norma J. Lawrence

/s/ Kevin M. Luebbers	Director	December 6, 2019
Kevin M. Luebbers